As filed with the Securities and Exchange Commission on November 30, 2007

Registration No. 333-119338

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 7

TO

FORM S-1

REGISTRATION STATEMENT

Under

the Securities Act of 1933

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Illinois	6799	36-3596839
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Dearborn Capital Management, L.L.C.

555 West Jackson Boulevard, Suite 600

Chicago, Illinois 60661

312-756-4450

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Copies to:

David M. Kavanagh Grant Park Futures Fund Limited Partnership c/o Dearborn Capital Management, L.L.C. 555 West Jackson Boulevard, Suite 600 Chicago, Illinois 60661 312-756-4450	Jennifer Durham King, Esq. Vedder, Price, Kaufman & Kammholz, P.C. 222 North LaSalle Street, Suite 2600 Chicago, Illinois, 60601 312-609-7500
(name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus contained in this registration statement also relates to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-113297 declared effective on April 1, 2004) and constitutes Post-Effective Amendment No. 8 to the previously filed Registration Statement on Form S-1 (Registration No. 333-113297).

PART ONE: DISCLOSURE DOCUMENT

GRANT PARK FUTURES FUND

LIMITED PARTNERSHIP

$24,359,291 CLASS A LIMITED PARTNERSHIP UNITS

$511,425,057 CLASS B LIMITED PARTNERSHIP UNITS

The Offering

Grant Park Futures Fund Limited Partnership, which is referred to in this prospectus as Grant Park, is a multi-advisor commodity pool organized to pool assets of investors for the purpose of investing those assets in U.S. and international futures and forward contracts, options contracts and other interests in commodities. Grant Park, which is not registered as a mutual fund under the Investment Company Act of 1940, has been in continuous operation since January 1989 and until June 30, 2003 when the fund began publicly offering units for sale, previously has offered its beneficial interests to qualified investors on a private placement basis. It is managed by its general partner, Dearborn Capital Management, L.L.C., and invests through independent professional commodity trading advisors.

This offering consists of two classes of limited partnership units: Class A units and Class B units. Class A units are reserved for existing Class A limited partners, their affiliates and family members and for new investors who make a sizable investment in Grant Park, as described below. Class B units are reserved for investments by new investors generally. The difference between the Class A units and the Class B units is that the Class B units are subject to a higher fee and expense structure as described in this prospectus.

The selling agents offer the Class A and Class B units at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the last business day of each month. As of the close of business on September 30, 2007, the net asset value per unit of the Class A units was $1,244.71, and the net asset value per unit of the Class B units was $1,087.63. Class B units began trading on August 1, 2003, with a net asset value of $1,000 on that date, and Class A units converted to net asset value per unit accounting on April 1, 2003, with a net asset value of $1,000 on that date.

The selling agents are not required to sell any specific quantity of units, but have agreed to use their best efforts to sell the units offered. Subscriptions approved for investment will be effective as of each closing date and will be held in Grant Park’s subscription account until invested. The offering is not contingent on a minimum aggregate level of investment and is expected to continue until all registered units are sold. The general partner may, however, in its discretion, suspend or terminate the offering at any time, or it may elect to register and offer additional units.

The Risks

Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 12.

•	An investment in Grant Park is speculative and leveraged; as a result of this leverage, small movements in the price of a commodity interest may cause you to incur significant losses.

•

Performance can be volatile; rapid and substantial fluctuations in commodity interest prices could cause Grant Park’s trading positions to suddenly turn unprofitable and cause you to lose all or substantially all of your investment in Grant Park.

•	Trading in commodity interests is a zero-sum economic activity in which, for every gain, there is an offsetting loss. Grant Park therefore bears the risk that, on every trade, it will incur the loss.

•	Grant Park’s past performance is not necessarily indicative of future performance.

•	Grant Park’s use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.

•	No secondary market exists for the units; redemptions are limited and may result in early redemption fees.

•	Grant Park pays substantial fees and expenses, including fees paid to its trading advisors, that must be offset by trading profits and interest income.

•	A substantial portion of the trades executed for Grant Park takes place outside of the U.S., much of which exposes Grant Park to substantial credit, regulatory and foreign exchange risk.

•	You will have no right to participate in the management of Grant Park.

•	The structure and operation of Grant Park involve several conflicts of interest.

Minimum Investment

The minimum investment in Class A units for existing Class A limited partners and their affiliates is $15,000, except in the case of existing Class A limited partners that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $4,000. For new investors, the minimum initial investment in Class A units is $200,000. In order to satisfy this minimum initial investment requirement, new investors in Class A units may commit to purchase at least $200,000 within one year from the date of their initial subscription. These minimums may be waived in the sole discretion of the general partner.

The minimum initial investment in Class B units for new investors is $5,000, except in the case of employee benefit plans and individual retirement accounts, for which the minimum initial investment is $1,000. Subsequent investments must be at least $1,000. These minimums may be waived in the sole discretion of the general partner. If, as a result of subsequent additional investments, a Class B limited partner’s aggregated investment in Grant Park exceeds $200,000, upon written request to the General Partner, such limited partner’s subscription for Class B units that results in the total aggregate investment exceeding the $200,000 threshold will be invested in Class A units, and the existing portion of such investor’s Class B units will be converted to Class A units effective (1) immediately for Class B units that have been held at least 12 months, and/or (2) upon the one year anniversary of the investor’s subscription(s) for Class B units that have been held less than 12 months. The Class A units and Class B units are referred to collectively in this prospectus as the units.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMODITY FUTURES TRADING COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both parts contain important information.

The date of this prospectus is December 3, 2007

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. LARGE TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS PROSPECTUS CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING ON PAGE 82 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, ON PAGE 9.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS PROSPECTUS, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING ON PAGE 12.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

A NUMBER OF JURISDICTIONS IN WHICH THE UNITS ARE OFFERED IMPOSE ON THEIR RESIDENTS HIGHER MINIMUM SUITABILITY REQUIREMENTS, WHICH ARE DESCRIBED IN APPENDIX C TO THIS PROSPECTUS. PLEASE SEE PAGES C-3 AND C-4 OF APPENDIX C FOR A DETAILED DESCRIPTION OF THE MINIMUM SUITABILITY REQUIREMENTS IN THE STATE IN WHICH YOU RESIDE. YOU WILL BE REQUIRED TO REPRESENT THAT YOU MEET THE REQUIREMENTS SET FORTH IN YOUR STATE OF RESIDENCE BEFORE YOUR SUBSCRIPTION TO PURCHASE UNITS WILL BE ACCEPTED. THESE SUITABILITY REQUIREMENTS ARE, IN EACH CASE, REGULATORY MINIMUMS ONLY, AND JUST BECAUSE YOU MEET SUCH REQUIREMENTS DOES NOT MEAN THAT AN INVESTMENT IN THE UNITS IS SUITABLE FOR YOU. IN NO EVENT MAY YOU INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, IN GRANT PARK.

Dearborn Capital Management, L.L.C.

General Partner

555 West Jackson Boulevard, Suite 600

Chicago, IL 60661

(312) 756-4450

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You should rely only on the information contained in this prospectus. Grant Park, the general partner and the selling agents have not authorized anyone to provide you with different information, and if you receive any unauthorized information, you should not rely on it. We are not making an offer of these securities in any place where the offer is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date of the front cover of that document, regardless of the time you receive this prospectus.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the units. You should read this entire prospectus carefully, including the risk factors beginning on page 12. See the glossary in Appendix E for definitions of certain key terms relating to Grant Park’s trading activities that are used in this prospectus.

Grant Park

Grant Park is organized to pool assets of investors for the purpose of trading in the U.S. and international markets for currencies, interest rates, stock indices, agricultural and energy products, precious and base metals and other commodities. In trading on these markets, Grant Park may employ futures and forward contracts, security futures contracts, options contracts and other interests in commodities. Grant Park’s general partner, commodity pool operator and sponsor is Dearborn Capital Management, L.L.C., an Illinois limited liability company. The managing member of Dearborn Capital Management, L.L.C. is Dearborn Capital Management, Ltd., an Illinois corporation whose sole shareholder is David M. Kavanagh.

Grant Park is a multi-advisor pool that invests through independent professional commodity trading advisors retained by the general partner. Presently, Rabar Market Research, Inc., EMC Capital Management, Inc., Graham Capital Management, L.P., Eckhardt Trading Company (or ETC), Winton Capital Management Limited and Welton Investment Corporation serve as Grant Park’s commodity trading advisors. As of September 30, 2007, the general partner allocated Grant Park’s net assets among the trading advisors as follows: 19% to Rabar, 20% to EMC, 9% to Graham, 9% to ETC, 22% to Winton and 18% to Welton. The general partner may, in its sole discretion, reallocate assets among the trading advisors upon termination of a trading advisor or retention of any new trading advisors, or at the commencement of any month. Consequently, the current apportionment is subject to change.

Each of the trading advisors employs technical and trend-following trading strategies through proprietary trading programs in an effort to achieve capital appreciation while controlling risk and volatility.

Grant Park has been trading continuously since January 1989 and, as of September 30, 2007, had a net asset value of approximately $432.4 million and 13,344 limited partners. As of the close of business on September 30, 2007, the net asset value per unit of the Class A units was approximately $1,244.71, and the net asset value of the Class B units was approximately $1,087.63 Since its inception and through February 28, 2003, Grant Park offered its beneficial interests exclusively to qualified investors on a private placement basis. Effective June 30, 2003, Grant Park began publicly offering both Class A and Class B units for sale.

Grant Park’s main office is located at 555 West Jackson Boulevard, Suite 600, Chicago, Illinois 60661, and its telephone number is (312) 756-4450.

Commodity Interests

Grant Park trades in U.S. and international futures and forward contracts and other interests in commodities, including options contracts on futures, forwards and commodities, spot contracts, swap contracts and security futures contracts. The commodities underlying these contracts may include stock indices, interest rates, currencies, or physical commodities, such as agricultural products, energy products or metals. A brief description of Grant Park’s main types of investments is set forth below.

•	A futures contract is a standardized contract traded on an exchange that calls for the future delivery of a specified quantity of a commodity at a specified time and place.

•

A forward contract is an individually negotiated contract between principals, not traded on an exchange, to buy or sell a specified quantity of a commodity at or before a specified date at a specified price.

•	An option on a futures contract, forward contract or a commodity gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract, forward contract or a commodity, as applicable, at a specified price on or before a specified date. Options on futures contracts are standardized contracts traded on an exchange, while options on forward contracts and commodities, referred to collectively in this prospectus as over-the-counter options, generally are individually negotiated, principal-to-principal contracts not traded on an exchange.

•

A spot contract is a cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement. Spot contracts are not uniform and not exchange-traded.

•	A swap contract generally involves an exchange of a stream of payments between the contracting parties. Swap contracts generally are not uniform and not exchange-traded.

•

A security futures contract is a futures contract on a single equity security or narrow-based stock index. Security futures contracts are relatively new financial instruments, having only begun trading in the United States in November 2002. Security futures contracts are exchange-traded. A trading advisor generally may choose to trade security futures contracts for Grant Park’s account if the trading advisor determines that the market for the particular contract is sufficiently liquid and that trading the contract is consistent with the trading advisor’s trading program.

For convenience and unless otherwise specified, futures contracts, forward contracts, options contracts and all other commodity interests collectively will be referred to as commodity interests in this prospectus.

For more detailed descriptions of futures contracts, forward contracts, options contracts, other commodity interest contracts and other aspects of the commodity interest markets, see the statement of additional information beginning on page 150.

Plan of Distribution

What is the minimum investment?

•

The minimum investment in Class A units for existing Class A limited partners and their affiliates is $15,000, except for existing Class A limited partners that are eligible employee benefit plans and/or individual retirement accounts for which the minimum investment is $4,000. The minimum initial investment in Class A units for new investors is $200,000. In order to satisfy this minimum initial investment requirement, new investors in Class A units may commit to purchase at least $200,000 within one year from the date of their initial subscription. Subsequent investments in Class A units for all holders of Class A units must be at least $15,000, except for employee benefit plans and individual retirement accounts, for which it must be at least $4,000.

•

The minimum initial investment in Class B units for new investors is $5,000, except for eligible employee benefit plans and/or individual retirement accounts for which the minimum investment is $1,000. Subsequent investments in Class B units for all limited partners must be at least $1,000. If, as a result of subsequent additional investments, a Class B limited partner’s aggregated investment in Grant Park exceeds $200,000, upon written request to the General Partner, such limited partner’s subscription for Class B units that results in the total aggregate investment exceeding the $200,000 threshold will be invested in Class A units, and the existing portion of such investor’s Class B units will be converted to Class A units effective (1) immediately for Class B units that have been held at least 12 months, and/or (2) upon the one year anniversary of the investor’s subscription(s) for Class B units that have been held less than 12 months.

•	Any of these minimums may be waived by the general partner in its sole discretion. Units will be sold in fractions calculated to three decimal places. Class B units can be converted to Class A units only if the maximum registered amount of Class A units has not already been issued or subscribed for prior to the request for such conversion.

How do I invest in Grant Park?

•

You may buy units at the close of business of the last business day of any month by submitting a subscription at least five business days before the last business day of that month, or at an earlier date if required by your selling agent. The number of units that you receive will be based on the net asset value per unit of the applicable class of units at the close of business on the last business day of the month. Approved subscriptions will be accepted once payments are received and cleared, and each investor will receive written confirmation of the purchase following acceptance.

•

The general partner will accept or reject your subscription, in whole or in part, in its sole discretion, within five business days after receipt. The general partner will deposit your subscription funds in Grant Park’s non-interest bearing subscription account. If the general partner accepts your subscription, your subscription funds will be invested in Grant Park on the next closing date, which will be at the close of business on the last business day of the month in which the subscription is accepted. There is no minimum aggregate subscription amount that must be received before new investors’ funds can be invested. If the general partner does not accept your subscription, your subscription funds will be returned to you without interest.

•

The selling agents, which are the registered broker-dealers who are offering the units, will use their best efforts to sell the units being offered, without any firm underwriting commitment. You will not directly pay sales commissions to the selling agents. All sales commissions and other compensation to the selling agents are paid by the general partner out of the brokerage charge paid by Grant Park to the general partner.

•

Carefully read the prospectus, along with all appendices, including the limited partnership agreement and the subscription agreement and power of attorney and discuss with your financial advisor any questions you have about Grant Park. Investors will be required to make the representations and warranties set forth in Appendix C relating to their suitability to purchase the offered units in the subscription agreement and power of attorney. If you decide to invest, please complete and sign the subscription agreement and power of attorney and deliver to your selling agent a check made payable to “Grant Park Futures Fund Limited Partnership — Subscription Account,” or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney. Alternatively, if available, you may authorize your selling agent to debit your customer securities brokerage account in the amount of your subscription.

What is the difference between the Class A units and Class B units?

The Class A units are being offered only to existing Class A limited partners and their affiliates, which generally include entities that control, or are controlled by, the existing limited partner, to the spouse, siblings or descendants of existing limited partners, and to new investors who are making an initial investment or investment commitment of at least $200,000, provided that they meet the suitability criteria described below and in Appendix C. The Class B units are being offered to new investors generally at a minimum investment amount of $5,000, provided they meet the same suitability criteria. Another major difference between the classes is that the Class B units are subject to a higher fee and expense structure. Effective September 1, 2005, the Class B units bear organization and offering expenses at an annual rate of 60 basis points (0.60%) of the adjusted net assets of the Class B units, calculated and payable monthly on the basis of month-end adjusted assets (before accruals for fees and expenses and redemptions). Class A units bear organization and offering expenses at an annual rate of 20 basis points (0.20%) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month-end adjusted assets (before accruals for fees and expenses and redemptions). With respect to the monthly brokerage charge payable by Grant Park to the general partner, effective September 1, 2005, Class A units are charged 0.6292% of month-end adjusted net assets of the Class A units, a rate of 7.55% annually, whereas Class B units are charged 0.6667% of the month-end adjusted net assets of the Class B units, a rate of 8.0% annually. Also, Class B units that are redeemed before the one-year anniversary of the subscription for the units will pay an early redemption fee. For these reasons, each class of units has its own net asset value per unit. For purposes of trading and allocation of Grant Park’s assets, however, the general partner does not segregate the assets represented by each class.

Is Grant Park a suitable investment for you?

An investment in Grant Park is speculative and involves a high degree of risk. Grant Park is not suitable for all investors. The general partner offers Grant Park as a diversification opportunity for an investor’s entire investment portfolio, and therefore an investment in Grant Park should only represent a limited portion of an investor’s overall portfolio.

To invest in Grant Park, you must have at a minimum:

(1)	a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or

(2)	a net worth, similarly calculated, of at least $70,000 and an annual gross income of $70,000.

A number of jurisdictions in which the units are offered impose on their residents higher minimum suitability requirements, which are described in Appendix C to this prospectus. Please see Appendix C for a detailed description of the minimum suitability requirements in the state in which you reside. You will be required to represent that you meet the requirements set forth in your state of residence before your subscription to purchase units will be accepted. These suitability requirements are, in each case, regulatory minimums only, and just because you meet such requirements does not mean that an investment in the units is suitable for you. In no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Grant Park. Employee benefit plans and individual retirement accounts are subject to special suitability requirements. See “Investment by ERISA and other Plan Accounts” beginning on page 96. In addition, individual selling agents may impose even higher minimum suitability requirements on their clients investing in Grant Park than those described above or required by an individual state. You should consult with your financial advisor to confirm that you meet these requirements before deciding to invest in Grant Park.

Risk Factors You Should Consider Before Investing in Grant Park

An investment in Grant Park is highly speculative and involves a high degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 12.

•

The prices of commodity interest contracts are highly volatile and subject to rapid and substantial fluctuations. You could therefore lose all or substantially all of your investment if Grant Park’s trading positions suddenly turn unprofitable. These movements in price are often the result of factors outside of Grant Park’s and its trading advisors’ control and may not be anticipated by Grant Park’s trading advisors.

•

Because Grant Park’s trading positions are typically secured by the deposit of margin funds that represent only a small percentage of a contract’s entire face value, Grant Park is highly leveraged. As a result of this leverage, relatively small movements in the price of a contract can cause significant losses to Grant Park.

•

Grant Park trades in commodity interests, which, unlike typical stock or bond investing, is a zero-sum economic activity in which, for every gain, there is an equal and offsetting loss. As a result, Grant Park bears the risk on every trade it makes that it will be the party that incurs a loss.

•

Grant Park’s use of multiple independent trading advisors may result in Grant Park taking offsetting positions on the same commodity interest contract thereby possibly incurring additional expenses but without any net change in Grant Park’s holdings. In addition, the trading programs used by each trading advisor bear some similarities to the trading programs used by other trading advisors, which may negate the benefits of having multiple trading advisors.

•

Past performance of Grant Park is not necessarily indicative of future performance, and you should not rely on the performance record to date of Grant Park and/or the trading advisors in deciding whether to invest. This is especially true here, because the general partner has increased Grant Park’s fee and expense structure in certain respects to accommodate the public offering of units, and the fees and expenses have an impact on Grant Park’s net performance.

•

A substantial portion of Grant Park’s trades takes place on markets and exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes Grant Park to credit risk. Trading in non-U.S. markets also leaves Grant Park susceptible to swings in the value of the local currency against the U.S. dollar.

•

Grant Park pays substantial amounts in fees and expenses that are incurred regardless of whether it is profitable. In addition, Grant Park pays each of its trading advisors an incentive fee that is based only on that trading advisor’s trading profits, which means that Grant Park could pay incentive fees to one or more of its trading advisors even if Grant Park as a whole is not profitable.

•

You will have no rights to participate in the management of Grant Park and will have to rely on the fiduciary duty and judgment of the general partner to manage Grant Park in the best interest of the limited partners.

•

The structure and operation of Grant Park involves several conflicts of interest. For example, an entity controlled by the general partner’s president occasionally does business, which is unrelated to that of Grant Park, with one of Grant Park’s clearing brokers, MF Global. In addition, an affiliate of one of Grant Park’s lead selling agents, UBS Financial Services, also serves as Grant Park’s other clearing broker, in which case its dual role may create a conflict between its obligations to Grant Park and those it owes to its investor customers. These and other conflicts may cause the parties involved to act in a manner that is other than in Grant Park’s best interests.

Investment Factors to Consider Before Investing in Grant Park

•	Grant Park is an alternative investment fund managed by experienced, professional trading advisors that trade in a wide range of futures and other commodity interest contracts.

•	The trading programs that the trading advisors use for Grant Park are comprised of a variety of proprietary trading strategies and systems.

•

An investment in Grant Park may diversify a traditional securities portfolio. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and reduce the volatility of a portfolio. As a risk transfer activity, commodity interest trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that Grant Park will outperform other sectors of an investor’s portfolio or not produce losses. Grant Park’s profitability also depends on the success of the trading advisors’ trading techniques. If Grant Park is unprofitable, then it will not increase the return on an investor’s portfolio or achieve its diversification objectives.

•	Investors in Grant Park obtain the advantage of limited liability in highly leveraged trading.

The General Partner

Dearborn Capital Management, L.L.C., an Illinois limited liability company, is Grant Park’s general partner and commodity pool operator and has sole authority and responsibility for administering Grant Park. Along with its managing member and predecessor as Grant Park’s general partner and commodity pool operator, Dearborn Capital Management, Ltd., the general partner has had management responsibility for Grant Park since Grant Park’s inception. The general partner is registered as a commodity pool operator and as a commodity trading advisor under the Commodity Exchange Act and is a member of the National Futures Association, or NFA.

The office of the general partner is located at 555 West Jackson Boulevard, Suite 600, Chicago, Illinois 60661; telephone: (312) 756-4450; facsimile: (312) 756-4452; e-mail: funds@dearborncapital.com. The general partner’s website address is www.dearborncapital.com. The information on this website is not a part of this prospectus. The books and records of the general partner and Grant Park will be kept and made available for inspection at the general partner’s office.

The Trading Advisors

Grant Park currently trades through its six independent professional commodity trading advisors: Rabar Market Research, Inc., EMC Capital Management, Inc., Graham Capital Management,

L.P., Eckhardt Trading Company, Winton Capital Management Limited and Welton Investment Corporation. Effective June 1, 2007, the portion of Grant Park’s net assets allocated to Winton Capital Management was reallocated to the Dearborn Select Master Fund, SPC — Winton Segregated Portfolio — Class GP. Each of the trading advisors is registered as a commodity trading advisor under the Commodity Exchange Act and is a member of the NFA. The general partner may terminate or replace any or all of the trading advisors, or add additional trading advisors, at any time in its sole discretion.

Rabar Market Research, Inc. is located at 10 Bank Street, Suite 830, White Plains, New York 10606, and its telephone number is (914) 682-8363. EMC Capital Management, Inc. is located at 2201 Waukegan Road, Suite West 240, Bannockburn, Illinois 60015, and its telephone number is (847) 267-8700. Graham Capital Management, L.P. is located at Rock Ledge Financial Center, 40 Highland Avenue, Rowayton, Connecticut 06853, and its telephone number is (203) 899-3400. ETC is located at 1314 North Dearborn Parkway, Carriage House, Chicago, Illinois 60610, and its telephone number is (312) 787-1107. Winton Capital Management is located at 1-5 St. Mary Abbot’s Place, London, W8 6LS, United Kingdom, and its telephone number is 011-44-20-7610-5350. Welton Investment Corporation is located at the Eastwood Building, San Carlos between 5th and 6th, Carmel, California, 93921, and its telephone number is (831) 626-5190.

The Clearing Brokers

MF Global Inc., formerly known as Man Financial Inc., acts as a clearing broker for Grant Park in addition to acting as one of Grant Park’s additional selling agents. MF Global provides commodity interest brokerage and clearing services to Grant Park. MF Global is not a sponsor or general partner of Grant Park, and does not act in any supervisory capacity with respect to the general partner or participate in the management of either the general partner or Grant Park. Nevertheless, it should be noted that a brokerage entity owned by David M. Kavanagh, who indirectly controls and is president of the general partner, receives compensation from MF Global in exchange for transactions introduced to and cleared through MF Global. This compensation is unrelated to the trading activities of Grant Park. MF Global’s principal office is located at 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101, and its telephone number is (212) 589-6200. It is registered as a futures commission merchant and a commodity pool operator under the Commodity Exchange Act and is a member of the NFA. MF Global also is a member of all major U.S. futures exchanges.

UBS Securities LLC acts as a clearing broker for Grant Park. In addition, an affiliate of UBS Securities, UBS Financial Services, Inc., serves as one of Grant Park’s selling agents. Neither UBS Securities nor UBS Financial Services sponsored or organized Grant Park, and is not responsible for the activities of the general partner or the trading advisors. UBS Securities LLC is a wholly-owned indirect subsidiary of UBS AG. It is registered as a futures commission merchant under the Commodity Exchange Act and is a member of the NFA. UBS Securities’ principal office is located at 677 Washington Blvd., Stamford, Connecticut 06901, and its telephone number is (203) 719-4066.

The clearing brokers or their affiliates also may act as dealers through which Grant Park’s forward contracts, over-the-counter options contracts, spot contracts and/or swap contracts will be transacted. The trading advisors also may utilize other dealers in engaging in such transactions, with the general partner’s consent.

The general partner may retain additional or substitute clearing brokers for Grant Park in its sole discretion.

Fees and Expenses

The following fees and expenses include all compensation, fees, profits and other benefits that the general partner, the trading advisors, the selling agents, the clearing brokers, any executing brokers and other dealers used by Grant Park, and the affiliates of those parties may earn or receive in connection with the offering of units in, and the operation of, Grant Park. Except as noted below, the Class A units and Class B units will be subject to the same fees and expenses. Please see page 88 for a definition of “net asset value” and “net assets.”

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Brokerage Charge — Class A units pay the general partner a monthly brokerage charge equal to 0.6292%, a rate of 7.55% annually, of the month-end adjusted net assets of the Class A units, and Class B units pay the general partner a monthly brokerage charge equal to 0.6667%, a rate of 8.0% annually, of the month-end adjusted net assets of the Class B units. The general partner pays from the brokerage charge all clearing, execution and give-up, floor brokerage, exchange, and NFA fees, any other transaction costs, selling agent compensation and consulting fees to the trading advisors. The payments to the clearing brokers will be based upon a specified amount per round-turn for each exchange-traded commodity interest transaction executed on behalf of Grant Park. A round-turn is both the purchase, or sale, of a commodity interest contract and the subsequent offsetting sale, or purchase, of the contract. The payments to the clearing brokers are expected to be between $5.00 and $10.00 per round-turn transaction. The amounts paid to selling agents, trading advisors or others may be based upon a specified percentage of Grant Park’s net asset value or round-turn transactions. The balance of the brokerage charge not paid out to other parties shall be retained by the general partner as payment for its services to Grant Park.

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Dealer Spreads — Grant Park will trade foreign currency forward contracts and other non-exchange traded commodity interest contracts. These contracts are traded among dealers, which act as principals or counterparties to each trade. The execution costs are included in the price of the contract purchased or sold, and accordingly, these costs to Grant Park cannot be determined. However, the general partner believes the bid-ask spreads paid by Grant Park will be competitive with the spreads paid by other institutional customers generally. Any commissions or other transaction fees that may be incurred by Grant Park in trading forward and other non-exchange traded contracts, other than the associated bid-ask spreads, will be paid by the general partner out of the brokerage charge.

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Incentive Fees — Grant Park currently pays each trading advisor a quarterly incentive fee based on any new trading profits achieved on the trading advisor’s allocated net assets at the end of each calendar quarter. Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior quarter in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor’s initial allocation of net assets. Currently, the incentive fees are payable as follows: 20% to Rabar, 22.5% to EMC, 24% to ETC, 20% to Graham, 20% to Winton and 20% to Welton. The method of calculating new trading profits on the allocated net assets of each trading advisor is described in “Fees and Expenses — Incentive Fees.”

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Organization and Offering Expenses — All expenses incurred in connection with the organization and ongoing offering of the units are paid by the general partner and then reimbursed to the general partner by Grant Park. This reimbursement is made monthly. Class A units bear organization and offering expenses at an annual rate of 20 basis points (0.20%) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month-end adjusted net assets. Class B units bear these expenses at an annual rate of 60 basis points (0.60%) of the adjusted net assets of the Class B units, calculated and payable monthly on the basis of month-end adjusted net assets. “Adjusted net assets” is defined as the month-end net assets of the particular class before accruals for fees and expenses and redemptions. In its discretion, the general partner may require Grant Park to reimburse the general partner in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by Grant Park will not exceed the overall limit set forth above. Amounts reimbursed by Grant Park with respect to the ongoing public offering expenses are charged against partners’ capital at the time of reimbursement or accrual. Any amounts reimbursed by Grant Park with respect to organization expenses are expensed at the time the reimbursement is incurred or accrued. If Grant Park terminates prior to completion of payment of the calculated amounts to the general partner, the general partner will not be entitled to any additional payments, and Grant Park will have no further obligation to the general partner.

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Operating Expenses — Grant Park has borne, and will continue to bear, all ongoing operating expenses subject to a maximum charge for such expenses of 0.25% of the average net assets of Grant Park per year, including legal, auditing, administration, transfer agent, printing and postage expenses and the costs and expenses associated with preparing and filing required periodic reports with the SEC. To the extent operating expenses are less than 0.25% of Grant Park’s average net assets during the year, the difference will be reimbursed pro rata to recordholders as of December 31 of each year. The general partner estimates that the legal and audit fee portion of the operating expense chargeable to Grant Park during 2007 will be approximately $300,000. Grant Park is also responsible for any federal, state and local taxes payable by it, which amounts are not included in this 0.25% estimate. The general partner, not Grant Park, is responsible for paying any operating expenses during any year that exceed 0.25% of the average net assets of Grant Park per year.

•	Early Redemption Fee — Class B limited partners that cause Grant Park to redeem their units before the one-year anniversary of their subscription for units will pay the general partner an early redemption fee. The early redemption fee is based on the net asset value of the redeemed units and will differ depending on when the units are redeemed during the first year of investment as follows:

•	units redeemed on or before the third month-end after the subscription are subject to a fee of 3.5% of the net asset value of the redeemed units;

•	units redeemed after the third month-end and on or before the sixth month-end after the subscription are subject to a fee of 2.625% of the net asset value of the redeemed units;

•	units redeemed after the sixth month-end and on or before the ninth month- end after the subscription are subject to a fee of 1.75% of the net asset value of the redeemed units; and

•	units redeemed after the ninth month-end and before the one-year anniversary of the subscription are subject to a fee of 0.875% of the net asset value of the redeemed units.

Class A limited partners generally, and Class B limited partners causing redemption of their units on or after the one-year anniversary of their subscription for the redeemed Class B units, do not pay any redemption fees.

•	Extraordinary Expenses — Grant Park is required to pay all of its extraordinary expenses, such as litigation expenses or IRS audit expenses, if any.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical $10,000 initial investment in Class A units or Class B units to equal the amount invested 12 months after the investment was made. The breakeven analysis for the Class B units shows the amount required to “break even” both with and without an early redemption fee which, for purposes of this analysis, has been averaged to approximate the effect that payment of an early redemption fee will have on a redemption of Class B units during the first year of investment, as described in footnote 7 below. The breakeven analysis is an approximation only.

Breakeven Analysis

	Class A Units	Class B Units
Assumed initial selling price per unit(1)	$1,000.00	$1,000.00
Trading advisors’ incentive fees(2)	$1.00	$2.30
Brokerage charge(3) (Class A: 7.55%; Class B: 8.0%)	$75.50	$80.00
Operating expenses(4) (0.25%)	$2.50	$2.50
Offering expenses(5) (0.2% Class A units; 0.6% Class B units)	$2.00	$6.00
Interest income(6) (4.70%)	$(47.00)	$(47.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit, without early redemption fee	$34.00	$43.80

Percentage of initial selling price per unit, without early redemption fee	3.40%	4.38%

Average early redemption fee(7) (2.188%; Class B units only)		$21.90
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price per Class B unit, with average early redemption fee		$65.70

Percentage of initial selling price per Class B unit, with average early redemption fee		6.57%

(1)	$15,000 is the minimum initial investment in Class A units for existing Class A limited partners and $5,000 is the minimum initial investment in Class B units for new limited partners. However, for ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of both a Class A unit and a Class B unit for purposes of this breakeven analysis.
(2)	Reflects incentive fees payable to Graham, ETC, Winton and Welton assuming they manage 9%, 9%, 22%, and 18%, respectively, of invested assets and assuming each of the six advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park. Because incentive fees payable to these four trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to EMC and Rabar are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.
(3)	The brokerage charge is paid to the general partner on a monthly basis. Effective September 1, 2005, the brokerage charge equals 0.6292% per month, a rate of 7.55% annually, of the Class A month-end adjusted net assets, and 0.6667% per month, a rate of 8.0% annually, of the Class B month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this breakeven table due to the difficulty of determining those spreads.
(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis. To the extent operating expenses are less than 0.25% of Grant Park’s average net assets during the year, the difference will be reimbursed pro rata to recordholders as of December 31 of each year.
(5)	Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective September 1, 2005, Class A units are assessed at an annual rate of 20 basis points (0.20%), and Class B units are assessed at an annual rate of 60 basis points (0.60%), of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.
(6)	Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 4.70% per year.
(7)	Class B limited partners causing redemption of their units on or before the one-year anniversary of their subscription for the redeemed units will pay an early redemption fee of 3.5%, 2.625%, 1.75% or 0.875% of the net asset value of the redeemed units, depending on when the units are redeemed during the first year. Class A limited partners, and Class B limited partners causing redemption of units on or after the one-year anniversary of their subscription for the redeemed units, will not pay an early redemption fee. For purposes of this breakeven analysis, the early redemption fee has been presented as an average of the four different early redemption fees to approximate the effect payment of an early redemption fee would have on a redemption of Class B units at an undetermined point during the first year of investment. Because the early redemption fee has been averaged and the other fees and expenses shown assume an investment in Grant Park for one year, the breakeven analysis does not reflect the actual amount required to “break even” for Class B units that are redeemed prior to the one-year anniversary of the investment, which will vary depending on the date of redemption.

Transfers, Redemptions and Distributions

You may transfer your units subject to conditions described in the limited partnership agreement, which is attached to this prospectus as Appendix A; however, no secondary market for the units exists or is likely to develop. You may cause Grant Park to redeem your units at the net asset value per applicable unit as of the end of any month with 10 days advance written notice to the general partner, or at an earlier date if required by your selling agent. There are no redemption fees applicable to Class A limited partners or to Class B limited partners who cause Grant Park to redeem their units on or after the one-year anniversary of their subscription for the redeemed units. Class B limited partners who effect a redemption of their units prior to the one-year anniversary of their subscription for the redeemed units will pay the applicable early

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redemption fee described above. The general partner does not intend to make any distributions of Grant Park assets.

Federal Income Tax Aspects

Grant Park has received an opinion of counsel to the effect that Grant Park will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes, so long as Grant Park has previously satisfied and currently satisfies an annual gross income test, which the general partner anticipates that Grant Park will satisfy, and is organized and operated in accordance with its governing agreements and applicable law. Accordingly, as a partner in a partnership, whether or not Grant Park makes any distributions to you, you will be required to report your share of income, gain, loss and deduction of Grant Park and will be individually liable for federal and state income tax on that share. The gain or loss on Grant Park’s investment in commodity interest contracts, depending on the contracts traded, will constitute a mixture of ordinary income or loss and capital gain or loss. Trading losses of Grant Park, which will generally constitute capital losses, may only be used by non-corporate tax payers to offset a limited amount of the ordinary income allocated to you, and the deductibility of Grant Park expenses may be subject to specified limitations.

Reports to Limited Partners

You will receive monthly statements setting forth the value of your units and other information relating to Grant Park’s performance. No later than March 15th of each year, you also will receive a certified annual report of Grant Park together with the information necessary for you to prepare your annual income tax return. This certified annual report will contain financial statements that have been audited by Grant Park’s independent accountants.

Glossary

The meanings of certain commodity interest industry terms used in this prospectus are provided in the glossary set forth as Appendix E.

Organizational Chart

The organizational chart below illustrates the relationship among the various service providers for Grant Park.

RISK FACTORS

You should carefully consider the risks and uncertainties described below, as well as all of the other information included in the prospectus, before you decide whether to purchase any units. Any of the following risks and uncertainties could materially adversely affect Grant Park, its trading activities, operating results, financial condition and net asset value and therefore could negatively impact the value of your investment. You should not invest in the units unless you can afford to lose all of your investment.

Market Risks

The commodity interest markets in which Grant Park trades are highly volatile, which could cause substantial losses to Grant Park and may cause you to lose your entire investment.

Commodity interest contracts are highly volatile and are subject to occasional rapid and substantial fluctuations. Consequently, you could lose all or substantially all of your investment in Grant Park should Grant Park’s trading positions suddenly turn unprofitable. The profitability of Grant Park depends primarily on the ability of Grant Park’s trading advisors to predict these fluctuations accurately. Price movements for commodity interests are influenced by, among other things:

•	changes in interest rates;

•	governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;

•	weather and climate conditions;

•	changing supply and demand relationships;

•	changes in balances of payments and trade;

•	U.S. and international rates of inflation;

•	currency devaluations and revaluations;

•	U.S. and international political and economic events; and

•	changes in philosophies and emotions of market participants.

The trading advisors’ technical trading methods may not take account of these factors except as they may be reflected in the technical input data analyzed by the trading advisors.

In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly. The effects of governmental intervention may be particularly significant at certain times in the financial instrument and currency markets, and this intervention may cause these markets to move rapidly.

Options are volatile and inherently leveraged, and sharp movements in prices could cause Grant Park to incur large losses.

Grant Park may use options on futures contracts, forward contracts or on commodities to generate premium income or speculative gains. Options involve risks similar to futures, because options are subject to sudden price movements and are highly leveraged, in that payment of a relatively small purchase price, called a premium, gives the buyer the right to acquire an underlying futures contract, forward contract or commodity that has a face value substantially greater than the premium paid. The buyer of an option risks losing the entire purchase price of the option. The writer, or seller, of an option risks losing the difference between the purchase price received for the option and the price of the futures contract, forward contract or commodity underlying the option that the writer must purchase or deliver upon exercise of the option. There is no limit on the potential loss. Specific market movements of the futures contracts, forward contracts or commodities underlying an option cannot accurately be predicted. In addition, over-the-counter options present risks in addition to those associated with exchange-traded options, as discussed immediately below.

Over-the-counter transactions are subject to little, if any, regulation and may be subject to the risk of counterparty default.

A portion of Grant Park’s assets may be used to trade over-the-counter commodity interest contracts, such as forward contracts, option contracts in foreign currencies and other commodities, or swap or spot contracts. Over-the-counter contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the Commodity Futures Trading Commission, or CFTC. You therefore do not receive the protection of CFTC regulation or the

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statutory scheme of the Commodity Exchange Act in connection with this trading activity by Grant Park. The markets for over-the-counter contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose Grant Park in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.

Grant Park also faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. The clearing member, clearing organization or other counterparty may not be able to meet its obligations to Grant Park, in which case Grant Park could suffer significant losses on these contracts.

Historically, the only over-the-counter transactions in which Grant Park has invested are in the forward, option and spot foreign currency markets. Grant Park’s investment in these transactions historically has ranged from approximately 0% to 7% of its assets. It is anticipated, however, that as assets allocated to the trading advisors increase, the percentage invested in the over-the-counter foreign currency markets may also increase.

Exchange-for-physicals, forward, option and swap transactions are over-the-counter, are not regulated and are subject to credit risk.

Grant Park’s trading advisors may, from time to time, trade exchange-for-physical, forward, option and swap contracts in foreign currencies, metals and energy. Such contracts are typically traded over-the-counter through a dealer market, which is dominated by major money center and investment banks, and is not regulated by the CFTC. Thus, you do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity on behalf of Grant Park. The market for exchange-for-physical, forward, option and swap contracts relies upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. This regulation includes, for example, trading practices and other customer protection requirements, and minimum financial and trade reporting requirements. The absence of regulation on this type of trading could expose Grant Park to significant losses in the event of trading abuses or financial failure by participants in the forward, option and swap markets which it might otherwise have avoided if its trading advisor did not trade these instruments. Also, Grant Park faces the risk of non-performance by its counterparties to forward, option and swap contracts, and such non-performance may cause some or all of its gains to remain unrealized.

Certain of Grant Park’s investments could be illiquid.

Grant Park may not always be able to liquidate its commodity interest positions at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests.

Unexpected market illiquidity may cause major losses to investors at any time or from time to time. The large face value of the positions that the trading advisors will acquire for Grant Park increases the risk of illiquidity by both making its positions more difficult to liquidate at favorable prices and increasing the losses incurred while trying to do so.

The units are subject to restrictions on redemption and transfer.

There is not likely to be a secondary market for the units. While the units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. Transfers of units are permitted only with the prior written consent of the general partner and provided that conditions specified in the limited partnership agreement are satisfied.

An investment in Grant Park may not diversify an overall portfolio.

Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. Because of this non-correlation, Grant Park cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. If, however, during a particular period of time, Grant Park’s performance moves in the same general direction as the general financial markets or Grant Park does not perform successfully, you will obtain little or no diversification benefits during that period from an investment in the units. In such a case, Grant Park may have no gains to offset your losses from other investments, and you may suffer losses on your investment in Grant Park at the same time losses on your other investments are increasing. This was the case, for example, during the first quarter of 1994, when Grant Park yielded a loss of approximately 3.66% while the Standard & Poor’s 500 Index yielded a loss of approximately 3.79%. You should therefore not consider Grant Park to be a hedge against losses in your core stock and bond portfolios.

Trading in international markets exposes Grant Park to credit and regulatory risk.

A substantial portion of Grant Park’s trades have in the past and are expected in the future to continue to take place on markets or exchanges outside the United States. There is no limit to the amount of Grant Park assets that may be committed to trading on non-U.S. markets, and historically, as much as approximately 30% to 60% of Grant Park’s overall market exposure has involved positions taken on non-U.S. markets. The risk of loss in trading non-U.S. futures and options on futures contracts can be substantial. Participation in non-U.S. futures and options on futures contracts involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade or exchange. Some of these non-U.S. markets, in contrast to U.S. exchanges, are so-called principals’ markets in which performance is the responsibility only of the individual counterparty with whom the trader has entered into a commodity interest transaction and not of the exchange or clearing corporation. In these kinds of markets, Grant Park will be subject to the risk of bankruptcy or other failure or refusal to perform by the counterparty.

Some non-U.S. markets present additional risk, because they are not subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as Grant Park, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, Grant Park has less legal and regulatory protection than it does when it trades domestically.

Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

Grant Park’s international trading activities subject it to foreign exchange risk.

The price of any non-U.S. futures, options on futures or other commodity interest contract and, therefore, the potential profit and loss on such contract, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to Grant Park even if the contract traded is profitable.

Grant Park’s international trading may expose it to losses resulting from non-U.S. exchanges that are less developed or less reliable than U.S. exchanges.

Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, Grant Park may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the trading advisors base their strategies may not be as reliable or accessible as it is in the United States.

Trading in commodity interests is a zero sum economic activity, unlike stocks and bonds.

Trading in commodity interests is a zero-sum economic activity in which for every gain there is an equal and offsetting loss, disregarding transaction costs. This distinguishes it from a typical stock or bond investment, where there is an expectation of, in the case of bonds, constant yields, or, in the case of equity, participation over time in general economic growth. Grant Park may incur major losses while stock and bond prices rise substantially in a prospering economy.

Trading Risks

Grant Park will be highly leveraged, which means that sharp declines in price could lead to large losses.

Because the amount of margin funds necessary to be deposited with a clearing broker to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, the general partner can hold positions in Grant Park’s account with face values equal to several times Grant Park’s net assets. The ratio of margin to equity is typically 8% to 15%, but can range from 5% to 25%. As a result of this leveraging, even a small movement in the price of a contract can cause major losses. Any purchase or sale of a futures or forward contract may result in losses that substantially exceed the amount invested in the contract. For example, if $2,200 in margin is required to hold one U.S. Treasury bond futures contract with a face value of $100,000, a $2,200 decrease in the value of that contract could, if the contract is then closed out, result in a complete loss of the margin deposit, not even taking into account deductions of fees and/or commissions. Severe short-term price declines could, therefore, force the liquidation of open positions with large losses.

There are disadvantages to making trading decisions based on technical analysis.

The trading advisors base their trading decisions primarily on trading strategies that use mathematical analyses of technical factors relating to past market performance. The buy and sell signals generated by a technical, trend-following trading strategy are derived from a study of actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest in the markets. The profitability of any technical, trend-following trading strategy depends upon the occurrence in the future of significant, sustained price moves in some of the markets traded. A danger for trend-following traders is whip-saw markets, that is, markets in which a potential price trend may start to develop but reverses before an actual trend is realized. A pattern of false starts may generate repeated entry and exit signals in technical systems, resulting in unprofitable transactions. In the past, there have been prolonged periods without sustained price moves. Presumably these periods will continue to occur. Periods without sustained price moves may produce substantial losses for trend-following trading strategies. Further, any factor that may lessen the prospect of these types of moves in the future, such as increased governmental control of, or participation in, the relevant markets, may reduce the prospect that any trend-following trading strategy will be profitable in the future.

The risk management approaches of one or all of the trading advisors may not be fully effective.

The mechanisms employed by each trading advisor to monitor and manage the risks associated with its trading activities on behalf of Grant Park may not succeed in mitigating all identified risks. Even if a trading advisor’s risk management approaches are fully effective, it cannot anticipate all risks that it may face. To the extent one or more of the trading advisors fails to identify and adequately monitor and manage all of the risks associated with its trading activities, Grant Park may suffer losses.

Increased competition from other trend-following traders could reduce the trading advisors’ profitability.

There has been a dramatic increase over the past 15 to 26 years in the amount of assets managed by trend-following trading systems like that of the trading advisors. Assets in managed futures, for example, have grown from approximately $300 million in 1980 to $170 billion in 2006. This means increased trading competition among a larger number of market participants for transactions at favorable prices, which could operate to the detriment of Grant Park by preventing Grant Park from affecting transactions at its desired price. It may become more difficult for Grant Park to implement its trading strategy if other commodity trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate commodity interest positions at the same time as Grant Park.

Speculative position limits and daily price fluctuation limits may alter trading decisions for Grant Park.

The CFTC and U.S. exchanges have established limits, known as speculative position limits, on the maximum net long or net short positions that any person may hold or control in certain futures and options on futures contracts. Most exchanges also impose limits, known as daily limits, on the amount of fluctuation in certain futures and options on futures contracts in a single trading day. All accounts controlled by a particular trading advisor are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, or if prices were to approach the level of the daily limit, these limits could cause a modification of the particular trading advisor’s trading decisions or force liquidation of certain futures or options on futures positions. If one or more of Grant Park’s trading advisors must take either of these actions, Grant Park may be required to forego profitable trades or strategies.

Increases in assets under management of any of the trading advisors may affect trading decisions.

In general, none of the trading advisors intends to limit the amount of additional equity of Grant Park that it may manage, and each will continue to seek major new accounts. The more equity a trading advisor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions. Accordingly, future increases in equity under management may require a trading advisor to modify its trading decisions for Grant Park or may cause the general partner to add additional trading advisors, either of which could have a detrimental effect on your investment.

The use of multiple trading advisors may result in offsetting or opposing trading positions and may also require one trading advisor to fund the margin requirements of another trading advisor.

The use of multiple trading advisors may result in developments or positions that adversely affect Grant Park’s net asset value. For example, because the trading advisors will be acting independently, Grant Park could buy and sell the same futures contract, thereby incurring additional expenses but with no net change in its holdings. The trading advisors also may compete, from time to time, for the same trades or other transactions, increasing the cost to Grant Park of making trades or transactions or causing some of them to be foregone altogether. And, even though each trading advisor’s margin requirements ordinarily will be met from that trading advisor’s allocated net assets, one trading advisor may incur losses of such magnitude that Grant Park is unable to meet margin calls from the allocated net assets of that trading advisor. In this event, Grant Park’s clearing brokers may require liquidations and contributions from the allocated net assets of another trading advisor.

The trading advisors’ trading programs bear some similarities and, therefore, may lessen the benefits of having multiple trading advisors.

Some of the trading advisors initially received their trading experience under the guidance of the same individual. However, each trading advisor has, over time, developed and modified the program it will use for Grant Park. Nevertheless, the trading advisors’ trading programs have some similarities. These similarities may, in fact, mitigate the positive effect of having multiple trading advisors. For example, in periods where one trading advisor experiences a draw-down, it is possible that these similarities will cause the other trading advisors to also experience a draw-down.

Grant Park’s positions may be concentrated from time to time, which may render Grant Park susceptible to larger losses than if Grant Park were more diversified.

One or more of the trading advisors may from time to time cause Grant Park to hold a few, relatively large positions in relation to its assets. Consequently, a loss in any such position could result in a proportionately greater loss to Grant Park than if Grant Park’s assets had been spread among a wider number of instruments.

Trend following can be risky.

Grant Park is a multiple-manager fund which employs several trading advisors, all employing proprietary, systematic trend following systems in various forms. Grant Park’s trading advisors aim to exploit the tendency of markets to trend through the use of their proprietary systematic trading systems. These systems are strictly adhered to in all market scenarios. Since trend following is a reactive trading strategy rather than a predictive one, positions are entered into or exited from in reaction to price movement; there is no prediction of future price. If the trend is not confirmed, the position will be exited on a stop. However, if the trend is confirmed, positions may be increased depending on the momentum of the trend. Trends are not generally discovered until they are well established and not exited from until they are over. Because we do not know which markets will trend or when the trend will begin, the mechanisms are there to identify and capture the developing trends as they occur. It is this willingness to allow a trend to run its course and eventually reverse that can lead to gains in any particular market.

Operating Risks

Past performance is not necessarily indicative of future performance.

You should not rely for predictive purposes on the record to date of Grant Park, the general partner or any of the trading advisors. This is particularly so because Grant Park’s fee and expense structure was changed in certain respects to accommodate the public offering of units, and Grant Park’s fees and expenses impact Grant Park’s net performance. Likewise, you should not assume that any trading advisor’s future trading decisions will create profit, avoid substantial losses or result in performance comparable to that trading advisor’s past performance. Trading advisors may alter their strategies from time to time, and their performance results in the future may materially differ from their prior trading records. Moreover, the technical analysis employed by the trading advisors may not take into account the effect of economic or market forces or events that may cause losses to Grant Park. Furthermore, the general partner, in its discretion, may terminate any of the trading advisors or change the allocation of assets among the trading advisors, which could cause a substantial change in Grant Park’s future performance.

Grant Park pays substantial fees and expenses regardless of profitability.

Grant Park pays brokerage charges, organization and offering expenses, ongoing operating expenses and over-the-counter dealer spreads, in all cases regardless of whether Grant Park’s activities are profitable. In addition, Grant Park pays each trading advisor an incentive fee based on a percentage of Grant Park’s trading profits earned on Grant Park’s net assets allocated to that trading advisor. It is possible that Grant Park could pay substantial incentive fees to one or more trading advisors in a year in which Grant Park has no net trading profits or in which it actually loses money. Accordingly, Grant Park must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

Grant Park may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The clearing arrangements between the clearing brokers and Grant Park generally are terminable by the clearing brokers once the clearing broker has given Grant Park notice. Upon termination, the general partner may be required to renegotiate or make other arrangements for obtaining similar services if Grant Park intends to continue trading in commodity interest contracts at its present level of capacity. The services of MF Global, UBS Securities or an additional or substitute clearing broker may not be available, or even if available, these services may not be available on terms as favorable as those of the expired or terminated clearing arrangements.

Likewise, upon termination of any of the advisory contracts entered into between Grant Park and each trading advisor, the general partner may be required to renegotiate the contracts or make other arrangements for obtaining commodity trading advisory services. The services of the particular trading advisor may not be available, or these services may not be available on terms as favorable as those contained in the expired or terminated advisory contract. There is severe competition for the services of qualified commodity trading advisors, and the general partner may not be able to retain replacement or additional trading advisors on acceptable terms. This could result in losses to Grant Park and/or the inability of Grant Park to achieve its investment objectives. Moreover, if an advisory contract is renegotiated or additional or substitute trading advisors are retained by the general partner on behalf of Grant Park, the fee structures of the new or additional arrangements may not be as favorable to Grant Park as are those currently in place.

The incentive fees could be an incentive to the trading advisors to make riskier investments.

Each trading advisor employs a speculative strategy for Grant Park and receives incentive fees based on the trading profits earned by it for Grant Park. Accordingly, each of the trading advisors has a financial incentive to make investments that are riskier than might be made if Grant Park’s assets were managed by a trading advisor that did not receive performance-based compensation.

You will not participate in the management of Grant Park.

You will only have limited voting rights with respect to Grant Park’s affairs, which rights will not permit you to participate in the management or control of Grant Park or the conduct of its business. You must therefore rely upon the fiduciary responsibility and judgment of the general partner to manage Grant Park’s affairs in the best interests of the limited partners.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the net asset value of Grant Park.

If a substantial number of requests for redemption are received by Grant Park during a relatively short period of time, Grant Park may not be able to satisfy the requests from funds not committed to trading. As a consequence, it could be necessary to liquidate positions in Grant Park’s trading positions before the time that the trading advisors’ trading strategies would dictate liquidation. If this were to occur, it could affect adversely the net asset value per unit of each class, not only for limited partners redeeming units but also for nonredeeming limited partners.

Conflicts of interest exist in the structure and operation of Grant Park.

Mr. Kavanagh, who indirectly controls and is president of the general partner, has a conflict of interest with Grant Park, because an entity controlled by him occasionally receives from MF Global, one of Grant Park’s clearing brokers and additional selling agents, compensation for trades introduced to and cleared through MF Global. He therefore may have a disincentive to cause the general partner to terminate or replace MF Global even if such replacement is in Grant Park’s best interest.

MF Global and an affiliate of Grant Park’s other clearing broker, UBS Securities, also serve as Grant Park’s selling agents, so the general partner may be inclined not to replace or terminate MF Global or UBS Securities as clearing broker if it believes that this will adversely affect MF Global’s or UBS’ efforts as selling agent. MF Global’s and UBS’ dual roles may also give rise to a conflict in that as a selling agent it may have a disincentive to advise potential investors against investing in Grant Park or to advise existing investors to cause Grant Park to redeem their units, in either case in the best interests of the investors, because to do so would reduce Grant Park’s assets and in turn the compensation paid to MF Global and UBS as clearing broker.

The general partner, the trading advisors and their respective principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to Grant Park’s business, which also presents the potential for numerous conflicts of interest with Grant Park. In the case of the trading advisors, for example, it is possible that other accounts managed by the trading advisor or its affiliates may compete with Grant Park for the same or similar trading positions, which may cause Grant Park to obtain prices that are less favorable than those obtained for the other accounts. The trading advisors may also take positions in their proprietary accounts that are opposite to or ahead of Grant Park’s account. Trading ahead presents a conflict because the trade executed first may receive a more favorable price than the later trade.

As a result of these and other relationships, parties involved with Grant Park have a financial incentive to act in a manner other than in the best interests of Grant Park and its limited partners. The general partner has not established, and has no plans to establish, any formal procedures to resolve these and other conflicts of interest. Consequently, there is no independent control over how the general partner will resolve these conflicts on which investors can rely in ensuring that Grant Park is treated equitably.

The failure or bankruptcy of one of its clearing brokers could result in a substantial loss of Grant Park’s assets.

Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as Grant Park, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. Grant Park also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear Grant Park’s trades. Material legal proceedings involving the clearing brokers within the last five years are summarized on pages 77 through 79.

You will not be able to review Grant Park’s holdings on a daily basis.

The trading advisors make Grant Park’s trading decisions. While the trading advisors receive daily trade confirmations from the clearing brokers of each transaction entered into by Grant Park, Grant Park’s trading results are only reported to investors monthly in summary fashion. Accordingly, an investment in Grant Park does not offer investors the same transparency that a personal trading account offers.

Grant Park could terminate before you achieve your investment objective.

The general partner may, in its sole discretion, terminate Grant Park at any time, regardless of whether Grant Park has incurred losses, without giving you prior notice. In particular, unforeseen circumstances, including substantial losses, withdrawal of Grant Park’s general partner or suspension or revocation of the general partner’s or any of trading advisors’ respective registrations with the CFTC or memberships in the NFA could cause Grant Park to terminate before its stated termination date of December 31, 2027. However, no level of losses will require the general partner to terminate Grant Park. Grant Park’s termination would cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

Grant Park is not a regulated investment company.

Grant Park is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The general partner relies heavily on its key personnel to manage Grant Park’s trading activities.

In managing and directing the day-to-day activities and affairs of Grant Park, the general partner relies heavily on Mr. Kavanagh, Efim Tkatchew, the general partner’s chief operating officer, and Maureen O’Rourke, the general partner’s chief financial officer. In the event of the loss of the services of any of these persons, or if any of these individuals is unable to carry out his or her present responsibilities, it may have an adverse effect on the management of Grant Park.

The general partner places significant reliance on the trading advisors and their key personnel.

The general partner relies on the trading advisors to achieve trading gains for Grant Park, entrusting each of them with the responsibility for, and discretion over, the investment of their allocated portions of Grant Park’s assets. The trading advisors, in turn, are dependent on the services of a limited number of persons to develop and refine their trading approaches and strategies and execute Grant Park’s transactions. The loss of the services of any trading advisor’s principals or key employees, or the failure of those principals or key employees to function effectively as a team, may have an adverse effect on that trading advisor’s ability to manage its trading activities successfully or may cause the trading advisor to cease operations entirely, either of which, in turn, could negatively impact Grant Park’s performance. Each of Grant Park’s trading advisors is controlled, directly or indirectly, by single individuals. These individuals, Paul Rabar at Rabar, Elizabeth Cheval at EMC, William Eckhardt at ETC, Kenneth Tropin at Graham, David Winton Harding at Winton and Patrick Welton at Welton, have major roles in developing, refining and implementing each of their trading advisor’s trading strategies and operating its business. The death, incapacity or other prolonged unavailability of such individuals likely would greatly hinder these trading advisors’ operations, and could result in their ceasing operations entirely, which could adversely affect the value of your investment in Grant Park.

The general partner may terminate, replace and/or add trading advisors in its sole discretion.

The general partner may terminate, substitute or retain trading advisors on behalf of Grant Park in its sole discretion. The addition of a new trading advisor and/or the removal of one or more of the current trading advisors may cause disruptions in Grant Park’s trading as assets are reallocated and new trading advisors transition over to Grant Park, which may have an adverse effect on the net asset value of Grant Park.

The general partner’s allocation of Grant Park’s assets among trading advisors may result in less than optimal performance by Grant Park.

The general partner may reallocate assets among the trading advisors upon termination of a trading advisor or retention of a new trading advisor or at the commencement of any month. Consequently, the net assets of Grant Park may be apportioned among the trading advisors in a different manner than the current apportionment. The general partner’s allocation of assets will directly affect the profitability of Grant Park’s trading, possibly in an adverse manner. For example, a trading advisor may experience a high rate of return but may be managing only a small percentage of Grant Park’s net assets. In this case, the trading advisor’s performance could have a minimal effect on the net asset value of Grant Park.

Third parties may infringe or otherwise violate a trading advisor’s intellectual property rights or assert that a trading advisor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

Third parties may obtain and use a trading advisor’s intellectual property or technology, including its trading program software, without permission. Any unauthorized use of a trading advisor’s proprietary software and other technology could adversely affect its competitive advantage. Proprietary software and other technology are becoming increasingly easy to duplicate, particularly as employees with proprietary knowledge leave the owner or licensed user of that software or other technology. Each trading advisor may have difficulty monitoring unauthorized uses of its proprietary software and other technology. The precautions it has taken may not prevent misappropriation or infringement of its proprietary software and other technology. Also, third parties may independently develop proprietary software and other technology similar to that of a trading advisor or claim that the trading advisor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, a trading advisor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the trading advisor is successful and regardless of the merits, may result in significant costs, divert its resources from Grant Park, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

The success of Grant Park depends on the ability of each of the trading advisors’ personnel to accurately implement their trading systems, and any failure to do so could subject Grant Park to losses on such transactions.

The trading advisors’ computerized trading systems rely on the trading advisors’ personnel to accurately process the systems’ outputs and execute the transactions called for by the systems. In addition, each trading advisor relies on its staff to properly operate and maintain its computer and communications systems upon which the trading systems rely. Execution and operation of each trading advisor’s systems is therefore subject to human errors. Any failure, inaccuracy or delay in implementing any of the trading advisors’ systems and executing Grant Park’s transactions could impair its ability to identify profit opportunities and benefit from them. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

Grant Park may experience substantial losses on transactions if a trading advisor’s computer or communications systems fail.

Each trading advisor’s trading activities, including its risk management, depends on the integrity and performance of the computer and communications systems supporting it. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause any trading advisor’s computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that a trading advisor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the trading advisors’, the general partner’s and Grant Park’s reputations, increased operational expenses and diversion of technical resources.

If a trading advisor, or third parties on which a trading advisor depends, fail to upgrade computer and communications systems, Grant Park’s financial condition could be harmed.

The development of complex communications and new technologies may render the existing computer and communication systems supporting the trading advisors’ trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers used by the trading advisors. As a result, if these third parties upgrade their systems, the trading advisors will need to make corresponding upgrades to continue effectively its trading activities. Grant Park’s future success will depend on each trading advisor’s and third parties’ ability to respond to changing technologies on a timely and cost-effective basis.

Each trading advisor depends on the reliable performance of the computer or communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

Each trading advisor depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the trading advisor uses to conduct its trading activities. Failure or inadequate performance of any of these systems could adversely affect the trading advisor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce Grant Park’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for a trading advisor to use its proprietary software that it relies upon to conduct its trading activities. Unavailability of records from brokerage firms can make it difficult or impossible for the trading advisor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the trading advisor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

The occurrence of a terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt Grant Park’s trading activity and materially affect Grant Park’s profitability.

The operations of the general partner, the trading advisors, Grant Park, the exchanges, brokers and counterparties with which the general partner, the trading advisors and Grant Park do business, and the markets in which the general partner, the trading advisors and Grant Park do business could be severely disrupted in the event of a major terrorist attack or the outbreak, continuation or expansion of war or other hostilities. The terrorist attacks of September 11, 2001 have heightened this concern tremendously. The aftermath of the war and continuing reconstruction process in Iraq, global anti-terrorism initiatives and political unrest in the Middle East and Southeast Asia continue to fuel this concern.

If any of the trading advisors are unable to attract and retain qualified employees, its ability to conduct trading activities may be adversely affected.

Grant Park’s future success and growth depends on each trading advisor’s ability to attract and retain employees that fit into its culture. There is intense competition for the limited pool of qualified personnel that meets these criteria. If any of the trading advisors are unable to attract and retain qualified personnel, its ability to successfully execute its trading strategies may be diminished.

Regulation of the commodity interest markets is extensive and constantly changing; future regulatory developments are impossible to predict, but may significantly and adversely affect Grant Park.

The futures, options on futures and security futures markets are subject to comprehensive statutes, regulations and margin requirements. Recent legislation has created a new multi-tiered structure of exchanges in the United States subject to varying degrees of regulation, and rules and interpretations regarding various aspects of this new regulatory structure have only recently been proposed or finalized. Traditional futures exchanges, which are now called designated contract markets, are now subject to more streamlined and flexible core principles rather than the prior statutory and regulatory mandates. However, with respect to these traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on Grant Park is impossible to predict, but could be substantial and adverse.

Tax Risks

Your tax liability may exceed your cash distributions.

Cash is distributed to limited partners at the sole discretion of the general partner, and the general partner does not currently intend to distribute cash to limited partners. Limited partners nevertheless will be subject to tax on their share of Grant Park’s net income and gain each year, regardless of whether they redeem any units or receive any cash distributions from Grant Park.

You could owe taxes on your share of Grant Park’s ordinary income despite overall losses.

Gain or loss on domestic futures and options on futures as well as on most foreign currency contracts will generally be taxed as capital gains or losses for U.S. federal income tax purposes. Interest income and other ordinary income earned by Grant Park generally cannot be offset by capital losses. Consequently, you could owe taxes on your allocable share of Grant Park’s ordinary income for a calendar year even if Grant Park reports a net trading loss for that year. Also, your ability to deduct particular operating expenses of Grant Park, such as trading advisor consulting fees, may be subject to limitations for purposes of calculating your federal and/or state and local income tax liability.

Partnership treatment is not assured.

Grant Park has received an opinion of counsel to the effect that, under current U.S. federal income tax law, Grant Park will be treated as a partnership for U.S. federal income tax purposes, provided that (a) at least 90% of Grant Park’s annual gross income has previously consisted of and currently consists of “qualifying income” as defined in the Internal Revenue Code and (b) Grant Park is organized and operated in accordance with its governing agreements and applicable law. The general partner believes it is likely, but not certain, that Grant Park will continue to meet the income test. An opinion of counsel is subject to any changes in applicable tax laws and is not binding on the Internal Revenue Service or the courts.

If Grant Park were to be treated as an association taxable as a corporation instead of as a partnership for U.S. federal income tax purposes, (1) its net income would be taxed at corporate income tax rates, thereby substantially reducing its profitability, (2) you would not be allowed to deduct your share of losses of Grant Park and (3) distributions to you, other than liquidating distributions, would constitute dividends to the extent of Grant Park’s current or accumulated earnings and profits, and would be taxable as such.

There is the possibility of a tax audit.

We cannot assure you that Grant Park’s tax returns will not be audited by a taxing authority or that an audit will not result in adjustments to Grant Park’s returns. Any adjustments resulting from an audit may require each limited partner to file an amended tax return and to pay additional taxes plus interest, which generally is not deductible, and might result in an audit of the limited partner’s own return. Any audit of a limited partner’s return could result in adjustments of non-Grant Park, as well as Grant Park, income and deductions.

Non-U.S. investors may face exchange rate risk and local tax consequences.

Non-U.S. investors should note that the units are denominated in U.S. dollars and that changes in the rates of exchange between currencies may cause the value of their investment to decrease. Non-U.S. investors should consult their own tax advisors concerning the applicable U.S. and foreign tax implications of this investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect the general partner’s current expectations about the future results, performance, prospects and opportunities of Grant Park. The general partner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the general partner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this prospectus, and unknown, that could cause Grant Park’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the general partner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

SELECTED FINANCIAL DATA

The selected financial information for the years ended December 31, 2006, 2005, 2004, 2003 and 2002 has been derived from the financial statements of Grant Park audited by McGladrey & Pullen, LLP.

The selected financial information for the nine months ended September 30, 2007 and 2006 is derived from the unaudited financial statements of Grant Park included elsewhere in this prospectus, which unaudited financial statements, in the opinion of management of Grant Park, include all normal and recurring adjustments necessary to present fairly the financial position and results of operations of Grant Park for such periods. Grant Park’s operating results for the nine months ended September 30, 2007 are not necessarily indicative of the operating results to be expected for the full year.

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus. Results from past periods are not necessarily indicative of results that may be expected for any future period.

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Total assets	$446,000,007	$377,714,395	$407,930,032	$307,245,733	$304,631,802	$87,861,740	$15,791,790
Total partners’ capital	432,432,263	360,366,587	382,252,995	289,897,819	289,654,031	67,418,046	14,605,959
Gains (losses) from trading	44,234,587	31,103,652	42,290,048	7,144,929	4,281,201	10,149,161	2,971,464
Interest income	14,851,151	11,294,536	16,093,168	8,436,400	3,005,585	247,863	173,351
Total expenses	31,064,133	23,199,795	32,069,521	25,937,802	20,995,234	4,080,495	1,356,610
Net income (loss)	28,021,605	19,198,393	26,313,695	(10,356,473)	(13,708,448)	6,316,529	1,788,205
Net income (loss) per General Partner & Class A Unit Limited Partner*	83.92	76.19	98.75	(36.11)	(88.44)	194.63	—
Net income (loss) per Class B Unit Limited Partner*	69.92	64.17	82.71	(35.34)	(81.15)	82.15	—
Increase (decrease) in net asset value per General Partner & Class A Unit Limited Partner	82.11	74.44	97.03	(37.96)	(90.50)	194.03	—
Increase (decrease) in net asset value per Class B Unit Limited Partner	65.21	59.50	78.14	(41.89)	(90.42)	76.59	—

*	The Partnership converted its “Interests” to units effective April 1, 2003, with all existing Limited Partners at that date converting to Class A Units. The financial results are presented on a unitized basis from that date. Class B Units began trading on August 1, 2003. The financial results are based on weighted average number of units outstanding during the period.

SUPPLEMENTARY FINANCIAL INFORMATION

The following summarized quarterly financial information presents Grant Park’s results of operations for the three month periods ended March 31, June 30 and September 30, 2007 and March 31, June 30, September 30, and December 31, 2006 and 2005.

	1st Quarter 2007	2nd Quarter 2007	3rd Quarter 2007
	(unaudited)	(unaudited)	(unaudited)
Gains (losses) from trading	$(26,958,467)	$61,570,114	$9,622,940
Net income (loss)	(30,157,708)	54,515,284	3,664,029
Net income (loss) per General Partner & Class A Unit Limited Partner	(85.38)	158.30	11.00
Net income (loss) per Class B Unit Limited Partner	(76.10)	137.65	8.37
Increase (decrease) in net asset value per General Partner & Class A Unit Limited Partner	(85.97)	157.69	10.39
Increase (decrease) in net asset value per Class B Unit Limited Partner	(77.62)	136.06	6.77
Net asset value per General & Class A Unit Limited Partner	1,076.63	1,234.32	1,244.71
Net asset value per Class B Unit Limited Partner	944.80	1,080.86	1,087.63

	1st Quarter 2006	2nd Quarter 2006	3rd Quarter 2006	4th Quarter 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Gains (losses) from trading	$16,396,669	$21,076,739	$(6,369,757)	$11,186,397
Net income (loss)	12,253,554	16,419,952	(9,475,113)	7,115,302
Net income (loss) per General Partner & Class A Unit Limited Partner*	44.87	61.49	(30.17)	22.56
Net income (loss) per Class B Unit Limited Partner*	38.66	53.25	(27.72)	18.52
Increase (decrease) in net asset value per General Partner & Class A Unit Limited Partner	44.31	60.88	(30.75)	22.59
Increase (decrease) in net asset value per Class B Unit Limited Partner	37.16	51.62	(29.28)	18.64
Net asset value per General Partner & Class A Unit Limited Partner	1,109.88	1,170.76	1,140.01	1,162.60
Net asset value per Class B Unit Limited Partner	981.44	1,033.06	1,003.78	1,022.42

	1st Quarter 2005	2nd Quarter 2005	3rd Quarter 2005	4th Quarter 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Gains (losses) from trading	$(4,498,378)	$6,927,916	$3,798,919	$916,472
Net income (loss)	(9,603,104)	1,813,769	(171,142)	(2,395,996)
Net income (loss) per General Partner & Class A Unit Limited Partner*	(35.26)	6.97	(0.11)	(7.71)
Net income (loss) per Class B Unit Limited Partner*	(32.08)	5.59	(0.84)	(8.01)
Increase (decrease) in net asset value per General Partner & Class A Unit Limited Partner	(35.81)	6.43	(0.66)	(7.92)
Increase (decrease) in net asset value per Class B Unit Limited Partner	(34.28)	3.44	(2.78)	(8.27)
Net asset value per General Partner & Class A Unit Limited Partner	1,067.72	1,074.15	1,073.49	1,065.57
Net asset value per Class B Unit Limited Partner	951.89	955.33	952.55	944.28

*	Based on weighted average number of units outstanding during the period.

THE GENERAL PARTNER

Background

Dearborn Capital Management, L.L.C., an Illinois limited liability company, is Grant Park’s general partner, commodity pool operator and sponsor. Along with its managing member and predecessor as general partner and commodity pool operator, Dearborn Capital Management Ltd., the general partner has had management responsibility for Grant Park since its inception. The general partner has been registered as a commodity pool operator and a commodity trading advisor under the Commodity Exchange Act and has been a member of the NFA since December 1995. Dearborn Capital Management Ltd., which served as Grant Park’s general partner, commodity pool operator and sponsor from 1989 through 1995, was registered as a commodity pool operator between August 1988 and March 1996 and as a commodity trading advisor between September 1991 and March 1996, an introducing broker between January 1991 and March 1996 and January 1997 and December 1998 and was a member of the NFA between August 1988 and March 1996 and January 1997 and December 1998.

General management responsibility for Grant Park is vested solely in the general partner under the limited partnership agreement. The general partner has full responsibility for this offering, the selection, monitoring and replacement of the trading advisors, the ongoing operation of Grant Park, the preparation and mailing of monthly and annual reports, the filing with the SEC, CFTC and other regulatory or self-regulatory authorities of all required reports, the preparation of all Grant Park and limited partner tax information, the handling of redemption requests, the investment of Grant Park’s funds not committed to trading in U.S. government obligations or bank depositories and the admission of additional limited partners. The general partner utilizes the services of third parties to assist in the provision of some of these services.

The general partner also is the general partner of the Dearborn Select Fund L.P. and the investment advisor of the Dearborn Alternative Investment Fund Series 2, a Channel Islands company, and the investment manager of the Dearborn Select Master Fund, SPC, a Cayman Islands company. The Dearborn Alternative Investment Fund Series 2 is a multi-manager private investment fund pursuing various trading and arbitrage opportunities and is open for investment only to qualified non-U.S. investors. Dearborn Select is a private investment fund organized as a segregated portfolio company with limited liability incorporated under the laws of the Cayman Islands on April 7, 2006

Dearborn Capital Management Ltd. and Centum Prata Holdings, Inc., a Delaware corporation, own the general partner. David Kavanagh is the sole shareholder of Dearborn Capital Management Ltd. and, indirectly through his ownership of Dearborn Capital Management Ltd., which is the managing member of the general partner, has a majority and controlling interest in the general partner.

There have been no material administrative, civil or criminal actions within the past five years against the general partner or its principals and no such actions currently are pending.

The limited partnership agreement requires the general partner to own units in Grant Park in an amount at least equal to the greater of (1) 1% of the aggregate capital contributions of all limited partners or (2) $25,000, during any time that units in Grant Park are publicly offered for sale.

The past performance record of Grant Park is found on pages 45 and 46.

Management

The principals of the general partner are Dearborn Capital Management Ltd., Centum Prata Holdings, Inc., David M. Kavanagh, Efim Tkatchew, Maureen O’Rourke and Abdullah Mohammed Al Rayes. Only the officers of the general partner, Mr. Kavanagh, Mr. Tkatchew and Ms. O’Rourke, have management responsibility and control over the general partner.

Mr. Kavanagh, president of the general partner, has been responsible for overseeing all operations and activities of the general partner since its formation. Commencing in October 1998, Mr. Kavanagh also became president, a principal and an associated person of Dearborn Capital Brokers Ltd., an independent introducing broker and commodity pool operator. It became registered as an independent introducing broker in October 1998 and as a CPO in September 1999. From 1983 to 2005, Mr. Kavanagh was a member in good standing of the Chicago Board of Trade. Between March 1983 and October 1998, Mr. Kavanagh served as an institutional salesman in the financial futures area on behalf of Refco, a futures commission merchant, and Conti Commodity Services, Inc., a futures commission merchant, which was acquired by Refco in 1984. His clients included large hedge funds and financial institutions. Since October 1998, Mr. Kavanagh has from time to time continued to perform introducing brokerage services for MF Global Inc., formerly known as Man Financial, Inc., a futures commission merchant, through Dearborn Capital Brokers. Neither Dearborn Capital Brokers nor Mr. Kavanagh provide brokerage services to Grant Park’s trading account. In the past, from time to time Mr. Kavanagh has provided brokerage services to Financial Consortium International LLC, a registered introducing broker, commodity pool operator and broker-dealer, since October 1999. In 1980, Mr. Kavanagh received an MBA from the University of Notre Dame, and in 1978, graduated with a B.S. in business administration from John Carroll University.

Mr. Tkatchew, chief operating officer of the general partner, is primarily responsible for the day to day operations of Dearborn. Mr. Tkatchew became listed as a principal and registered as an associated person of Dearborn effective December 2005 and October 2007, respectively. Prior to joining the general partner in December 2005, Mr. Tkatchew was a General Manager at the Commonwealth Bank of Australia from February 2002 to December 2005. Previously, he held senior roles in financial control, operations and audit working in Europe, Asia and the United States with Credit Suisse First Boston, JP Morgan, State Street and Dresdner Kleinwort Wasserstein. Mr. Tkatchew received his initial training as an accountant with PricewaterhouseCoopers (formerly Coopers and Lybrand), is a chartered accountant and has a Bachelor of Commerce in accounting and finance from the University of New South Wales in Australia and a M.B.A. (Executive) from the Australian Graduate School of Management.

Ms. O’Rourke, chief financial officer of the general partner, is responsible for financial reporting and compliance issues. Ms. O’Rourke became listed as a principal and registered as an associated person of Dearborn effective September 2003. Prior to joining the general partner in May 2003, Ms. O’Rourke was employed as assistant vice president at MetLife Investors Life Insurance Company from 1992 to September 2001. Before that, Ms. O’Rourke was employed as a tax senior at KPMG LLP (formerly KPMG Peat Marwick LLP) from 1987 to 1991. Ms. O’Rourke is a certified public accountant. She received a B.B.A. in accounting from the University of Notre Dame in 1987 and received a Masters of Science in Taxation from DePaul University in 1996.

THE TRADING ADVISORS

The general partner has retained Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Company, Graham Capital Management, L.P., Winton Capital Management Limited and Welton Investment Corporation as Grant Park’s trading advisors. Rabar and EMC have been trading on behalf of Grant Park since January 1989 and ETC has been trading on behalf of Grant Park since April 1998. Graham began trading for Grant Park on September 1, 2003. Winton began trading for Grant Park on August 1, 2004. Effective June 1, 2007, the portion of Grant Park’s net assets allocated to Winton Capital Management was reallocated to the Dearborn Select Master Fund, SPC — Winton Segregated Portfolio — Class GP. Welton began trading for Grant Park on March 1, 2006. As of September 30, 2007, Grant Park’s assets were allocated among the trading advisors as follows:

Rabar 19%, EMC 20%, Graham 9%, ETC 9%, Winton 22% and Welton 18%.

The advisory contracts authorize the general partner to reallocate assets among the trading advisors monthly as it determines in its sole discretion upon 10 days’ prior written notice to the affected trading advisors. However, no reallocation of assets will be made to a trading advisor if the trading advisor determines that the amount of the reallocated assets, together with other assets that are already under the trading advisor’s management or which, pursuant to firm written commitments, will be placed under the trading advisor’s discretion, would exceed the total amount of funds the trading advisor could manage without detriment to the accounts it manages.

Because the advisory contracts also provide for reallocation upon termination of a trading advisor’s advisory contract, it is possible that, during the terms of the advisory contracts, the percentage of assets managed by the trading advisors may vary, perhaps substantially, from the current allocations. The advisory contracts are for a term of one year and are automatically renewable for successive one-year terms until terminated. The advisory contracts generally provide that either party may terminate the advisory contract at any time for any or no reason upon no less than 60 days’ written notice. The advisory contracts also provide that either party may terminate the advisory contract immediately upon written notice of the occurrence of enumerated events including the withdrawal of the general partner, the suspension, revocation or withdrawal of either party’s CFTC registration or NFA membership or a material breach of the advisory contract by a trading advisor.

The general partner may allocate funds in excess of actual funds, referred to as notional funds, to the trading advisors. Because of the leverage available from the use of notional funds, performance of a notionally funded account expressed as a percentage of nominal account size, which is the sum of notional funds and actual funds, will be different than the performance of the account expressed as a percentage of actual funds only. The general partner may pay consulting fees with respect to notional funds allocated to the trading advisors. Incentive fees only are paid to a trading advisor if the trading advisor has new trading profits on its allocated net assets, which includes any notional funds and actual funds.

No trading advisor has authority or responsibility for the selection of any clearing broker for Grant Park or for negotiating the terms, including the commission rates, upon which a clearing broker or brokers are engaged. For ease of administration, however, the trading advisors have discretion to direct all or a portion of their trades on behalf of Grant Park to one or more executing brokers or floor brokers of their choice for execution with instruction to give-up the executed trade to the clearing broker, which will clear and settle the trade and carry the resulting position in the account of Grant Park. The trading advisors also may from time to time execute Grant Park’s over-the-counter options, forward, spot and swap contracts with dealers other than the clearing brokers or their affiliates, but only with the prior written consent of the general partner.

The trading advisors and their principals may currently, or may in the future, trade for their own accounts and/or invest in other commodity pools for which they serve as advisor. In doing so, these trading advisors and/or principals may make trades that are different from, opposite to or similar to, trades entered into by Grant Park and they may even be the other party to a trade entered into by Grant Park. Investors should note that any orders for other accounts might not be part of a block order but might be placed before or after orders for Grant Park, and might or might not obtain more favorable order execution. If the trading advisors or their principals engage in personal account trading, or trading for commodity pools in which they invest, limited partners will not be permitted to inspect records of this trading or any written policies related to this trading.

The advisory contracts with each trading advisor generally provide that the general partner and Grant Park shall indemnify and hold harmless the trading advisor and its affiliates against any losses, liabilities, expenses (including reasonable attorneys’ and accountants’ fees), judgments or settlements if the trading advisor or its affiliates acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of Grant Park, and provided that the trading advisor’s or its affiliates’ conduct does not constitute negligence (or, in the case of certain trading advisors, gross negligence) or a breach of its or their fiduciary obligations.

The following descriptions include background information and information concerning each trading advisor’s trading strategy. You should note that the descriptions were prepared by each trading advisor and may emphasize different aspects of each. Because each trading advisor’s strategies and programs are proprietary and confidential, their descriptions here are general in nature. Each of the trading advisors has advised the general partner that there have been no material administrative, civil or criminal actions within the past five years against that trading advisor or its principals and no such actions are currently pending.

Rabar Market Research, Inc.

Rabar is an Illinois corporation and is a registered commodity trading advisor and commodity pool operator. Rabar also is a member of the NFA. The business address of Rabar is 10 Bank Street, Suite 830, White Plains, New York 10606-1933, and its telephone number is (914) 682-8363

Rabar was originally named Rainbow Market Research, Inc. when it was incorporated in November 1986. Its name was changed to Rabar Market Research, Inc. in January 1989. It was registered as a commodity trading advisor and a commodity pool operator in June 1988, and it has managed accounts continuously since July 1988.

Management

The principals of Rabar are Paul Rabar and Jeffrey Izenman.

Paul Rabar is the president and founder of Rabar. Since 1988, Mr. Rabar has focused his full business time and attention on the operation of Rabar with a particular focus on trading and research. Mr. Rabar first became involved with futures when he began trading for his own account in 1980. He then worked as an account executive in the futures area at E.F. Hutton, a brokerage firm, from September 1981 to August 1983 and later at Clayton Brokerage, a brokerage firm, where he worked from September 1983 to November 1984. In 1985, Mr. Rabar was selected among a large pool of applicants to participate in a futures trading program operated by Mr. Richard J. Dennis, Jr., a trader of futures and options. Mr. Rabar participated in that program in 1985 and 1986, managing a proprietary account for Mr. Dennis, and beginning in January 1987 through May 1988, managing an account for Mr. Tom Dennis who was also an experienced trader in futures and options. Mr. Rabar then managed his personal account in futures in 1988 and also began the operations of, and the managing of client assets through, Rabar. Mr. Rabar is a graduate of the New England Conservatory of Music. He did additional work, primarily in science and mathematics, at Harvard University and, in 1979 and 1980 was an assistant instructor of physics at Harvard University. Effective February 2005, Mr. Rabar is a principal of Vaca Capital Management, LLC, a registered commodity trading advisor and commodity pool operator, as well as a hedge management company.

Jeffrey Izenman is the executive vice president of Rabar, having joined Rabar in that capacity in November 1998. He is also a managing member of BRI Partners LLC, a venture capital firm for emerging and developing hedge fund managers, since June 2001. From September 1994 through October 1998, he was the president of EMC Capital

Management, Inc., where he was responsible for business development, client relations and various administrative and operational aspects of EMC. Mr. Izenman is also the past chairman, and a past member of the board of directors and executive committee of the Managed Funds Association. Mr. Izenman also served for 10 years as a member of the business conduct committee of the NFA. Before joining EMC, Mr. Izenman was a partner in the law firm of Katten Muchin Zavis (which is now known as Katten Muchin Zavis Rosenman) from October 1988 through August 1994, and an associate with that firm from September 1982 through September 1988. There he specialized in the representation of commodity trading advisors, including Rabar, and commodity pool operators, as well as securities investment advisors and hedge fund operators. Mr. Izenman received his J.D. degree from the University of Michigan Law School in May 1982 and a B.S. in accountancy from the University of Illinois in May 1979. He has also passed the Uniform Certified Public Accountants exam.

Rabar’s Trading Program

Strategy

Rabar currently uses a trading program known as the Diversified Program in trading for Grant Park. Rabar has been trading the Diversified Program since January 1989. The objective of Rabar’s investment strategy is to generate capital appreciation over the long run by investing exclusively in exchange-traded futures contracts, options on futures contracts, foreign currency forward contracts and, to a very limited extent, cash commodities. Rabar may also engage in exchange for physical transactions, more commonly referred to as EFPs. An EFP transaction involves the exchange of a futures position for the underlying commodity without making an open competitive trade on an exchange, as permitted by exchange rules.

Rabar’s strategy employs a diversified, systematic, technical, trend-following approach, utilizing a blend of several separate and distinct quantitative models. Each of these elements is described more fully below.

•	The approach is diversified in that it can be invested in more than 80 markets, covering more than 20 different exchanges in 25 different countries. The portfolio includes

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futures contracts on currencies, financial instruments, precious and base metals, stock indices, energies, and agricultural and soft commodities. The specific markets have been chosen for, among other reasons, their historical performance and customary liquidity.

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The approach is systematic in that Rabar utilizes multiple quantitative investment models that generate signals directing Rabar to initiate or liquidate positions in each market at specific, predetermined price points. In the vast majority of circumstances, Rabar will follow the specific signals generated by the models. The approach does, however, incorporate a small discretionary element. In this regard, Rabar may, from time to time, analyze certain key fundamental factors affecting supply and demand, such as a regional or global financial crisis, extreme weather conditions, or major political events. As a result of the analysis Rabar may make adjustments to the size of positions or the timing of trades in the portfolio in an effort to control risk or to take advantage of potential profit opportunities.

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The approach is technical, meaning that the signals generated by the models are based upon an analysis of objective technical factors rather than fundamental factors. Although the technical indicators analyzed are varied, they are all based primarily on daily, weekly, and monthly price movement.

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The approach is trend-following and, in some cases, trend-identifying. In this regard, Rabar seeks to invest in markets exhibiting directional price movement over time. Since the portfolio will maintain both long and short positions, it is not necessarily relevant whether a particular market is rising or falling. It is merely the case that Rabar’s best opportunity for profit will come from markets moving continuously in one direction while Rabar will have a difficult time profiting from, and may incur losses in, markets that are not exhibiting sustained directional movement.

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The approach incorporates a blend of quantitative models. Specifically, the methodology employs several totally separate and distinct investment models in its overall approach, and several additional variations of those models, all of which are blended together in Rabar’s program.

Risk Management

Rabar employs a number of risk management techniques in the strategy with a view toward reducing and controlling risk in the portfolio. For example, Rabar’s portfolio is broadly diversified thereby spreading the risk across multiple markets. Rabar’s portfolio is also diversified across multiple quantitative models, limiting the risk exposure in the portfolio to any one such model. Rabar also employs predetermined stop loss levels or exit points for each position. These stop losses can have the effect of limiting the exposure to each position, system, market and market sector, and in the portfolio as a whole. In addition, Rabar utilizes a proprietary quantitative methodology to determine the size of each position with a view toward equalizing risk in the portfolio across all markets.

It should be noted that the risk management techniques described above may not have the desired effects of controlling or even reducing risk in the portfolio, as investing in commodity interests involves a high degree of risk.

Research & Development

Rabar believes that the development of quantitative models for use in investing in commodity interests is a continual process. To this end, Rabar conducts an ongoing research and development effort led by Paul Rabar and including a team of professionals working on research related matters. The goal of the research effort is to evaluate the continued viability of the existing models, to enhance the existing models, and to develop new models. Although these goals may not be achieved, through its research effort Rabar has modified its models over time and it is likely that modifications will be made in the future. Thus, the models that might be used by Rabar in the future may differ from those presently used or those used in the past. Clients such as Grant Park will not be informed about non-material modifications, including generally, markets or commodity interest contracts traded.

Miscellaneous

As stated above, some investment decisions involve the exercise of judgment by Rabar. For example, the decision not to trade particular commodity interests or to reduce or eliminate exposure in particular markets may result at times in missing price moves and hence profits of great magnitude, which other managers who are willing to trade these commodity interests or have not reduced exposure may be able to capture. For these and other reasons, the performance of Rabar may not result in profitable trading.

EMC Capital Management, Inc.

EMC is an Illinois corporation formed and organized in January 1988. It has been registered as a commodity trading advisor since May 1988 and as a commodity pool operator since February 1991. EMC filed a 4.7 Exemption in September 2007. EMC also is a member of the NFA. The business address and telephone number of EMC are 2201 Waukegan Road, Suite West 240, Bannockburn, Illinois 60015, and (847) 267-8700.

Management

Elizabeth A. Cheval and the Elizabeth A. Cheval Revocable Trust are principals of EMC. Ms. Cheval is the chairperson of EMC, its sole director and, through the trust, of which she is the sole beneficiary and trustee, its sole shareholder. Ms. Cheval began investing in commodity interests in January 1984 when she was selected by Richard J. Dennis, Jr., a speculative trader of futures and options, to invest for his personal account pursuant to a program developed by Mr. Dennis. As his employee, Ms. Cheval received extensive training from Mr. Dennis, who personally supervised her investment activities. In December 1986 Ms. Cheval became a self-employed trader and continued to invest for accounts of family members of Mr. Dennis. In May of 1988, Mr. Dennis elected to discontinue his trading program, and Ms. Cheval started EMC.

Before working with Mr. Dennis, Ms. Cheval worked with A.G. Becker, a Chicago-based brokerage firm, on the floor of the Chicago Board of Trade. Ms. Cheval has invested in futures since 1983, when she began investing in financial futures for her own account. She received a B.A. in mathematics from Lawrence University in 1978. Ms. Cheval currently is a limited partner in Grant Park.

Some of the commodity interests that EMC will trade for client accounts, including Grant Park’s account, and that EMC or its principal may trade for their own accounts, if any, are limited with respect to the size of a position that any one speculative trader or trading concern may directly or indirectly own or control. EMC has advised the general partner that if EMC or its principal reach a speculative position limit, they will reduce the positions so that all accounts are treated in a fair and equitable manner.

EMC’s Trading Program

EMC’s objective in providing management services to Grant Park is to effect appreciation of Grant Park’s assets through speculative trading of commodity interests.

EMC currently uses a trading program called the Classic Program for Grant Park. EMC has been trading the Classic Program since October 1991. The investment strategy employed in the Classic Program is technical rather than fundamental in nature in that it is developed from analyses of patterns of actual monthly, weekly and daily price movements and is not based on analysis of fundamental factors such as supply and demand, general economic conditions or anticipated world events. EMC relies on historical analyses of these price patterns to interpret current market behavior and to evaluate technical indicators for trade initiations and liquidations. EMC’s investment strategy in the Classic Program is trend-following in that initiations and liquidations of positions in a particular market are generally in the direction of the price trend in that market.

EMC employs an investment strategy that uses a number of trading systems simultaneously. Also, the strategies are diversified in that EMC actively invests in a portfolio of 74 markets.

Although the specific commodity interests, including futures contracts, options on futures contracts, forward contracts and cash commodities, to be invested in through the Classic Program will vary from time to time, at the present time, EMC principally invests in futures contracts and forward currency contracts for its clients. Examples of futures contracts that are now invested in by EMC include precious and base metals, U.S. and foreign financial instruments, stock indices, foreign currencies, grains and grain products, energy products such as crude oil, and soft commodities such as orange juice, sugar and coffee. EMC may invest in other commodity interests in the future. EMC also may invest in foreign currency forward contracts and, to a lesser extent, may engage in EFP transactions.

The commodity interests typically invested in through the Classic Program have been chosen for, among other things, their historical performance and for their customary liquidity. EMC may frequently invest, however, in less liquid markets. If an open position cannot be liquidated, Grant Park may be required to accept delivery of the underlying commodity. In these circumstances, it may be necessary for Grant Park to borrow funds.

If possible within existing market conditions, EMC adheres to the requirements of a money management system that determines and limits the equity committed to each position, each commodity and each group of commodities, and sets optimal stop-losses for each position and each account. The level of liquidation determined by this money management system can override liquidations determined by technical indicators.

EMC continues to develop investment strategies and programs, as well as risk and money management systems. As a result of EMC’s ongoing research and development, enhancements and modifications have been made from time to time in the specifics of EMC’s methods, and it is likely that similar enhancements and modifications will be made in the future. Accordingly, the methods that may be used by EMC in the future might differ from those presently being used. The general partner will be informed of changes in EMC’s trading methods if strategy changes are deemed material by EMC.

Eckhardt Trading Company

ETC is an Illinois corporation formed in May 1992 that became registered as a commodity trading advisor and commodity pool operator and a member of the NFA in June 1992. ETC succeeded to the business formerly conducted by William Eckhardt, who was individually registered as a commodity trading advisor and commodity pool operator and a member of the NFA from June 1991 until his registration was changed over to ETC in June 1992. William Eckhardt is the chairman, chief executive officer and sole beneficial shareholder of ETC; John

D. Fornengo is president. The address and telephone number of ETC’s business office is 1314 North Dearborn Parkway, Carriage House, Chicago, IL 60610 and (312) 787-1107.

Management

The principals of ETC are William Eckhardt and John D. Fornengo.

Mr. Eckhardt has traded futures professionally for over 32 years. He received a B.A. in mathematics from DePaul University in 1969 and a M.S. in mathematics from the University of Chicago in 1970. In 1974, after four years of doctoral research at the University of Chicago in mathematical logic, he began trading for his own account at the Mid-America Commodity Exchange. Mr. Eckhardt traded off-floor for his personal account from 1978 through July 1991. In July 1986, he began managing accounts for a small number of friends and business associates, and in July 1991, he began managing accounts as a registered commodity trading advisor.

In conjunction with his trading, over the past 28 years Mr. Eckhardt has conducted extensive research into the nature of futures price action and risk management. He has developed numerous technical trading systems. Along with Richard Dennis, he co-developed certain trading systems and subsequently co-taught these systems to a group of individuals that have become known as the “Turtles.”

Mr. Eckhardt was a full member of the Chicago Board of Trade from 1983 to 1988 and the Chicago Mercantile Exchange (“CME”) from 1979 to 1986 and held other memberships at various other times. He currently holds a seat at the CME Index and Option Market. From October 1983 to July 1991, Mr. Eckhardt was a partner of C&D Commodities, which was formerly active as a futures commission merchant and chiefly involved with clearing partner capital, futures research and trading administration. In 1991, the partnership (and FCM) ceased all business operations and C&D Commodities, Inc. (“C&D, Inc.”) was established to continue the futures research and trading administration activities previously conducted by the partnership. Mr. Eckhardt was an officer of C&D, Inc. until August 1997. In January 2001, ETC took over the employment of the individuals previously employed by C&D Commodities.

Mr. Fornengo, a 1980 honors graduate of Lake Forest College, Lake Forest, Illinois, has traded futures for over 20 years. He has been professionally associated with Mr. Eckhardt since the beginning of his trading career in April 1986. In December 1991, he became registered as a commodity trading advisor and began managing client accounts utilizing the technical indicators of ETC’s system, which he modified with systematically larger position sizes.

In January 1993, Mr. Fornengo began working with ETC to assist Mr. Eckhardt in the implementation and execution of ETC’s trading program. In June 1995, Mr. Fornengo became vice president of ETC, and in August 1999, he became president. From January 1989 through June 1995, Mr. Fornengo managed a proprietary account for Mr. Eckhardt, the cash balance of which was invested in Eckhardt Futures Limited Partnership in July 1995. Mr. Fornengo is registered in his individual capacity as a sole proprietor commodity trading advisor; currently, he has no accounts under management.

Mr. Eckhardt is responsible for the overall activities of ETC and is solely responsible for ETC’s system development and ongoing research. Mr. Fornengo is responsible for ETC’s trading operations, including the implementation and execution of ETC’s trading programs. Mr. Eckhardt and Mr. Fornengo share the responsibility of any judgment or discretion utilized for such implementation.

ETC’s Trading Program

Effective June 1, 2007, ETC uses its Higher Leveraged Program in trading for Grant Park. Prior to June 1, 2007, ETC used its Global Financial Program in trading for Grant Park. Both trading programs are based on the same trading approach, except that the Higher Leveraged Program trades larger position sizes, currently averaging approximately 20% larger than those in the Global Financial Program, and trades additional markets. Therefore, due to increased leverage, the Higher Leveraged Program entails a greater degree of risk. ETC began managing accounts according to the Higher Leveraged Program in October 1991. Currently the market groups or contracts traded for the Higher Leveraged Program include U.S. and international interest rates, stock indices currencies and cross-rates, metals, energy products, grains and soft markets.

ETC’s objective is to achieve appreciation of its clients’ assets through speculative trading of futures contracts and related investments. ETC primarily engaged in trading futures contracts on U.S. and non-U.S. exchanges.

In addition, ETC may trade options on futures, forward contracts on commodities and currencies, and cash currencies, and may engage in transactions in physical commodities, including EFPs (in addition to EFPs in currencies). The exact nature of ETC’s methods are proprietary and confidential. The following description is, of necessity, general and not exhaustive.

ETC’s trading approach is the product of over 28 years of intensive research on futures price action, risk management and trading system development. Diverse systems are melded in accordance with the modern mathematical theory of risk. The systems are technical in origin and trend following in thrust. They are not based on the analysis of fundamental supply and demand factors.

ETC’s trading approach is predominantly applied in an algorithmic or mechanical manner. Occasionally, discretion and judgment may be used; discretion is nonetheless informed by investigations into historical price action and is often employed for risk management purposes. Discretion also may be utilized in connection with the timing of the entry of orders in the markets traded.

ETC believes that research is a crucial component of the trading enterprise; time and resources are devoted to it accordingly. The systems used have undergone an evolutionary development, some for protracted periods. Many of the current systems bear little resemblance to their prototypes. The systems are subject to change if ETC’s methodological principles indicate that it is warranted. Additionally, trading decisions may require the exercise of judgment of ETC. The decision not to trade certain futures, not to make certain trades or to reduce position sizes may result at times in missing price moves and profits of great magnitude that other trading advisors who are willing to trade such positions, or trade larger positions, may be able to capture. The past performance of ETC is not indicative of profitable trading in the future.

The markets traded have been chosen for historical performance, and for customary liquidity;

however, there can be no assurance of liquidity. From time to time ETC may trade in less liquid markets. In cases involving futures contracts, ETC may determine to accept or to make delivery, or market conditions may be such that an open position cannot be liquidated to avoid delivery. In the event of delivery, it may be necessary for Grant Park to borrow funds. Such borrowing may, but is not required to, be arranged by ETC from independent third parties, generally banks, at market rates for short-term loans; any borrowing will be at Grant Park’s expense.

Graham Capital Management

Graham Capital Management, L.P. was organized as a Delaware limited partnership in May 1994. The general partner of Graham is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the president and sole shareholder. The limited partner of Graham is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. Graham became registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and a member of the NFA on July 27, 1994.

As of September 30, 2007, Graham had approximately 186 employees and managed assets of approximately $5.3 billion. Graham maintains its main business office at 40 Highland Avenue, Rowayton, CT 06853. Graham’s telephone number is 203-899-3400.

Management

Kenneth G. Tropin is the chairman, the founder and a principal of Graham. Mr. Tropin has developed the majority of the firm’s core trading programs and he is additionally responsible for the overall management of the organization, including the investment of its proprietary trading capital. Prior to founding Graham in 1994, Mr. Tropin served as president, chief executive officer, and a director of John W. Henry & Company, Inc., a commodity pool operator and commodity trading advisor, during which the assets under management grew from approximately $200 million to approximately $1.2 billion. Previously, Mr. Tropin was senior vice president at Dean Witter Reynolds, an investment bank, where he served as director of Managed Futures and as president of Demeter Management

Corporation, a commodity pool operator, and Dean Witter Futures and Currency Management Inc., a commodity trading advisor. Mr. Tropin has also served as chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980’s.

Paul Sedlack is the chief executive officer, the general counsel and a principal of Graham. He oversees the operation of the finance and administration departments and is also responsible for all legal and compliance matters. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert’s Singapore office from 1988 to 1989. Prior to joining Graham in June 1998, Mr. Sedlack was a partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

Robert E. Murray is the chief operating officer and a principal at Graham and is responsible for the management and oversight of client services, systematic trading, technology and risk management. Prior to joining Graham, from 1984 until June 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including managing director of the Strategic Products Group, chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray’s tenure) and chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). From August 1993 to October 2003, Mr. Murray was a principal of VK Capital Inc., a commodity pool operator and commodity trading advisor from August 1987 to April 2007. Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as vice chairman and a director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor’s Degree in Finance from Geneseo State University in 1983.

Thomas P. Schneider is an executive vice president, the chief trader and a principal of Graham. He is responsible for managing Graham’s systematic futures and foreign exchange trading execution,

including all of its core and short term quantitative trading strategies, and developing and maintaining relationships with independent executing brokers and futures commission merchants (“FCMs”). From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a commodity trading advisor in Dallas, Texas, where he was ultimately chief trader, vice-president and principal, responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as chief trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis. Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance, and received his Executive M.B.A. from the University of Texas at Austin in 1997.

Robert G. Griffith is an executive vice president and principal of Graham, responsible for evaluating and implementing research-related initiatives. Prior to joining Graham, Mr. Griffith’s company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information systems from the University of Iowa in 1979.

Savvas Savvinidis, C.P.A., joined Graham in April 2003 as chief financial officer and a principal. He was chief operating officer of Agnos Group, L.L.C. from January 2001-February 2003 and had previously served as director of operations of Moore Capital Management, Inc., from October 1994 to June 2000, and of Argonaut Capital Management, Inc., from July 1993 to September 1994, each an investment management firm. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John’s University with a B.S. in accounting, Mr. Savvinidis started his career with Grant Thornton in 1984, where he received his CPA designation in 1986.

Fred J. Levin is the chief economist, a senior discretionary trader and a principal of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc., a bond trading firm. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital, an investment management firm. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil, an oil trading firm. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

Alex Mucelli is an executive vice president and a principal of Graham, specializing in institutional client relationships as well as the development of structured products and portable alpha initiatives. Prior to joining Graham in March 2006, Mr. Mucelli held the positions of chief operating officer and head of client services at Arden Asset Management, LLC, a New York-based fund of hedge funds which, at the time of his departure, was a leading absolute return low volatility focused fund provider with a diverse institutionally-focused product mix and approximately $10 billion under management. Prior to joining Arden in February 2003, Mr. Mucelli held various positions with Goldman Sachs & Co., the investment bank, from March 1994 to December 2002, including leadership roles within the firm’s sales and trading businesses, Goldman Sachs Wealth Management, and the Investment Banking Division. Mr. Mucelli received a B.A. in History from Hamilton College in 1986.

William Pertusi is the Risk Manager and a Principal of Graham, responsible for identifying, monitoring and acting upon financial risks relative to financial returns in Graham’s diverse trading strategies. Prior to joining Graham in April 2006, Mr. Pertusi held the positions of director and risk manager at SAC Capital Advisors LLC, an investment management firm, from July 2004 to April 2006. From July 2002 to July 2004 he was employed as a portfolio manager at SAC specializing in mortgage-backed securities. From March 1999 to July 2002, Mr. Pertusi held various positions with Lehman Brothers Inc., the investment bank, including senior vice president and global head of content for e-commerce. From January 1992 through February 1998 he worked at Lehman as senior vice president holding positions in sales, trading, and risk management. Mr. Pertusi worked at Credit Suisse First Boston, the investment bank, as a director from February 1998 through November 1998. He held the position of vice president in fixed income sales at Salomon Brothers Inc., an investment bank, from June 1990 to January 1992; and assistant vice president in fixed income sales at The First Boston Corporation, an investment bank, from June 1987 through June 1990. Mr. Pertusi received a B.S. in Electrical Engineering from Lehigh University in 1983, an M.B.A. from Harvard in 1987, and an M.S. in Mathematics from Fairfield University in 2006.

Barry S. Fox is Director of Research of Graham. He became an Associated Person of Graham effective November 10, 2000 and a Principal on November 15, 2007. Mr. Fox joined Graham in August 2000 as a portfolio manager and developed several systematic trading programs. In May 2005, he joined Graham’s Research Department, was appointed Co-Associate Director of Research in October 2005, and was appointed Director of Research in April 2007. From March 1991 until April 1998, Mr. Fox held positions of increasing responsibility at John W. Henry & Co. Inc., a commodity pool operator and commodity trading adviser, concluding as the director of research. From November 1996 to April 1998, Mr. Fox was an associated person of JWH Investment Management, Inc., which was a commodity pool operator from January 1996 to July 1999 and a commodity trading advisor from January 1996 to July 1999 and July 2000 to August 2006. Mr. Fox was also an associated person from November 1991 to March 1997 of JWH Investments Inc., a registered commodity trading advisor from June 1991 to March 1997. Mr. Fox was also an associated person from October 1992 to April 1998 and a principal from December 1997 to April 1998 of Westport Capital Management Corporation, a registered commodity pool operator since September 1990. From June 1989 until March 1991, Mr. Fox was a partner at Technical Trading Group an investment management firm in Farmingdale, New York. Mr. Fox received a B.S. in Business Administration from State University of New York at Buffalo in 1986.

Isaac Finkle is chief legal officer and a principal of Graham. As Chief Legal Officer, he oversees the legal aspects related to the firm’s futures activities. Prior to joining Graham in May 2003, Mr. Finkle worked at Morgan Stanley DW Inc., a U.S. broker-dealer, in New York, from September 1999 through May 2003, as first vice president and senior attorney, and from December 1997 to September 1999, as a legal consultant, focusing on the firm’s commodity pool and futures businesses. In November 1997, Mr. Finkle completed work on his doctoral dissertation in sociological theory for which he received a Ph.D. in May 1998 from the University of Pennsylvania. Mr. Finkle began his legal career as an associate at Skadden, Arps, Slate, Meagher & Flom from September 1985 to October 1989 and at Milbank, Tweed, Hadley & McCloy from October 1989 to February 1991, each in New York. From September 1991 to November 1997, while engaged in work on his Ph.D. degree, Mr. Finkle worked as a legal consultant to Salomon Brothers Inc. (April to November 1997) and to Westpac Banking Corporation (September 1996 to March 1997), as an associate with Debevoise & Plimpton (December 1994 to November 1995) and as counsel for Law Cost Management Group (October 1993 to November 1994), all in New York. Mr. Finkle received a J.D. from New York University School of Law in 1985 and a B.A. with honors in philosophy from Haverford College in 1973.

Steven T. Aibel is a discretionary trader and a principal of Graham, specializing in global macro markets with a primary focus on foreign exchange. Prior to joining Graham in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase, the investment bank, from April 2002 to March 2003 trading foreign exchange. He began his career at Goldman Sachs and Co., the investment bank, in the precious metals area in 1988 until 1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Brothers, the investment bank, from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston, the investment bank, as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. Mr. Aibel was a partner at Monroe Capital, an investment management firm, from May 2000 to January 2001. He worked as a trading sector desk manager at Bank of America from March 2001 through April 2002. Mr. Aibel received an MBA in 1988 with a double major in Finance and

International Business and a B.A. in 1987 in Finance, all from George Washington University.

Eric C. Fill is a discretionary trader and a principal of Graham, specializing in foreign currency. Prior to joining Graham in March 2005, Mr. Fill was employed at Commerzbank Securities as a senior proprietary trader from April 2004 through November 2004. From October 1988 to April 2004, Mr. Fill was employed at Commerzbank New York. While at Commerzbank, he worked as a global macro proprietary trader (1996 to 2004) and a foreign exchange sales trader (1994 to 1996). Between 1991 and 1994, Mr. Fill ran the money market funding desk for Commerzbank Atlanta. From 1989 to 1991 he was a money market trader at Commerzbank New York. Mr. Fill graduated from the University of Rochester with a B.A. in Economics in 1988.

Sanjeev Gupta is a discretionary trader and a principal of Graham specializing in the global fixed income and foreign exchange markets. Prior to joining Graham in May 2007, Mr. Gupta worked as a fund manager and senior trader at Proxima Alfa Investments USA LLC, a commodity trading advisor and Vega Asset Management USA LLC, an investment management firm, from June 2002 to April 2007. From June 1992 to May 2002, Mr. Gupta was a senior vice president at Banco Santander, trading fixed income and foreign exchange. From June 1986 to August 1990, Mr. Gupta was employed by Citicorp Software, where he served as software engineer and consultant. Mr. Gupta earned a Bachelor’s degree from The Indian Institute of Technology in May 1986 and an M.B.A. from the Wharton School of the University of Pennsylvania in May 1992.

Robert C. Hill is a discretionary trader and a principal of Graham specializing in the energy commodity markets. Prior to joining Graham in April 2003, Mr. Hill worked as a consultant at Gerson Lehrman Group, a business consulting group. From November 1999 to October 2002, he was employed as director of trading at Duke Energy, an energy distributor. From March 1997 to October 1999, Mr. Hill was an energy trader at the energy trading firm Louis Dreyfus Energy Corp. and from May 1994 to March 1997, he worked for Enterprise Products Company, an energy distributor, as a distribution coordinator for energy products. Mr. Hill received an M.B.A. in 1997 from the University of St. Thomas in

Houston, TX and a B.A. in 1992 from Stephen F. Austin State University.

Britton Holland is a discretionary trader and a principal of Graham, specializing in the energy commodity markets. Prior to joining Graham in March 2004, Mr. Holland worked as manager, Financial Trading at Duke Energy Corporation, an energy distributor. From August 1998 to April 2002, he was employed in various groups at Duke Energy ranging from Risk Management to Term Deal Origination before moving to Financial Trading. Mr. Holland received a B.A. in Economics in 1997 from the University of Texas in Austin, Texas.

Steven H. Jacolow is a discretionary trader of the Manager specializing in global macro markets with a focus on global foreign exchange, fixed income and equity indices. He became an Associated Person of the Manager effective February 15, 2007 and a Principal on June 5, 2007. Prior to joining the Manager in September 2006, Mr. Jacolow managed a portfolio at his investment management firm, Aboukir Investment Management, from October 2005 through August 2006. From March 2004 through September 2005, Mr. Jacolow worked as a proprietary trader at Deutsche Bank in New York. From January 2002 through February 2004, Mr. Jacolow served as a trading manager for Cunningham Asset Management, an investment management firm in London. Prior to that time, he was on sabbatical from November 2000 to December 2001. From April 1999 through October 2000, Mr. Jacolow was employed as a senior trader for the Bank of Tokyo-Mitsubishi in London. From August 1998 through April 1999, Mr. Jacolow served as a proprietary trader for AIG Trading, a financial trading firm, in London; and from October 1997 through July 1998 for Union Bank of Switzerland/Swiss Bank Corporation in London. From April 1996 through October 1997, Mr. Jacolow was employed as a portfolio manager at Winchester Asset Management Ltd., an investment management firm, and its affiliates. Mr. Jacolow was also an associated person and principal from October 1996 to October 1997 for Chilbolton Investments Inc., a registered commodity pool operator and commodity trading advisor from October 1996 to October 1997. From April 1993 through June 1995, Mr. Jacolow worked as a trader for Caxton Corporation, an investment management firm. From September 1991 to February 1993, Mr. Jacolow worked as a foreign exchange trader for Commodities Corporation, a commodity trading advisor. From January 1988 to August 1991, Mr. Jacolow was employed by Ernst & Young, the accounting firm, as a Senior Consultant. Mr. Jacolow received a B.A. in Economics in 1987 and a M.B.A. in Accounting from Rutgers University in 1989.

Peter Jepsen is a discretionary trader and a principal of Graham, specializing in global macro markets with a focus on fixed income and currencies. Prior to joining Graham in March 2006, Mr. Jepsen was employed as a portfolio manager at Exis Capital Management, an investment management firm, in New York from March 2002 to March 2006. From February 2001 to February 2002, he worked as a portfolio manager at Argonaut Capital Management in New York, an investment management firm. Mr. Jepsen began his career at Bankers Trust/Deutsche Bank Asset Management in June 1993 where he worked on the international fixed income desk and thereafter the domestic fixed income desk until January 2001. He qualified as a Chartered Financial Analyst in 1996. Mr. Jepsen graduated from Bucknell University in June 1993 where he received his B.A. in Economics.

David E. Keelan is a discretionary trader and principal of Graham, specializing in long/short credit strategies. Prior to joining Graham, in February 2007, Mr. Keelan was a senior portfolio manager at Exis Capital, an investment management firm, from May 2006 to January 2007, and from September 2002 to August 2005, where he ran a long/short credit strategy. From September 2005 to April 2006, Mr. Keelan worked as a portfolio manager at Millennium Partners, an investment management firm, in New York. From June 1999 to August 2002, Mr. Keelan was an associate portfolio manager at State Street Research, an investment management firm in Boston, focused on credit. Mr. Keelan worked as a trader for RAIF, an investment management firm, from November 1998 through January 1999. From August 1995 to October 1998, Mr. Keelan was a government bond trader for Merrill Lynch, the investment bank. Mr. Keelan received a M.B.A. in finance from New York University in 1995 and a B.A. from Colgate University in 1988. Mr. Keelan received the designation CFA in 2002.

Raymond T. Murphy is a discretionary trader and a principal of Graham specializing in statistical option volatility strategies relating to equity index and individual commodity markets. Prior to joining Graham in September 2006, Mr. Murphy was president, from July 1992 through August 2006, of RTM Management, Inc., a consulting firm he founded concentrating on the development and implementation of trading strategies and index development. Mr. Murphy was the primary architect of the Standard & Poor’s Commodity Indices and served as a consultant to Standard & Poor’s periodically between 2001 and 2005. From June 1986 through June 1992, Mr. Murphy was employed as a portfolio manager at Intermarket Management Inc. At various times during the period he worked at RTM Management, Inc., he was also an associated person with Carter Road LLC, a commodity trading advisor, (from March 2004 to December 2006, where he was a senior trader), with Intermarket Brokerage LLC, an introducing broker, (from September 2002 through March 2004), where he was a programmer and analyst; and with Intermarket Asset Management LLC, a commodity trading advisor, (from September 2002 through December 2003), where he was a senior trader and a principal. Mr. Murphy was also registered with the NFA as a floor broker from November 1987 to June 1990 and from September 1993 to March 2007. Mr. Murphy received a B.S. in finance from Fairfield University in 1982.

Stephan Wenger is a discretionary trader and a principal of Graham, specializing in the global fixed income and foreign exchange markets. Prior to joining the Manager in May 2007, Mr. Wenger was manager of short-term interest rates trading at the investment bank Citigroup for the proprietary and macro desks since October 1997. From September 1994 to June 1997, Mr. Wenger served as deputy of the head desk at Union Bank of Switzerland in Zurich, responsible for trading G11 rates and foreign exchange. From January 1991 to August 1994, Mr. Wenger was employed by Swiss Volksbank as a proprietary G11 foreign exchange trader. Mr. Wenger earned a Federal Diploma from the Swiss Banking School in 1989 and a FX Diploma from the FOREX England/Bank of England in 1994.

Graham’s Trading Methods

Graham trades actively in both U.S. and foreign markets, primarily in futures contracts, forward contracts, spot contracts and associated derivative instruments such as options and swaps. Graham engages in exchange for physical (EFP) transactions, which involve the exchange of a futures position for the underlying physical commodity without making an open, competitive trade on an exchange. Graham also may take long and short positions in equity securities, fixed income securities, hybrid instruments, options, warrants, customized contractual agreements and other financial instruments as it endeavors to achieve superior results for investors and enhanced portfolio diversification. Graham at times will trade certain instruments as a substitute for futures or options traded on futures exchanges. Instruments and contracts not traded on any organized exchange may be entered into with banks, brokerage firms or other financial institutions or commodity firms as counterparties. Graham has complete flexibility in the instruments and markets in which it may invest.

At standard leverage, Graham normally will commit between 10% and 30% of an account’s equity to meet initial margin requirements, and initial margin requirements over time are expected to average 13% to 20%. Margins required to initiate or maintain open positions are established by brokerage firms selected by Graham clients to perform clearing services. The typical margin levels described above are applicable to brokerage arrangements with competitive terms for major institutional customers. Higher margin requirements may be observed under alternative arrangements or when a broker establishes margins exceeding exchange minimum levels.

Graham’s Trading Program

Graham trades Grant Park’s assets allocated to it in accordance with its Global Diversified Program, which Graham has been trading since February 1995, as described below. Margin requirements over time at standard leverage are expected to average about 13% to 20% of equity for the accounts traded by Graham.

Graham reserves the right in extraordinary market conditions to reduce leverage and portfolio risk if it feels in its sole discretion that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that Graham’s actions will enhance performance.

The Global Diversified Program utilizes multiple computerized trading models designed to participate in potential profit opportunities during sustained price trends in approximately 65 global markets. This program features broad diversification in both financial and non-financial markets.

The strategies that are utilized are primarily long-term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

As part of each of the aforementioned investment programs, Graham utilizes the trend system or systems associated with the program as dictated above, but may also include trend systems with varying time horizons as well as counter-trend trading systems and trading systems that do not seek to identify or follow price trends at all. Such systems generally are based on computerized mathematical models and rely primarily on technical rather than fundamental information as the basis for their trading decisions.

In addition, Graham may include as a part of any investment program discretionary trading strategies that, unlike Graham’s systematic trading strategies, determine trades subjectively on the basis of a Graham trader’s personal assessment of trading data and trading experience.

Graham believes that the use of multiple trading systems and strategies for each account can diversify the management of a client’s capital, enhance performance and reduce volatility and risk. Counter-trend systems, non-trend systems and other strategies may add value attributable to their low correlation to Graham’s trend systems. Importantly, counter-trend systems, non-trend systems and other strategies may generate successful performance results in trading range type markets where there are few long-term trends.

Graham also expects to develop additional trading systems and strategies and to modify the systems currently in use over time. As an example of such efforts, Graham has recently incorporated a proprietary multi-factor leverage model within each of its trend-following programs to systematically adjust the program’s exposure to key market sectors based on proprietary factors that assess the potential for prices to trend in the near term. Graham believes strongly in the importance of research and development activities and particularly in the development of new trading strategies.

In connection with its programs’ systematic trading, Graham may employ discretion in determining the leverage and timing of trades for new accounts and the market weighting and participation.

Winton Capital Management

Winton Capital Management Limited, a United Kingdom company, became registered with the CFTC as a commodity trading advisor in January 1998, and as a CPO on December 16, 1998. Winton is a member of the NFA. Winton is also authorized and regulated by the United Kingdom’s Financial Services Authority (“FSA”). Winton has six principals, David W. Harding, Osman Murgian, Martin J. Hunt, Anthony H. Daniell, Samur Jersey Ltd. and Amur Jersey Ltd. Winton’s principal office is located at 1-5 St. Mary Abbot’s Place, London W8 6LS, United Kingdom, and its telephone number is 011-44-20-7610-5350.

Management

David Winton Harding, born in 1961, founded Winton Capital Management Limited in February 1997, and is the firm’s managing director. Having graduated from Cambridge University with a First Class Honors Degree, he began his career in the financial industry in 1982. Between September 1982 and December 1984, he held various positions as a UK Gilt trader and salesman at two UK stockbrokers: Wood MacKenzie and Johnson Matthey & Wallace. He then joined Sabre Fund Management Ltd, a CFTC-registered commodity trading advisor located in London, as an assistant technical trader and researcher, and was later promoted to Director of Research. In December 1986, he moved to Brockham Securities Ltd (“Brockham”), a privately owned sugar trading and managed futures company, to assist in the development and marketing of the firm’s futures fund management services.

In February 1987, Mr. Harding left Brockham and, together with colleagues Michael Adam and Martin Lueck, founded Adam, Harding and Lueck Ltd. (“AHL”), a computer-driven, research-based commodity trading advisor. By 1989, this firm had grown into the UK’s largest commodity trading advisor, with more than $50 million under management. At that time, the principals sold a 51% stake to E D & F Man Group Ltd. (“EDFM”), one of the largest distributors of futures funds internationally.

Between 1989 and 1993, when assets under management rose to $300 million, Mr. Harding headed up AHL’s quantitative research team, supervising approximately 15 full-time research staff, supported by a software team of approximately a dozen programmers. This team developed a multiplicity of quantitative trading strategies in addition to AHL’s successful trend- following trading approach. During this time, Mr. Harding was also involved in the company’s international institutional marketing efforts, in particular in Europe, the Middle East, South East Asia, Japan and the U.S.

In September 1994, EDFM bought out the minority shares owned by Mr. Harding and the original partners, and AHL was consolidated into EDFM fund management division. Mr. Harding then formed and headed up a new division of EDFM, called E D & F Man Quantitative Research, leading a research team that developed quantitative trading models primarily for use by EDFM’s fund management companies. Mr. Harding left EDFM in August 1996 and in February 1997 founded Winton together with Martin Hunt and Osman Murgian. Winton’s founding principle is the belief that robust statistical research provides the richest and most reliable source of information on market behaviour. Research has always constituted the largest area of investment in the company, which remains private and tightly controlled, employing around 130 people. In 2005, Winton set up a research “campus” in the Oxford Science Park to better pursue its mission of long term scientific research. In July 2007 Winton opened a second research campus in Hammersmith. The company currently employs over 70 researchers with PhDs and Masters degrees in such diverse fields as: operations research, statistics, actuarial science, extragalactic astrophysics and financial mathematics, with a distinct focus on practical application.

Osman Murgian, born in 1934, is a founding director of Winton. Educated at Brighton College in England, Mr. Murgian was also one of the original shareholders and directors of AHL. Mr. Murgian lives in Nairobi, Kenya, and is the owner of or an investor in a number of international businesses ranging from real estate to transportation. Mr. Murgian has a beneficial interest of more than 10% of Winton’s share capital. This interest is held by Samur Jersey Ltd. and Amur Jersey Ltd., both of which are investment holding companies ultimately owned by Mr. Murgian’s family foundation.

Martin John Hunt, born in 1962, is a director of the firm. Mr. Hunt began his career in the UK managed futures industry in October 1983 as a trainee trader for a trading advisor, Futures Fund Management Ltd. In January 1986, he was appointed manager of the trading operations for Sabre Fund Management, also a trading advisor. In February 1988, he joined AHL, then a newly established trading advisor, where he was responsible for the company’s trading operations. Mr. Hunt’s role was to ensure the efficient execution of the firm’s computer-generated futures and interbank orders on over $120 million of assets under management. These orders spanned more than 60 markets, five time zones and 15 exchanges worldwide.

In August 1991, Mr. Hunt assumed responsibility for marketing and operations at Royston Investments, Ltd, which at the time was a CFTC-registered commodity trading advisor. In March 1994, he established himself as an independent marketing and compliance consultant to firms in the UK managed futures industry. These consultancy activities continued until February 1997, when he was recruited by David Harding to handle the formation, structuring and subsequent day-to-day operations of Winton. At Winton, Mr. Hunt supervises the trading operations and has responsibility for the firm’s regulatory compliance and finance.

Anthony Hamilton Daniell, born in 1954, leads Winton’s sales and marketing team. After 10 years in the British Army, which included gaining a civil engineering degree, Mr. Daniell began his career in the financial sector in March 1983 at David Allsopp and Partners, as an equity analyst following US defense companies. He moved to Rowe and Pitman in April 1986 where he became co-head of US equity sales. From March 1994 to December 2001, Mr. Daniell was co-head of emerging markets and then head of Latin American equities. Mr. Daniell was responsible for cash and derivative sales, trading and research and was promoted to managing director in January 1999. From April 1986 to December 2001, as a result of a series of mergers and acquisitions, Rowe and Pitman changed its name a number of times and ultimately became part of UBS. Mr. Daniell left UBS in December 2001. In January 2002 he started at Eday Ltd, an FSA registered private limited company which marketed absolute return funds. In 2003, Eday Ltd began to assist Winton’s marketing. In October 2004, Mr. Daniell joined Winton and became a director in October 2006.

Winton’s Trading Methods

Winton’s investment philosophy is directed towards long-term capital appreciation through compound growth. This is achieved by pursuing a diversified trading scheme without reliance on favorable conditions in any particular market, nor does it depend on the general direction of market prices. The investment technique of Winton’s Diversified Program, which Winton has been trading since October 1997, trades a portfolio of more than 100 futures, options and forward markets (collectively referred to hereafter as trading in “commodity interests.”) on major commodity exchanges and forward markets worldwide, employing a totally computerized, technical, principally trend-following trading system developed by its principals. This system tracks the daily price movements from these markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk. A trend-following system is one that attempts to take advantage of the observable tendency of the markets to trend, and to tend to make exaggerated movements in both upward and downward directions as a result of such trends. These exaggerated movements are largely explained as a result of the influence of crowd psychology or the herd instinct, amongst market participants. The Winton trading system has been developed by relating the probability of the size and direction of future price movements with certain indicators derived from past price movements which characterize the degree of trending of each market at any time.

Trade selection is not subject to intervention by Winton’s principals and therefore, is not subject to the influences of individual judgment. As a mechanical trading system, the Winton model embodies all the expert knowledge required to analyze market data and direct trades, thus eliminating the risk of basing a trading program on one indispensable person. Equally as important is the fact that mechanical systems can be tested in simulation for long periods of time and the model’s empirical characteristics can be measured. The system’s output is rigorously adhered to in trading the portfolio and intentionally no importance is given to any external or fundamental factors.

The Winton system trades in all the easily accessible and liquid commodity interests that it practically can. As at the date of this Disclosure Document, Winton’s portfolio mainly consists of commodity interests which are futures, options and forward contracts in the following areas: stock indices; bonds; short term interest rates; currencies; precious and base metals; grains; livestock; energy and agricultural products. Winton is constantly looking for new opportunities to add additional markets to the portfolio, thus further increasing the portfolio’s diversification.

Effective June 1, 2007, the portion of Grant Park’s net assets allocated to Winton Capital Management was reallocated to the Dearborn Select Master Fund, SPC — Winton Segregated Portfolio — Class GP.

Welton Investment Corporation

Welton Investment Corporation is a Delaware corporation and is the successor to a California corporation originally formed in November 1988. In 1989, Welton became a registered commodity trading advisor and commodity pool operator with the CFTC. The firm is also a member of the NFA, the Managed Funds Association, and the Alternative Investment Management Association. Welton’s offices are located at the Eastwood Building, San Carlos between 5th and 6th, Carmel, California 93921-6147. The firm’s telephone number is (831) 626-5190. As of December 31, 2006, Welton managed approximately $204 million and had 14 employees.

Welton provides qualified investors professional investment management services focused on managed futures-based trading strategies utilizing quantitative research combined with experienced portfolio management. Welton’s beneficial shareholders include: Patrick Welton, Annette Welton and Jerry Harris. The Principals of Welton are: Patrick Welton, Annette Welton, Jerry Harris, Brent Hankins and David Nowlin. All five principals have worked together at Welton for over a decade.

Management

Patrick Welton co-founded the firm in 1988, and serves as Chief Executive Officer and Chairman. Mr. Welton oversees the firm’s trading and research efforts, and is the senior management reviewer of all risk management reporting. Mr. Welton is also a principal of Welton Global Funds Management Association, which acts as the statutory CPO for Welton’s offshore funds. This entity was registered as a CPO and commodity trading advisor with the CFTC in February 1996. Mr. Welton has been active in futures, options, and equities market research since 1981 and served on the Board of Directors of the NFA from 1997-2000. Mr. Welton has spoken at conferences, authored articles, participated in panel presentations and served on committees for the Managed Funds Association and the NFA. He is also an investment committee member of a California public pension plan and an endowment. Mr. Welton holds undergraduate, doctoral and postdoctoral degrees from the University of Wisconsin, UCLA and Stanford University, respectively.

Annette Welton co-founded the firm in 1988, and serves as the Chief Operating Officer. Ms. Welton oversees all corporate finance and operations for the firm. She leads Welton’s Executive Team in addition to developing strategic corporate planning policy. She has served in the MFA’s Public Relations and Trading and Markets Committees, as well as on the NFA’s Nominating Committee. Ms. Welton holds a Bachelor of Science degree from UCLA.

Jerry Harris serves as Director of Business Development. He has been a member of AIMA, MFA, Center for International Securities and Derivatives Management and the Family Office Exchange. Mr. Harris holds a Masters of Science degree in Information Systems from USC and a Bachelor of Science degree from the University of Virginia. He also holds the Chartered Alternative Investment Analyst designation. Mr. Harris has been with Welton since 1993.

Brent Hankins is the firm’s Senior Portfolio Manager. Mr. Hankins’ responsibilities include portfolio management, research and development of trading strategies and oversight of the firm’s trading operations. He holds a Bachelor of Science degree from California Polytechnic University at San Luis Obispo. Mr. Hankins began his career as a Trading Associate with Welton and has been with the firm since 1993.

David Nowlin is the firm’s Chief Compliance Officer. Mr. Nowlin oversees all aspects of the firm’s corporate and regulatory compliance along with the administrative operations. Mr. Nowlin earned an MBA from Santa Clara University and a Bachelor of Arts degree from Westmont College, and has been with the firm since 1993.

Welton’s Trading Program

Since its inception, Welton has offered managed futures advisory services to trading managers, institutional and high net worth clients. Welton will use its Global Direction Portfolio program, described below, in managing the assets assigned to it from Grant Park.

Global Directional, which has been trading since June 2004, is designed to reliably deliver the style class returns of directional managed futures accompanied by a sustainable performance advantage. This program leverages Welton’s research and trading experience including Welton’s Alpha Strategies Portfolio program trading since October 1996. The program trades exchange-traded futures and forward contracts and may engage in exchange for physical (EFP) transactions.

Global Directional follows a rigorous and transparent investment process starting from the design level through final performance assessment to both internal and external standards. Global Directional utilizes complementary mathematical model classes in the trade screening process, tracking numerous global commodity, currency, interest rate, and equity index markets. These methods span differing sub-styles as well as timeframes. Dynamic portfolio sector and time frame position exposures create tendencies within the portfolio toward lower exposures in over extended trends and in non-directional markets, and toward higher exposures in both rapidly moving and longer sustained trending markets. Rigorous benchmarking used includes measured assessments of core return basis, beta capture of the style class, style class consistency, alpha generation to style class, and low correlation to other asset classes.

Welton continues to develop and refine investment strategies and programs through ongoing research and development. Its own internal benchmarking process is an important contributor to this research flow. At its sole discretion, Welton may adjust the methodology, weighting, capacity and market composition of its portfolios at any time. Accordingly, the methods that may be used by Welton in the future on behalf of Grant Park might differ from those currently being applied. However, the general partner will be informed of all material changes to Welton’s trading methods prior to implementation.

Trading Policies of Grant Park

The objective of Grant Park is to achieve appreciation of its assets through trading in futures contracts, forward contracts, options contracts and other interests in commodities. The general partner and the trading advisors follow the operating policies described below in attempting to achieve this objective.

Liquidity

Grant Park invests only in futures contracts and other commodity interests that are traded in sufficient volume to permit, in the opinion of the trading advisors, ease of taking and liquidating positions.

Spot Commodities

Although Grant Park does not expect to make or take delivery of commodities, it is authorized to do so. In addition, Grant Park may from time to time trade in spot, or cash, commodities.

Leverage

Grant Park normally will not be as highly leveraged as permitted in the case of an investment by an individual investor, and the trading advisors may use less than the otherwise available amount of leverage in the application of certain money management techniques on behalf of Grant Park. Historically, Grant Park’s ratio of margin to equity has typically been between 8% to 15%, but it can range from 5% to 25%.

Borrowings

Grant Park does not currently trade in cash commodities. Also, since inception, Grant Park has not been required to take physical delivery, and does not anticipate being required to do so in the future. However, in the unlikely event that physical delivery is required, the general partner believes that it would be able to borrow sufficient funds from U.S. banks at current market rates to provide the funds necessary to accept such delivery.

Spreads and Straddles

Grant Park may employ spreads or straddles in its trading. Spreads and straddles are futures trading transactions involving the simultaneous buying and selling of a particular futures contract in the same or a related commodity but involving different delivery dates. The purpose of these trades is to earn profits from a widening or narrowing movement of the two prices of the futures contracts.

Pyramiding

Grant Park does not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or another commodity interest.

Modifications in Trading Policies

The advisory contracts require the trading advisors to notify the general partner of any material modification in trading policies promptly and in any event no less than 10 business days prior to institution of the modification. The general partner will not be notified of non-material changes in the nature or types of commodity interests traded.

PERFORMANCE OF GRANT PARK - CLASS A UNITS

(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Class A units for the last five full calendar years is presented below. The past performance record of Grant Park Class A units since Grant Park’s inception in January 1989 appears in the Statement of Additional Information on page 150.

While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class A units)
Type	Privately offered (through February 2003); Publicly offered beginning June 30, 2003; Multi-advisor
Inception of Trading	January 1989
Aggregate Gross Subscriptions at 9/30/07	$120,908,995
Net Asset Value at 9/30/07	$68,837,834
Worst Monthly Percentage Draw-Down* (Since 1/02)	- 11.66% 04/04
Worst Peak-to-Valley Draw-Down* (Since 1/02)	- 23.65% 02/04 – 08/04

	Rate of Return
	2007	2006	2005	2004	2003	2002
January	1.25%	3.49%	-5.96%	0.38%	2.72%	-0.87%
February	-4.18	-3.28	3.42	7.33	5.77	-5.95
March	-4.55	4.06	-0.51	-1.40	-7.47	2.26
April	5.23	9.46	-5.05	-11.66	2.57	-3.07
May	4.60	-0.81	3.98	-4.75	9.68	5.17
June	4.16	-2.85	1.89	-4.47	-1.26	10.07
July	-3.72	-3.66	-1.96	-3.36	-0.49	6.63
August	-3.71	2.20	1.97	-0.32	0.19	1.57
September	8.78	-1.10	-0.04	1.07	0.13	2.87
October		-0.64	-3.38	3.43	2.52	-6.04
November		3.59	4.16	8.45	-0.91	-2.53
December		-0.92	-1.36	-0.89	6.00	5.58
Year	7.06%	9.11%	-3.44%	-7.58%	20.03%	15.25%

*	Draw-Down means losses experienced by Grant Park over a specified period.

Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

During the period presented through March 31, 2003, Grant Park’s net profits and losses were allocated on a capital account-by-capital account basis. As of April 1, 2003, net profits and losses are allocated on a per-unit basis within each class of units. Investors should note that these two methods of allocation may result in slight differences in how Grant Park’s performance is calculated.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF GRANT PARK - CLASS B UNITS

(Unaudited)

The past performance record of Grant Park’s Class B units is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class B units)
Type	Public; Multi-advisor
Inception of Trading	August 2003
Aggregate Gross Subscriptions at 9/30/07	$456,980,631
Net Asset Value at 9/30/07	$363,594,429
Worst Monthly Percentage Draw-Down* (Since 8/03)	-11.72% 04/04
Worst Peak-to-Valley Draw-Down* (Since 8/03)	-23.99% 02/04 – 08/04

	Rate of Return
	2007	2006	2005	2004	2003
January	1.18%	3.41%	-6.04	0.31%
February	-4.25	-3.35	3.34	7.25
March	-4.62	3.98	-0.59	-1.47
April	5.15	9.38	-5.12	-11.72
May	4.52	-0.88	3.90	-4.82
June	4.09	-2.92	1.81	-4.55
July	-3.79	-3.73	-2.03	-3.44
August	-3.78	2.12	1.89	-0.40	0.12%
September	8.70	-1.17	-0.11	0.99	0.06
October		-0.71	-3.45	3.35	2.45
November		3.51	4.08	8.37	-0.98
December		-0.90	-1.35	-0.96	5.93
Year	6.38%	8.28%	-4.25%	-8.40%	7.66%

*	Draw-Down means losses experienced by Grant Park over a specified period.

Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

Grant Park is a multi-advisor commodity pool organized to pool assets of its investors for purposes of investing those assets in U.S. and international commodity futures, forward contracts and other commodity interests, including options contracts on futures, forwards and commodities, spot contracts, swap contracts and security futures. Grant Park has been in continuous operation since it commenced trading on January 1, 1989.

Critical Accounting Policies

Grant Park’s most significant accounting policy is the valuation of its assets invested in U.S. and international futures and forward contracts, option contracts and other interests in commodities. The substantial majority of these investments are exchange-traded contracts, valued based upon exchange settlement prices. The remainder of its investments are non-exchange-traded contracts with valuation of those investments based on third-party quoted dealer values on the Interbank market. With the valuation of the investments easily obtained, there is little or no judgment or uncertainty involved in the valuation of investments, and accordingly, it is unlikely that materially different amounts would be reported under different conditions using different but reasonably plausible assumptions.

Results Of Operations

Grant Park’s returns, which consist of Grant Park’s trading gains plus interest income less brokerage fees, performance fees, operating costs and offering costs borne by Grant Park, for the three months ended September 30, 2007 were 0.84% for Class A units and 0.63% for Class B units. For the year ended December 31, 2006, Grant Park had a positive return of 9.11% for Class A units and 8.28% for Class B units. For the three months ended September 30, 2006, the return for Class A units was negative 2.63% and the return for the Class B units was negative 2.83%. For the year ended December 31, 2005, Grant Park had a negative return of 3.44% for the Class A units, and 4.25% for the Class B units. For the year ended December 31, 2004, the return for the Class A units was negative 7.58%, and the return for the Class B units was negative 8.40%. Grant Park’s total net asset value at September 30, 2007, September 30, 2006, December 31, 2006, 2005 and 2004 was $432.4 million, $360.4 million, $382.3 million, $289.9 million and $289.7 million, respectively.

The table below sets forth Grant Park’s trading gains or losses by sector for the nine months ended September 30, 2007 and 2006, and for each of the years ended December 31, 2006, 2005 and 2004.

	% Gain (Loss)
	Nine Months Ended September 30,		Year Ended December 31,
Sector	2007	2006	2006	2005	2004
Interest Rates	4.9%	4.5%	(1.0)%	(1.0)%	(1.0)%
Currencies	5.4	(2.0)	0.8	(4.6)	1.3
Stock Indices	(1.0)	2.3	6.9	5.1	(1.2)
Energy	1.6	(2.0)	(1.7)	1.0	3.2
Agriculturals	1.9	(2.4)	(2.1)	(1.0)	2.1
Meats	(0.7)	(0.1)	(0.3)	(0.1)	0.3
Metals	(0.1)	10.0	10.8	1.2	(1.0)
Softs	(0.9)	0.5	0.3	1.7	(1.0)
Miscellaneous	0.0	0.0	0.0	(0.1)	(0.7)

Total	11.1%	10.8%	13.7%	2.2%	2.0%

Three months ended September 30, 2007 compared to three months ended September 30, 2006

For the three months ended September 30, 2007, Grant Park had a positive return of approximately 0.8% for the Class A units and 0.6% for the Class B units. On a combined unit basis prior to expenses, approximately 2.3% resulted from trading gains and 1.2% was due to interest income. These gains were offset by approximately 2.8% in brokerage fees, performance fees and operating and offering costs borne by Grant Park. For the same period in 2006, Grant Park had a negative return of approximately 2.6% for the Class A units and 2.8% for the Class B units. On a combined unit basis prior to expenses, approximately 1.9% resulted from trading losses which were offset by 0.3% of interest income. The trading losses were further increased by approximately 1.2% in brokerage fees, performance fees and operating and offering costs borne by Grant Park.

Nine months ended September 30, 2007 compared to nine months ended September 30, 2006

For the nine months ended September 30, 2007, Grant Park had a positive return of approximately 7.1% for the Class A units and 6.4% for the Class B units. On a combined unit basis prior to expenses, approximately 11.1% resulted from trading gains and 3.7% was due to interest income. These gains were offset by approximately 8.3% in brokerage fees, performance fees and operating and offering costs borne by Grant Park. For the same period in 2006, Grant Park had a positive return of approximately 7.0% for the Class A units and 6.3% for the Class B units. On a combined unit basis prior to expenses, approximately 10.8% resulted from trading gains and approximately 2.4% was due to interest income. These gains were offset by approximately 6.8% in brokerage fees, performance fees and operating and offering costs borne by Grant Park.

Nine months ended September 30, 2007

Grant Park ended the third quarter of 2007 with a net year-to-date gain of 7.06% in the Class A units and 6.38% in the Class B units. Gains were fairly evenly distributed amongst market sectors during the course of a volatile quarter of trading. The decision by the U.S. Federal Reserve to lower the Federal Funds target rate by 50 basis points at its September meeting was preceded by the first reported drop in U.S. non-farm payrolls in four years and widespread concern that the problems plaguing sub-prime mortgage lenders could lead to a global liquidity crisis. Fixed income prices rallied on speculation of further rate cuts and flight-to-quality buying as investors sought protection from the volatility of equity markets, which had weakened considerably at the beginning of the quarter on mortgage market worries. Currency markets adopted a mercurial tone as the Fed’s rate cut, along with speculation of future rate reductions, sent the U.S. dollar to a new all-time low versus the euro; the Canadian dollar reached parity with the dollar for the first time in thirty years, buoyed by a spike in commodity prices. Wheat prices rallied to new historical highs amid growing foreign demand and extremely dry conditions across Australian growing regions. Crude oil prices traded above $80 for the first time, pushed higher on worries over sectarian strife in Nigeria, falling inventories and speculation that further interest rate reductions in the U.S. could spur economic growth. Gold prices were also higher during the quarter, trading above the $700 level on investors’ concerns that the Fed’s easier monetary policy could lead to longer term inflation.

Key trading developments for Grant Park during the first nine months of 2007 include the following:

Grant Park recorded gains for the month of January. Class A units were up 1.25% and Class B units were up 1.18%. Positions in the interest rate sector recorded the largest gains for the month, particularly in the foreign markets. Short positions in the British short sterling and long gilt contracts reported gains after an unexpected rate hike by the Bank of England resulted in lower prices for interest rate instruments. Short positions in the domestic market were also profitable after prices for Eurodollars fell in response to data that suggested some inflationary risk for the U.S. economy. Prices for crude oil sank to 18-month lows, resulting in gains for short positions in the energy sector. Comments by the Saudi ambassador to the U.S. indicating that oil prices could go lower forced a sell off in crude as investors speculated that OPEC might not push for further production cuts. The U.S. Department of Energy reported an unexpected rise in gasoline inventories, resulting in gains for short positions in unleaded gasoline. Positions in the stock indices reported gains as lower energy prices boosted global share markets. Long positions in the German DAX and S&P Composite Index registered the largest gains. Long positions in nickel resulted in gains as the threat of a strike at a Canadian mine kept prices for the raw material at higher levels; short positions in copper also gained ground as prices fell in response to a downturn in the U.S. housing market. Long positions in the currency sector sustained losses as the New Zealand and Australian dollars depreciated against the U.S. dollar, mainly due to weakness in the majority of base metal markets. Lastly, losses were incurred from long positions in the soft/agricultural commodities markets where prices for corn fell after weakness in the energy markets led to the perception of lessening demand for ethanol distillates; an upward revision in U.S. beef production resulted in losses for long positions in the livestock markets.

Grant Park sustained losses for the month of February. Class A units were down 4.18% while Class B units were down 4.25%. Long positions in the stock indices sustained substantial losses as a result of the plunge in global share prices near the end of the month. Chinese stock prices fell more than 8% in a single session as investors became concerned that the Chinese government might introduce new regulations designed to discourage illegal share offerings and investments using borrowed money. The weakness spilled over into Europe and the United States as program trading on behalf of institutional investors resulted in massive liquidation of stocks. Short positions in the interest rate sector incurred losses as falling share prices caused investors to reallocate assets to fixed income instruments. Additionally, prices along every part of the yield curve rallied in response to weaker than expected data on US durable goods and new home sales. Positions in Eurodollars and LIFFE Euribor experienced the largest setbacks. The currency sector reported negative performance after the Bank of Japan raised short-term rates, resulting in losses to short positions in the Japanese yen; the yen was also higher as the result of investors unwinding “carry” trades in which they initially sold the yen to buy currencies from economies offering a better rate of return. Short positions in the energy sector incurred losses as a combination of cold weather and renewed concerns over Iran’s nuclear ambitions resulted in higher prices for crude oil and related products. Long positions in the base metals resulted in gains, particularly in the nickel market where increased demand from steel mills combined with supply concerns resulted in a 14% price increase during the month. Lastly, long positions in the soybean complex recorded gains after prices there rallied on strong demand for US exports, especially from China. Prices were also higher on speculation that farmers would dedicate less acreage to soybean production and more to corn as a result of the growing demand for ethanol. Live cattle prices were also higher, benefiting long positions.

Grant Park recorded losses for the month of March. Class A units were down 4.55% and Class B units were down 4.62%. Positions in the global stock indices reported losses as equity markets continued to trade lower in the wake of the massive stock liquidation at the end of February. Concerns over the tense situation between the West and Iran, rising energy prices and a slowing U.S. housing market all contributed to lower share prices. Reports from the U.S. Department of Agriculture indicating that U.S. farmers planned on increasing corn crop acreage by 15% in 2007 resulted in losses for long positions in corn. Prices in the soybean complex also fell during the month, resulting in net losses for the soft/agricultural commodity sector. Short positions in the Eurodollar market experienced setbacks as prices for interest rate instruments rallied in response to a lower-than-expected reading on U.S. fourth-quarter GDP, a plunge in new home sales and a contraction in U.S. manufacturing. Indications that the U.S. Federal Reserve Bank might drop its tightening bias on short-term interest rates also pushed prices higher. Falling equity markets continued to have a negative effect on precious metals prices, sending gold to lower levels as investors liquidated positions in order to offset losses from equity positions. Concerns over slow U.S. economic growth also contributed to lower prices. Positions in the currency sector registered losses after the U.S. dollar traded higher relative to its major counterparts. A lower-than-anticipated release of the February unemployment rate helped push the dollar higher, resulting in losses to long positions in the Canadian dollar. Positions in the cross rates also lost ground as the euro depreciated against the Japanese yen. Lastly, long positions in the energy sector reported gains as prices for unleaded gasoline rallied in response to strong U.S. demand and reports of shrinking inventories. Unleaded gas prices were up a little more than 9% for the month.

Grant Park recorded gains for the month of April. Class A units were up 5.23% and Class B units were up 5.15%. Positions in the currency sector resulted in the largest gains during April as the U.S. dollar depreciated relative to its major trading partners. Weak U.S. economic data combined with the perception that European interest rates could be headed higher caused the dollar to lose ground to the euro and British pound. Profits also came from cross rate positions as the euro traded higher against the Japanese yen after lower-than-expected data on Japanese consumer prices and industrial production was released. Global share markets traded higher throughout the month, resulting in gains for stock index positions. Forecasts for increased global economic growth along with positive earnings reports were the main drivers of the upside move in stocks. The largest gains came from positions in the S&P Composite Index and German DAX. Base metal positions reported gains as prices for raw materials continued to trade higher during April. A 17% rise in Chinese demand for copper from the same period one year ago spurred that contract to five-month highs on the London Metals Exchange. Nickel prices were also higher as worries over supply continued to concern traders. Rising inventories combined with technically based selling were profitable for short positions in the cotton market, leading to gains for the soft/agricultural commodities sector. Sugar prices were also lower resulting in gains for short positions. Long positions in the energy sector were profitable as unleaded gasoline prices moved higher on reports of falling inventories. Speculation that warmer weather could result in increased fuel demand also contributed to the rally. Lastly, short positions in the U.S. fixed income markets were dealt losses as prices for Treasury instruments and interest rate products traded higher in response to weaker-than-expected data on U.S. consumer prices.

Grant Park recorded gains for the month of May. Class A units were up 4.60% and Class B units were up 4.52%. Short positions in the global fixed income markets were responsible for the majority of gains during the month. Prices for European fixed income products were lower on expectations that better-than-expected economic growth in the Euro zone would prompt the European Central Bank to tighten monetary policy at least twice more during 2007. Short positions in the Canadian bill market were profitable after prices fell in response to a government report showing that inflation accelerated during April, causing the Bank of Canada to signal a rate hike. Global share prices were higher by month’s end, resulting in gains for Grant Park’s long positions in the sector. The rally in stock prices was fueled by a combination of strong corporate earnings, continued merger and acquisition activity, and reports of slowing inflation in the United States. Positions in the currency sector posted gains as the news of higher inflation in Canada sent the Canadian dollar higher against the U.S. dollar. Long positions in the Mexican peso were also profitable after that currency settled the month higher relative to the dollar. Prices in the soybean complex were higher, resulting in gains for Grant Park. Reports that key growing regions have received less than a quarter of their average moisture drove bean prices higher as investors became concerned with the possibility of crop damage. The prospect of increased consumption of bio-diesel fuel added a bid to the soybean oil market. Metals positions sustained losses during the month as prices for industrial metals fell in response to China’s efforts to cool stock market speculation by increasing the stamp tax. Long positions in copper lost ground as prices fell on lower Chinese imports.

Nickel longs were dealt losses following reports of growing inventories. Lastly, weakness in global energy prices resulted in losses for long positions in the sector. Natural gas positions incurred the largest setbacks.

Grant Park posted gains for the month of June. Class A units were up 4.16% and Class B units were up 4.09%. Short positions in the currency sector gained ground after the Japanese yen weakened against most of its major counterparts. The yen depreciated relative to the U.S. dollar and the euro as investors sold the yen in order to purchase assets denominated in higher yielding currencies. Long positions in the New Zealand dollar were also profitable. Short positions in the interest rate sector yielded gains as prices for Australian fixed income products fell on news that the Australian economy grew at its fastest pace in three years, increasing the likelihood of a rate hike by the Reserve Bank of Australia. The release of a stronger-than-anticipated employment report put further downward pressure on prices. Additionally, short positions in Euro bunds were also profitable. Soybean prices rallied during the month, resulting in gains for long positions in the soft/agricultural commodities sector. The rally in the bean complex came after the USDA announced that U.S farmers had planted 64 million acres of soybeans, considerably less than analysts’ estimates. An increase in the amount of acreage dedicated to corn production was a contributing factor, analysts said. Short positions in the natural gas market led to gains for the energy sector. Analysts suggested that moderate temperatures across much of the United States led to rising inventories and lower prices. Long positions in the metals sector reported losses after reports of higher nickel inventories forced prices for the industrial metal lower. Lastly, long positions in the stock index sector incurred losses after global share markets settled the month lower on concerns over the possibility of higher inflation. The S&P Composite Index and Spanish IBEX sustained the largest losses as investors worried that the U.S. Federal Reserve and European Central Bank might be forced to raise short-term interest rates in the event of higher prices.

Grant Park sustained losses during the month of July. Class A units were down 3.72% and Class B units were down 3.79%. Short positions in the interest rate sector were dealt losses after Standard and Poor’s lowered ratings on some European collateralized debt obligations. The decision pushed prices for foreign government-backed securities higher as investors reduced their exposure to corporate debt. Weakness in global equities at month’s end caused flight-to-quality buying in global government fixed income markets, resulting in further losses. Long positions in the stock indices reported losses after further worries over the state of U.S. sub-prime loans caused a massive sell-off in domestic and foreign equities markets. Disappointing earnings reports also pushed share markets lower. Currency positions lost ground after the Japanese yen rallied materially against virtually all of its trading partners. Investors, looking for protection from losses incurred in equity markets, unwound positions in which they initially borrowed yen in order to invest in assets denominated in higher-yielding currencies, sending the yen higher relative to the euro and New Zealand dollar. Concerns over a possible credit squeeze sent metals prices lower, resulting in losses for long positions. Gold prices fell as investors sought to reduce their exposure to commodities risk; a rally in the U.S. dollar also contributed to weakness in gold prices. Weakness in commodity prices extended to the soft/agricultural sector where favorable growing conditions and well-timed rains resulted in lower grain prices. Long positions in the soybean complex sustained the largest losses in the sector. Lastly, positions in the energy sector were profitable during the month. Long positions in crude oil gained as prices rallied amid reports of falling U.S. inventories and the possibility of renewed sectarian strife in Nigeria. Natural gas prices fell, benefiting short positions.

Grant Park posted trading losses during the month of August. Class A units were down 3.71% and Class B units were down 3.78%. Currency positions sustained the largest setbacks. Foreign currencies fell relative to the dollar after investors fled some emerging market currencies for the relative safety of the greenback; long positions in the euro lost ground after the European Central Bank added liquidity to the banking system in order to head off a possible credit squeeze. Short positions in the Japanese yen were dealt losses as investors, seeking to preserve capital, liquidated massive positions in the yen carry trade, leading to losses from cross-rate positions in the New Zealand dollar. Long positions in the energy sector reported losses as prices for crude oil fell on speculation that a possible credit crunch could result in an expanded economic slowdown. Further selling occurred after Hurricane Dean failed to disrupt refinery operations in the Gulf of Mexico. Similar to the energy sector, long positions in the base metals sustained losses as prices for copper and aluminum fell on concerns that a broader economic slowdown would reduce demand for raw materials. Long positions in the soft/agricultural commodities sector experienced losses as prices for soybean oil fell after rains across key growing regions improved the outlook for the current crop. Coffee prices also fell, adding to losses. Long positions in the wheat market mitigated losses in the sector as strong demand for U.S. exports pushed prices higher for the month. Reduced long positions in the global stock indices sustained losses as share prices weakened further on concerns that U.S. subprime mortgage defaults could have a material effect on credit availability. Lastly, long positions in the fixed income sector recorded gains as prices for Japanese Government Bonds rallied as investors sought protection from the volatility of the equity and corporate bond markets. The likelihood that the Bank of Japan would refrain from raising interest rates in the current environment also resulted in higher prices.

Grant Park recorded gains for the month of September. Class A units were up 8.78% and Class B units were up 8.70%. The release of the U.S. non-farm payrolls number sent the U.S. dollar lower against most of its foreign counterparts, resulting in gains for the currency sector. Analysts had estimated that the economy had grown by 110,000 jobs during August but the report showed that 4,000 jobs had actually been lost and that previously released July and June jobs data had been downwardly revised. The news prompted the U.S. Federal Reserve Bank to lower the federal funds rate by 50 basis points, putting further pressure on the dollar, which established all-time lows against the euro and reached parity with the Canadian dollar for the first time in 30 years. Positions in the soft/agricultural commodities sector were profitable as grain prices rallied throughout the month. Wheat markets provided the bulk of gains as strong demand from India and the Middle East combined with extremely dry conditions in Australian growing regions pushed prices higher. Soybean prices also gained after the USDA reported that the amount of acreage dedicated to soybean production would probably shrink over the next few years. The initial payrolls report and the subsequent rate cut by the Federal Reserve benefited long positions in the metals sector as gold prices traded above the $700 level for the first time in 16 months. The precious metal moved closer to the $750 range after the rate cut as investors, worried about the prospects of rising prices, purchased gold as a possible protection against longer term inflation. Long positions in the energy sector gained ground as prices rallied during the month on strong demand from all directions. The Fed’s decision to cut rates pushed crude oil above $80 for the first time as traders speculated that the rate cut would stimulate the economy and lead to stronger demand. Gains also came from the stock index sector after the Hong Kong Hang Seng rallied on the news that China’s currency regulator had relaxed investment restrictions, allowing more Chinese citizens to invest in Hong Kong share markets. Lastly, long positions in the interest rate sector posted gains after the Federal Reserve’s aggressive rate cut sent prices for domestic fixed income instruments higher. Long positions in the Eurodollar contract posted the largest profits as prices at the short end of the yield curve gained the most ground.

Nine months ended September 30, 2006

Grant Park ended the third quarter of 2006 down 2.63% in the Class A units and down 2.83% in the Class B units. This brings the year to date performance for Class A and Class B units through September 30, 2006 to 6.99% and 6.30%, respectively. The quarter was characterized by the same themes that dominated the second quarter: choppy currency markets and strong metals and international equity markets. However, Grant Park had to contend with liquidating its long energy holdings as oil declined 20% from its high during the quarter.

Currency markets continued to be dominated by two way trading with the exception of the yen, which weakened during the quarter. Positions in the sector were light as most currencies continued to trade in a narrow range.

Both domestic and international equity indices continued their strength. Suggestions from the U.S. Federal Reserve that they may be ready to pause their rate hike cycle helped fuel higher equity prices around the globe.

Metal prices also continued their strength as low stock piles and strong demand helped send prices higher in the base metal sector. Work stoppages in China and Canada helped contribute to strong gains early in the quarter. As these labor issues were settled later in the quarter, base metals started to give back some of their previous gains.

Finally the dominant theme affecting Grant Park was the large correction in the energy markets. After hitting a high of $80 in early July, December ’07 oil experienced a 20% correction during the quarter. Accordingly, Grant Park was forced to liquidate all of its long positions in the energy markets at a loss.

Key trading developments for Grant Park during the first six months of 2006 include the following:

Grant Park recorded gains for the month of January. Class A units were up 3.49% for the month while Class B units were up 3.41% for the month. Positions in the metals, stock indices, agricultural/soft commodities and energies were profitable. Losses came from positions in the interest rate and currency sectors. Long positions in gold and silver recorded gains as precious metals rallied on news that Iran had removed U.N. seals from uranium purification equipment, sparking fears of a possible military showdown. Longs in aluminum and zinc were profitable as word that China’s economy grew at a greater-than-expected pace sent prices for base metals higher. Long positions in the stock indices were profitable as a rise in German business confidence led to higher prices on the German DAX. The London FTSE-100 gained ground on strength from steel shares while the S&P Composite Index traded higher after it was reported that U.S. durable goods orders grew for a third straight month in December. Continued South American demand for sugar-based ethanol resulted in profits to long positions in the soft/agricultural commodities as sugar prices settled higher for the month. Longs in the coffee market gained as strong demand during the holiday season pushed prices higher for the month. Longs in the energy sector were profitable as the situation in Iran sparked worries over crude oil and gasoline supplies. Reports that militants had targeted Nigerian refinery operations further added to concerns, driving prices higher. Long positions in the London long gilt and British short sterling sustained losses as prices for interest rate instruments fell on news that December retail sales in the U.K. were better-than-anticipated. Losses also came from short positions in the Canadian bills. Lastly, positions in the currency sector were unprofitable as speculation regarding the direction of interest rates in the U.S. and Europe dominated the sector. Long positions in the Swiss franc lost ground as the currency fell versus the U.S. dollar. Losses also came from positions in the Australian and New Zealand dollars.

Grant Park sustained losses for the month of February. Class A units had a negative return of 3.28% for the month and Class B units had a negative return of 3.35% for the month. Positions in the metal, energy and currency sectors experienced the largest setbacks. Losses were also the result of positions in the agricultural/soft commodities and interest rate products. Profits came from positions in the stock indices. Base and precious metals prices fell during the month, resulting in losses to long positions in the sector. Lower than expected U.S. industrial production data for January sent prices for copper, zinc and aluminum lower. Analysts suggested that an expected increase in mining activity in 2006 was also responsible for the weakness in base metals. Gold and silver were weaker as the possibility of further interest rate increases in the U.S. forced precious metals prices lower. Long positions in the crude oil market led to losses in the energy sector after data showed crude inventories to be at higher levels than the same period last year. This was possibly the result of unseasonably warm weather in the Northeastern United States. Gasoline prices were also lower, causing losses to long positions. Short positions in the currency sector lost ground as the Japanese yen rallied on comments from Bank of Japan officials suggesting that the Central Bank might gradually increase short-term interest rates which have hovered near zero percent since 2001. This caused the currency to appreciate against the euro, British pound and U.S. dollar. Coffee and sugar prices were lower during the month, resulting in losses for long positions in the soft/agricultural sector. Analysts suggested that the weakness stemmed from the expectation that global production of coffee would rise, particularly in Africa, causing investors to take profits on long positions. Long positions in the foreign interest rate products reported losses as prices for the Australia Ten and Three-year bonds closed lower. Losses also came from positions in the U.S Thirty-year Treasury bond. Lastly, long positions in the stock indices made gains on the strength of utility and banking stocks. The German DAX and Spanish IBEX settled higher, benefiting long positions.

Grant Park recorded gains for the month of March. Class A units were up 4.06% for the month while Class B units were up 3.98% for the month. Positions in the interest rates, metals and stock indices posted profits; losses came from positions in the currency, soft/agricultural commodity and energy sectors. Short positions in the Eurodollars and U.S. Treasury instruments benefited as prices for fixed income products fell on the possibility of higher interest rates in the U.S. After raising short term rates for the 15th consecutive time, the Federal Open Market Committee cautioned that further increases could be needed to balance economic growth and price stability. Short positions in the Eurobund and Euribor benefited as prices fell after the European Central Bank boosted short term interest rates early in the month and then indicated that conditions remained favorable for continued economic expansion. Long positions in silver posted gains as the prospect of the U.S. Securities and Exchange Commission’s approval of a silver-based Exchange Traded Fund sent prices higher on speculation that the approval of the fund would deplete supplies of the precious metal. Long positions in the copper market profited as prices were higher on the expectation that current levels of physical demand could outpace inventories of the base metal. Favorable earnings forecasts for automobile and real estate stocks helped push foreign stock indices higher during the month, which benefited long positions in the London FTSE-100, Paris CAC and German DAX. Gains also came from long positions in the Tokyo Nikkei. Short positions in the foreign currencies recorded losses as the euro and Swiss franc appreciated against the U.S. dollar on the expectation that there might be more room for interest rate hikes in Europe as opposed to the U.S. Wet weather across the Midwestern U.S. led to losses from long positions in the soft/agricultural commodity sector as prices for Kansas City wheat fell after heavy rains blanketed the growing region. Corn prices also fell, resulting in losses for long positions. Finally, short positions in the energy sector reported losses as concerns over supply sent prices for heating oil and gasoline higher for the month.

Grant Park posted gains during the month of April. Class A units were up 9.46% and Class B units were up 9.38%. The majority of sectors were profitable, with the largest advances the result of positions in the metals sector, followed by gains in interest rates, energies, stock indices and currencies.

Losses were confined to positions in the soft/agricultural commodity sector. Long positions in the metals markets reported gains as prices for base metals appreciated during the month. Supply concerns dominated the marketplace as reports of work stoppages at mines in Mexico sent copper prices higher. Forecasts for increased global economic growth also boosted base metals, spurring nickel and aluminum prices to higher levels for the month. Long positions in the gold market benefited as the precious metal traded above $600 per ounce after investors became concerned over claims that Iran had begun to produce enriched uranium. Short positions in the interest rate sector were rewarded as fixed income prices fell on concerns over inflation in Europe and the United States. Short positions in the U.S. Treasury bond, London long gilt and Euro bund benefited as the possibility of interest rate increases on both sides of the Atlantic pushed fixed income prices lower. Short positions in the Australian 90-day bills and ten-year bonds also posted earnings. Worries over supply led to gains in the energy complex as the news regarding Iran’s uranium enrichment program sent crude oil prices higher on concerns that a showdown with the U.S. /U.N might hamper production. Rebel attacks on petroleum facilities in Nigeria also resulted in higher prices. Gains from technology and mining stocks sent the Tokyo Nikkei and Australian Share Price Index higher, resulting in gains to long positions in the stock index sector. Long positions in the currency sector reported gains as the euro currency appreciated against the dollar after the Qatar Central Bank indicated that it would buy euros to diversify its currency holdings. The British pound and Swiss franc also appreciated against the dollar, benefiting long positions in those currencies. Finally, long positions in the sugar market resulted in losses for the soft/agricultural commodity sector as analysts attributed the weakness to liquidation of long positions by investors seeking to protect recent gains.

Grant Park experienced minor trading losses during the month of May. Class A units had a negative return of 0.81% while Class B units had a negative return of 0.88%. Stock index positions incurred the largest setbacks, followed by losses to positions in the energy and soft/agricultural commodity sectors. Positions in metals, currencies and interest rates reported gains for the month. Long positions in the stock indices sustained losses as global stock markets experienced a volatile month.

Concerns over the prospect of higher inflation, rising interest rates and the possibility of slowing economic growth led to losses from long positions in the German DAX, Nasdaq-100 Index and Tokyo Nikkei. Positions in the energy sector reported setbacks after a report earlier in the month announced that U.S. gasoline inventories had experienced a weekly increase for the first time since February of this year, leading to speculation of lessened demand during the summer driving season. Long positions in the crude oil, heating oil and gasoline markets reported losses. Short positions in the soft/agricultural commodity sector resulted in losses as prices for live cattle were higher during the month on what analysts described as a technical driven rally, with investors pushing prices higher as they moved to liquidate short positions. Long positions in the sugar market also reported losses as prices there were lower for the month. Long positions in the metals sector recorded gains as reports of tight supplies combined with continued economic growth in India, China and South America sent base metals prices higher. Reports of supply disruptions in Mexico and Chile also pushed industrial metal prices higher. Long positions in the foreign currencies profited as the U.S. dollar lost ground to the euro, Swiss franc and British pound amid speculation that short term interest rates could rise faster in Europe than in the United States. Lastly, short positions in the domestic interest rate market were profitable as the Eurodollar contract traded lower after the U.S. Federal Open Market Committee raised the federal funds target rate to 5% and issued a statement saying that any additional rate hikes would depend upon economic data going forward.

Grant Park posted trading losses during the month of June. Class A units were down 2.85% while Class B units were down 2.92%. Positions in the currencies, metals, soft/agricultural commodities and stock indices accounted for the majority of losses; energy positions also sustained setbacks. Gains came from positions in the interest rate sector. Long positions in the currency sector incurred losses as the U.S. dollar moved higher during the month, buoyed by the U.S. Federal Reserve Bank’s decision to continue its series of interest rate hikes. Long positions in the euro, British pound and Swiss franc experienced the largest losses as investors were concerned that the interest rate differential between the U.S. and Europe could possibly widen despite the news that the European Central Bank boosted short term rates for the third time in the last six months. The prospect of rising global interest rates sent prices for base metals lower, resulting in losses to long positions in the nickel and copper markets. Precious metal positions also posted losses as gold and silver settled at lower levels. Positions in soybeans and wheat led to losses in the soft/agricultural sector. Long positions in soybeans lost ground during a month of volatile price action driven by technical factors, according to analysts. Long positions in the wheat market experienced losses as favorable weather permitted the U.S. harvest to proceed at a quicker rate than usual, resulting in an excess of supply coming to the market. Positions in the stock indices sustained losses as the possibility of rising interest rates pushed share prices lower. Earlier in the month, long positions in the NASDAQ and German DAX sustained setbacks in response to this downside price action. Long positions in the energy sector experienced losses as the possibility of higher interest rates worried investors that any resulting slow down in economic growth could lessen the demand for fuel, resulting in losses to crude oil positions. Long positions in heating oil also lost ground. Lastly, positions in the interest rate sector reported gains as the prospect of further interest rate hikes across the globe sent prices lower. Short positions in the Eurodollar contract and LIFFE Euribor posted the largest gains in the sector.

Grant Park sustained losses during July. Class A units were down 3.66% while Class B units were down 3.73%. Positions in the interest rates, soft agricultural commodities and energies incurred the largest setbacks, followed by losses in the currency sector. Gains came from the metals and stock indices. Short positions in the interest rate sector reported losses as prices for fixed income instruments rallied around the globe. Domestically, prices for Eurodollars and U.S. Ten-year notes rose after it was reported that U.S. non-farm payrolls were lower than expected during June; comments by Federal Reserve Chairman Ben Bernanke suggesting that the central bank expects moderate inflation going forward also sent prices higher. Open hostilities between Israel and Hezbollah put upward pressure on global fixed income prices as investors worried that the conflict could evolve into a wider war in the Middle East Short positions in the corn market resulted in losses to the soft/agricultural commodity sector as prices rose in response to scorching heat in Midwestern growing regions and an increase in demand for corn mash for use in distilling gasoline additive ethanol. Long positions in crude oil and unleaded gasoline lost ground after prices fell in response to reports that showed inventories at higher than expected levels. Short positions in natural gas lost ground as soaring temperatures in the U.S. led to an increase in energy demand from gas-fueled power stations. News that the U.S. trade deficit was lower than expected in May resulted in losses to positions in the currency sector. Long positions in the Canadian dollar and euro experienced setbacks as the U.S. dollar rallied on the report. Long positions in the metals sector were profitable as a combination of high demand and waning inventories sent prices for copper and nickel higher for the month. Reports of work stoppages at mines in Chile and Canada gave investors concern that demand could further outpace supply. Lastly, long positions in the foreign stock indices were profitable for the month. Language suggesting that the U.S. Federal Reserve might consider a pause in the central bank’s rate tightening schedule sent share markets higher, particularly the Hong Kong Hang Seng which registered the largest gains in the sector.

Grant Park reported trading gains during August. Class A units were up 2.20% while Class B units were up 2.12%. Profits came from a majority of sectors, with the biggest advances stemming from positions in the currency and interest rate markets. Positions in the metals, stock indices and soft/agricultural commodities also garnered gains. Losses came solely from the energy sector. Short positions in the Japanese yen resulted in gains for the currency sector as the yen depreciated against the British pound and the euro after the Bank of England and the European Central Bank elected to tighten short term interest rates earlier in the month. Weaker than expected economic data out of Japan also benefited yen short positions. Long positions in the interest rate sector were profitable as the weak Japanese economic data pushed Japanese Government bonds higher for the month. U.S. Treasury products were higher as a slowing U.S. housing market combined with lower personal consumption data to push prices higher. Long positions in the metal sector posted gains as inventories of nickel at the London Metals Exchange sank to approximately two days of market consumption, pushing the price of the base metal considerably higher on the month. Long positions in the stock indices produced gains as global share markets were higher after the U.S. Federal Reserve Bank decided not to raise short-term interest rates for the first time in seventeen consecutive meetings. The Hong Kong Hang Seng posted material gains as analysts suggested that exporters benefited the most from the U.S. central bank’s decision. Long positions in the live stock markets resulted in gains for the soft/agricultural commodity sector. Analysts suggested that strong commercial demand sent prices for live hogs higher and the resumption of beef exports from the United States to Japan pushed prices for live cattle higher. Lastly, long positions in the energy sector sustained losses for the month. Crude oil prices fell after a plot to blow up U.S. airliners was foiled by British intelligence, resulting in speculation that worries over terrorism and strict new travel guidelines would result in less air travel and lower demand for jet fuel.

Grant Park sustained trading losses during September. Class A units were down 1.10% while Class B units were down 1.17%. Setbacks were the result of positions in the currencies, metals, soft/agricultural commodities and interest rates. Gains came from the energy and stock index sectors. Long positions in the British pound lost ground after Bank of England officials stated that they expected growth and inflation to be lower than anticipated in the coming months, an indication that the central bank may continue to hold off on any further interest rate hikes. Canadian dollar longs incurred losses as that currency weakened in response to falling energy prices. Losses were incurred to long positions in the copper and aluminum markets as investors’ concerns over a slow down in global economic growth sent prices for raw materials lower. Long positions in the livestock markets sustained losses as prices for beef fell or expectations that the number of cattle on U.S. feedlots would increase; losses to long positions in the hog market occurred after reports of increased pork production and a decrease in U.S. exports. Short positions in the LIFFE euribor contract sustained losses as prices for the short-term interest rate product rose in response to the aforementioned comments by Bank of England officials. Energy prices fell during the month, resulting in gains to short positions in the sector. An increase in U.S. commercial supplies of crude oil coupled with the perception of a lessening in geopolitical risks in the Middle East sent prices for crude, natural gas and heating oil lower for the month. Lastly, long positions in global equity markets were profitable as analysts suggested that the decision by the U.S. Federal Reserve Bank to keep short-term interest rates steady combined with benign U.S. economic data resulted in higher prices for the S&P Composite Index. Longs in the Spanish IBEX were profitable after the index traded higher on merger and acquisition activity from the utility sector.

Year ended December 31, 2006

Grant Park reported profits during the calendar year 2006, as identifiable price trends allowed the traders to take advantage of increased volatility in the marketplace.

Grant Park started out the year on a positive note in January as the rally in base metals prices that had begun in earnest in 2005 continued into 2006. A key component to the upward price movement was the ongoing expansion of the Chinese economy, which had continued to outpace economists’ growth estimates. Gains in the sector continued throughout the year as work stoppages at several mines, growth in the housing sector and falling inventories kept a bid in the market for nickel, aluminum, copper and zinc. Precious metals positions were profitable as geopolitical concerns over Iran’s nuclear ambitions and questions regarding the direction of U.S. monetary policy saw gold prices climb above the $650 level. Silver positions rounded out profits in the sector as prices rose primarily on news that Barclays would introduce a silver- backed ETF (Exchange Traded Fund) into the market place. By the end of the calendar year profits from base and precious metal positions, a sector which makes up 11% of Grant Park’s market exposure, accounted for approximately 55% of the Grant Park’s net gains.

Positions in global stock indices were the second largest source of Grant Park’s profits during 2006. Foreign equity markets performed well from the onset of the year as favorable business conditions coupled with strong earnings forecasts resulted in higher share prices on the Paris CAC, London FTSE-100, German DAX and Spanish IBEX. European stock prices continued to surge throughout the year as merger and acquisition activity heated up. The S&P Composite Index and Hong Kong Hang Seng were responsible for the biggest gains in the sector and prices in both indices continued higher in the second half of the year on speculation that the U.S. Federal Reserve Bank, which had completed the last of its seventeen consecutive rate rises in June, might be in a position to ease short-term interest rates after a stream of economic data suggested that the U.S.

economy might be slowing down enough to warrant a rate cut.

Currency positions also reported gains for Grant Park’s investors, particularly in the cross-rate markets. The Japanese yen depreciated materially against some of its major counterparts late in the year, allowing Grant Park’s traders to take advantage of the increased volatility in the sector. Disparity between interest rates was a driving force in the cross-rates as the prospect of tighter European monetary policy pushed the euro and British pound higher relative to the yen.

The largest losses for Grant Park were the result of positions in the soft/agricultural commodities, the grain markets in particular. The soybean market presented the most difficulty in terms of identifying clear price direction as it traded in a narrow range between $5.91 and $6.55 from January thru July. Short positions benefited from a breakout to the downside in August and September but concerns over soybean rust led to an October rally that erased the gains from the previous two months. While prices continued higher throughout November a definitive trend was difficult to identify as prices experienced a downside reversal during December.

Positions in the interest rate sector also sustained losses during 2006 and the underlying theme reverberating throughout financial markets during the year was the state of the U.S. economy and what direction the Federal Reserve Bank would take with regard to monetary policy. The central bank was in the midst of a tightening cycle as the year began and remained in that mode until June when it implemented the last of its consecutive rate hikes. Following the halt in rate increases, comments by Fed officials concerning any further risk of inflation kept financial markets on edge even as economic data suggested that the U.S. economy might be slowing down, causing the markets to speculate that the next move by the Fed could be to lower short-term rates. These circumstances resulted in losses for positions in the Eurodollars, Ten-year notes and Thirty-year bonds as uncertainty and choppiness in the marketplace made it difficult for Grant Park’s traders to identify and exploit a price trend in either direction.

For the year ended December 31, 2006, Grant Park had a positive return of 9.1% for the Class A units and a positive return of 8.3% for the Class B units. On a combined basis prior to expenses, approximately 13.7% resulted from trading gains and approximately 4.7% was due to interest income. These gains are offset by approximately 10.0% in combined total brokerage fees, performance fees and offering costs borne by Grant Park. An analysis of the 13.7% trading gains by sector is as follows:

Sector	% Gain (Loss)
Interest Rates	(1.0)%
Currencies	0.8
Stock Indices	6.9
Energy	(1.7)
Agriculturals	(2.1)
Meats	(0.3)
Metals	10.8
Softs	0.3
Miscellaneous	—

Total	13.7%

Grant Park recorded gains for the month of January. Class A units were up 3.49% for the month while Class B units were up 3.41% for the month. Positions in the metals, stock indices, agricultural/soft commodities and energies were profitable. Losses came from positions in the interest rate and currency sectors. Long positions in gold and silver recorded gains as precious metals rallied on news that Iran had removed U.N. seals from uranium purification equipment, sparking fears of a possible military showdown. Longs in aluminum and zinc were profitable as word that China’s economy grew at a greater-than-expected pace sent prices for base metals higher. Long positions in the stock indices were profitable as a rise in German business confidence led to higher prices on the German DAX. The London FTSE-100 gained ground on strength from steel shares while the S&P Composite Index traded higher after it was reported that U.S. durable goods orders grew for a third straight month in December. Continued South American demand for sugar-based ethanol resulted in profits to long positions in the soft/agricultural commodities as sugar prices settled higher for the month. Longs in the coffee market gained as strong demand during the holiday season pushed prices higher for the month. Longs in the energy sector were profitable as the situation in Iran sparked worries over crude oil and gasoline supplies. Reports that militants had targeted Nigerian refinery operations further added to concerns, driving prices higher. Long positions in the London long gilt and British short sterling sustained losses as prices for interest rate instruments fell on news that December retail sales in the U.K. were better-than-anticipated. Losses also came from short positions in the Canadian bills. Lastly, positions in the currency sector were unprofitable as speculation regarding the direction of interest rates in the U.S. and Europe dominated the sector. Long positions in the Swiss franc lost ground as the currency fell versus the U.S. dollar. Losses also came from positions in the Australian and New Zealand dollars.

Grant Park sustained losses for the month of February. Class A units had a negative return of 3.28% for the month and Class B units had a negative return of 3.35% for the month. Positions in the metal, energy and currency sectors experienced the largest setbacks. Losses were also the result of positions in the agricultural/soft commodities and interest rate products. Profits came from positions in the stock indices. Base and precious metals prices fell during the month, resulting in losses to long positions in the sector. Lower than expected U.S. industrial production data for January sent prices for copper, zinc and aluminum lower. Analysts suggested that an expected increase in mining activity in 2006 was also responsible for the weakness in base metals. Gold and silver were weaker as the possibility of further interest rate increases in the U.S. forced precious metals prices lower. Long positions in the crude oil market led to losses in the energy sector after data showed crude inventories to be at higher levels than the same period last year. This was possibly the result of unseasonably warm weather in the Northeastern United States. Gasoline prices were also lower, causing losses to long positions. Short positions in the currency sector lost ground as the Japanese yen rallied on comments from Bank of Japan officials suggesting that the Central Bank might gradually increase short-term interest rates which have hovered near zero percent since 2001. This caused the currency to appreciate against the euro, British pound and U.S. dollar. Coffee and sugar prices were lower during the month, resulting in losses for long positions in the soft/agricultural sector. Analysts suggested that the weakness stemmed from the expectation that global production of coffee would rise, particularly in Africa, causing investors to take profits on long positions. Long positions in the foreign interest rate products reported losses as prices for the Australia Ten and Three-year bonds closed lower. Losses also came from positions in the U.S Thirty-year Treasury bond. Lastly, long positions in the stock indices made gains on the strength of utility and banking stocks. The German DAX and Spanish IBEX settled higher, benefiting long positions.

Grant Park recorded gains for the month of March. Class A units were up 4.06% for the month while Class B units were up 3.98% for the month. Positions in the interest rates, metals and stock indices posted profits; losses came from positions in the currency, soft/agricultural commodity and energy sectors. Short positions in the Eurodollars and U.S. Treasury instruments benefited as prices for fixed income products fell on the possibility of higher interest rates in the U.S. After raising short term rates for the 15th consecutive time, the Federal Open Market Committee cautioned that further increases could be needed to balance economic growth and price stability. Short positions in the Eurobund and Euribor benefited as prices fell after the European Central Bank boosted short term interest rates early in the month and then indicated that conditions remained favorable for continued economic expansion. Long positions in silver posted gains as the prospect of the U.S. Securities and Exchange Commission’s approval of a silver-based Exchange Traded Fund sent prices higher on speculation that the approval of the fund would deplete supplies of the precious metal. Long positions in the copper market profited as prices were higher on the expectation that current levels of physical demand could outpace inventories of the base metal. Favorable earnings forecasts for automobile and real estate stocks helped push foreign stock indices higher during the month, which benefited long positions in the London FTSE-100, Paris CAC and German DAX. Gains also came from long positions in the Tokyo Nikkei. Short positions in the foreign currencies recorded losses as the euro and Swiss franc appreciated against the U.S. dollar on the expectation that there might be more room for interest rate hikes in Europe as opposed to the U.S. Wet weather across the Midwestern U.S. led to losses from long positions in the soft/agricultural commodity sector as prices for Kansas City wheat fell after heavy rains blanketed the growing region. Corn prices also fell, resulting in losses for long positions. Finally, short positions in the energy sector reported losses as concerns over supply sent prices for heating oil and gasoline higher for the month.

Grant Park posted gains during the month of April. Class A units were up 9.46% and Class B units were up 9.38%. The majority of sectors were profitable, with the largest advances the result of positions in the metals sector, followed by gains in interest rates, energies, stock indices and currencies. Losses were confined to positions in the soft/agricultural commodity sector. Long positions in the metals markets reported gains as prices for base metals appreciated during the month. Supply concerns dominated the marketplace as reports of work stoppages at mines in Mexico sent copper prices higher. Forecasts for increased global economic growth also boosted base metals, spurring nickel and aluminum prices to higher levels for the month. Long positions in the gold market benefited as the precious metal traded above $600 per ounce after investors became concerned over claims that Iran had begun to produce enriched uranium. Short positions in the interest rate sector were rewarded as fixed income prices fell on concerns over inflation in Europe and the United States. Short positions in the U.S. Treasury bond, London long gilt and Euro bund benefited as the possibility of interest rate increases on both sides of the Atlantic pushed fixed income prices lower. Short positions in the Australian 90-day bills and ten-year bonds also posted earnings. Worries over supply led to gains in the energy complex as the news regarding Iran’s uranium enrichment program sent crude oil prices higher on concerns that a showdown with the U.S. /U.N might hamper production. Rebel attacks on petroleum facilities in Nigeria also resulted in higher prices. Gains from technology and mining stocks sent the Tokyo Nikkei and Australian Share Price Index higher, resulting in gains to long positions in the stock index sector. Long positions in the currency sector reported gains as the euro currency appreciated against the dollar after the Qatar Central Bank indicated that it would buy euros to diversify its currency holdings. The British pound and Swiss franc also appreciated against the dollar, benefiting long positions in those currencies. Finally, long positions in the sugar market resulted in losses for the soft/ agricultural commodity sector as analysts attributed the weakness to liquidation of long positions by investors seeking to protect recent gains.

Grant Park experienced minor trading losses during the month of May. Class A units had a negative return of 0.81% while Class B units had a negative return of 0.88%. Stock index positions incurred the largest setbacks, followed by losses to positions in the energy and soft/agricultural commodity sectors. Positions in metals, currencies and interest rates reported gains for the month. Long positions in the stock indices sustained losses as global stock markets experienced a volatile month. Concerns over the prospect of higher inflation, rising interest rates and the possibility of slowing economic growth led to losses from long positions in the German DAX, Nasdaq-100 Index and Tokyo Nikkei. Positions in the energy sector reported setbacks after a report earlier in the month announced that U.S. gasoline inventories had experienced a weekly increase for the first time since February of this year, leading to speculation of lessened demand during the summer driving season. Long positions in the crude oil, heating oil and gasoline markets reported losses. Short positions in the soft/agricultural commodity sector resulted in losses as prices for live cattle were higher during the month on what analysts described as a technical driven rally, with investors pushing prices higher as they moved to liquidate short positions. Long positions in the sugar market also reported losses as prices there were lower for the month. Long positions in the metals sector recorded gains as reports of tight supplies combined with continued economic growth in India, China and South America sent base metals prices higher. Reports of supply disruptions in Mexico and Chile also pushed industrial metal prices higher. Long positions in the foreign currencies profited as the U.S. dollar lost ground to the euro, Swiss franc and British pound amid speculation that short term interest rates could rise faster in Europe than in the United States. Lastly, short positions in the domestic interest rate market were profitable as the Eurodollar contract traded lower after the U.S. Federal Open Market Committee raised the federal funds target rate to 5% and issued a statement saying that any additional rate hikes would depend upon economic data going forward.

Grant Park posted trading losses during the month of June. Class A units were down 2.85% while Class B units were down 2.92%. Positions in the currencies, metals, soft/agricultural commodities and stock indices accounted for the majority of losses; energy positions also sustained setbacks. Gains came from positions in the interest rate sector. Long positions in the currency sector incurred losses as the U.S. dollar moved higher during the month, buoyed by the U.S. Federal Reserve Bank’s decision to continue its series of interest rate hikes. Long positions in the euro, British pound and Swiss franc experienced the largest losses as investors were concerned that the interest rate differential between the U.S. and Europe could possibly widen despite the news that the European Central Bank boosted short term rates for the third time in the last six months. The prospect of rising global interest rates sent prices for base metals lower, resulting in losses to long positions in the nickel and copper markets. Precious metal positions also posted losses as gold and silver settled at lower levels. Positions in soybeans and wheat led to losses in the soft/agricultural sector. Long positions in soybeans lost ground during a month of volatile price action driven by technical factors, according to analysts. Long positions in the wheat market experienced losses as favorable weather permitted the U.S. harvest to proceed at a quicker rate than usual, resulting in an excess of supply coming to the market. Positions in the stock indices sustained losses as the possibility of rising interest rates pushed share prices lower. Earlier in the month, long positions in the NASDAQ and German DAX sustained setbacks in response to this downside price action. Long positions in the energy sector experienced losses as the possibility of higher interest rates worried investors that any resulting slow down in economic growth could lessen the demand for fuel, resulting in losses to crude oil positions. Long positions in heating oil also lost ground. Lastly, positions in the interest rate sector reported gains as the prospect of further interest rate hikes across the globe sent prices lower. Short positions in the Eurodollar contract and LIFFE Euribor posted the largest gains in the sector.

Grant Park sustained losses during July. Class A units were down 3.66% while Class B units were down 3.73%. Positions in the interest rates, soft agricultural commodities and energies incurred the largest setbacks, followed by losses in the currency sector. Gains came from the metals and stock indices. Short positions in the interest rate sector reported losses as prices for fixed income instruments rallied around the globe. Domestically, prices for Eurodollars and U.S. Ten-year notes rose after it was reported that U.S. non-farm payrolls were lower than expected during June; comments by Federal Reserve Chairman Ben Bernanke suggesting that the central bank expects moderate inflation going forward also sent prices higher. Open hostilities between Israel and Hezbollah put upward pressure on global fixed income prices as investors worried that the conflict could evolve into a wider war in the Middle East.

Short positions in the corn market resulted in losses to the soft/agricultural commodity sector as prices rose in response to scorching heat in Midwestern growing regions and an increase in demand for corn mash for use in distilling gasoline additive ethanol. Long positions in crude oil and unleaded gasoline lost ground after prices fell in response to reports that showed inventories at higher than expected levels. Short positions in natural gas lost ground as soaring temperatures in the U.S. led to an increase in energy demand from gas-fueled power stations. News that the U.S. trade deficit was lower than expected in May resulted in losses to positions in the currency sector. Long positions in the Canadian dollar and euro experienced setbacks as the U.S. dollar rallied on the report. Long positions in the metals sector were profitable as a combination of high demand and waning inventories sent prices for copper and nickel higher for the month. Reports of work stoppages at mines in Chile and Canada gave investors concern that demand could further outpace supply. Lastly, long positions in the foreign stock indices were profitable for the month. Language suggesting that the U.S. Federal Reserve might consider a pause in the central bank’s rate tightening schedule sent share markets higher, particularly the Hong Kong Hang Seng which registered the largest gains in the sector.

Grant Park reported trading gains during August. Class A units were up 2.20% while Class B units were up 2.12%. Profits came from a majority of sectors, with the biggest advances stemming from positions in the currency and interest rate markets. Positions in the metals, stock indices and soft/agricultural commodities also garnered gains. Losses came solely from the energy sector. Short positions in the Japanese yen resulted in gains for the currency sector as the yen depreciated against the British pound and the euro after the Bank of England and the European Central Bank elected to tighten short term interest rates earlier in the month. Weaker than expected economic data out of Japan also benefited yen short positions. Long positions in the interest rate sector were profitable as the weak Japanese economic data pushed Japanese Government bonds higher for the month. U.S. Treasury products were higher as a slowing U.S. housing market combined with lower personal consumption data to push prices higher. Long positions in the metal sector posted gains as inventories of nickel at the London Metals Exchange sank to approximately two days of market consumption, pushing the price of the base metal considerably higher on the month. Long positions in the stock indices produced gains as global share markets were higher after the U.S. Federal Reserve Bank decided not to raise short-term interest rates for the first time in seventeen consecutive meetings. The Hong Kong Hang Seng posted material gains as analysts suggested that exporters benefited the most from the U.S. central bank’s decision. Long positions in the live stock markets resulted in gains for the soft/agricultural commodity sector. Analysts suggested that strong commercial demand sent prices for live hogs higher and the resumption of beef exports from the United States to Japan pushed prices for live cattle higher. Lastly, long positions in the energy sector sustained losses for the month. Crude oil prices fell after a plot to blow up U.S. airliners was foiled by British intelligence, resulting in speculation that worries over terrorism and strict new travel guidelines would result in less air travel and lower demand for jet fuel.

Grant Park sustained trading losses during September. Class A units were down 1.10% while Class B units were down 1.17%. Setbacks were the result of positions in the currencies, metals, soft/agricultural commodities and interest rates. Gains came from the energy and stock index sectors. Long positions in the British pound lost ground after Bank of England officials stated that they expected growth and inflation to be lower than anticipated in the coming months, an indication that the central bank may continue to hold off on any further interest rate hikes. Canadian dollar longs incurred losses as that currency weakened in response to falling energy prices. Losses were incurred to long positions in the copper and aluminum markets as investors’ concerns over a slow down in global economic growth sent prices for raw materials lower. Long positions in the livestock markets sustained losses as prices for beef fell on expectations that the number of cattle on U.S. feedlots would increase; losses to long positions in the hog market occurred after reports of increased pork production and a decrease in U.S. exports. Short positions in the LIFFE euribor contract sustained losses as prices for the short-term interest rate product rose in response to the aforementioned comments by Bank of England officials. Energy prices fell during the month, resulting in gains to short positions in the sector. An increase in U.S. commercial supplies of crude oil coupled with the perception of a lessening in geopolitical risks in the Middle East sent prices for crude, natural gas and heating oil lower for the month. Lastly, long positions in global equity markets were profitable as analysts suggested that the decision by the U.S. Federal Reserve Bank to keep short-term interest rates steady combined with benign U.S. economic data resulted in higher prices for the S&P Composite Index. Longs in the Spanish IBEX were profitable after the index traded higher on merger and acquisition activity from the utility sector.

Grant Park sustained losses in October. Class A units were down 0.64% and Class B units were down 0.71%. Losses were incurred from long positions in the interest rate sector as prices for Japanese government bonds fell after a survey of business conditions there pointed to a more robust economic environment; Eurodollars traded lower after the U.S. Department of Labor reported a drop in the unemployment rate during the month of September. Citing a weaker housing market and falling energy prices, the U.S. Federal Reserve decided to leave short-term interest rates unchanged resulting in a weakened U.S. dollar and losses to short positions in foreign currency crosses; further pressure was put on the dollar amid speculation that interest rates abroad could rise. Orange juice short positions lost ground as prices rose after the U.S. Department of Agriculture estimated next year’s crop to be the smallest in 16 years; soybean shorts lost after prices rose on concerns of a possible outbreak of soybean rust. Gains came from long positions in the global stock indices as the decision by the Federal Reserve to hold rates steady combined with lower energy prices pushed share markets higher. The Hong Kong Hang Seng, S&P Composite Index and German DAX all closed higher for the month. Metal long positions were profitable as zinc prices rallied when it was reported that inventories of the base metal were at fifteen year lows; nickel prices reached their highest levels in nineteen years after blockades at two mines resulted in falling inventories. Gains to short positions in the energy sector came from reports of increases in crude oil inventories; lower gasoline prices also contributed to profits.

Grant Park reported trading gains during November. Class A units were up 3.59% and Class B units were up 3.51%. Long positions in the currency sector reported gains as both the euro and the British pound traded higher relative to the U.S. dollar on speculation that interest rates in Europe could be rising while rates in the U.S. might be headed lower.

Both currencies rallied against the yen as well, resulting in gains to cross rate positions. The prospect of lower interest rates in the U.S. and hope of a soft landing for the U.S. economy led to gains for long positions in the S&P Composite Index. The Hong Kong Hang Seng rose on strength from the insurance and banking sectors. Nickel prices were higher for the month as the weakness in the U.S. dollar combined with labor stoppages at two mines pushed inventories of the base metal to critically low levels, resulting in gains for long positions. Long positions in the silver market were also profitable. Long positions in the corn were profitable after the U.S. Department of Agriculture announced a larger-than-expected reduction in its crop estimate; soybean positions added to gains as U.S. farmers were expected to dedicate more acreage to corn crops during 2007. Prices in the energy complex traded higher after reports showed larger than expected declines in crude product inventories, resulting in losses for short positions. Prices also rallied on news that OPEC members had voted for a second round of production cuts. Short positions in the Australian interest rate market incurred losses after prices rallied when the Reserve Bank of Australia downplayed expectations for a rate increase during the first quarter of next year.

Grant Park reported trading losses during December with Class A units down 0.92% and Class B units down 0.90%. Long positions in the interest rate sector incurred losses after prices for U.S. Treasury products fell in response to a series of strong economic reports, including a tame reading on consumer prices and news that the U.S. economy had added more jobs in November than economists had forecasted. Grain prices experienced a reversal during the month, resulting in losses for long positions. The soybean and corn markets closed lower as investors moved to take profits on long positions amassed during the upside move in prices earlier in the fourth-quarter. Long positions in the metals markets sustained losses as prices for gold and silver fell for the month. A stronger U.S. dollar combined with selling on behalf of investors seeking to take profits on long positions pushed prices lower. The benign data on consumer prices coupled with the better-than-expected report on U.S. employment resulted in gains for long positions in the S&P Composite Index as the news revived investors’ hopes that the U.S. economy could experience a soft landing during 2007. Short positions in the energy sector reported gains as warmer weather across the U.S. and reports of increased inventories resulted in lower prices for crude oil and natural gas. Short positions in the Japanese yen cross-rate market were profitable as the yen traded lower relative to the euro after the Japanese government reduced projections for economic growth.

The general partner has agreed to rebate back to Grant Park a portion of Grant Park’s operating, organization and offering expenses to the extent actual expenses were less than the actual amount Grant Park paid the general partner. For 2006, the general partner reimbursed Grant Park a total of $700,000, of which $200,000 related to operating expenses and $500,000 related to organization and offering expenses.

Year ended December 31, 2005

In 2005, Grant Park suffered its second consecutive losing year, the first time since 1992 and only the second time in its 17 year trading history. As was the case in 2004, the year was marked by significant reversals and volatility in a number of the markets that Grant Park trades.

After a strong fourth quarter in 2004, Grant Park suffered a setback for January. These losses were generated across the board in those markets that had just previously contributed to Grant Park’s fourth quarter 2004 success. In the first week of January, the dollar began its strongest one month rally since May of 2001. As the table below shows, the currency sector, historically a strong contributor to performance, was the largest drag on the portfolio in 2005. The dollar spent most of the year range-bound between 120 and 130 leaving little profitable trading opportunity.

The overriding story of 2005 became crude oil and, to a certain degree, hurricanes. Crude oil prices started the year at $42.00 a barrel but quickly resumed their rally; however, after peaking at $58.00 a barrel, prices fell 20%. As a leveraged fund that trades both long and short positions, this rally forced most of our traders out of the market due to risk management concerns. After another substantial rally to new highs following Hurricane Katrina, the oil market fell another 20%. Once again it forced our traders out of the markets with little to show for their trading efforts.

Another sector which experienced similar volatility was agricultures. During the spring and early summer, parts of the Midwest were caught in a severe drought. Corn and soybean prices rose in anticipation of lower than normal crop yields. In early July, Hurricane Dennis hit the Gulf Coast and pushed significant amounts of moisture into the Midwest, ending the drought. As a result, grain prices and, accordingly Grant Park, gave back most of its prior gains in the markets. These types of reversals characterized many of the markets Grant Park traded in 2005. Consequently, the trading managers spent most of the year on the defensive managing risk and continuing their disciplined approach to trading.

There were bright spots, however, in some markets during 2005. The Nikkei Stock Index, sugar and natural gas all exhibited strong trends. Other markets that also exhibited positive trends that Grant Park was able to take advantage of were global short term interest rates and various regional stock indices. In these sectors, Grant Park was able to take advantage of these gains to offset the extreme volatility found in the other markets.

For the year ended December 31, 2005, Grant Park had a negative return of 3.4% for the Class A units and a negative return of 4.3% for the Class B units. On a combined basis prior to expenses, approximately 2.2% resulted from trading gains and approximately 2.9% was due to interest income. These gains are offset by approximately 9.2% in combined total brokerage fees, performance fees and offering costs borne by Grant Park. An analysis of the 2.2% trading gains by sector is as follows:

Sector	% Gain (Loss)
Interest Rates	(1.0)%
Currencies	(4.6)
Stock Indices	5.1
Energy	1.0
Agriculturals	(1.0)
Meats	(0.1)
Metals	1.2
Softs	1.7
Miscellaneous	(0.1)

Total	2.2%

Grant Park’s performance was negative for the first month of the New Year. Class A units were down 5.96% for the month while Class B units were down

6.04%. Losses were sustained across most sectors, with the most significant losses sustained in the currency and stock index sectors. Short U.S. dollar/long European currency positions were hit hard as the U.S. dollar saw its largest gain against the euro since May of 2001 and finished the month up 3.8% over the euro. The U.S. dollar strengthened as economic data released throughout the month provided evidence that the U.S. economy would grow faster than its European counterparts. The dollar was further strengthened following the release of the FOMC (Federal Open Market Committee) minutes from December, which proved more hawkish than prior market expectations, suggesting that the Fed may be more aggressive in tightening interest rates. As a result, positions in the currency sector were pared back and/or reversed going into February. U.S. stock indices retreated as the threat of higher interest rates weighed heavily on investors’ minds. Long positions in both the S&P 500 Index and the Nasdaq 100 posted losses. Long Hang Seng positions also were unprofitable as shares sold off on worries of capital outflows following the swift U.S. dollar rebound. Additional losses occurred in the metals, energy and agricultural/soft sectors, while modest profits were posted in the financial (fixed income) sector.

Grant Park was profitable for the month of February. Grant Park Class A units were up 3.42% for the month while the Class B units were up 3.34% for the month. Profits were concentrated in the stock indices and agricultural/softs sectors, with additional profits in the metals and currency sectors. Losses were attributed to the fixed income sector, while the energy sector was virtually flat. Long positions in global stock indices benefited as strong gains in oil and mining stocks dominated index returns. Net long positions in the grain markets also proved profitable as prices rose amidst forecasts of a continued hot and dry weather pattern across Brazil’s primary growing regions, which would harm crop yields. Additionally, at month’s end the USDA reported a stronger than expected export number which also contributed to higher prices. Soybeans and soybean oil led the rally, increasing more than 17% for the month. Dollar weakness helped support metal prices, adding modest gains to Grant Park’s long positions. The continued weakness in the U.S. dollar also benefited Grant Park’s currency positions, with the most notable winning positions in the sector being long the “commodity” currencies including the Mexican peso,

Australian dollar and New Zealand dollar. While short-term interest rate positions were profitable, long-term rate positions experienced significant losses creating net losses for the fixed income sector as a whole. The yield curve in the U.S. finally steepened after Alan Greenspan’s testimony before Congress about the “conundrum” posed by the decline in forward rates, generating losses for Grant Park’s long positions in both the 30-year and 10-year bond.

March performance was slightly negative for Grant Park. Class A units were down 0.51% while the Class B units were down 0.59%. Grant Park’s most significant losses were in the currency sector. Long positions in foreign currencies accumulated losses as concerns over inflation sparked a massive rally in the U.S. dollar near month’s end. After the Fed raised short-term interest rates another quarter point on the 22nd of the month, the markets focused on the statements made by the Fed indicating that they are more concerned by the threat of rising inflation than was previously thought. This increased speculation that the Fed may become more aggressive and less “measured” in its approach to increasing interest rates in the near future. Long positions in stock indices also sustained losses as a result of the Fed’s comments and as higher energy prices weighed on the indices. U.S. equities were further damaged by news that General Motors’ 2005 earnings would fall short of estimates, as well as the accounting scandal being uncovered at American International Group. Additional losses were incurred in the metals markets, most notably in long positions in silver and gold as the stronger U.S. dollar made them less attractive holdings. Profits were generated in long positions in the energy sector as prices ended the month stronger. Prices were boosted on the last day of the month following comments from Goldman Sachs warning that ongoing resilient demand could push crude prices as high as $105 per barrel. Additional profits were generated in the interest rate sector, particularly in short positions in U.S. short- term interest rate positions, as prices fell following the seventh consecutive interest rate hike by the Fed, as noted above.

Performance for Grant Park was negative for the month of April. Class A units were down 5.05% for the month while Class B units were down 5.12%. Grant Park sustained losses in most trading sectors for the month. Positions in the energy, stock index, currency, metals and agricultural/soft sectors posted losses, while positions in the fixed income sector helped to partially offset those losses. Long positions in the energy sector were dealt setbacks as crude, heating oil and unleaded gas prices reversed downward mid-month on weak U.S. economic data and climbing inventories. U.S. crude inventories reached their highest level since May 2002, helped in part by an increase in OPEC production. Natural gas prices were also weaker, as most of the U.S. experienced a milder-than-normal end to winter/early spring. The stock index sector suffered losses on both long and short positions across the globe. Short positions in the Hang Seng during the early part of the month were particularly hard hit as the index rallied substantially. The rally was fueled by speculation of a Chinese yuan revaluation which encouraged inflows into stocks and eased concerns over a rapid rise in local interest rates. Long positions in the Nikkei, the German DAX and Paris CAC-40 also sustained losses as world equity prices softened on weak U.S. economic news, a reduction in economic growth forecasts for the euro-zone, and disappointing earnings reports from a number of U.S. companies. The currency sector recorded additional losses as long U.S. dollar positions against most major currencies were hurt by the aforementioned weak economic news. Long positions in both the metals and agricultural/softs sectors also posted losses. On the brighter side, profits were generated in long global fixed income positions. Prices benefited from the negative data on the U.S. economy as investors reasoned that any future hikes in U.S. interest rates would be kept to a minimum. Prices were further supported by a “flight to quality” premium in the wake of falling energy and equity prices.

Performance for Grant Park was positive for the month of May. Grant Park Class A units were up 3.98% for the month while the Class B units were up 3.90% for the month. Gains were attributed to the fixed income and currency sectors, while the remaining four sectors registered modest losses for the month. Long positions in domestic fixed income markets benefited from signs that U.S. economic and inflationary pressures were easing. As a result, many market participants were anticipating that interest rate increases by the Federal Reserve would come to an end soon. Long positions in European fixed income markets were also profitable as prices rose steadily amidst a “flight to quality” rally, brought on by continued weakness in the euro currency. Prices were additionally boosted as economic growth appeared to be moderating and perhaps weakening throughout Europe, putting pressure on the European Central Bank to ease rates after a two-year rate freeze. Long U.S. dollar, short European currency positions posted solid gains as negative sentiment in Europe continued to build. European confidence fell to a 21-month low in May as high oil prices, high unemployment, and France’s rejection of the European Constitution sent the euro to seven-month lows against the greenback. Grant Park’s short euro position was the most profitable currency trade for the month. Short Swiss franc positions were additionally profitable as were long U.S. dollar index positions. Losses in the remaining sectors were modest, with the most notable being in the energy sector. Short positions suffered as crude oil prices rose amidst tightening supply concerns as we headed into the summer driving season.

June was profitable for Grant Park. Class A units were up 1.89% for the month while the Class B units were up 1.81%. Profits were earned in the interest rate, currency and stock indices sectors, while losses were attributed to energies, agriculturals/softs and metals. Long positions in European interest rates proved profitable as prices advanced following a reduction in European economic growth forecasts, which raised the likelihood that the European Central Bank would cut interest rates in the near future. Additional profits were earned in long Japanese government bond positions, which rallied amid signs that that nation’s economy was continuing to struggle. Short positions in European currencies earned profits as they declined against the U.S. dollar following the rejection of the proposed E.U. constitution by French and Dutch voters. The euro, Swiss franc, and British pound all declined against the U.S. dollar. The U.S. dollar continued its rise following news that the April U.S. trade deficit was smaller than expected. Increasing speculation that the European Central Bank could cut interest rates in the near future, as noted above, also helped to push the euro lower. Long positions in European stock indices were additionally profitable, as news of continuing U.S. economic growth eased fears of a slowdown in European exports and boosted equity prices in Europe. Oil companies were particularly strong performers, as energy prices remained high. Mining stock benefited from higher metal prices as well. End of the month reversals in commodity markets, particularly in the energy complex and agricultural markets, wiped out earlier gains and generated losses for the month. Additional losses were generated in various positions in the metals sector.

July performance was negative for Grant Park. Class A units were down 1.96% for the month while Class B units were down 2.03%. Significant losses were incurred in the interest rate sector. Losses were partially offset by gains in the stock index and energy sectors. Performance for the remaining sectors was relatively flat for the month. European bonds initially rallied on flight-to-quality buying after the July 7th London terror attacks, but drifted lower as the perceived threat diminished. Long positions continued to suffer as strong French economic data lowered expectations that the European Central Bank would be cutting interest rates in the near future. Long positions in Japanese Government bonds also contributed to losses in the sector, as positive economic news and strong corporate earnings sent bond prices lower. The Japanese government reported its unemployment rate dropped to 4.2 percent, a seven-year low. Profits were generated in long positions in European equities, which rallied amid hopes that a stronger U.S. dollar would prove beneficial to exporters. Additional profits were earned in long positions in the energy sector, as prices continued to rise amidst worries of hurricane-related disruptions to production and shipping facilities in the Gulf of Mexico.

Grant Park posted profits in August. Class A units were up by 1.97% for the month and Class B units posted a 1.89% profit. Positions in the energy sector were responsible for the majority of gains while losses were experienced in the currency and fixed income sectors. Long positions in the energy sector enjoyed solid gains. Prices strengthened throughout the month, initially on concerns that the death of King Fahd of Saudi Arabia would lead to instability in the Middle East. At the end of the month, prices soared as Hurricane Katrina caused a virtual shutdown of production facilities and refineries in the affected region. Grant Park’s short positions in European currencies incurred losses. The U.S. dollar weakened amid concerns that the U.S. economy may be slowing. Speculation that the European Central Bank would refrain from lowering interest rates also caused the euro to rise. Short positions in short-term U.S. interest rate futures also incurred losses, as Eurodollar futures rallied on worries that Hurricane Katrina and higher energy prices could adversely impact U.S. economic growth.

Performance for Grant Park was relatively flat for the month of September. Class A units were down 0.04% for the month while Class B units were down 0.11%. Losses were largely attributed to the interest rate sector, while positions in stock indices, currencies, metals and the agricultural/soft commodities were profitable. Positions in the energies provided mixed results with the sector as a whole reflecting a flat month. Inflationary concerns dealt a blow to long positions in the interest rate sector as prices weakened both at home and abroad. Additionally, the initial feeling that the U.S. Federal Reserve may hold off on any rate increases until they determine the economic impact of both Hurricane Katrina and Rita proved mistaken as they raised rates another quarter point on September 20th. As a result, the sell-off in treasuries dragged bond markets down across the globe. Long positions in stock indices enjoyed a positive month, especially for positions in the Nikkei and Hang Seng. News of the landslide victory by Koizumi’s Liberal Democratic Party in Japan spurred investors to push the index over 13,000, touching four-year highs. Modest profits were generated in the currency sector, in particular to long positions in the Canadian and Australian dollars, which rallied along side the U.S. dollar. Long positions in gold also contributed to gains for the month, with prices rallying over $34 for the month to close the December futures contract at $472.30 per ounce. Finally, long positions in the energy sector provided mixed results with long crude oil positions posting losses and long natural gas and unleaded gas positions posting gains. Supply concerns for the refined products remained the dominant factor throughout the month.

Grant Park sustained losses for the month of October. Class A units were down 3.38% while Class B units were down 3.45%. Positions in the stock indices, energies and soft/agricultural commodities recorded setbacks while profits came from the interest rate, metal and currency sectors. Long positions in the Asian stock indices were hard hit as concerns over the spread of Avian flu in the region drove the Hang Seng and Nikkei to close the month at lower levels. Long positions in the European indices also lost ground as disappointing earnings and fears over rising interest rates sent the FTSE and DAX to lower levels. Long positions in unleaded gasoline posted losses after the U.S. Department of Energy (DOE) reported declines in U.S. demand and as Gulf Coast refinery output gradually increased after the recent hurricanes. Natural gas prices fell when the DOE released a larger than expected inventory report and weather across U.S. user regions was warmer than usual. Short positions in coffee resulted in losses as prices rallied amid concerns over hurricane damage to Central American crops. Short positions in the U.S. Thirty-year bond and Ten-year note were profitable as a strong report on U.S. Gross Domestic Product and a jump in consumer prices sent fixed income prices lower. Concerns over higher interest rates in Europe sent the euribor contract lower, benefiting short positions. Long positions in the base metals were profitable as strong Chinese demand coupled with reports of production problems and diminishing inventories sent copper prices higher. Prices for nickel and aluminum were also higher, benefiting long positions. Short positions in the Japanese yen recorded gains as the Asian currency depreciated against the U.S. dollar, which rallied in response to the favorable report on U.S. Gross Domestic Product.

Grant Park reported gains for the month of November. Class A units were up 4.16% while Class B units were up 4.08%. Positions in the metals, stock indices, currencies, soft/agricultural commodities and energies were profitable. Losses were confined to positions in the interest rate sector. Long positions in the metals sector gained ground as gold prices rose in response to continued buying on behalf of China and India. Warnings from U.S. Federal Reserve Chief Alan Greenspan about the threat of long-term inflation also boosted gold prices. Ongoing global demand for raw materials pushed prices for aluminum, copper and zinc to higher levels, benefiting long positions. Reports that the Japanese economy had posted its fourth consecutive quarter of positive growth led to gains from long positions in the Tokyo Nikkei. Longs in the S&P Composite Index, German DAX and Euro STOXX Index benefited from higher prices in those indices. Short positions in the Japanese yen were profitable as that currency depreciated against the U.S. dollar after the greenback rallied in response to the Fed Chairman’s aforementioned statement regarding the threat of long term inflation. Long positions in the sugar market were profitable as technical-driven buying resulted in higher prices for the soft commodity. Short positions in the corn gained ground on news that the U.S.

Department of Agriculture had increased its ending stocks estimate for 2005/06. Short positions in the energies reported profits as prices for heating oil and crude oil fell in response to a period of unseasonably warm weather across U.S. user regions. Short positions in the interest rate sector sustained losses when the Eurodollar traded higher after the release of the minutes from the Federal Open Market Committee’s November 1st meeting which revealed that the central bankers harbored concerns about taking the rate tightening cycle too far. Data that suggested strong foreign demand for U.S. securities pushed prices for the Thirty-year bond and Ten-year note higher, resulting in losses to short positions. Losses also came from short positions in the British short-sterling and Australian ten-year bond.

Grant Park sustained losses for the month of December. Class A units were down 1.36% and Class B units were down 1.35%. Positions in the currencies, energies and interest rates experienced setbacks while gains came from positions in the metals and stock indices. Performance in the soft/agricultural commodities was mixed. Short positions in the Japanese yen reported losses when the currency rallied on a jump in Japanese business confidence and on speculation that the Bank of Japan could shift away from its zero interest rate policy in the coming year. Comments from European Central Bank officials indicating the possibility of higher interest rates resulted in losses to long positions in the U.S. dollar, which depreciated against the euro and British pound. Reports of larger-than-expected inventories combined with mild weather resulted in losses for long positions in natural gas. Short positions in crude oil sustained losses on news that OPEC might implement production cuts. Short positions in Eurodollars and Five-year notes incurred losses as prices for domestic interest rate products rallied after the U.S. Federal Reserve Bank omitted the term “accommodating” when describing monetary policy going forward. Long positions in gold were profitable as the precious metal reached its highest levels in 24 years due to ongoing demand from China and reports that some Asian central banks might increase their gold reserves. Continued global demand for base metals resulted in profits for long positions in aluminum and zinc. Heavy buying of Japanese real estate stocks helped push the Tokyo Nikkei above 16000 for the first time since October of 2000, benefiting long positions. Long positions in the German DAX were also profitable. Long positions in the sugar market reported gains as prices rallied on speculation that a drought in Thailand would result in a smaller crop. Long positions in soybeans lost ground as prices declined following forecasts for rain across Argentinean growing regions.

For 2005, the general partner reimbursed Grant Park a total of $600,000, of which $300,000 related to operating expenses and $300,000 related to organization and offering expenses.

Year ended December 31, 2004

In 2004, Grant Park suffered its first losing year since 1999. The majority of the year’s losses were experienced in the second quarter and early third quarter. Those losses were the result of significant trend reversals in markets that had been an important source of profits in 2003 and the first quarter of 2004. These reversals included monthly peak to trough reversals in the following markets: nickel down 20.0%, silver down 31.0%, U.S. bonds down 9.8%, copper down 16.6% and soybeans down 24.0%. During the same period, short positions in the U.S. dollar saw a rally of 4.9%. As a result of these historically significant reversals, Grant Park experienced a drawdown of (23.65)%, which lasted six months, from February, 2004 to August, 2004.

The principal economic driver of the market reversals during this time period was the Central Bank of China’s decision to increase loan reserve requirements in certain targeted sectors of the Chinese economy for the third time in four months. This was done in an effort to cool down what was perceived to be an overheating Chinese economy. The “China Story” had been a prime fundamental driver in the prices for base metals, precious metals and grain markets. Once the Central Bank of China raised its reserve requirements for the third time, the markets feared that the “China Story” may be coming to an end and a rush to liquidate positions in metals and grains occurred.

At the same time in April, the U.S. reported its largest one month increase in new jobs in four years. This report resulted in the biggest one day decline in the history of the thirty-year U.S. Treasury bond. As a result of the higher interest rates implied by lower fixed income prices, the U.S. dollar rallied resulting in additional losses for Grant Park’s short dollar positions during this time period.

By early July, Grant Park had liquidated a majority of its long and short positions in most sectors. Throughout July and August, Grant Park found little trading opportunity in which it could recoup the spring’s losses. However, September began a four month period in which Grant Park’s Class B units increased in value by 12.15% ending the year down 8.4%. The profits generated during this four month period were the result of the U.S. dollar resuming its downtrend and energy prices making new yearly highs coupled with strong metal prices. Additionally, Grant Park benefited by a year end surge in global stock indices.

For the year ended December 31, 2004, Grant Park had a negative return of approximately 7.6% for the Class A units and a negative return of 8.4% for the Class B units. On a combined basis prior to expenses, approximately 2.0% resulted from trading gains and approximately 1.4% was due to interest income. These gains are offset by approximately 11.6% in combined total brokerage fees, performance fees and operating and offering costs borne by Grant Park. An analysis of the 2.0% trading gains by sector is as follows:

Sector	% Gain (Loss)
Interest Rates	(1.0)%
Currencies	1.3
Stock Indices	(1.2)
Energy	3.2
Agriculturals	2.1
Meats	0.3
Metals	(1.0)
Softs	(1.0)
Miscellaneous	(0.7)

Total	2.0%

The first month of 2004 was slightly profitable for Grant Park. Grant Park Class A units were up 0.38% while Class B units were up 0.31% for the month. The month was a volatile one, with modest profits generated in the agricultural, metal and currency sectors. These gains collectively offset significant losses in the fixed income sector. Gains in the agricultural and metal sectors continued to be fueled by tight supplies amid surging Chinese demand, while gains in the currency sector were largely attributable to a surge in the British pound, which hit an 11 year high against the U.S. dollar, amidst continuing signs of strong growth in the British economy. Losses in the fixed income sector were largely attributable to the omission of “considerable period” in the U.S. Federal Reserve January statement release in referencing the maintenance of current interest rate levels. This omission was a clear shift in sentiment and shifted the market’s expectations for a sooner rather than later rise in U.S. interest rates.

February’s performance was strong with Class A units posting a 7.33% gain and Class B units up 7.25% on the month. Gains were driven largely by the continued weakness in the U.S. dollar, with gains experienced in the grains, energy, currency and fixed income markets. Copper prices reached an 8-year high, rising 18% in February alone. Continued global demand coupled with a decrease in warehouse supply levels contributed to the continued strength in this market. Soybean prices rallied 15% on the month amidst concerns of a weaker-than-expected South American crop and continued growth of Chinese demand. Crude oil and related products rose after a greater-than-expected decrease in U.S. gasoline inventories. The British pound continued to strengthen, rising to its highest level against the U.S. dollar since 1992, as expectations of continued interest rate hikes were priced into the market. Finally, gains were experienced in long global interest rate positions in response to comments by Alan Greenspan suggesting that an interest rate hike by the Federal Reserve was not imminent. Losses were incurred in short positions in British and Australian interest rate futures, which rose as part of a global rally in bonds following the U.S. lead. Additional losses were incurred in long coffee positions and long euro positions.

Grant Park’s performance was negative for March with Class A units down 1.40% on the month and Class B units down 1.47%. The month was volatile with the currency, fixed income and equity index sectors particularly vola tile as a result of apparent policy shifting by many of the world’s central banks. Grant Park suffered losses in long British Pound positions as the pound declined against the U.S. dollar as an improving U.S. economic outlook fueled speculation that the Federal Reserve could raise U.S. interest rates in the near future. Additional losses were generated in short Japanese yen positions as the yen rose against the U.S. dollar amid anticipation that the Bank of Japan would curtail its sales of its currency following the end of the Japanese fiscal year. Additional losses were suffered in the industrial metals, including nickel, zinc and aluminum, as the U.S. dollar’s strength resulted in reduced demand from European buyers. Additional losses were generated in sugar, Japanese Government Bonds and the Hang Seng Index. Grant Park’s largest profits were earned in silver, which hit a 16-year high at the end of the month. Additional profits were generated in long positions in soybeans and soybean meal, as limited U.S. supplies and a bitter strike at Brazil’s main grain port combined to send soy prices to a 16-year high as well.

April was a difficult trading month for trend trading and our portfolio of traders in particular. Grant Park Class A units were down 11.66% for the month and Class B units were down 11.72% for the month. Major trends across several market sectors (which normally exhibit little correlation) reversed collectively as they were struck by three major fundamental factors. The first was surprisingly positive U.S. employment news. On the second day of the month it was announced that the U.S. economy added 308,000 new jobs during the month of March. Forecasts by economists were predicting an increase in the vicinity of 120,000. The workforce additions marked the biggest one-month increase in payrolls in four years. The second factor was the strength of the U.S. dollar, reflecting both a brightening U.S. economic outlook and the likelihood of a Federal Reserve rate hike occurring sooner than previously anticipated. Finally, the third factor was China’s tightening of its monetary policy. The Chinese Central Bank raised its banking reserve requirements for the third time in nine months, amidst concerns that the torrid pace of economic growth would lead to excess capacity and inflation. With this action, the central bank is attempting to restrict and reduce bank lending, money supply growth, and potentially excessive rates of economic expansion. As a result, Grant Park incurred losses in both long U.S. and European interest rate futures. U.S. fixed income prices fell sharply as a result of the positive March labor report. In fact, within minutes of the release of the report, prices for 30-year bonds collapsed five full points, which was the biggest one-day drop in the history of the 30-year bond. A positive durable goods report released in the second week of the month added to the sell-off. European interest rate futures responded in kind. Additional losses were incurred in long positions in the metals markets, as precious and industrial metal prices plunged in response to the prospects of higher interest rates combined with a stronger U.S. dollar and further depressed by speculation that the Chinese central bank’s new reserve requirements would reduce Chinese demand for industrial metals. The strong dollar and the Chinese central bank policy changes also put pressure on grain prices as well, generating additional losses in long positions in both corn and soybean markets. Equity markets also proved difficult. Grant Park posted losses in short positions in the FTSE, Dax, NASDAQ, and S&P 500. Long positions in the Hang Seng were also unprofitable. The only sector posting moderate gains for the month was long positions in the energy sector as prices rallied on OPEC’s decision to lower output.

Unfortunately, markets remained choppy and volatile throughout the month of May with simultaneous “start-stop” markets in currencies, fixed income and equities. Grant Park Class A units were down 4.75% for the month while Class B units were down 4.82% for the month. In general, markets seemed to lack any clear economic backdrop and exhibited little directional rhythm. As a result, Grant Park’s overall market exposure remained light. Losses were incurred in short positions in the British pound, euro and Swiss franc as prices all rose against the U.S. dollar. Weaker-than-expected U.S. economic data coupled with the assassination of Izzedine Salim, the head of the interim Iraqi governing council, resulted in a sell-off for the U.S. dollar. Long positions in the grain sector also posted losses as wet weather in the Midwest alleviated fears that previously dry conditions would damage the newly planted crop. Additional losses were incurred in long positions in the Nikkei index, which dropped sharply following a strong U.S. jobs report released on May 7th. Grant Park continued to profit from long positions in the energy sector, as prices continued their upward climb. The situation in the Middle East, lingering supply concerns and unprecedented demand for crude from the Chinese government, all contributed to strengthening prices.

Finishing a difficult quarter for Grant Park, June’s performance was again negative. Class A units were down 4.47% for the month while Class B units were down 4.55%. June market conditions proved to be even more volatile than the difficult trend reversals in April and May. The lack of any sustained directional price patterns and significant short-term volatility created a very unfriendly environment for our trend following portfolio of traders. Losses were incurred across almost all trading sectors. Short positions across the bond yield curve here in the U.S. were largely unprofitable for the month as confusion reigned, as the path to higher rates in the U.S. remained unclear. Indications from Alan Greenspan early in the month led investors to believe the Fed was prepared to act decisively on inflations fears, causing a sell off. One week later, however, investors were surprised by lower than expected Consumer Price Index data, sending interest rates lower and prices higher. Additional losses were experienced in short British interest rate futures as concerns mounted that earlier rate hikes there were causing softness in the housing market, leading to speculation that the Bank of England may be less aggressive in announcing future rate hikes. Previously profitable long positions in the energy sector posted losses on news that OPEC decided to increase its production quotas as of August 1st. Prices continued to decline after the U.S.-led coalition restored Iraqi sovereignty two days ahead of schedule. Furthermore, trading in the currency markets was mixed for the month with the overall sector posting losses. Generally, major currencies have been caught in choppy (start-stop) ranges, a result of market uncertainty over how aggressively the Fed will raise interest rates. Profits were earned in the soft sector, in both cotton and sugar. Short positions in the cotton market profited amidst slack demand from China and bearish overall U.S. export numbers. Conversely, long positions in the sugar market were helped by a surprising USDA report noting that sugar stocks would be down an estimated 30.3 million tons, or 21%.

July performance was negative for Grant Park. Class A units were down 3.36% for the month while Class B units were down 3.44%. Grant Park’s portfolio of traders encountered another difficult trading environment for their trend following programs in the global fixed income, currency and equity sectors. Short positions in European interest rates incurred losses, as short-term instruments rallied after the European Central Bank declined to raise interest rates. Prices continued to move higher in the wake of a weaker-than-expected U.S. employment report, which created concerns that global economic growth may be slowing. This same report also caused U.S. interest rates to rally, generating additional losses in Grant Park’s short positions. Additional losses accumulated in the currency sector as the U.S. Dollar rallied. Short positions in the U.S. Dollar index and long positions in the British Pound produced losses. The dollar strength was attributed to comments made mid-month by Alan Greenspan in his appearance before Congress, suggesting that U.S. economic growth, despite recent signs of weakness, was still strong enough to warrant additional interest rate hikes by the Federal Reserve. The dollar rallied further following a report showing that U.S. consumer confidence hit a two-year high. Finally, long positions in equity markets suffered as prices weakened amidst weak earnings reports and higher energy prices. Equity markets were further weakened by investor concerns surrounding the possibility of another terrorist attack before the November elections in the U.S. Losses were partially offset by gains in long positions in the energy sector, as prices continued to rally. Supply concerns and the Yukos scandal in Russia continued to boost prices. Additional gains were made in short positions in grains as ideal weather conditions prevailed, suggesting record crops for the year.

Grant Park generated losses in the month of August. Class A units lost 0.32% while Class B units were down 0.40% for the month. August saw the continuation of erratic behavior in the markets, lacking any sustained trends in most market sectors. Losses were suffered in the currency, agricultural, stock indices and energy sectors while profits were generated in the interest rate sector. Losses accumulated throughout the currency sector, as prices moved up and down throughout the month on mixed economic data, volatile energy prices, and fear of another terrorist attack in the United States at the Republican National Convention. Positions in the sector were difficult to establish for any length of time as price behavior was erratic. Short positions in grains suffered as a surprise cold spell in the northern Midwest raised worries about possible crop damage and reduction in yields. Parts of North Dakota and Iowa reported near-freezing temperatures, while temperatures throughout the month of August approached record historic lows. Additional losses were generated in long sugar positions as reports of a larger than expected Brazilian crop prompted prices to drop 6% on the month. Short positions in orange juice also suffered losses as the damage to the Florida crop from Hurricane Charley became clear. Losses were also generated in short positions in stock indices. Global stock indices rallied as crude oil retreated from a mid-month high of $50 to just over $43 at month’s end. Finally, losses were reported in long positions in crude oil, heating oil and unleaded gas as prices came off sharply from their mid-month highs amidst reports of increased U.S. inventories of both gasoline and heating oil and upon the peaceful resolution to the standoff at the Imam Ali Mosque in Najaf between U.S. forces and followers of Iraqi cleric Moqtada al-Sadr. On a positive note, interest rates were the only profitable sector for the month. Long positions in both U.S. and European bonds generated profits as prices moved higher on weak employment figures reported in the U.S. and additional economic reports suggesting the economy is not growing as fast as many had anticipated.

After several losing months, performance for Grant Park was positive for the month of September. Class A units gained 1.07% while Class B units gained 0.99% for the month. High energy prices consumed the economic news for the month as crude oil closed the month at $49.64 per barrel, up $7.53 for the month. As a result, Grant Park’s most significant gains were in the energy, metals and currency sectors. Long positions in the energy sector provided Grant Park with its largest gains as prices continued to trend steadily upward. Declines in U.S. inventories, ongoing disruptions in Iraqi production, hurricane damage to the refineries in the Gulf of Mexico, as well as growing civil unrest in Nigeria all contributed to higher prices. Additional profits accumulated in long positions in the base metals including copper, nickel and aluminum. Prices moved higher amid evidence of renewed demand from China and were further supported by a weakening U.S. dollar. Positions in the currency markets also provided profits as mixed economic reports out of the U.S. continued to weaken the U.S. dollar. Long positions in both the Euro currency and Canadian dollar generated profits. Profits generated in the sectors noted above were partially offset by losses suffered in both the interest rate and stock indices sectors. Mixed economic reports and uncertainty surrounding the future of interest rate hikes in both the U.S. and Europe gave way to volatility in both sectors, generating losses.

October was a profitable month for Grant Park. Class A units were up 3.43% for the month while Class B units were up 3.35%. Gains came largely from positions in the currency, financial, and energy sectors while losses were suffered in the commodities and metals sectors. The U.S. dollar continued to decline, benefiting long positions in the Canadian dollar, Euro and Japanese yen as well as short positions in the U.S. dollar index. Additional profits were earned in long global interest rate positions, as prices continued to rally as oil prices reached record highs, threatening the strength of the U.S. economic rebound. Long positions in the energy sector also continued to profit as prices reached record highs amidst continued supply disruptions in Iraq, Russia and Nigeria. Prices did come off their highs at month-end as news of higher inventories in the U.S. drove prices down. Going in to November, Grant Park has reduced its overall long position in the sector. Grant Park’s largest losses stemmed from long positions in the base metals markets as prices sharply reversed, particularly in nickel, aluminum and copper on the back of the above noted speculation of a slowdown in U.S. economic growth. Prices continued to drop on news of China’s first interest rate increase in nine years.

The continuing weakness of the U.S. dollar sparked another profitable month in November for Grant Park. Grant Park A units were up 8.45% for the month while the B units were up 8.37% for the month. The weak U.S. dollar remained the focus of the month. The dollar has now dropped for seven weeks in a row, reaching its lowest value against the Japanese yen since 2000, and a record-low against the euro. The dollar sank on comments mid-month from Alan Greenspan, who suggested that the U.S. may be growing too dependent upon foreign capital to fund the trade deficit. Speaking in Germany, the Fed chairman told a group of central bankers that the growing U.S. current account (trade) deficit could, at some point, cause foreign demand for U.S. dollars, bonds and equity to subside. As a result, profits were earned in long foreign currency positions, most notably the euro, Swiss franc and Japanese yen and a short dollar index position. Additional profits were generated in long positions in stock indices as prices rallied on improved economic conditions around the world. Finally, Grant Park also posted profits in long metal positions, particularly in gold as the weak dollar boosted gold prices. On the negative side, Grant Park sustained modest losses on short positions in the energy sector on news late in the month that U.S. inventories of both natural gas and heating oil fell more than anticipated, thus boosting prices.

After a few profitable months in a row, December proved to be a challenging trading month for Grant Park. Performance for the month was negative. Class A units were down 0.89% while the B units were down 0.96% to finish the year down 7.58% and 8.40% respectively. The Grant Park’s largest losses were incurred in the metals sector, particularly in long positions in both gold and silver. The U.S. dollar experienced a short-lived rally, causing precious metals, which had been favored by investors seeking a hedge against a weaker dollar, to lose some of their appeal. Additional losses were incurred in the currency sector. Long positions in the Canadian dollar incurred losses. The currency sold off following the Bank of Canada’s decision to back off its policy of raising rates “over time”, as the strong currency appeared to be having a negative impact on the country’s exports. Additional losses were incurred in long Japanese Yen and Swiss Franc positions. The financial (interest rate), agricultural/soft, and energy sectors also experienced modest losses as the year-end markets were characteristically volatile. On the other hand, profits were generated in the stock indices sector as long positions in both U.S. and European equities benefited from a decline in energy prices.

Capital Resources

Grant Park plans to raise additional capital only through the sale of units offered through this prospectus and does not intend to raise any capital through borrowing. Due to the nature of Grant Park’s business, it will make no capital expenditures and will have no capital assets that are not operating capital or assets.

Liquidity

Most U.S. futures exchanges limit fluctuations in some futures and options contract prices during a single day by regulations referred to as daily price fluctuation limits or daily limits. During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent Grant Park from promptly liquidating unfavorable positions and subject Grant Park to substantial losses that could exceed the margin initially committed to those trades. In addition, even if futures or options prices do not move to the daily limit, Grant Park may not be able to execute trades at favorable prices, if little trading in the contracts is taking place. Other than these limitations on liquidity, which are inherent in Grant Park’s futures and options trading operations, Grant Park’s assets are expected to be highly liquid.

Off-Balance Sheet Risk

Off-balance sheet risk refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. Grant Park trades in futures and other commodity interest contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, Grant Park faces the market risk that these contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the commodity interest positions of Grant Park at the same time, and if Grant Park were unable to offset positions, Grant Park could lose all of its assets and the limited partners would realize a 100% loss. Grant Park minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 25%. All positions of Grant Park are valued each day on a mark-to-market basis.

In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to Grant Park. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearing organization associated with such exchange. In general, clearing organizations are backed by the corporate members of the clearing organization who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing organization is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a central clearing organization backed by a group of financial institutions. As a result, there likely will be greater counterparty credit risk in these transactions. Grant Park trades only with those counterparties that it believes to be creditworthy. Nonetheless, the clearing member, clearing organization or other counterparty to these transactions may not be able to meet its obligations to Grant Park, in which case Grant Park could suffer significant losses on these contracts.

In the normal course of business, Grant Park enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. Grant Park’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against Grant Park that have not yet occurred. Grant Park expects the risk of any future obligation under these indemnifications to be remote.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Introduction

Grant Park is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or a substantial amount of Grant Park’s assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to Grant Park’s business.

Market movements result in frequent changes in the fair market value of Grant Park’s open positions and, consequently, in its earnings and cash flow. Grant Park’s market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, market prices for base and precious metals, energy complexes and other commodities, the diversification effects among Grant Park’s open positions and the liquidity of the markets in which it trades.

Grant Park rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance. Grant Park’s current trading advisors all employ trend-following strategies that rely on sustained movements in price. Erratic, choppy, sideways trading markets and sharp reversals in movements can materially and adversely affect Grant Park’s results. Grant Park’s past performance is not necessarily indicative of its future results.

Value at risk is a measure of the maximum amount that Grant Park could reasonably be expected to lose in a given market sector in a given day. However, the inherent uncertainty of Grant Park’s speculative trading and the recurrence in the markets traded by Grant Park of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated value at risk or Grant Park’s experience to date. This risk is often referred to as the risk of ruin. In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that Grant Park’s losses in any market sector will be limited to value at risk or by Grant Park’s attempts to manage its market risk. Moreover, value at risk may be defined differently as used by other commodity pools or in other contexts.

Materiality, as used in this section, is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, and multiplier features of Grant Park’s market sensitive instruments.

The following quantitative and qualitative disclosures regarding Grant Park’s market risk exposures contain forward-looking statements. All quantitative and qualitative disclosures in this section are deemed to be forward-looking statements, except for statements of historical fact and descriptions of how Grant Park manages its risk exposure. Grant Park’s primary market risk exposures, as well as the strategies used and to be used by its trading advisors for managing such exposures are subject to numerous uncertainties, contingencies and risks, including those described in “Risk Factors” and elsewhere in this prospectus, any one of which could cause the actual results of Grant Park’s risk controls to differ materially from the objectives of such strategies.

Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of Grant Park. Grant Park’s current market exposure and/or risk management strategies may not be effective in either the short-or long-term and may change materially. Therefore, you should be prepared to lose all or substantially all of your investment in Grant Park.

Quantitative Market Risk

Trading Risk

Grant Park’s approximate risk exposure in the various market sectors traded by its trading advisors is quantified below in terms of value at risk. Due to Grant Park’s mark-to-market accounting, any loss in the fair value of Grant Park’s open positions is directly reflected in Grant Park’s earnings, realized or unrealized.

Exchange maintenance margin requirements have been used by Grant Park as the measure of its value at risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95% to 99% of any one-day interval. The maintenance margin levels are established by brokers, dealers and exchanges using historical price studies as well as an assessment of current market volatility and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation. Maintenance margin has been used rather than the more generally available initial margin, because initial margin includes a credit risk component that is not relevant to value at risk.

In the case of market sensitive instruments that are not exchange-traded, including currencies and some energy products and metals in the case of Grant Park, the margin requirements for the equivalent futures positions have been used as value at risk. In those cases in which a futures-equivalent margin is not available, dealers’ margins have been used.

In the case of contracts denominated in foreign currencies, the value at risk figures include foreign currency margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to Grant Park, which is valued in U.S. dollars, in expressing value at risk in a functional currency other than U.S. dollars.

In quantifying Grant Park’s value at risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category’s aggregate value at risk. The diversification effects resulting from the fact that Grant Park’s positions are rarely, if ever, 100% positively correlated have not been reflected.

Value At Risk By Market Sectors

The following table indicates the trading value at risk associated with Grant Park’s open positions by market category as of September 30, 2007 and the trading gains/losses by market category for the nine months ended September 30, 2007. All open position trading risk exposures of Grant Park have been included in calculating the figures set forth below. As of September 30, 2007, Grant Park’s net asset value was approximately $432.4 million.

	As of September 30, 2007
Market Sector	Value at Risk	% of Total Capitalization	Trading Gain/ (Loss)
Currencies	$9,950,259	2.3%	5.4%
Stock Indices	7,767,835	1.8	(1.0)
Metals	5,484,309	1.3	(0.1)
Energy	5,479,950	1.3	1.6
Interest Rates	3,495,155	0.8	4.9
Agriculturals	3,421,285	0.8	1.9
Softs	1,232,037	0.2	(0.9)
Meats	412,940	0.1	(0.7)

Total	$37,243,770	8.6%	11.1%

The following tables indicate the trading value at risk associated with Grant Park’s open positions by market category as of December 31, 2006 and 2005, and the trading gains/losses by market category for the years ended December 31, 2006 and 2005. All open position trading risk exposures of Grant Park have been included in calculating the figures set forth below. As of December 31, 2006, Grant Park’s net asset value was approximately $382.3 million. As of December 31, 2005, Grant Park’s net asset value was approximately $289.9 million.

	As of December 31, 2006
Market Sector	Value at Risk	% of Total Capitalization	Trading Gain/(Loss)
Stock Indices	$17,109,345	4.5%	6.9%
Interest Rates	14,150,512	3.7	(1.0)
Currencies	9,008,040	2.3	0.8
Metals	6,002,732	1.6	10.8
Energy	2,682,000	0.7	(1.7)
Softs	1,423,613	0.4	0.3
Agriculturals	802,822	0.2	(2.1)
Meats	462,775	0.1	(0.3)

Total	$51,641,839	13.5%	13.7%

	As of December 31, 2005
Market Sector	Value at Risk	% of Total Capitalization	Trading Gain/(Loss)
Stock Indices	$13,288,191	4.6%	5.1%
Interest Rates	8,808,384	3.0	(1.0)
Currencies	5,632,384	2.0	(4.6)
Metals	2,935,888	1.0	1.2
Energy	1,631,950	0.6	1.0
Softs	1,472,902	0.5	1.7
Agriculturals	963,807	0.3	(1.0)
Meats	265,480	0.1	(0.1)

Total	$34,998,986	12.1%	2.3%

Material Limitations On Value At Risk As An Assessment Of Market Risk

The face value of the market sector instruments held by Grant Park is typically many times the applicable maintenance margin requirement, which generally range between approximately 1% and 10% of contract face value, as well as many times the capitalization of Grant Park. The magnitude of Grant Park’s open positions creates a risk of ruin not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions — unusual, but historically recurring from time to time — could cause Grant Park to incur severe losses over a short period of time. The value at risk table above, as well as the past performance of Grant Park, gives no indication of this risk of ruin.

Non-Trading Risk

Grant Park has non-trading market risk on its foreign cash balances not needed for margin. However, these balances, as well as the market risk they represent, are immaterial. Grant Park also has non-trading market risk as a result of investing a substantial portion of its available assets in U.S. Treasury bills and Treasury repurchase agreements. The market risk represented by these investments is also immaterial.

Qualitative Market Risk

Trading Risk

The following were the primary trading risk exposures of Grant Park as of September 30, 2007, by market sector.

Currencies

Exchange rate risk is a significant market exposure of Grant Park. Grant Park’s currency exposure is due to exchange rate fluctuations, primarily fluctuations that disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. Grant Park trades in a large number of currencies, including cross-rates, which are positions between two currencies other than the U.S. dollar. The general partner anticipates that the currency sector will remain one of the primary market exposures for Grant Park for the foreseeable future. As of September 30, 2007, Grant Park was positioned to benefit from the effects of a weakening dollar against most major and minor currencies. The exceptions to this were long positions versus the U.S. dollar in the Japanese yen and the South African rand.

Stock Indices

Grant Park’s primary equity exposure is due to equity price risk in the G-7 countries as well as other jurisdictions including Hong Kong, Taiwan, and Australia. The stock index futures contracts currently traded by Grant Park are generally limited to futures on broadly based indices, although Grant Park may trade narrow-based stock index futures contracts in the future. As of September 30, 2007, Grant Park’s primary exposures were in the Asian markets; long the Hang Sang and Nikkei and long the U.S. indices. Grant Park is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Asian indices. Static markets would not cause major market changes but would make it difficult for Grant Park to avoid being “whipsawed” into numerous small losses.

Metals

Grant Park’s metals market exposure is due to fluctuations in the price of both precious metals, including gold and silver, as well as base metals including aluminum, copper, nickel and zinc. As of September 30, 2007, long positions in gold, silver, platinum and copper accounted for Grant Park’s metal exposure in the precious metals while minor short positions in aluminum and zinc represented Grant Park’s exposure in the base metals.

Energy

Grant Park’s primary energy market exposure is due to gas and oil price movements, often resulting from political developments in the Middle East, Nigeria, Russia and Venezuela. As of September 30, 2007, the energy market exposure of Grant Park consisted of minor short positions in natural gas and minor long positions in crude and crude products. Oil and gas prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Interest Rates

Interest rate risk is the principal market exposure of Grant Park. Interest rate movements directly affect the price of the futures positions held by Grant Park and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact Grant Park’s profitability. Grant Park’s primary interest rate exposure is due to interest rate fluctuations in the United States and the other G-7 countries. However, Grant Park also takes futures positions on the government debt of smaller nations, such as Australia. The general partner anticipates that G-7 interest rates will remain the primary market exposure of Grant Park for the foreseeable future. As of September 30, 2007, Grant Park’s interest rate exposure was predominantly long both the long end and short end of the yield curve around the globe with the exception of Australia where Grant Park was short interest rates across the curve.

Agricultural / Softs

Grant Park’s primary commodities exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions. Corn, soybean oil, soybeans, wheat and coffee accounted for Grant Park’s long commodity exposure while sugar, hogs and pork bellies accounted for Grant Park’s short positions as of September 30, 2007.

Non-Trading Risk Exposure

The following were the only non-trading risk exposures of Grant Park as of September 30, 2007.

Foreign Currency Balances

Grant Park’s primary foreign currency balances are in Japanese yen, British pounds, Euros and Australian dollars. The trading advisors regularly convert foreign currency balances to U.S. dollars in an attempt to control Grant Park’s non-trading risk.

Cash Management

Grant Park maintains a portion of its assets at its clearing brokers, as well as at Lake Forest Bank & Trust Company and from time to time at Harris N.A.. These assets, which may range from 5% to 25% of Grant Park’s value, are held in U.S. Treasury securities and/or Treasury repurchase agreements. The balance of Grant Park’s assets, which range from 75% to 95%, are invested in investment grade money market instruments purchased and managed at Middleton Dickinson Capital Management, LLC, which are held in a separate, segregated account at State Street Bank and Trust Company, or are purchased directly through Harris Nesbitt Corp., a member of BMO Financial Group. Violent fluctuations in prevailing interest rates could cause immaterial mark-to-market losses on Grant Park’s cash management income.

Managing Risk Exposure

The general partner monitors and controls Grant Park’s risk exposure on a daily basis through financial, credit and risk management monitoring systems and, accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which Grant Park is subject.

The general partner monitors Grant Park’s performance and the concentration of its open positions, and consults with the trading advisors concerning Grant Park’s overall risk profile. If the general partner felt it necessary to do so, the general partner could require the trading advisors to close out individual positions as well as enter positions traded on behalf of Grant Park. However, any intervention would be a highly unusual event. The general partner primarily relies on the trading advisors’ own risk control policies while maintaining a general supervisory overview of Grant Park’s market risk exposures. The trading advisors apply their own risk management policies to their trading. The trading advisors often follow diversification guidelines, margin limits and stop loss points to exit a position. The trading advisors’ research of risk management often suggests ongoing modifications to their trading programs.

As part of the general partner’s risk management, the general partner periodically meets with the trading advisors to discuss their risk management and to look for any material changes to the trading advisors’ portfolio balance and trading techniques. The trading advisors are required to notify the general partner of any material changes to their programs.

General

From time to time, certain regulatory or self-regulatory organizations have proposed increased margin requirements on futures contracts. Because Grant Park generally will use a small percentage of assets as margin, Grant Park does not believe that any increase in margin requirements, as proposed, will have a material effect on Grant Park’s operations.

THE CLEARING BROKERS

MF Global and UBS Securities LLC serve as Grant Park’s clearing brokers. The following descriptions provide for each clearing broker background information and information regarding material legal proceedings involving the clearing broker.

For ease of administration, the trading advisors may direct all or a portion of their trades on behalf of Grant Park to executing brokers or floor brokers for execution with instructions to give-up the executed trade to the clearing broker for clearing and settlement. The cost of any give-up fees to brokers will be included in Grant Park’s brokerage charge. Grant Park’s over-the-counter options, forward, swap and spot contracts generally will be transacted through the clearing brokers or their affiliates. The trading advisors also from time to time may select other dealers through which such contracts will be traded, but only with the prior written consent of the general partner.

MF Global Inc.

General

MF Global, formerly known as Man Financial Inc, has served as Grant Park’s clearing broker since November 1, 2005, when it replaced Refco, Inc. as one of Grant Park’s clearing brokers. The address of MF Global’s main office is 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101, and its telephone number is (212) 589-6200. MF Global is registered under the Commodity Exchange Act as a futures commission merchant and a commodity pool operator and is a member of the NFA. It also is a member of all major U.S. futures exchanges.

MF Global provides commodity interest brokerage and clearing services to Grant Park, and also acts as one of Grant Park’s additional selling agents. MF Global is not a sponsor or general partner of Grant Park, and will not act in any supervisory capacity with respect to the general partner or participate in the management of either the general partner of Grant Park. MF Global does not have or accept any discretionary authority with respect to transactions or investments in Grant Park’s trading account. MF Global may use the services of other clearing brokers and brokers who are members of exchanges of which MF Global is not a member. MF Global maintains the trading account of Grant Park on its books and records as a separate account.

Conflicts of Interest

MF Global is presently acting as clearing broker for other commodity pools, providing services similar to those provided Grant Park, and expects to continue to serve in this capacity for commodity pools in the future. MF Global also serves a number of other non-commodity pool customers. Its responsibilities to Grant Park and the responsibilities that it has or may undertake in the future may cause a conflict of interest. These conflicts may result in competition among commodity pools and other customers for services provided to them by the clearing broker. In addition, MF Global may in the future charge other customers, including public and private commodity pools, a lower brokerage rate than is being charged to Grant Park.

MF Global also acts as an additional selling agent for Grant Park. Because MF Global’s compensation as clearing broker is based, at least in part, on the net asset value of Grant Park, it may have a conflict of interest between acting in the best interest of its clients when advising them to purchase or redeem units and assuring continued compensation to itself.

MF Global and its principals, employees and agents may trade commodity interest contracts for their own accounts. These trades may be different from, opposite to or entered ahead of trades entered into by Grant Park, and these persons may even be the other party to a trade entered into by Grant Park. The records of any of these trades will not be available to limited partners.

Legal Proceedings

At any given time, MF Global is involved in numerous legal actions and administrative proceedings, which MF Global has advised the general partner are not, in the aggregate, as of the date of this prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it renders to Grant Park. MF Global has also advised the general partner that, as of the date of this prospectus, there have been no material, administrative, civil or criminal proceedings pending, on appeal or concluded against MF Global or its principals within the last five years, except that MF Global has recently been sued by the Receiver for the Philadelphia Alternate Asset Fund (“PAAF”) and associated entities for common law negligence, common law fraud, violations of the Commodity Exchange Act and violations of the Racketeer Influenced and Corrupt Organizations Act, or RICO. The Receiver’s claims for damages are not quantified in the complaint against MF Global, but are believed by MF Global to be substantial. MF Global has informed the general partner that in acting as clearing broker for PAAF it was not responsible for its losses. Accordingly, MF Global will deny the material allegations of the complaint and/or move to dismiss various counts of the complaint, and will otherwise vigorously defend the litigation. Further, MF Global has advised the general partner that it believes the outcome of the litigation should not materially affect MF Global or its ability to perform as clearing broker for Grant Park. The CFTC is also investigating the events involving PAAF’s losses and MF Global’s relationship to PAAF. To date, the CFTC has not brought any action against MF Global.

On February 20, 2007, Man Financial settled a CFTC administrative proceeding (In the Matter of Steven M. Camp and Man Financial Inc, CFTC Docket No. 07-04) in which Man Financial was alleged to have failed to supervise one of its former associated persons who was charged with fraudulently soliciting customers to open accounts at Man Financial. The CFTC alleged that the former associated person misrepresented the profitability of a web-based trading system and of a purported trading system to be traded by a commodity trading advisor. Without admitting or denying the allegation, Man Financial agreed to pay restitution to customers amounting to $196,900.44 and a civil monetary penalty of $120,000. Man Financial also agreed to a cease and desist order and to strengthen its supervisory system for overseeing sales solicitations by employees in connection with accounts to be traded under letters of direction in favor of third party system providers.

UBS Securities LLC

General

UBS Securities’ principal office is located at 677 Washington Blvd., Stamford Connecticut 06901, telephone: (203) 719-4066. It is registered as a broker-dealer with FINRA and as a futures commission merchant with the CFTC. It is a member of various U.S. futures and securities exchanges. UBS Securities is a wholly-owned indirect subsidiary of UBS AG.

UBS Securities did not sponsor or organize Grant Park and is not responsible for the activities of the general partner or the trading advisors. UBS Financial Services, Inc., an affiliate of UBS Securities, acts as one of the selling agents for Grant Park.

UBS Securities clears all foreign futures trades made on behalf of Grant Park and carried by UBS Securities through its parent, UBS AG. Grant Park has entered into a prime brokerage relationship with UBS AG’s Stamford, Connecticut office for the clearing of its OTC foreign currency transactions.

Conflicts of Interest

UBS Financial Services, an affiliate of UBS Securities, acts as a selling agent for Grant Park, which could give rise to a conflict of interest because its compensation as clearing broker and selling agent is based, at least in part, on the net asset value of Grant Park. Hence, in making recommendations to redeem or purchase additional units, UBS Financial Services employees may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to UBS and themselves.

Legal Proceedings

UBS Securities has advised the general partner that, except as set forth below, neither UBS Securities nor any of its principals have been involved in any administrative, civil or criminal proceeding, whether pending, on appeal or concluded, within the past five years that is in UBS Securities’ determination material to a decision whether to invest in Grant Park in light of all the circumstances. Like most securities firms, UBS Securities is and has been a defendant in numerous legal actions relating to its securities and commodities business that allege various violations of federal and state securities laws.

UBS Securities was involved in the 2003 Global Research Analyst Settlement. This settlement is part of the global settlement that UBS Securities and nine other firms have reached with the SEC, NASD, NYSE and various state regulators. As part of the settlement, UBS Securities has agreed to pay $80,000,000 divided among retrospective relief, for procurement of independent research and for investor education. UBS Securities has also undertaken to adopt enhanced policies and procedures reasonably designed to address potential conflicts of interest arising from research practices.

On June 27, 2007, the Office of the Secretary of the Commonwealth of Massachusetts filed an administrative complaint (the “Complaint”) and notice of adjudicatory proceeding, captioned in The Matter of UBS Securities, LLC, Docket No. E-2007-0049, which alleges, in sum and substance, that UBS

Securities LLC (“UBS”) has been violating the Massachusetts Uniform Securities Act (“the Act”) and related regulations by providing the advisers for certain hedge funds with gifts and gratuities in the form of below market office rents, personal loans with below market interest rates, event tickets, and other perks, in order to induce those hedge fund advisers to increase or retain their level of prime brokerage fees paid to UBS. The Secretary seeks to require UBS to permanently cease and desist from conduct that violates the Act and regulations, to censure UBS, to require UBS to pay an administrative fine of an unspecified amount, and to find as fact the allegations of the Complaint.

Further, UBS Securities, like most full service investment banks and broker-dealers, receives inquiries and is sometimes involved in investigations by the SEC, NYSE and various other regulatory organizations and government agencies. UBS Securities fully cooperates with the authorities in all such requests. UBS Securities regularly discloses to the NASD arbitration awards, disciplinary action and regulatory events. These disclosures are publicly available on the NASD’s website at www.nasd.com. Actions with respect to UBS Securities LLC’s futures commission merchant business are publicly available on the website of the National Futures Association (http://www.nfa.futures.org/).

Other Clearing Brokers

The general partner may, in its sole discretion, appoint additional or substitute clearing brokers for Grant Park. These clearing brokers may be compensated at a level higher or lower than Grant Park currently pays to its current clearing brokers.

CONFLICTS OF INTEREST

Some of the parties involved with the operation and/or management of Grant Park, including the general partner, have other relationships that may create disincentives to act in the best interests of Grant Park and its limited partners. The general partner has not established, and has no plans to establish, any procedures or controls to prevent, address or resolve these conflicts. As a result, these conflicts may inhibit or interfere with the sound and profitable operation of Grant Park.

In evaluating these conflicts of interest, you should be aware that the general partner has a responsibility to investors to exercise good faith and fairness in all dealings affecting Grant Park. The fiduciary responsibility of a general partner to investors is a developing and changing area of the law and if you have questions concerning the duties of the general partner, you should consult with your counsel.

Relationship of the General Partner and MF Global

Mr. Kavanagh, who indirectly controls and is president of the general partner, receives, through Dearborn Capital Brokers, compensation from MF Global, Grant Park’s current clearing broker, in exchange for transactions that Dearborn Capital Brokers introduces to MF Global for clearing. Therefore, he may have a disincentive to cause the general partner to terminate or replace MF Global even if termination or replacement may be in the best interest of Grant Park. Mr. Kavanagh does not share in any commissions paid by Grant Park to MF Global.

Other Activities of the General Partner

Because the general partner may engage from time to time in other activities in the normal course of business, including acting as general partner to other similar partnerships and acting as sponsor and investment manager of the Dearborn Alternative Investment Fund Series 2, and the Dearborn Select Master Fund, SPC, the general partner’s full efforts will not be devoted to the activities of Grant Park. This may create a conflict of interest with respect to the general partner’s commitment to Grant Park of its resources. The general partner, however, intends to devote sufficient time Grant Park activities to properly manage Grant Park consistent with its fiduciary duties.

Ancillary Business Arrangements Between the General Partner and Certain Trading Advisors

The general partner and some of the trading advisors have business arrangements between them that do not directly relate to Grant Park’s business. Specifically, in return for the general partner or its affiliates previously funding the trading of one of EMC’s trading programs with proprietary assets, the general partner receives a portion of EMC’s advisory fees that it earns from specified customer accounts. None of the assets allocated to EMC pursuant to this arrangement included assets of Grant Park, and in no event will the general partner share in any fees EMC earns from trading Grant Park’s account. In addition, the general partner receives compensation from Rabar in exchange for the general partner’s previous introduction of a customer account to Rabar. There is no ongoing undertaking for the general partner to continue to introduce accounts to Rabar. Under the terms of these arrangements, the general partner will continue to receive compensation from these trading advisors for these past services regardless of whether the trading advisors cease to act as trading advisors for Grant Park. Nonetheless, these business arrangements may present a disincentive for the general partner to terminate these trading advisors even though termination may be in the best interest of Grant Park.

Other Trading Activities of the Trading Advisors

Each of the trading advisors and some of their principals currently manage other trading accounts including their own accounts, and each will remain free to manage additional accounts in the future. These other trading activities present various conflict of interest, some of which are described below.

The trading advisors or their principals may sometimes take positions in their proprietary accounts that are opposite to or ahead of Grant Park’s account. Trading ahead of Grant Park presents a conflict because the trade first executed may receive a more favorable price than the same trade later executed for Grant Park. In addition, the trading advisors may have financial incentives to favor other accounts over Grant Park’s account. The trading advisors may trade other customer accounts that pay higher advisory fees than does Grant Park, which may cause the trading advisors to devote more attention to these other accounts or trade these other accounts in a different manner. Finally, accounts traded by the trading advisors will compete with Grant Park and the trading advisors may compete with each other, in buying and selling commodity interest contracts for Grant Park’s account. When similar orders are entered at the same time, the prices at which Grant Park’s trades are filled may be less favorable than the prices allocated to other accounts. Some orders may be difficult or impossible to execute in markets with limited liquidity where prices may rise or fall sharply in response to orders entered. However, each trading advisor is required to use an allocation methodology that is fair to all of its customers. Because records with respect to other accounts are not accessible to investors in Grant

Park, investors will not be able to determine if any other accounts are being favored over Grant Park’s account.

Commodity Interest Trading by General Partner and its Principals

Mr. Kavanagh and Mr. Tkatchew currently trade futures contracts for their own accounts and may do so in the future. These trades may be different from, opposite to or entered ahead of trades entered into by Grant Park, and Mr. Kavanagh and Mr. Tkatchew may even be the other party to a trade entered into by Grant Park. The general partner does not intend to trade for its own account, but may do so in the future. Records of trading of the general partner or its principals would not be made available to limited partners for inspection, so you would not be aware of the nature or details of any such trading.

General Partner and Trading Advisor Ownership Interest in Grant Park

As of September 30, 2007, Grant Park had net assets of approximately $432.4 million, and has issued limited partnership interests in transactions registered under the Securities Act of 1933 for net aggregate capital contributions equal to $577,889,626. The general partner has made and is required to maintain a cash general partnership investment in Grant Park equal to 1% of such amount from time to time. The general partner may make withdrawals of any investment in excess of this amount. As of September 30, 2007, the sole principal of EMC beneficially owned approximately 0.09% of the interests in Grant Park as a limited partner, and a principal of Rabar, Paul Rabar, owned approximately 0.36% of the interests in Grant Park as a limited partner. As of September 30, 2007, Ms. O’Rourke and Mr. Tkatchew, principals of the general partner, owned less than 0.01% of the interests in Grant Park as limited partners. Other principals of or persons affiliated with the general partner or the trading advisors may, from time to time, own interests in Grant Park. However, at September 30, 2007, no other persons affiliated with any of the trading advisors, other than as detailed above, own an interest in Grant Park.

The general partner is subject to these and other potential conflicts of interest. The general partner, however, intends to treat Grant Park fairly, acting in accordance with its fiduciary duty.

UBS Financial Services as Clearing Broker and Selling Agent

UBS Financial Services is serving as one of the selling agents for Grant Park and an affiliate of UBS Financial Services is also serving as one of Grant Park’s clearing brokers. This could give rise to a conflict of interest because the general partner may be reluctant to replace or terminate UBS Financial Services as clearing broker if it believes that this will adversely affect UBS Financial Services’ efforts as a selling agent. Moreover, because UBS Financial Services’ compensation as clearing broker and selling agent is based, at least in part, on the net asset value of Grant Park, in making recommendations to redeem or purchase additional units, UBS Financial Services employees may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer and themselves.

General Partner Acts as Transfer Agent for Grant Park

Currently, the general partner acts as Grant Park’s transfer agent. The fees and expenses associated in its role as transfer agent for Grant Park are operating expenses of Grant Park and will be reimbursed to the general partner by Grant Park. The total ongoing operating expenses of Grant Park are estimated to be approximately 0.25% of the average net assets of Grant Park per year. This amount may include certain overhead expenses and a portion of the salaries of those employees of the general partner attributable to acting in the capacity as transfer agent of Grant Park. To the extent operating expenses are less than 0.25% of Grant Park’s average net assets during the year, the difference will be reimbursed pro rata to recordholders as of December 31 of each year.

FEES AND EXPENSES

Fees and Expenses Paid by Grant Park

Grant Park pays the following fees and expenses in connection with the offering of units, trading activities and operation of Grant Park:

Recipient	Nature of Payment	Amount of Payment
General Partner	Brokerage Charge

Effective September 1, 2005, Class A units of Grant Park pay a monthly brokerage charge equal to 0.6292%, a rate of 7.55% annually, of Class A’s month-end adjusted net assets; Class B units of Grant Park pay a monthly brokerage charge equal to 0.6667%, a rate of 8.0% annually, of Class B’s month-end adjusted net assets.

Counterparties	Dealer Spreads	Grant Park pays its counterparties bid-ask spreads on Grant Park’s non-exchange traded commodity interest contracts.
Trading Advisors	Incentive Fees	Grant Park pays each trading advisor a quarterly incentive fee ranging from 20% to 24% of the new trading profits, if any, achieved on the trading advisor’s allocated net assets as of the end of each calendar quarter.
General Partner	Organization and Offering Expense Reimbursement

Grant Park reimburses the general partner on a monthly basis for its advancement of Grant Park’s organization and offering expenses, up to an amount not to exceed 1.0% per annum of the average month-end net assets of Grant Park.

Recipient	Nature of Payment	Amount of Payment
Third Parties	Operating Expenses; Extraordinary Expenses

Grant Park pays its ongoing operating expenses up to a maximum of 0.25% of Grant Park’s average net assets per year. This includes expenses associated with Grant Park’s SEC reporting obligations, which for 2007 are estimated to be approximately $300,000. Grant Park also pays any extraordinary expenses it incurs. To the extent operating expenses are less than 0.25% of Grant Park’s average net assets during the year, the difference will be reimbursed pro rata to record-holders as of December 31 of each year.

A more complete description of these fees and expenses follows below. Please see page 88 for a definition of “net asset value” and “net assets.”

Brokerage Charge

Effective September 1, 2005, Class A units pay the general partner a monthly brokerage charge equal to 0.6292%, a rate of 7.55% annually, of Class A’s month-end adjusted net assets; Class B units pay the general partner a monthly charge equal to 0.6667%, a rate of 8.0% annually, of Class B’s month-end adjusted net assets. The general partner pays from the brokerage charge all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation and consulting fees to the trading advisors. The payments to the clearing brokers are based upon a specified amount per round-turn for each commodity interest transaction executed on behalf of Grant Park. The amounts paid to selling agents, trading advisors or others may be based upon a specified percentage of Grant Park’s net asset value or round-turn transactions. A round-turn is both the purchase, or sale, of a commodity interest contract and the subsequent offsetting sale, or purchase, of the contract. The balance of the brokerage charge not paid out to other parties is retained by the general partner as payment for its services to Grant Park.

Grant Park pays the general partner the brokerage charge, which is based on a fixed percentage of net assets, regardless of whether actual transaction costs were less than or exceeded this fixed percentage or whether the number of trades significantly increases. Assuming Grant Park’s brokerage charge was expressed on a per-transaction basis, the brokerage charge equates to round-turn commissions of approximately $46.54 based on the average trading activity of the six trading advisors for the last three calendar years and assuming allocations of net assets to the trading advisors as follows: 19% to Rabar; 20% to EMC; 9% to ETC; 9% to Graham; 22% to Winton; and 18% to Welton.

The clearing brokers are also paid by the general partner, out of its brokerage charge, an average of between approximately $5.00 and $10.00 per round turn transaction entered into by Grant Park. This round turn commission includes all clearing, exchange and NFA fees.

The Guidelines for the Registration of Commodity Pool Programs developed by the North American Securities Administrators Association, Inc., or NASAA Guidelines, require that the brokerage charge payable by Grant Park will not be greater than (1) 80% of the published retail commission rate plus pit brokerage fees, or (2) 14% annually of Grant Park’s average net assets, including pit brokerage fees. Net assets for purposes of this limitation exclude assets not directly related to trading activity, if any. The general partner intends to operate Grant Park so as to comply with these limitations.

Dealer Spreads

Grant Park trades foreign currency forward contracts and other non-exchange traded commodity interest contracts. These contracts are traded among dealers that act as principals or counterparties to each trade. The execution costs are included in the price of the contract purchased or sold, and accordingly, these costs to Grant Park cannot be determined. However, the general partner believes the bid-ask spreads paid by Grant Park are competitive with the spreads paid by other institutional customers generally. Any commissions or other transaction fees that may be incurred by Grant Park in trading forward and other non-exchange traded contracts, other than the associated bid-ask spreads, are paid by the general partner out of the brokerage charge.

Incentive Fees

Grant Park will pay each trading advisor a quarterly incentive fee based on any new trading profits achieved on that trading advisor’s allocated net assets as of the end of each calendar quarter. Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior quarter in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor’s initial allocation of net assets. The incentive fees will be as follows: 20% to Rabar, 22.5% to EMC, 24% to ETC, 20% to Graham, 20% to Winton and 20% to Welton.

Calculation of New Trading Profits

New trading profits are calculated with respect to each trading advisor’s allocated net assets. Allocated net assets means that portion of Grant Park’s net assets allocated to the trading advisor by the general partner and subject to the trading advisor’s discretion (including any notional funds), together with any appreciation or depreciation in such allocated net assets. New trading profits are calculated on a high water mark basis, as described in the paragraph below. For a definition of net assets, please see “Limited Partnership Agreement — Nature of Classes and Determination of Net Asset Value.”

New trading profits on the allocated net assets of each trading advisor are calculated as the sum of (1) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period of such allocated net assets, plus (2) the net of any unrealized profits and losses on open positions as of the end of such period on such allocated net assets, minus (3)(A) the net of any unrealized profits or losses on open positions as of the end of the preceding period on such allocated net assets, (B) all expenses (except the incentive fee payable to the trading advisor, if any, for the current period and applicable state taxes) attributable to such allocated net assets incurred or accrued during such period, including, without limitation, the brokerage charge and Grant Park’s ongoing expenses, and (C) cumulative net realized or unrealized trading losses on such allocated net assets (reduced by a proportionate share of realized and unrealized trading losses on such allocated net assets attributable to redeemed units or reallocated amounts as of any redemption or reallocation date), if any, carried forward from all preceding periods since the last period for which an incentive fee was payable to the trading advisor. The general partner may, however, in its sole discretion, adjust the computation of new trading profits on the allocated net assets of any trading advisor to exclude or include all or a portion of particular expenses for purposes of calculating that trading advisor’s incentive fee. In the case of Graham, ETC, Winton and Welton, only certain allocated expenses of Grant Park are included for the purpose of calculating that trading advisor’s incentive fee, while for EMC and Rabar, all allocated expenses of Grant Park are included.

Incentive fees paid at the end of a quarter will be retained by each trading advisor and will not be repaid to Grant Park if the net assets of Grant Park or of any class subsequently decline. This could result in substantial incentive fees being paid to a trading advisor despite the fact that an overall decline in the net assets of Grant Park or of any class has occurred. Because each trading advisor’s incentive fee will be determined independently based on new trading profits experienced on the net assets allocated to the trading advisor, it also is possible that one of the trading advisors could be paid incentive fees for a quarter even though, because of losses suffered by another trading advisor, the net asset value per unit of a limited partner’s units declined during the quarter. Incentive fees will be payable on realized and unrealized profits and, therefore, without regard to cash available for distribution.

The general partner may reallocate additional assets to or from a trading advisor as of the first trading day of any calendar month and as otherwise provided in the relevant advisory contract. If a trading advisor’s advisory contract with Grant Park is terminated other than as of the end of a calendar quarter or assets are allocated away from the trading advisor on other than a quarter-end, the trading advisor will receive an incentive fee, if due, as though the termination date or reallocation date were the end of a calendar quarter. With respect to any allocated assets, in determining the trading advisor’s quarterly incentive fee, reallocated assets are transferred at the net asset value they had on the last trading day immediately prior to the date they are allocated away from the trading advisor, and the trading advisor is paid its quarterly incentive fee on the new trading profits on the reallocated assets. Below is a sample calculation of the incentive fee:

Assume one of Grant Park’s trading advisors, referred to as trading advisor A, is entitled to a 20% incentive fee. Assume Grant Park paid an incentive fee to trading advisor A at the end of the fourth quarter of 2004 and assume that trading advisor A’s allocated net assets recognized trading profits, net of all applicable fees and expenses, of $100,000 during the first quarter of 2005. The new trading profits, excluding interest income, for the quarter would be $100,000 and trading advisor A’s incentive fee would be $20,000 (0.2 × $100,000). Alternatively, assume that Grant Park paid an incentive fee to trading advisor A at the end of the fourth quarter of 2004 but did not pay an incentive fee to trading advisor A at the end of the first quarter of 2005, because trading advisor A had trading losses of $50,000. If trading advisor A’s allocated net assets recognized trading profits of $100,000 at the end of the second quarter of 2005, the net trading profits, excluding interest income, for the quarter would be $50,000 ($100,000-$50,000 loss carryforward) and trading advisor A’s incentive fee would be $10,000 (0.2 × $50,000). You should note that this simplified example assumes that no additional assets have been allocated to, nor have any assets been allocated away from, trading advisor A during these sample time frames.

Calculation of New Trading Profits and Allocation of Incentive Fees Among Limited Partners

Before April 1, 2003, for purposes of calculating trading advisor incentive fees, assets in each limited partner’s capital account were allocated among the trading advisors and incentive fees were then calculated for each limited partner based on the new trading profits earned on the portion of assets of that limited partner that were allocated to that trading advisor. The result was that incentive fees were fairly specific to each limited partner’s investment experience.

As of April 1, 2003, new trading profits are calculated on the performance of each trading advisor’s allocated net assets of Grant Park as a whole, and not on a capital account-by-capital account basis. In particular, because incentive fees are calculated on the basis of any new trading profits attributable to a trading advisor’s allocated net assets, the incentive fees are subject to equal allocation among all limited partners, even though these persons may have purchased their units at different times. Furthermore, because incentive fees are calculated on the trading advisor’s allocated net assets and not on the new trading profits experienced by a class of units, and each class of units bears differing proportions of Grant Park’s organization and offering expenses, for purposes of calculating new trading profits these expenses are deemed to be shared proportionately among each unit.

The distortions described above are the product of calculating and allocating incentive compensation among multi-advisor, multi-class, open-end funds among persons investing at different times while still maintaining a uniform net asset value per unit of each class. This method is the most common method used in publicly-offered managed futures funds in which the large number of investors makes it impracticable to individually track capital accounts for each investor, but can result in incentive fees that disproportionately benefit or disadvantage particular limited partners in comparison to funds that can assess fees solely based upon the individual investment experience of each limited partner.

Miscellaneous

The NASAA Guidelines impose the following restrictions on the amount of advisory fees paid by Grant Park: any management fees, any advisory fees, and all other fees paid by Grant Park, excluding incentive fees and brokerage commissions, when added to the customary and routine administrative expenses of Grant Park may not exceed  1/2 of 1% of net assets per month, or 6% annually. Aggregate incentive fees may not exceed 15% of new trading profits. An additional 2% incentive fee, however, may be paid for each 1% by which the fees and expenses described above are reduced below 6% annually. The general partner intends to operate Grant Park so as to comply with these limitations.

Organization and Offering Expenses

All expenses incurred in connection with the organization and ongoing offering of the units are paid by the general partner and then reimbursed to the general partner by Grant Park. The limited partnership agreement provides that Grant Park shall be entitled to reimbursement for organization and offering expenses at a rate of up to 1.0% per annum, computed monthly, of which up to 10% of such amount is reimburseable by Class A and 90% is reimburseable by Class B. Class A units bear organization and offering expenses at an annual rate of 20 basis points (0.20%) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month-end adjusted net assets. Effective September 1, 2005, Class B units bear these expenses at an annual rate of 60 basis points (0.60%) of the adjusted net assets of the Class B units, calculated and payable monthly on the basis of month-end adjusted net assets. In no event, however, will the reimbursement from Grant Park to the general partner exceed 1.0% per annum of the average month-end net assets of Grant Park. The general partner has the discretion to change the amounts assessed to each class for organization and offering expenses, provided the amounts do not exceed the limits set forth in the limited partnership agreement. In its discretion, the general partner may require Grant Park to reimburse the general partner in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by Grant Park in any calendar year will not exceed the overall limits set forth above.

The NASAA Guidelines require that the organization and offering expenses of Grant Park do not exceed 15% of the total subscriptions accepted. The general partner, and not Grant Park, is responsible for any expenses in excess of that limitation. Since the general partner has agreed to limit Grant Park’s responsibility for these expenses to a total of 1% of Grant Park net assets per year, the general partner does not expect the NASAA Guidelines limit of 15% of total subscriptions to be reached.

Operating Expenses

Grant Park has borne, and will continue to bear, all ongoing operating expenses subject to a maximum charge for such expenses of 0.25% of the average net assets of Grant Park per year, including legal, audit, internal control attestation, administration, transfer agent, printing and postage expenses and the costs and expenses of preparing and filing required periodic reports with the SEC. To the extent operating expenses are less than 0.25% of Grant Park’s average net assets during the year, the difference will be reimbursed pro rata to recordholders as of December 31 of each year. If actual operating expenses are higher than 0.25% of Grant Park’s average net assets during any year, the general partner, not Grant Park, will bear the excess amount. The general partner estimates that the legal and audit fee portion of the operating expense chargeable to Grant Park during 2007 will be approximately $300,000. The general partner does not anticipate that Grant Park will be liable for any income or other business taxes. The portion of the operating expense borne by Grant Park relating to the fees and expenses associated with Grant Park’s transfer agent will be paid to the general partner, which acts as Grant Park’s transfer agent.

The general partner will not cause Grant Park to pay any of the general partner’s indirect expenses, other than organization and offering expenses as described above, incurred in connection with its administration of Grant Park, including salaries, rent, travel expenses or other items generally considered overhead.

Extraordinary Expenses

Grant Park is required to pay all of its extraordinary expenses, if any. These expenses include any litigation expenses and IRS audit expenses, among others.

Early Redemption Fee

Class A limited partners do not pay a fee in order to cause Grant Park to redeem all or any part of their investment, other than incentive fees and other accrued expenses, as described elsewhere. Class B limited partners also do not pay any redemption fees, except that Class B limited partners who redeem units prior to the one year anniversary of their subscription for the redeemed units will pay the general partner an early redemption fee. The early redemption fee is based on the net asset value of the redeemed units as of the close of business on the date of the redemption and will differ depending on when the units are redeemed during the first year of investment as follows:

•	units redeemed on or before the third month-end after the subscription are subject to a fee of 3.5% of the net asset value of the redeemed units;

•	units redeemed after the third month-end and on or before the sixth month-end after the subscription are subject to a fee of 2.625% of the net asset value of the redeemed units;

•	units redeemed after the sixth month-end and on or before the ninth month-end after the subscription are subject to a fee of 1.75% of the net asset value of the redeemed units; and

•	units redeemed after the ninth month-end and before the one year anniversary of the subscription are subject to a fee of 0.875% of the net asset value of the redeemed units.

For purposes of determining the existence and the amount of an early redemption fee, redemptions are made on a first-in, first-out basis such that the redeemed units will be deemed to have been acquired on the redeeming limited partner’s earliest subscription date for which units have not yet been redeemed. Class B limited partners who redeem units on or after the one year anniversary of their subscription for the redeemed units do not pay any redemption fees for such redemption.

Fees and Expenses Paid by the General Partner

The general partner pays the following fees and expenses in connection with the offering of units, trading activities and operation of Grant Park.

Transaction Costs

As described above under “Brokerage Charge,” the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, and other transaction costs incurred in connection with Grant Park’s trading activities.

Selling Agent Compensation

The general partner pays all upfront sales commissions and other ongoing compensation to the selling agents for the sales of any units. You will not directly pay sales compensation to the selling agents.

Selling agents who sell Class A units do not receive an upfront sales commission. Each selling agent does, however, receive, beginning with the first month after the subscription proceeds of a Class A unit have been invested in Grant Park, ongoing compensation for continuing services it provides to unit holders calculated and payable monthly at an annual rate ranging between 2.0% and 2.25% of the month-end net asset value of the unit, provided that the total underwriting compensation per Class A unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was “grandfathered” as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

Selling agents who sell Class B units receive for each Class B unit sold sales compensation as follows. The general partner pays that selling agent an upfront sales commission equal to 3.5% of the purchase price per Class B unit at the time that each Class B unit is sold. Then, beginning with the thirteenth month after the subscription proceeds of a Class B unit are invested in Grant Park, in return for ongoing services provided to the limited partners, the selling agent who sold the unit will receive ongoing compensation, calculated and payable monthly at an annual rate of up to 3.5% of the month-end net asset value of the unit, provided that the total underwriting compensation per Class B unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was “grandfathered” as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

Grant Park also engages certain employees of the general partner to perform wholesaling activities with respect to the Class A units and/or the Class B units. Any compensation of employees of the general partner for their wholesaling services is either considered part of Grant Park’s organization and offering expenses, and is payable by Grant Park in accordance with the procedure described above under “Organization and Offering Expenses,” or is paid by the general partner out of its own assets, in the general partner’s sole discretion.

Trading Advisor Consulting Fees

Each trading advisor receives a consulting fee, payable by the general partner not Grant Park, ranging from 0% to 2% per year, computed and accrued monthly on the basis of the trading advisor’s month-end allocated net assets and paid quarterly. The general partner pays Grant Park’s current trading advisors consulting fees in the following annual amounts: 2% to Rabar, 1.5% to EMC, 1% to ETC, 2% to Graham, 1% to Winton and 1.0% to Welton.

USE OF PROCEEDS

The proceeds of the offering will be deposited in Grant Park’s bank and brokerage accounts for the purpose of engaging in trading activities in accordance with Grant Park’s trading policies and the trading advisors’ respective trading strategies.

Approximately 5% to 25% of Grant Park’s assets will be committed as margin for futures, options on futures or security futures contracts and held by the clearing brokers, although the amount committed may vary significantly. These assets are maintained in segregated accounts with the clearing brokers pursuant to the Commodity Exchange Act and CFTC regulations and are generally held in U.S. government securities. Approximately 1% to 5% of Grant Park’s assets are deposited with the clearing brokers, their affiliates or other dealers to initiate and maintain forward, over-the-counter options, swap or spot contracts. These assets are not held in segregation or otherwise regulated under the Commodity Exchange Act and generally are held either in U.S. government securities or short-term time deposits with U.S.-regulated banks, which may or may not be affiliated with the clearing brokers, their affiliates or other dealers. The general partner anticipates investing the remaining 70% to 94% of Grant Park’s assets in U.S. Treasury securities, including Treasury bills and repurchase agreements utilizing investment grade securities, securities issued by U.S. government agencies and other investment grade money market securities. Investors should note that maintenance of Grant Park’s assets in U.S. government securities and banks does not reduce the risk of loss from trading commodity interest contracts. Grant Park receives all interest earned on its assets.

The trading advisors will not, directly or indirectly, commingle Grant Park’s assets with the property of any other person nor loan Grant Park’s assets to the trading advisors or any affiliate of the trading advisors.

LIMITED PARTNERSHIP AGREEMENT

The following is a summary of Grant Park’s Third Amended and Restated Limited Partnership Agreement, a form of which is attached as Appendix A.

Nature of Grant Park

Grant Park is organized under the Revised Uniform Limited Partnership Act of the State of Illinois. The purpose of Grant Park is to seek to profit from investing in, trading, buying, selling or otherwise acquiring, holding or disposing of commodity interests and all rights or interests in or pertaining to such activities and engaging in any other related activities.

Nature of Classes and Determination of Net Asset Value

Grant Park is organized into two separate classes of limited partnership units, Class A limited partnership units and Class B limited partnership units, each having the rights and preferences described in this prospectus and in the limited partnership agreement. The general partner has the authority to establish one or more additional classes of units in its discretion.

The terms “net asset value” or “net assets” as of any date with respect to any class of units refer to (1) the total assets of Grant Park constituting such class as of such date including all cash and cash equivalents, plus the market value of all open commodity interest positions and U.S. Treasury bills; minus (2) any brokerage commission attributable to that class that are or would be payable directly by Grant Park if all open commodity interest positions were closed as of the date the calculation is made; and minus (3) all accrued liabilities of Grant Park as of that date attributable to that class determined in accordance with generally accepted accounting principles. The terms “net asset value” or “net assets” as of any date with respect to Grant Park as a whole refer to the sum of the net asset values or net assets of all classes as of that date. Net assets include any unrealized profits or losses attributable to the net assets and any accrued fees or expenses, including fees and expenses based on a percentage of net assets, attributable to the net assets.

The market value of a commodity interest is the price quoted on the exchange on which that commodity interest is traded as of the close of each trading day, or if the commodity interest is not traded on an exchange, the fair market value of the commodity interest, as determined by the general partner.

Each class shall share in the assets, expenses and liabilities of Grant Park on a proportional basis with each other class, except to the extent otherwise specifically provided in the limited partnership agreement or to the extent that the general partner determines, in good faith, that any expense or liability of Grant Park, or any portion of any expense or liability of Grant Park, should be attributable only to a particular class or classes including, without limitation, expenses incurred in connection with the organization and offering of units. This allocation will be final and binding on all limited partners.

The term “net asset value per unit” with respect to units of any class refers to the net asset value of that class divided by the number of units outstanding in that class. Thus, each unit within a class shall have the same net asset value as all other units within that same class.

The general partner will calculate the approximate net asset value per unit of each class on a daily basis and furnish this information upon request to a limited partner.

Liability of Limited Partners

When purchased in this offering, units will be fully paid and nonassessable. A limited partner will be liable for the losses and obligations of Grant Park only to the extent of its capital contribution and any share of undistributed profits. Once a limited partner has caused Grant Park to redeem its units, Grant Park may have a claim against that limited partner for liabilities of Grant Park that arose before the date of redemption, but the claim will not exceed the limited partner’s capital contribution and share of undistributed profits together with interest. Grant Park will make a claim against a limited partner only in the event that assets of Grant Park are insufficient to discharge Grant Park’s liabilities to its creditors. The general partner will be liable for all obligations of Grant Park to the extent that Grant Park’s assets are insufficient to discharge those obligations. Although the limited partnership units are separated into distinct classes, the assets and liabilities of Grant Park will not be segregated between the classes for legal purposes.

Management of Grant Park Affairs

The general partner is solely responsible for the management of Grant Park. With few exceptions, limited partners will take no part in the management and will have no voice in the operations of Grant Park. The general partner will delegate to the trading advisors the authority to make commodity interest trading decisions for Grant Park. The limited partners, by executing the subscription agreement and a power of attorney in favor of the general partner, will appoint the general partner their attorney-in-fact for purposes of executing various documents on behalf of Grant Park. In general, the general partner will not be liable, responsible or accountable in damages or otherwise to Grant Park or any of the limited partners for any act or omission performed by it in good faith pursuant to the authority granted to it by the limited partnership agreement.

The general partner is accountable to Grant Park and its participants as a fiduciary and consequently must exercise good faith and integrity in handling Grant Park’s affairs. This is a rapidly developing and changing area of the law, and if you have questions concerning the general partner’s duties you should consult with your counsel.

Redemptions, Distributions and Transfers

Redemption of Units

A limited partner may cause any of its units to be redeemed by Grant Park for an amount equal to the net asset value per applicable unit at the close of business on the last business day of any calendar month if at least 10 days prior to the redemption date, or at an earlier date if required by the limited partner’s selling agent, the general partner receives a written request for redemption, a form of which is attached as Appendix D, indicating the number or dollar amount worth of units that the limited partner wishes to redeem and the requested redemption date. The general partner, in its sole discretion, may permit limited partners to cause their units to be redeemed under other conditions, at other times or upon shorter notice as it determines. The general partner will notify a redeeming limited partner in writing within ten days after the proposed redemption date regarding whether redemption has been, or will be, effected on the requested redemption date. Except as described below, the redemption amount will be paid by the fifteenth business day of the month following the redemption date. The general partner will redeem units at the net asset value per unit on the requested redemption date unless the number of redemptions would be detrimental to the tax status of Grant Park. In such a case, the general partner will select by lot that number of redemptions as will not impair Grant Park’s tax status. The right to obtain redemption also is contingent upon Grant Park’s having property sufficient to discharge its liabilities on the redemption date and may be delayed if the general partner determines that earlier liquidation of commodity interest positions to meet redemption payments would be detrimental to Grant Park or nonredeeming limited partners.

The terms of the redemption request, which shall be irrevocable, must include (1) the number or dollar amount worth of units and the date for which redemption is requested, (2) an acknowledgment of the basis upon which valuation of the units being redeemed will be made, and (3) a representation by the limited partner that the limited partner is the lawful owner of the units being redeemed and that the units have not been encumbered in any fashion. There will be no redemption charge for redemption of Class A units. Holders of Class B units who desire to redeem any or all of their units before the one year anniversary of their subscription for the redeemed units, will pay the applicable early redemption fee to the general partner as described elsewhere in this prospectus. All redemptions shall be made on a first-in, first-out basis, such that the redeemed units will be deemed to have been acquired on the redeeming limited partner’s earliest subscription date for which units have not yet been redeemed.

The net asset value per applicable unit as of the date of redemption may differ substantially from the net asset value per unit as of the date by which the irrevocable notice of redemption must be submitted.

Required Redemption

The general partner may, at any time in its sole discretion, require any limited partner to withdraw entirely from Grant Park, or to withdraw a portion of the limited partner’s units, on not less than 15 days’ advance notice in writing to the limited partner. In addition, the general partner without notice may require at any time, or retroactively, withdrawal of any limited partner (1) that it determines is an employee benefit plan in order for the assets of Grant Park not to be treated as plan assets of the investing plan under ERISA, (2) that made a misrepresentation to the general partner in connection with its purchase of units, or (3) if the limited partner’s ownership of units would result in the violation of applicable laws or regulations by Grant Park or a partner. A mandatorily redeemed limited partner is treated as withdrawn from Grant Park or as having made a partial withdrawal from his capital account, as the case may be, without further action on the part of the limited partner.

Special Redemption Date

The general partner will declare a special redemption date whenever Grant Park experiences a decline in the net asset value of a unit at the close of business on any business day to less than 50% of the net asset value per unit on the last valuation date. Grant Park will suspend trading during any special redemption period.

Distributions

The general partner is not required to make distributions of Grant Park assets to any limited partner. While the general partner has the authority to make distributions of Grant Park assets, it does not intend to do so. The general partner believes that it is not necessary to make distributions, because you may cause Grant Park to redeem any or all of your units on a periodic basis. You should note, however, that, if Grant Park realizes profits during any fiscal year, your allocable share of those profits will constitute taxable income to you whether or not the general partner makes distributions to you.

Transfers and Assignments

A limited partner may transfer or assign his or her units in Grant Park upon 30 days’ prior written notice to the general partner and subject to approval by the general partner of the assignee. The general partner will provide approval when it is satisfied that the transfer complies with applicable laws, does not endanger Grant Park’s tax status as a partnership or otherwise have adverse legal consequences. An assignee not admitted to Grant Park as a limited partner will have only limited rights to share in the profits and capital of Grant Park and a limited redemption right.

Termination of Grant Park

The affairs of Grant Park will be wound up and Grant Park will be liquidated upon the happening of any of the following events (1) expiration of Grant Park’s term on December 31, 2027, (2) a decision by the limited partners to liquidate Grant Park, (3) withdrawal or dissolution of the general partner and the failure of the limited partners to elect a substitute general partner to continue Grant Park, or (4) assignment for the benefit of creditors or adjudication of bankruptcy of the general partner or appointment of a receiver for or seizure by a judgment creditor of the general partner’s interest in Grant Park.

Amendments and Meetings

In general, the limited partnership agreement may be amended if limited partners owning more than 50% of the outstanding units agree. The general partner may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by any regulatory or self-regulatory authority, or by law or to make other changes the general partner deems advisable so long as they are not adverse to limited partners.

Limited partners owning at least 10% of the outstanding units can require the general partner to call a meeting of Grant Park. In general, at the meeting, the limited partners owning more than 50% of the outstanding units may vote to (1) amend the limited partnership agreement as provided in the limited partnership agreement, (2) remove the general partner, (3) elect a substitute general partner or general partners upon the removal or withdrawal of the existing general partner, provided that the subsitute general partner shall continue the business of Grant Park without dissolution, (4) terminate any contract between Grant Park and the general partner or any trading advisor, or (5) liquidate Grant Park.

In the event that the matter to be voted on affects only one class of units, then only limited partners holding units of the affected class will be entitled to vote, with such matter being approved by a vote of limited partners owning more than 50% of the outstanding units of the affected class.

Any material changes to Grant Park’s fundamental investment objectives or policies, as determined by the general partner in good faith, shall require the prior written approval of limited partners holding more than 50% of Grant Park’s outstanding units.

Indemnity

Grant Park will indemnify and hold harmless the general partner and its members, directors, officers, employees and agents from and against any loss, expense or other liability (including reasonable attorneys’ fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of Grant Park, provided that (1) the general partner has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of Grant Park, (2) the general partner or such related person was acting on behalf of, or performing services for, Grant Park, and (3) the loss or liability was not the result of negligence or misconduct by the general partner or such related person. Grant Park may only advance funds to the general partner and/or its members, directors, officers, employees and agents under this indemnity if (a) the legal action relates to acts or omissions relating to the performance of duties on behalf of Grant Park, (b) the legal action is initiated by someone other than a limited partner, or if initiated by a limited partner, the court approves the advance, and (c) the general partner and/or its members, directors, officers, employees and agents, as the case may be, agree to reimburse Grant Park for the amount of the advance plus interest if the legal action is subsequently deemed not to give rise to indemnification. Any indemnification of the general partner or any related person is recoverable only from the assets of Grant Park and not from the limited partners. Nevertheless, Grant Park shall not indemnify the general partner or any related person for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless the indemnification complies with the requirements for indemnification set forth in the NASAA Guidelines.

The limited partnership agreement further provides that the general partner is authorized to cause Grant Park to indemnify and hold harmless the trading advisors, the clearing brokers, the selling agents and other third parties to the extent permitted by applicable law. In no event, however, will any undertaking to indemnify any selling agent or other person be contrary to the limitations on indemnification set forth in the NASAA Guidelines.

No indemnity by Grant Park will increase the liability of any limited partner beyond the amount of the limited partner’s capital contribution and profits, if any, in Grant Park.

Reports and Notices to Limited Partners

Limited partners will receive monthly statements within 30 days after the last day of the prior month setting forth the value of their units and other information relating to Grant Park as may be required by CFTC rules. No later than March 15th of each year, a certified annual report of financial condition of Grant Park will be distributed to limited partners, together with tax information necessary for limited partners to prepare their annual income tax returns. This certified annual report will contain financial statements that have been audited by Grant Park’s independent accountants. If a certified annual report is due to be distributed within 45 days after the end of a calendar year, a monthly statement of account for December may not be distributed.

Limited partners will have the right to inspect Grant Park’s books and records at the general partner’s offices during reasonable business hours upon reasonable notice to the general partner.

In addition, notice will be mailed to each limited partner, together with a description of limited partners’ redemption and voting rights and a description of any material effect that the applicable following event may have on limited partners, within seven business days of any of the following events:

(1)	a decrease in the net asset value per applicable unit to 50% or less of the net asset value per unit most recently reported;

(2)	any material change in any contract with a trading advisor, including any change to trading advisors or any modification in connection with the method of calculating the incentive fee, as determined by the general partner in good faith; and

(3)	any material change in the amount of the brokerage charge or any other material change affecting the compensation of any party, as determined by the general partner in good faith.

Miscellaneous

In compliance with the NASAA Guidelines, the limited partnership agreement provides that (1) no loans may be made by Grant Park to the general partner or any other person, (2) Grant Park’s assets will not be commingled with the assets of any other person — assets used to satisfy margin requirements will not be considered commingled for this purpose, (3) no rebates or give ups may be received by the general partner nor may the general partner participate in any reciprocal business arrangements that could circumvent the NASAA Guidelines, (4) no trading advisor will receive a fee from Grant Park based on Grant Park net assets if the trading advisor shares, directly or indirectly, in any brokerage commissions generated by Grant Park, (5) the duration of any contract between Grant Park and the general partner or any trading advisor shall not exceed one year (although these contracts may be automatically renewable for successive one-year periods until terminated) and must be terminable without penalty upon no less than 60 days’ prior written notice, (6) any other proposed or contemplated agreement, arrangement or transaction may be restricted in the discretion of a state securities administrator if it would be considered unfair to the limited partners, (7) Grant Park will not engage in pyramiding, and (8) at no time will a trading advisor be an affiliate of Grant Park’s clearing broker nor at any time will a trading advisor be an affiliate of the general partner.

In the event of the general partner’s removal or withdrawal from Grant Park, the general partner will be entitled to redeem any units it owns at the applicable net asset value on the next valuation date following such removal or withdrawal.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summarizes the material U.S. federal income tax consequences to U.S. resident individual investors in Grant Park. Grant Park has obtained an opinion of Vedder, Price, Kaufman &

Kammholz, P.C., counsel to Grant Park, that the summary below correctly describes the material U.S. federal income tax consequences as of the date hereof to Grant Park and to a U.S. resident individual who invests in Grant Park. The summary is based on current U.S. federal income tax law, which is subject to change. Vedder, Price, Kaufman & Kammholz, P.C.’s opinion is based on the facts described in the registration statement of which this prospectus is a part and on the accuracy of factual representations made by the general partner. Vedder, Price, Kaufman & Kammholz, P.C.’s opinion represents only its legal judgment and does not bind the Internal Revenue Service or the courts. No ruling has been or will be sought from the Internal Revenue Service as to any matters discussed below. Certain tax consequences discussed below may vary in their application to each limited partner depending on that limited partner’s particular circumstances, and the summary below therefore is not intended to be a substitute for professional tax advice. You should consult with your own professional tax advisor concerning the U.S. federal, state and local tax consequences of investing in Grant Park.

The Partnership Tax Status Of Grant Park

The general partner has received an opinion of counsel from Vedder, Price, Kaufman & Kammholz, P.C. to the effect that, under current U.S. federal income tax law, Grant Park will be treated as a partnership for U.S. federal income tax purposes, provided that (1) at least 90% of Grant Park’s annual gross income has previously consisted of and currently consists of “qualifying income” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) and (2) Grant Park is organized and operated in accordance with its governing agreements and applicable law. As a partnership for U.S. federal income tax purposes, Grant Park will not pay any U.S. federal corporate income tax. However, Grant Park may constitute a so-called publicly traded partnership if less than 90% of Grant Park’s annual gross income consists of “qualified income” as defined in the Code. In that case, Grant Park generally would be subject to U.S. federal income tax as a corporation, and distributions to limited partners would be taxable as dividends. The general partner believes that Grant Park has previously satisfied and currently satisfies the 90% test and that it is likely, but not certain, that Grant Park will continue to do so.

Taxation Of Limited Partners On Profits And Losses Of Grant Park

Assuming that Grant Park will be treated as a partnership for U.S. federal income tax purposes, each limited partner will be subject to tax on that limited partner’s share of any of Grant Park’s net income and gains losses, deductions, etc. as determined for federal income tax purposes, even though Grant Park does not intend to make current cash distributions. The profits and losses of Grant Park will be allocated to the limited partners in a manner set forth in the limited partnership agreement. The general partner believes that the allocations provided for in the limited partnership agreement reflect each limited partner’s economic interest in Grant Park and therefore should be respected for federal income tax purposes. However, it is possible that the allocations may be challenged by the relevant taxing authorities and such challenge may result in profits and losses being allocated for federal income tax purposes in a manner different from that set forth in the limited partnership agreement. In such event, limited partners may be required to amend their tax returns to take into account such different allocations and could potentially pay additional taxes plus interest and possible penalties.

Limited partners will be allocated their proportionate share of the taxable income and losses realized by Grant Park during the period that units are owned by them. Taxable income will be allocated to correspond as closely as possible to economic income allocations. However, because some limited partners may redeem units before all other limited partners do so, the allocation of taxable income may differ from the way the economic benefits of the income have been allocated among the limited partners.

Losses Allocated To Limited Partners

You may deduct any of Grant Park’s tax losses only to the extent of your adjusted income tax basis in your interest in Grant Park. Generally, your tax basis is the total amount invested by you in Grant Park, reduced (but not below zero) by your share of any Grant Park distributions, losses and expenses and increased by your share of Grant Park’s income and gains and liabilities, if any. However, if you are an individual or other limited partner who is subject to at-risk limitations (generally, non-corporate taxpayers and closely-held corporations), you can only deduct losses to the extent you are at-risk. Generally, the amount at-risk is a limited partner’s allocable share of capital invested and such partner’s share of recourse debt for which the limited partner is liable. Amounts representing nonrecourse financing (other than certain nonrecourse financing to hold real estate) are generally not considered to be at-risk. Losses that cannot be claimed under the “at-risk” rules may be carried forward and deducted in subsequent tax years, subject to the “at-risk” and other applicable limitations on deductibility. You should consult your own professional tax advisor concerning the application of the “at-risk” rules to your investment in Grant Park.

Passive-Activity Loss Rules And Their Effect On The Treatment Of Income And Loss

Because Grant Park’s allocable items of income, gain, loss, deductions, etc. will generally consist of items of “portfolio income” and related losses such items of income and loss generally will not be treated as derived from a “passive activity”, and therefore the passive activity loss rules will not result in the deductibility of any tax losses of Grant Park being limited by reason of the passive activity loss rules (but such losses may be subject to other deductibility limitations described in this summary). Because Grant Park’s income and gains generally will not be treated as passive activity income, such income cannot offset any of your passive activity losses from other investments.

Cash Distributions

When you receive cash from Grant Park, either through a distribution or a partial redemption, you will not pay tax on that cash until the distribution exceeds your tax basis in your interest in Grant Park.

Gain Or Loss On Section 1256 Contracts And Non-Section 1256 Contracts

Section 1256 Contracts include regulated futures contracts (other than security futures contracts) traded on U.S. futures exchanges, most options traded on U.S. futures exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if they were sold at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-

term capital gain or loss and 40% short-term capital gain or loss, regardless of how long the contracts are held.

Contracts which are not Section 1256 Contracts include, among other things, most futures contracts traded on foreign exchanges, security futures contracts and certain foreign currency transactions. The gain and loss from non-Section 1256 Contracts generally will be short-term capital gain or loss, but certain of these transactions may generate ordinary income.

Capital Gains And Losses

For non-corporate taxpayers, net long-term capital gains, such as net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts, are taxed at a current maximum U.S. federal income tax rate of 15%, and net short-term capital gains, such as most net gain on non-Section 1256 Contracts held one year or less and 40% of the gain on Section 1256 Contracts, are subject to tax at the same rates as ordinary income, with a current maximum U.S. federal income tax rate of 35%. Non-corporate taxpayers can deduct capital losses to the extent of their capital gains, and any capital losses in excess of capital gains may be used to offset up to $3,000 of ordinary income. Any unused capital losses can be carried over to future years. Accordingly, Grant Park could suffer significant capital losses, and you could still be required to pay taxes on, for example, your share of Grant Park’s interest income.

Unlike net capital losses derived from the sale or exchange of a capital asset, a non-corporate taxpayer may elect to carry back net losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, the taxpayer can carry forward such losses indefinitely.

Limited Deduction For Certain Expenses

The general partner intends to report the trading advisors’ consulting and incentive fees on Grant Park’s income tax returns as trade or business expenses that are not subject to the limitations on deductibility for investment expenses and other “miscellaneous itemized deductions.” The Internal Revenue Service or a state or local taxing authority could contend otherwise. If Grant Park expenses are recharacterized as investment expenses, the deductible amount of these expenses would be reduced (and would not be deductible at all for alternative minimum tax purposes) to the extent allocable to limited partners who are non-corporate taxpayers. The consequences of the limitations on the deductibility of investment expenses will vary depending on the particular tax situation of each taxpayer. Non-corporate taxpayers should consult their own professional tax advisors with respect to the application of these limitations to their situation.

In any event, Grant Park’s expenses of offering interests are not deductible or amortizable for income tax purposes.

Interest Income

Interest earned by Grant Park will be taxed as ordinary income and generally cannot be offset by capital losses. See the section above entitled “Capital Gains And Losses.”

Investment Interest Deductibility Limitations

Non-corporate limited partners can deduct investment interest, such as interest on indebtedness allocable to property held for investment, only to the extent that it does not exceed their net investment income. Net investment income does not include net long-term capital gain and qualified dividend income, as defined in Section 1(h)(11)(B) of the Code, absent an election by the limited partner to treat such gain and such dividends as ordinary income. The limitation on investment interest relates to property held for investment, which for this purpose would generally include the units of Grant Park. Thus, interest expense incurred by a limited partner to purchase such units and the limited partner’s allocable share of Grant Park’s interest expense, if any, will generally be subject to this limitation.

Unrelated Business Taxable Income

The general partner anticipates that tax-exempt limited partners will not be required to pay tax on their share of income or gains of Grant Park, provided that tax-exempt limited partners do not purchase their units with borrowed funds. Grant Park has not generated unrelated business taxable income in the past and the general partner does not anticipate the generation of unrelated business taxable income in the future. However, if Grant Park were to purchase interests in commodities with borrowed funds (although the general partner does not currently intend to do so), unrelated business taxable income may arise and be taxable to tax-exempt limited partners. You should consult with your tax advisors as to whether an investment in Grant Park will result in any unrelated business taxable income to you.

Foreign Individual Limited Partners

A foreign individual limited partner generally is not subject to United States taxation on capital gains from commodity or derivatives trading, provided such foreign individual limited partner is not present for more than 182 days in the United States during the taxable year, and provided further, that such foreign individual limited partner is not otherwise engaged in a trade or business within the United States during the taxable year to which the income, gain or loss is treated as “effectively connected.” An investment in Grant Park should not, by itself, cause a foreign individual limited partner to be engaged in a trade or business within the United States for the foregoing purposes, based on the manner of Grant Park’s trading activities as de scribed herein. Pursuant to certain “safe harbors” under the Internal Revenue Code, an investment fund whose United States business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. If the contracts traded by Grant Park in the future were not to be covered by these safe harbors, there is a risk that Grant Park would be treated as engaged in a trade or business within the United States and foreign individual limited partners would, in such case, be required to file United States federal income tax returns, be subject to United States federal income tax withholding and be required to pay United States federal income tax.

Certain interest income (such as interest associated with original issue discount on Treasury Bills having a maturity of 183 days or less or commercial bank deposits) earned by Grant Park and allocable to foreign individual limited partners should not be subject to United States federal income tax or withholding, but may be subject to tax in other jurisdictions to which the foreign individual limited partner is connected. Likewise, portfolio interest income allocable to a foreign individual limited partner should not be subject to United States federal income tax withholding provided such partner is not otherwise engaged in a trade or business within the United States and provides Grant Park with a correct and complete Form W-8BEN or other applicable form.

Internal Revenue Service Audits Of Grant Park And Its Limited Partners

Audits of tax items relating to Grant Park are conducted at the Grant Park level rather than at the limited partner level. The general partner will act as tax matters partner with the authority to determine Grant Park’s responses to an audit. If an audit results in an adjustment, limited partners may be required to pay additional taxes including state and local income taxes, interest and penalties. Interest on tax deficiencies generally is not deductible by non-corporate limited partners.

Foreign, State, Local And Other Taxes

In addition to the U.S. federal income tax consequences described above, Grant Park and the limited partners may be subject to various foreign, state, local and other taxes. Prospective investors should consult their tax advisors as to the foreign, state and local tax consequences of investing in Grant Park.

Backup Withholding Applicable to U.S. Persons

Each limited partner which is a U.S. person must furnish Grant Park its true, correct and complete “taxpayer identification number” or social security number in order to avoid backup withholding and possible penalties. If a taxpayer identification number or social security number is not furnished, or if the number furnished is not correct, Grant Park may be required to withhold, as backup withholding, up to 28% of the payments made to such limited partner.

Importance Of Obtaining Professional Advice

The foregoing analysis is not intended as a substitute for careful tax planning, particularly because the income tax consequences of an investment in Grant Park and of Grant Park’s transactions are complex, and some of these consequences would vary significantly with the particular situation of a limited partner. Accordingly, you are strongly urged to consult your own tax advisors regarding the possible federal, state and local tax consequences of this investment, including, for example, the potential impact on your liability for alternative minimum tax from earning long-term capital gain realized from this investment.

INVESTMENT BY ERISA AND OTHER PLAN ACCOUNTS

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in Grant Park. Employee benefit plans and plans are collectively referred to below as plans, and fiduciaries with investment discretion are referred to below as plan fiduciaries.

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in Grant Park and the manner in which units should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in Grant Park, including the role that an investment in Grant Park would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in Grant Park, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses and that an investment in Grant Park complies with the terms of the plan.

Grant Park and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a limited partnership will not be plan assets of a plan that purchases an equity interest in the partnership if the equity interest purchased is a publicly-offered security. If the underlying assets of a partnership are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulation under ERISA states that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law, (2) a requirement that not less than a minimum number of shares or units of such security be transferred or assigned, (3) a requirement that no transfer or assignment be made (a) to an ineligible or unsuitable investor, or (b) which would result in a termination or reclassification of the entity for federal or state tax purposes, or (c) without advance written notice given to the entity that issued the security, and (4) any restriction on the substitution of assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent (other than compliance with any of the foregoing restrictions).

The general partner believes that the units are freely transferable within the meaning of the regulation. For ERISA accounts, the minimum investment in Class A units is $4,000 for existing limited partners and $200,000 for new investors, and the minimum investment in Class B units is $4,000. Limited partners may assign their economic interests in the partnership by providing written notice to the general partner, provided such assignment would not violate any applicable laws, adversely affect the tax status of the partnership, or have any other adverse legal consequences.

The general partner believes that the conditions described above will be satisfied with respect to the units. The general partner believes that the units should therefore constitute publicly-offered securities, and the underlying assets of Grant Park should not be considered to constitute plan assets of any plan that purchases units.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving the plan and persons who have certain specified relationships to the plan.

In general, units may not be purchased with the assets of a plan if the general partner, the clearing brokers, the trading advisors, or any of their affiliates, agents or employees:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;

•	exercise any authority or control with respect to management or disposition of the assets of the plan;

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in a unit is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in a unit constitutes an arrangement under which Grant Park is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the unit, (3) the investing plan, by itself, has the authority or influence to cause Grant Park to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause Grant Park to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from Grant Park and its custodial arrangement. Otherwise, if a separate qualifying custodial arrangement is not maintained, an investment in the units will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the general partner makes no representation regarding whether an investment in units is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in Grant Park (and any continued investment in Grant Park), or the operation and administration of Grant Park, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Acceptance of subscriptions on behalf of plans is not to be construed as a representation by Grant Park, its general partner, any trading advisor, any clearing broker, the selling agents or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in Grant Park in light of the circumstances of the particular plan, current tax law and ERISA.

PLAN OF DISTRIBUTION

The Selling Agents

The selling agents, the broker-dealers who are offering the units, are offering the units on a best efforts basis without any firm underwriting commitment. The selling agents for Grant Park currently include UBS Financial Services, A.G. Edwards & Sons, Inc. and Oppenheimer & Co. Inc. The general partner may retain additional selling agents or may replace Grant Park’s existing selling agents in its sole discretion. From time to time, the general partner may also sell units directly. The general partner will not receive any sales compensation for its direct sales.

Grant Park has entered into a selling agreement with each of the selling agents. In the selling agreements, the general partner has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the units, including liabilities under the Securities Act of 1933, as amended. However, in accordance with the NASAA Guidelines, Grant Park is not permitted to indemnify the selling agents for any loss, expense or other liability arising from or out of an alleged violation of federal or state securities laws unless the following conditions have been met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to a particular indemnitee; or

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•	a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement amount and any related costs should be made; provided that the court considering the request for indemnification has been advised of the position of the SEC and any state securities regulatory authority where Grant Park’s units were offered and sold with respect to such indemnification.

Selling Agent Compensation

The general partner, not Grant Park, pays all upfront sales commissions, trailing commissions and other ongoing compensation to the selling agents for the sales of any units, as described below. You will not directly pay sales compensation to the selling agents.

Selling agents who sell Class A units do not receive any upfront sales compensation. Each selling agent does, however, receive, beginning with the first month after the subscription proceeds of the Class A units sold have been invested in Grant Park, ongoing compensation for continuing services it provides to the limited partners, calculated and payable monthly at an annual rate ranging between 2.0% and 2.25% of the month-end net asset value of the unit, provided that the total underwriting compensation per Class A unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was “grandfathered” as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit.

Grant Park’s selling agents who sell Class B units receive from the general partner an upfront sales commission equal to 3.5% of the purchase price per Class B unit at the time that each Class B unit is sold, and their registered representatives who sell Class B units receive a portion of this commission. The general partner finances the payment of these upfront sales commissions through a line of credit obtained by the general partner. Beginning with the thirteenth month after the subscription proceeds of a

Class B unit are invested in Grant Park, in return for ongoing services provided to the limited partners, the selling agent who sold the unit receives ongoing compensation, calculated and payable monthly at an annual rate of up to 3.5% of the month-end net asset value of the unit, provided that the total underwriting compensation per Class B unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was “grandfathered” as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit.

The ongoing compensation referenced above, once begun, will continue for as long as the unit remains outstanding. Selling agents pay a portion of this compensation to their eligible registered representatives after deduction of due diligence and administrative expenses incurred in connection with this offering, in accordance with the selling agent’s standard compensation arrangements. No selling agent will receive upfront sales commissions or ongoing compensation that exceed the amounts described above.

Grant Park also engages certain employees of the general partner to provide wholesaling services with respect to the Class A units and/or Class B units. Any compensation paid to employees of the general partner for their wholesaling services either is considered part of Grant Park’s organization and offering expenses, and is payable by Grant Park in accordance with the procedure described above under “Organization and Offering Expenses,” or is paid by the general partner out of its own assets, in the general partner’s sole discretion.

This offering will be made in compliance with FINRA Conduct Rule 2810. Underwriting compensation to participating FINRA members will not exceed 10% of the initial sale price of the Class A and Class B units, plus 0.5% for due diligence fees excluding the ongoing trailing commissions to be paid to each selling agent as detailed above, provided that the conditions for payment of such trailing commissions, as described above, are satisfied. The selling agents have advised Grant Park that they will not make any sales to any accounts over which they exercise discretionary authority without the prior specific written approval of the customer.

Investor Suitability

The general partner cannot assure you that Grant Park will achieve its objectives or avoid substantial losses. An investment in Grant Park is suitable only for a limited segment of the risk portion of an investor’s portfolio, and no one should invest more in Grant Park than he or she could afford to lose.

To invest in Grant Park, you must meet certain regulatory requirements. Generally, you must have:

•	a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or

•	an annual gross income of at least $70,000 and a net worth of at least $70,000, exclusive of home, furnishings and automobiles.

Certain jurisdictions in which the units are offered impose more stringent minimum suitability requirements on their residents, which are described in Appendix C to this prospectus. Please see Appendix C for a detailed description of the minimum suitability requirements in the state in which you reside. You will be required to represent that you meet the requirements set forth in your state of residence before your subscription to purchase units will be accepted. You should review the subscription requirements described in Appendix C carefully before deciding whether to invest. An investment in Grant Park may not be suitable for you even if you meet the regulatory requirements described above and in Appendix C. These suitability requirements are, in each case, regulatory minimums only, and merely because you meet the requirements does not mean that an investment in the units is suitable for you. In no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Grant Park. Employee benefit plans and investment retirement accounts are subject to special suitability requirements. In addition, individual selling agents may impose even higher minimum suitability requirements on their clients investing in Grant Park than those described above or required by an individual state. You should consult with your financial advisor to confirm that you meet these requirements before deciding to invest in Grant Park. If an investment in Grant Park is suitable for you, it is suitable only as a limited portion of your portfolio and you should not invest more than you can afford to lose. You should consult with your selling agent and financial advisor and consider the highly speculative and illiquid nature of an investment in Grant Park in determining whether an investment in Grant Park is consistent with your overall portfolio objectives.

Minimum Investment

To invest in Class A units, if you are an existing Class A limited partner, you must subscribe for at least $15,000 in units, unless you are investing on behalf of an eligible employee benefit plan or individual retirement account, in which case you must subscribe for at least $4,000 in units. If you are a new investor, to invest in the Class A units, you must subscribe for at least $200,000 in units. In order to satisfy this minimum initial investment requirement, new investors in Class A units may commit to purchase at least $200,000 within one year from the date of their initial subscription. Subsequent investments in Class A units by any Class A limited partners must be at least $15,000, except for employee benefit plans or individual retirement accounts, for which it must be least $4,000 in units.

To invest in Class B units, you must subscribe for at least $5,000 in units, unless you are investing on behalf of an eligible employee benefit plan or individual retirement account, in which case you must subscribe for at least $1,000. Any subsequent investments in Class B units by any limited partner must be for at least $1,000 in units. If, as a result of subsequent additional investments, a Class B limited partner’s aggregated investment in Grant Park exceeds $200,000, upon written request to the General Partner, such limited partner’s subscription for Class B units that results in the total aggregate investment exceeding the $200,000 threshold will be invested in Class A units, and the existing portion of such investor’s Class B units will be converted to Class A units effective (1) immediately for Class B units that have been held at least 12 months, and/or (2) upon the one year anniversary of the investor’s subscription(s) for Class B units that have been held less than 12 months.

Subscription Procedures

You may buy units as of any closing date, which is the close of business on the last business day of any month, by submitting your subscription at least five business days before the last business day of that month or at an earlier date if required by your selling agent. The number of units that you receive will be based on the net asset value per unit for that particular class as of the closing date. Units will be sold in fractions calculated to three decimal places. There is no minimum aggregate subscription amount that must be received before new investors’ funds may be invested.

The general partner will accept or reject your subscription, in whole or in part, in its sole discretion, within five business days after receipt. The general partner will deposit your subscription funds in Grant Park’s non-interest bearing subscription account until invested. If the general partner accepts your subscription, your subscription funds will be invested in Grant Park on the closing date. If the general partner does not accept your subscription, your subscription funds will be returned to you without interest.

The selling agents will use their best efforts to sell the units offered, without any firm underwriting commitment. You will not directly pay any sales commissions to the selling agents. All sales commissions and other compensation to the selling agents will be paid by the general partner out of its own assets. Investors will be required to make representations and warranties relating to their suitability to purchase the units in the subscription agreement and power of attorney.

The general partner and the selling agents will make every reasonable effort to determine that the purchase of units is suitable and appropriate for each investor, based on the information provided by the investor regarding the investor’s financial condition and investment objectives. No selling agent may complete a sale of units until at least five business days after the date the investor receives a final prospectus.

Read this prospectus as well as the subscription agreement carefully and discuss with your financial advisor any questions you have about Grant Park. If you decide to invest, please complete and sign the subscription agreement and power of attorney and deliver to your selling agent a check made payable to “Grant Park Futures Fund Limited Partnership — Subscription Account,” or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney. Alternatively, if available, you may authorize your selling agent to debit your customer securities account in the amount of your subscription.

Additional investments in units may be made by completing, executing and delivering an additional subscription agreement and power of attorney, along with payment at least five business days prior to the applicable closing date.

Compliance With Anti-Money Laundering Laws

To satisfy Grant Park’s, the general partner’s and the selling agents’ obligations under applicable anti-money laundering laws and regulations, subscribers will be required to make representations and warranties in the subscription agreement concerning the nature of the subscriber, its source of investment funds and other related matters. The general partner or the selling agents reserve the right to request additional information from subscribers as the general partner or the selling agents in their sole discretion require in order to satisfy applicable anti-money laundering obligations. By subscribing for units in Grant Park, each subscriber agrees to provide this information upon request.

Representations and Warranties of Investors in the Subscription Agreement and Power of Attorney

To invest in Grant Park, you must make representations and warranties in the subscription agreement and power of attorney. The representations and warranties enable the general partner to determine whether you are qualified to invest in Grant Park. The representations and warranties relate to:

•	your eligibility to invest in Grant Park, including legal age, net worth, annual income, investment objectives and investment experience;

•	your representative capacity;

•	information provided by you;

•	information received by you;

•	investments made on behalf of employee benefit plans; and

•	your compliance with applicable anti-money laundering laws.

PRIVACY POLICY

Grant Park and the general partner collect certain nonpublic personal information about investors from the information provided by them in their subscription agreement, power of attorney and related subscription documents, as well as in the course of processing transaction requests. None of this information is disclosed except as necessary in the course of processing subscriptions and redemptions and otherwise administering Grant Park — and then only subject to customary undertakings of confidentiality. Grant Park and its general partner do not disclose nonpublic personal information about investors to anyone, except as permitted by law. Grant Park and the general partner restrict access to the nonpublic personal information they collect from investors to those employees who need access to this information to provide products and services to investors. Grant Park and the general partner each maintain physical, electronic and procedural controls to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

LEGAL MATTERS

The legality of the units has been passed upon by Vedder, Price, Kaufman & Kammholz, P.C., Chicago, Illinois. The statements under “U.S. Federal Income Tax Consequences” have been reviewed by Vedder, Price, Kaufman & Kammholz, P.C.

EXPERTS

The financial statements of Grant Park and the general partner, Dearborn Capital Management, L.L.C., appearing in this Prospectus and Registration Statement, have been audited by McGladrey &

Pullen, LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report appearing elsewhere herein, which reports express an unqualified opinion and are included in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 Grant Park has filed with the SEC. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please see the registration statement for more information about Grant Park and the exhibits to the registration statement for complete copies of the agreements and other documents summarized in this prospectus.

You may read and copy the registration statement and the exhibits to the registration statement at the SEC public reference room located at Station Place, 100 F Street, N.E, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The registration statement is also available on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF FINANCIAL CONDITION

	September 30, 2007	December 31, 2006
	(Unaudited)
Assets

Equity in brokers’ trading accounts:
U.S. Government securities, at fair value	$40,906,042	$58,311,094
Cash	(10,667,836)	17,592,985
Unrealized gain on open contracts, net	26,901,163	10,261,483

Deposits with brokers	57,139,369	86,165,562
Cash and cash equivalents	182,237,689	73,545,515
Commercial paper (cost, plus accrued interest December 31, 2006—$139,037,601)	—	139,037,601
Government-sponsored enterprises (cost, plus accrued interest September 30, 2007—$100,493,123, December 31, 2006—$107,708,465)	100,493,123	107,708,465
U.S. Government securities, at fair value	9,996,425	—
Investment in Dearborn Select Master Fund, SPC	94,479,224	—
Interest receivable	1,654,177	772,889
Receivable from General Partner	—	700,000

Total assets	$446,000,007	$407,930,032

Liabilities and Partners’ Capital

Liabilities
Brokerage commission payable	$2,651,316	$2,447,051
Accrued incentive fees	1,405,263	1,214,938
Organization and offering costs payable	197,202	174,853
Accrued operating expenses	91,944	81,103
Pending partner additions	5,874,309	16,569,404
Redemptions payable	3,347,710	5,189,688

Total liabilities	13,567,744	25,677,037

Partners’ Capital
General Partner (3,651.61 and 3,398.73 units outstanding at September 30, 2007 and December 31, 2006, respectively)	4,545,205	3,951,351
Limited Partners
Class A (51,652.51 and 46,628.21 units outstanding at September 30, 2007 and December 31, 2006, respectively)	64,292,629	54,209,869
Class B (334,300.32 and 316,983.72 units outstanding at September 30, 2007 and December 31, 2006, respectively)	363,594,429	324,091,775

Total partners’ capital	432,432,263	382,252,995

Total liabilities and partners’ capital	$446,000,007	$407,930,032

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

CONDENSED SCHEDULE OF INVESTMENTS

September 30, 2007

(Unaudited)

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital
Futures Contracts *
U.S. Futures Positions:
Currencies	$4,275,374	1.0%	$(317,362)	(0.1)%	$3,958,012	0.9%
Energy	1,734,757	0.4%	(497,875)	(0.1)%	1,236,882	0.3%
Grains	10,126,382	2.3%	(2,997,088)	(0.7)%	7,129,294	1.6%
Interest rates	(333,985)	(0.1)%	—	**	(333,985)	(0.1)%
Meats	(75,775)	**	(11,610)	**	(87,385)	**
Metals	4,093,810	0.9%	(29,440)	**	4,064,370	0.9%
Soft commodities	(1,679)	**	(7,587)	**	(9,266)	**
Stock indices	799,098	0.2%	1,659,855	0.4%	2,458,953	0.6%

Total U.S. Futures Positions	20,617,982		(2,201,107)		18,416,875

Foreign Futures Positions:
Energy	1,028,887	0.2%	(6,000)	**	1,022,887	0.2%
Interest rates	(113,559)	**	38,456	**	(75,103)	**
Metals	1,682,264	0.4%	(1,271,739)	(0.3)%	410,525	0.1%
Soft commodities	140,877	**	(7,837)	**	133,040	**
Stock indices	920,934	0.2%	(162,321)	**	758,613	0.2%

Total Foreign Futures Positions	3,659,403		(1,409,441)		2,249,962

Total Futures Contracts	$24,277,385	5.6%	$(3,610,548)	(0.8)%	$20,666,837	4.8%

Forward Contracts *
Currencies	$6,274,360	1.4%	$(40,034)	**	$6,234,326	1.4%

Total Futures and Forward Contracts	$30,551,745	7.0%	$(3,650,582)	(0.8)%	$26,901,163	6.2%

*	No individual futures and forward contract position constituted greater than 1 percent of partners’ capital. Accordingly, the number of contracts and expiration dates are not presented.
**	Represents less than 0.1% of partners’ capital.

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

CONDENSED SCHEDULE OF INVESTMENTS—(Continued)

September 30, 2007

(Unaudited)

Government-Sponsored Enterprises

Face Value	Maturity Date	Description	Fair Value	Percent of Partners’ Capital
$10,000,000	1/24/2008	Federal Home Loan Banks	$10,087,323	2.3%
10,000,000	1/30/2008	Federal Home Loan Banks	10,088,958	2.3%
5,430,000	1/30/2008	Federal Home Loan Banks	5,478,033	1.3%
10,000,000	2/7/2008	Federal Home Loan Banks	10,070,090	2.3%
2,575,000	2/8/2008	Federal Home Loan Banks	2,595,092	0.6%
10,000,000	3/12/2008	Federal Home Loan Banks	10,023,169	2.3%
10,000,000	5/9/2008	Farmer Mac	10,208,267	2.4%
10,000,000	6/11/2008	Federal Home Loan Banks	10,163,472	2.4%
11,500,000	7/16/2008	Federal Home Loan Banks	11,627,698	2.7%
10,000,000	8/1/2008	Farmer Mac	10,089,806	2.3%
10,000,000	8/20/2008	Federal Home Loan Banks	10,061,215	2.3%

	Total Government-Sponsored Enterprises		$100,493,123	23.2%

U.S. Government Securities: ***

Face Value	Maturity Date	Description	Fair Value	Percent of Partners’ Capital
$41,000,000	10/25/2007	U.S. Treasury bills (cost $40,899,566)	$40,906,042	9.5%

	Total U.S. Government Securities		$40,906,042

***	Pledged as collateral for the trading of futures, forward and option contracts.

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2006

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital
Futures Contracts *
U.S. Futures Positions:
Currencies	$285,813	0.1%	$1,356,316	0.4%	$1,642,129	0.4%
Energy	38,396	**	1,157,070	0.3%	1,195,466	0.3%
Grains	400,343	0.1%	(185,903)	**	214,440	0.1%
Interest rates	(964,432)	(0.3)%	395,138	0.1%	(569,294)	(0.1)%
Meats	68,710	**	(19,067)	**	49,643	**
Metals	(263,985)	(0.1)%	(86,113)	**	(350,098)	(0.1)%
Soft commodities	504,382	0.1%	308,492	0.1%	812,874	0.2%
Stock indices	(222,111)	(0.1)%	(168,750)	**	(390,861)	(0.1)%

Total U.S. Futures Positions	(152,844)		2,757,183		2,604,299

Foreign Futures Positions:
Energy	(2,760)	**	231,273	0.1%	228,513	0.1%
Interest rates	(1,379,466)	(0.4)%	3,201,922	0.8%	1,822,456	0.5%
Metals	2,113,854	0.6%	97,917	**	2,211,771	0.6%
Soft commodities	(10,541)	**	(4,739)	**	(15,280)	**
Stock indices	4,072,636	1.1%	(10,285)	**	4,062,351	1.1%

Total Foreign Futures Positions	4,793,723		3,516,088		8,309,811

Total Futures Contracts	$4,640,839	1.2%	$6,273,271	1.7%	$10,914,110	2.9%

Forward Contracts *
Currencies	$(1,041,784)	(0.3)%	$389,157	0.1%	$(652,627)	(0.2)%

Total Futures and Forward Contracts	$3,599,055	0.9%	$6,662,428	1.8%	$10,261,483	2.7%

*	No individual futures and forward contract position constituted greater than 1 percent of partners’ capital. Accordingly, the number of contracts and expiration dates are not presented.
**	Represents less than 0.1% of partners’ capital.

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

CONDENSED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2006

Commercial paper

Face Value	Maturity Date	Description	Fair Value	Percent of Partners’ Capital
$8,002,000	1/2/2007	Diageo Capital	$8,000,800	2.1%
7,500,000	1/4/2007	Time Warner Cable	7,496,656	2.0%
10,100,000	1/4/2007	Swedish Export Cred.	10,095,581	2.6%
5,000,000	1/8/2007	British Telecom	4,994,828	1.3%
5,000,000	1/8/2007	Prudential Fund	4,994,963	1.3%
10,000,000	1/8/2007	ATT Inc.	9,989,753	2.6%
7,000,000	1/10/2007	Kraft Foods Inc.	6,990,655	1.8%
7,500,000	1/10/2007	Virginia Pwr. & Elec.	7,489,988	2.0%
5,000,000	1/11/2007	Michigan Con Gas	4,992,500	1.3%
10,000,000	1/16/2007	Korea Dev Bank	9,978,021	2.6%
8,372,000	1/16/2007	MetLife Funding	8,353,756	2.2%
3,084,000	1/19/2007	DTE Energy Corp	3,075,689	0.8%
8,874,000	1/19/2007	Hewlett-Packard	8,850,706	2.3%
4,000,000	1/25/2007	Southwestern Public	3,985,627	1.0%
6,547,000	1/26/2007	South Carolina Fuel	6,523,518	1.7%
7,500,000	1/26/2007	Cadburry Schweppe	7,472,031	2.0%
10,000,000	2/2/2007	Bell South Corp	9,953,600	2.6%
1,400,000	2/9/2007	General Elec Cr	1,392,022	0.4%
7,500,000	2/13/2007	United Healthcare	7,452,252	1.9%
7,000,000	2/14/2007	Duke Energy Corp	6,954,655	1.8%

	Total Commercial paper		$139,037,601	36.3%

Government-Sponsored Enterprises

Face Value	Maturity Date	Description	Fair Value	Percent of Partners’ Capital
$10,000,000	1/3/2007	Fed Home Disc Note	$9,997,167	2.6%
10,000,000	1/17/2007	Fed Home Disc Note	9,977,044	2.6%
10,000,000	1/19/2007	Fed Home Disc Note	9,974,650	2.6%
10,000,000	1/24/2007	Fed Home Disc Note	9,967,352	2.6%
10,000,000	1/29/2007	Farm Credit Disc Note	9,960,411	2.6%
13,000,000	2/16/2007	Farm Credit Disc Note	12,914,702	3.4%
10,000,000	5/1/2007	Farm Credit Disc Note	9,832,333	2.6%
10,000,000	5/3/2007	Fed Home Loan Floatr	10,039,356	2.6%
15,000,000	7/13/2007	Fed Home Loan Floatr	15,038,325	3.9%
10,000,000	10/26/2007	Fed Home Loan Floatr	10,007,125	2.6%

	Total Government-Sponsored Enterprises		$107,708,465	28.1%

U.S. Government Securities: ***

Face Value	Maturity Date	Description	Fair Value	Percent of Partners’ Capital
$58,500,000	1/25/2007	U.S. Treasury bills	$58,311,094	15.3%

	Total U.S. Government Securities (cost $58,289,761)		$58,311,094

***	Pledged as collateral for the trading of futures, forward and option contracts.

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Income from operations
Trading gains (losses)
Realized	$(9,707,574)	$(12,422,929)	$21,214,055	$22,476,898
Change in unrealized	14,753,035	6,053,172	16,639,680	8,626,754

Net gains (losses) from trading	5,045,461	(6,369,757)	37,853,735	31,103,652
Interest income	4,015,342	4,440,131	13,412,980	11,294,536

Total income (loss)	9,060,803	(1,929,626)	51,266,715	42,398,188

Expenses from operations
Brokerage commission	7,512,576	7,071,095	23,232,095	19,961,430
Incentive fees	1,405,263	251,419	4,514,328	2,608,613
Operating expenses	262,129	222,973	766,324	629,752

Total expenses	9,179,968	7,545,487	28,512,747	23,199,795

Net income (loss) from operations	$(119,165)	$(9,475,113)	$22,753,968	$19,198,393
Income allocated from Dearborn Select Master Fund, SPC
Trading gains (losses)
Realized	$36,156	$—	$(303,900)	$—
Change in unrealized	4,541,324	—	6,684,752	—

Net gains from trading	4,577,480	—	6,380,852	—
Interest income	1,080,591	—	1,438,171	—

Total income	5,658,071	—	7,819,023	—

Expenses allocated from Dearborn Select Master Fund, SPC
Brokerage commission	799,921	—	1,066,324	—
Incentive fees	1,074,956	—	1,485,062	—

Total expenses	1,874,877	—	2,551,386	—

Net income allocated from Dearborn Select Master Fund, SPC	$3,783,194	$—	$5,267,637	$—

Net income (loss)	$3,664,029	$(9,475,113)	$28,021,605	$19,198,393

Net income (loss) per unit (based on weighted average number of units outstanding during the period):
General Partner & Class A Unit Limited Partner	$11.00	$(30.17)	$83.92	$76.19

Class B Unit Limited Partner	$8.37	$(27.72)	$69.92	$64.17

Increase (decrease) in net asset value per unit from operations for the period:
General Partner & Class A Unit Limited Partner	$10.39	$(30.75)	$82.11	$74.44

Class B Unit Limited Partner	$6.77	$(29.28)	$65.21	$59.50

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (NET ASSET VALUE)

(Unaudited)

			Limited Partners		Limited Partners
	General Partner		Class A		Class B
	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Total Amount
Nine Months Ended September 30, 2007
Partners’ capital,
December 31, 2006	3,398.73	$3,951,351	46,628.21	$54,209,869	316,983.72	$324,091,775	$382,252,995
Contributions	176.72	205,000	8,460.16	9,848,523	19,565.92	19,857,523	29,911,046
Redemptions	—	—	(1,630.58)	(1,820,982)	(8,017.61)	(7,859,129)	(9,680,111)
Offering Costs	—	—	—	(32,230)	—	(492,176)	(524,406)
Net Income (loss)	—	(306,904)	—	(4,650,689)	—	(25,200,115)	(30,157,708)

Partners’ capital,
March 31, 2007	3,575.45	3,849,447	53,457.79	57,554,491	328,532.03	310,397,878	371,801,816
Contributions	9.28	10,000	1,754.16	1,926,779	10,704.43	10,619,753	12,556,532
Redemptions	—	—	(4,383.24)	(5,089,792)	(14,137.97)	(14,679,942)	(19,769,734)
Offering Costs	—	—	—	(33,692)	—	(520,128)	(553,820)
Net Income (loss)	—	565,270	—	8,381,201	—	45,568,813	54,515,284

Partners’ capital,
June 30, 2007	3,584.73	4,424,717	50,828.71	62,738,987	325,098.49	351,386,374	418,550,078
Contributions	66.88	80,000	2,523.37	3,027,726	16,179.70	16,974,837	20,082,563
Redemptions	—	—	(1,699.57)	(2,008,026)	(6,977.87)	(7,294,509)	(9,302,535)
Offering Costs	—	—	—	(33,618)	—	(528,254)	(561,872)
Net Income (loss)	—	40,488	—	567,560	—	3,055,981	3,664,029

Partners’ capital,
September 30, 2007	3,651.61	$4,545,205	51,652.51	$64,292,629	334,300.32	$364,594,429	$432,432,263

Net asset value per unit at January 1, 2007				$1,162.60		$1,022.42

Net asset value per unit at March 31, 2007				$1,076.63		$944.80

Net asset value per unit at June 30, 2007				$1,234.32		$1,080.86

Net asset value per unit at September 30, 2007				$1,244.71		$1,087.63

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (NET ASSET VALUE)—(Continued)

(Unaudited)

			Limited Partners		Limited Partners
	General Partner		Class A		Class B
	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Total Amount
Nine Months Ended September 30, 2006
Partners’ capital,
December 31, 2005	2,839.96	$3,026,173	48,216.06	$51,377,474	249,391.39	$235,494,172	$289,897,819
Contributions	27.83	30,000	482.94	522,993	22,061.05	21,042,641	21,595,634
Redemptions	—	—	(4,630.68)	(5,055,753)	(14,513.94)	(14,021,812)	(19,077,565)
Offering Costs	—	—	—	(27,420)	—	(378,917)	(406,337)
Net Income (loss)	—	126,726	—	2,093,183	—	10,033,645	12,253,554

Partners’ capital,
March 31, 2006	2,867.79	3,182,899	44,068.32	48,910,477	256,938.50	252,169,729	304,263,105
Contributions	100.02	120,000	2,838.71	3,427,687	25,788.99	26,955,119	30,502,806
Redemptions	—	—	(962.46)	(1,154,567)	(9,402.57)	(9,947,969)	(11,102,536)
Offering Costs	—	—	—	(28,853)	—	(428,534)	(457,387)
Net Income (loss)	—	171,698	—	2,635,297	—	13,612,957	16,419,952

Partners’ capital,
June 30, 2006	2,967.81	3,474,597	45,944.57	53,790,041	273,324.92	282,361,302	339,625,940
Contributions	277.91	320,000	1,862.58	2,155,500	36,155.27	36,703,866	39,179,366
Redemptions	—	—	(2,236.02)	(2,546,882)	(5,913.29)	(5,938,520)	(8,485,402)
Offering Costs	—	—	—	(28,467)	—	(449,737)	(478,204)
Net Income (loss)	—	(94,431)	—	(1,418,528)	—	(7,962,154)	(9,475,113)

Partners’ capital,
September 30, 2006	3,245.72	$3,700,166	45,571.13	$51,951,664	303,566.90	$304,714,757	$360,366,587

Net asset value per unit at January 1, 2006				$1,065.57		$944.28

Net asset value per unit at March 31, 2006				$1,109.88		$981.44

Net asset value per unit at June 30, 2006				$1,170.76		$1,033.06

Net asset value per unit at September 30, 2006				$1,140.01		$1,003.78

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business: Grant Park Futures Fund Limited Partnership (the “Partnership”) was organized as a limited partnership in Illinois in August 1988 and will continue until December 31, 2027, unless sooner terminated as provided for in its Limited Partnership Agreement. As a commodity investment pool, the Partnership is subject to the regulations of the Commodity Futures Trading Commission (“CFTC”), an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Partnership executes transactions. Additionally, the Partnership is subject to the requirements of futures commission merchants (“FCMs”) and interbank and other market makers through which the Partnership trades. Effective June 30, 2003, the Partnership became registered with the Securities and Exchange Commission (“SEC”), accordingly, as a registrant, the Partnership is subject to the regulatory requirements under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934.

The Partnership is a multi-advisor pool that carries out its purpose through trading by independent professional commodity trading advisors retained by Dearborn Capital Management, L.L.C. (the “General Partner”) and the Partnership. The Partnership also invests in other commodity investments pools to achieve its purpose. Through these trading advisors, and investments in other commodity investment pools, the Partnership’s business is to trade, buy, sell, margin or otherwise acquire, hold or dispose of futures and forward contracts for commodities, financial instruments or currencies, any rights pertaining thereto and any options thereon, or on physical commodities. The Partnership may also engage in hedge, arbitrage and cash trading of commodities and futures.

The Partnership has elected not to provide statements of cash flows as permitted by Statement of Financial Accounting Standards No. 102, Statements of Cash Flows – Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.

Presentation of financial information: The financial statements include the accounts of Grant Park Futures Fund Limited Partnership and were prepared by us without audit according to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles may be omitted pursuant to such rules and regulations. In our opinion, the accompanying interim, unaudited, financial statements contain all adjustments (consisting of normal recurring accruals) necessary and adequate disclosures to present fairly the financial position as of September 30, 2007 and the results of operations for the three and nine months ended September 30, 2007 and 2006.

These financial statements should be read in conjunction with the audited financial statements and notes thereto included in our 2006 Form 10K as filed with the Securities and Exchange Commission.

Classes of interests: The Partnership has two classes of limited partner interests (the “Interests”), Class A and Class B. Both Class A and Class B Interests are traded pursuant to identical trading programs and differ only in respect to the General Partner’s brokerage commission and organization and offering costs.

The Partnership considered the following accounting policies as significant:

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: Cash and cash equivalents include cash, certificates of deposit, and short-term investments in interest-bearing demand deposits with banks and cash managers with original maturities of three months or less. The Partnership maintains deposits with high quality financial institutions in amounts that are in excess of federally insured limits; however, the Partnership does not believe it is exposed to any significant credit risk.

Revenue recognition: Futures, options on futures, and forward contracts are recorded on the trade date basis and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the Statement of Financial Condition as a net unrealized gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with the Financial Accounting Standards Board Interpretation No. 39 – “Offsetting of Amounts Related to Certain Contracts.” Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Fair value of exchange-traded contracts is based upon exchange settlement prices. Fair value of non-exchange-traded contracts is based on third party quoted dealer values on the Interbank market. Government-sponsored enterprises and commercial paper are stated at cost plus accrued interest, which approximates fair value.

The Partnership’s investment in the Dearborn Select Master Fund, SPC – Winton Segregated Portfolio – Class GP (the “GP Class”) is reported in the statement of financial condition at fair value. Fair value ordinarily is the value determined by the management of the GP Class in accordance with the valuation policies of the GP Class and as reported at the time of the Partnership’s valuation. Generally, the fair value of the Partnership’s investment in the GP Class represents the amount that the Partnership could reasonably expect to receive from the GP Class if the Partnership’s investment was redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Partnership believes to be reliable.

Redemptions payable: Pursuant to the provisions of Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”), redemptions approved by the General Partner prior to month end with a fixed effective date and fixed amount are recorded as redemptions payable as of month end.

Income taxes: No provision for income taxes has been made in these financial statements as each partner is individually responsible for reporting income or loss based on its respective share of the Partnership’s income and expenses as reported for income tax purposes.

Organization and offering costs: All expenses incurred in connection with the organization and the initial and ongoing public offering of partnership interests are paid by the “General Partner” and are reimbursed to the General Partner by the Partnership. This reimbursement is made monthly. Class A units bear organization and offering expenses at an annual rate of 20 basis points (0.20 percent) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month-end adjusted net assets. Class B units incur these expenses at an annual rate of 60 basis points (0.60 percent) of the adjusted net assets of the Class B units, calculated and payable monthly on the basis of month-end adjusted assets. “Adjusted net assets” is defined as the month-end net assets of the particular class before accruals for fees and expenses and redemptions. In its discretion, the General Partner may require the Partnership to reimburse the General Partner in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by the Partnership will not exceed the overall limit. Amounts reimbursed by the Partnership with respect to the initial and ongoing public offering expenses are charged against partners’ capital at the time of reimbursement or accrual. Any amounts reimbursed by the Partnership with respect to organization expenses are expensed at the time the reimbursement is incurred or accrued. If the Partnership terminates prior to completion of payment of the calculated amounts to the General Partner, the General Partner will not be entitled to any additional payments, and the Partnership will have no further obligation to the General Partner. At September 30, 2007, all organization and offering costs incurred by the General Partner have been reimbursed.

Foreign currency transactions: The Partnership’s functional currency is the U.S. dollar, however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the

U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Recently adopted accounting pronouncements: On July 13, 2006, the FASB released FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Partnership’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. The adoption of FIN 48 was effective for the Partnership on January 1, 2007, and did not impact our financial position or results of operations.

Recent accounting pronouncements: In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157, among other things, defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS 157 is effective for the Partnership on January 1, 2008. Management is currently evaluating the provisions of SFAS 157 and its potential effect on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 is effective for the Partnership on January 1, 2008. Management is currently evaluating the provisions of SFAS 159 and its potential effects on its financial statements.

NOTE 2. INVESTMENTS

Effective June 1, 2007, the General Partner reallocated the portion of the Partnership’s net assets allocated to Winton Capital Management Limited (“Winton”) to the GP Class of Dearborn Select Master Fund, SPC (“Dearborn Select”). Dearborn Select was incorporated under the laws of the Cayman Islands on April 7, 2006 and is a private investment fund organized as a segregated portfolio company with limited liability. The GP Class allocates the assets invested by the Partnership to Winton through one or more managed accounts, to be traded pursuant to Winton’s Diversified Program, the same trading program Winton previously traded for the Partnership. The GP Class entered into an advisory agreement with Winton with respect to the managed account which is substantially similar to the Partnership’s previous trading advisory agreement with Winton. The Partnership owns all of the outstanding Class GP units of the GP Class. There have been no changes to the existing clearing broker arrangements/brokerage charge and no material changes to the other fees and expenses allocated to the Partnership as a result of this reallocation. The General Partner of the Partnership is also the Investment Manager of Dearborn Select.

As of September 30, 2007, the Partnership’s interest in Dearborn Select constituted 21.8% of the Partnership’s net assets. Summarized information reflecting the total assets, liabilities and capital for Dearborn Select is shown in the following table.

September 30, 2007
Total Assets	$95,992,644
Total Liabilities	$1,360,309
Total Capital	$94,632,335

Summarized information reflecting the Partnership’s investment in, and the operations of, Dearborn Select at September 30, 2007, is shown in the following table.

% of Partnership’s Net Assets	Fair Value	Total Income	Expenses		Net Income	Investment Objective	Redemptions Permitted
			Commissions	Other
21.8%	$94,479,224	$7,819,023	$89,049	$2,462,338	$5,267,637	Speculative trading of futures contracts, options on futures contracts, forward contracts, swaps, derivatives and synthetics	Monthly or at such other times as the Directors may agree

NOTE 3. DEPOSITS WITH BROKERS

The Partnership deposits assets with brokers subject to CFTC regulations and various exchange and brokers requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such brokers. The Partnership earns interest income on its assets deposited with the brokers.

NOTE 4. COMMODITY TRADING ADVISORS

The Partnership has entered into advisory contracts with Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Co., Graham Capital Management, L.P., and Welton Investment Corporation to act as the Partnership’s commodity trading advisors (the “Advisors”). The Advisors are paid a quarterly management fee ranging from 1 percent to 2 percent per annum of the Partnership’s month-end allocated net assets and a quarterly incentive fee ranging from 20 percent to 24 percent of the new trading profits on the allocated net assets of the Advisor.

NOTE 5. GENERAL PARTNER AND RELATED PARTY TRANSACTIONS

The General Partner shall at all times, so long as it remains a general partner of the Partnership, own Units in the Partnership: (i) in an amount sufficient, in the opinion of counsel for the Partnership, for the Partnership to be taxed as a partnership rather than as an association taxable as a corporation; and (ii) during such time as the Units are registered for sale to the public, in an amount at least equal to the greater of: (a) 1% of all capital contributions of all Partners to the Partnership; or (b) $25,000; or such other amount satisfying the requirements then imposed by the North American Securities Administrators Association, Inc. (NASAA) Guidelines. Further, during such time as the Units are registered for sale to the public, the General Partner shall, so long as it remains a general partner of the Partnership, maintain a net worth (as such term may be defined in the NASAA Guidelines) at least equal to the greater of: (i) 5 percent of the total capital contributions of all partners and all limited partnerships to which it is a general partner (including the Partnership) plus 5 percent of the Units being offered for sale in the Partnership; or (ii) $50,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. In no event, however, shall the General Partner be required to maintain a net worth in excess of $1,000,000 or such other maximum amount satisfying the requirements then imposed by the NASAA Guidelines.

Effective June 1, 2003, 10 percent of the General Partner limited partnership interest in the Grant Park Futures Fund Limited Partnership is characterized as a general partnership interest. Notwithstanding, the general partnership interest will continue to pay all fees associated with a limited partnership interest.

The Partnership pays the General Partner a monthly brokerage commission equal to one twelfth of 7.55 percent (7.55 percent annualized) of month-end net assets for Class A units and one twelfth of 8.00 percent (8.00 percent annualized) of month-end net assets for Class B units. Included in the brokerage commission are amounts paid to the clearing brokers for execution and clearing costs, management fees paid to the Advisors, compensation to the selling agents and an amount to the General Partner for management services rendered.

NOTE 6. OPERATING EXPENSES

Operating expenses of the Partnership are paid for by the General Partner and reimbursed by the Partnership. The operating expenses of the Partnership are limited to 0.25 percent per year of the average month-end net assets of the Partnership. To the extent operating expenses are less than 0.25 percent of the Partnership’s average month-end net assets during the year, the difference may be reimbursed pro rata to record-holders as of December 31 of each year.

NOTE 7. REDEMPTIONS

Limited Partners have the right to redeem units as of any month-end upon ten (10) days’ prior written notice to the Partnership. The General Partner, however, may permit earlier redemptions in its discretion. There are no redemption fees applicable to Class A Limited Partners or to Class B Limited Partners who redeem their units on or after the one-year anniversary of their subscription. Class B Limited Partners who redeem their units prior to the one-year anniversary of their subscriptions for the redeemed units will pay the applicable early redemption fee. Redemptions will be made on the last day of the month for an amount equal to the net asset value per unit, as defined, represented by the units to be redeemed.

In addition, the General Partner may at any time cause the redemption of all or a portion of any Limited Partner’s units upon fifteen (15) days written notice. The General Partner may also immediately redeem any Limited Partner’s units without notice if the General Partner believes that (i) the redemption is necessary to avoid having the assets of the Partnership deemed Plan Assets under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) the Limited Partner made a misrepresentation in connection with its subscription for the units, or (iii) the redemption is necessary to avoid a violation of law by the Partnership or any Partner.

NOTE 8. FINANCIAL HIGHLIGHTS

The following financial highlights reflect activity related to the Partnership. Total return is based on the change in value during the period of a theoretical investment made at the beginning of each calendar month during the period. Individual partner’s ratios may vary from these ratios based on various factors, including and among others, the timing of capital transactions.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Total return—A Units	0.84%	(2.63)%	7.06%	6.99%
Total return—B Units	0.63%	(2.83)%	6.38%	6.30%
Ratios as a percentage of average net assets:
Interest income *	4.92%	5.10%	4.96%	4.63%
Expenses *	10.68%	8.66%	10.38%	9.51%
Expenses, net of interest income *	5.76%	3.56%	5.42%	4.88%

*	Annualized

The interest income and expense ratios above which include the investment in the Dearborn Select Master Fund SPC – Winton Segregated Portfolio are computed based upon the weighted average net assets of the Partnership for the three and nine months ended September 30, 2007 and 2006 (annualized).

The following per unit performance calculations reflect activity related to the Partnership for the three and nine months ended September 30, 2007 and 2006.

Class A Units	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Per Unit Performance (for unit outstanding throughout the entire period):
Net asset value per unit at beginning of period	$1,234.32	$1,170.76	$1,162.60	$1,065.57

Income (loss) from operations:
Net realized and change in unrealized gain (loss) from trading (1)	27.14	(21.12)	128.02	114.41
Expenses net of interest income (1)	(16.14)	(9.05)	(44.10)	(38.22)

Total income (loss) from operations	11.00	(30.17)	83.92	76.19
Organization and offering costs (1)	(0.61)	(0.57)	(1.81)	(1.75)

Net asset value per unit at end of period	$1,244.71	$1,140.01	$1,244.71	$1,140.01

Class B Units	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Per Unit Performance (for unit outstanding throughout the entire period):
Net asset value per unit at beginning of period	$1,080.86	$1,033.06	$1,022.42	$944.28

Income (loss) from operations:
Net realized and change in unrealized gain (loss) from trading (1)	23.71	(18.51)	112.04	101.52
Expenses net of interest income (1)	(15.34)	(9.21)	(42.12)	(37.35)

Total income (loss) from operations	8.37	(27.72)	69.92	64.17
Organization and offering costs (1)	(1.60)	(1.56)	(4.71)	(4.67)

Net asset value per unit at end of period	$1,087.63	$1,003.78	$1,087.63	$1,003.78

(1)	Expenses net of interest income per unit and organization and offering costs per unit are calculated by dividing the expenses net of interest income and organization and offering costs by the average number of units outstanding during the period. The net realized and change in unrealized gain from trading is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

NOTE 9. TRADING ACTIVITIES AND RELATED RISKS

The Partnership, through its Advisors, engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, and forward contracts (collectively, derivatives). These derivatives include both financial and nonfinancial contracts held as part of a diversified trading strategy. The Partnership is exposed to both market risk, the risk arising from changes in the fair value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts require margin deposits with FCMs. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

Net trading results from derivatives for the three and nine months ended September 30, 2007 and 2006, are reflected in the statements of operations. Such trading results reflect the net gain arising from the Partnership’s speculative trading of futures contracts, options on futures contract, and forward contracts.

For derivatives, risks arise from changes in the fair value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Partnership pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Partnership to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

In addition to market risk, in entering into commodity contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Partnership. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a clearinghouse backed by a group of financial institutions; thus, there likely will be greater counterparty credit risk. The Partnership trades only with those counterparties that it believes to be creditworthy. All positions of the Partnership are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Partnership.

The unrealized gain (loss) on open futures and forward contracts is comprised of the following:

	Futures Contracts (exchange-traded)		Forward Contracts (non-exchange-traded)		Total
	September 30, 2007	December 31, 2006	September 30, 2007	December 31, 2006	September 30, 2007	December 31, 2006
Gross unrealized gains	$31,375,337	$20,243,989	$8,323,578	$5,208,155	$39,698,915	$25,452,144
Gross unrealized (losses)	(10,708,500)	(9,329,879)	(2,089,252)	(5,860,782)	(12,797,752)	(15,190,661)

Net unrealized gain (loss)	$20,666,837	$10,914,110	$6,234,326	$(652,627)	$26,901,163	$10,261,483

The General Partner has established procedures to actively monitor and minimize market and credit risks. The limited partners bear the risk of loss only to the extent of the fair value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

NOTE 10. INDEMNIFICATIONS

In the normal course of business, the Partnership enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the

Partnership that have not yet occurred. The Partnership expects the risk of any future obligation under these indemnifications to be remote.

NOTE 11. SUBSEQUENT EVENT

From October 1, 2007 to October 31, 2007, there were aggregate contributions to and redemptions from the Partnership totaling approximately $5,874,000 and $0, respectively.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

Grant Park Futures Fund Limited Partnership

Chicago, Illinois

We have audited the accompanying statements of financial condition, including the condensed schedules of investments, of Grant Park Futures Fund Limited Partnership as of December 31, 2006 and 2005, and the related statements of operations and changes in partners’ capital for each of the three years ended December 31, 2006. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grant Park Futures Fund Limited Partnership as of December 31, 2006 and 2005, and the results of its operations for each of the three years ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

Chicago, Illinois

January 31, 2007

McGladrey & Pullen, LLP is a member firm of RSM International — an affiliation of separate and independent legal entities.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF FINANCIAL CONDITION

December 31, 2006 and 2005

	2006	2005
Assets

Equity in brokers’ trading accounts:
U.S. Government securities, at market value	$58,311,094	$56,339,226
Cash	17,592,985	(2,082,929)
Unrealized gain on open contracts, net	10,261,483	5,227,765

Deposits with brokers	86,165,562	59,484,062

Cash and cash equivalents	73,545,515	246,308,100
Commercial paper (cost, plus accrued interest December 31, 2006 — $139,037,601)	139,037,601	—
Government-Sponsored Enterprises (cost, plus accrued interest December 31, 2006 — $107,708,465)	107,708,465	—
Interest receivable	772,889	853,571
Receivable from General Partner	700,000	600,000

Total assets	$407,930,032	$307,245,733

Liabilities and Partners’ Capital

Liabilities
Brokerage commission payable	$2,447,051	$1,774,928
Accrued incentive fees	1,214,938	—
Organization and offering costs payable	174,853	130,755
Accrued operating expenses	81,103	62,302
Pending partner additions	16,569,404	7,235,097
Redemptions payable	5,189,688	8,144,832

Total liabilities	25,677,037	17,347,914

Partners’ Capital
General Partner (units outstanding December 31, 2006 — 3,398.73, December 31, 2005 — 2,839.96)	3,951,351	3,026,173
Limited Partners
Class A (units outstanding December 31, 2006 — 46,628.21, December 31, 2005 — 48,216.06)	54,209,869	51,377,474
Class B (units outstanding December 31, 2006 — 316,983.72, December 31, 2005 — 249,391.39)	324,091,775	235,494,172

Total partners’ capital	382,252,995	289,897,819

Total liabilities and partners’ capital	$407,930,032	$307,245,733

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2006

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital
Futures Contracts *
U.S. Futures Positions:
Currencies	$285,813	0.1%	$1,356,316	0.4%	$1,642,129	0.4%
Energy	38,396	* *	1,157,070	0.3%	1,195,466	0.3%
Grains	400,343	0.1%	(185,903)	* *	214,440	0.1%
Interest rates	(964,432)	(0.3)%	395,138	0.1%	(569,294)	(0.1)%
Meats	68,710	* *	(19,067)	* *	49,643	* *
Metals	(263,985)	(0.1)%	(86,113)	* *	(350,098)	(0.1)%
Soft commodities	504,382	0.1%	308,492	0.1%	812,874	0.2%
Stock indices	(222,111)	(0.1)%	(168,750)	* *	(390,861)	(0.1)%

Total U.S. Futures Positions	(152,884)		2,757,183		2,604,299

Foreign Futures Positions:
Energy	(2,760)	* *	231,273	0.1%	228,513	0.1%
Interest rates	(1,379,466)	(0.4)%	3,201,922	0.8%	1,822,456	0.5%
Metals	2,113,854	0.6%	97,917	* *	2,211,771	0.6%
Soft commodities	(10,541)	* *	(4,739)	* *	(15,280)	* *
Stock indices	4,072,636	1.1%	(10,285)	* *	4,062,351	1.1%

Total Foreign Futures Positions	4,793,723		3,516,088		8,309,811

Total Futures Contracts	$4,640,839	1.2%	$6,273,271	1.7%	$10,914,110	2.9%

Forward Contracts *
Currencies	$(1,041,784)	(0.3)%	$389,157	0.1%	$(652,627)	(0.2)%

Total Futures and Forward Contracts	$3,599,055	0.9%	$6,662,428	1.8%	$10,261,483	2.7%

*	No individual futures and forward contract position constituted greater than 1 percent of partners’ capital. Accordingly, the number of contracts and expiration dates are not presented.
**	Represents less than 0.1% of partners’ capital.

Commercial paper

Face Value	Maturity Date	Description	Market Value	Percent of Partners’ Capital
$8,002,000	1/2/2007	DIAGEO CAPITAL CP	$8,000,800	2.1%
7,500,000	1/4/2007	TIME WARNER CABLE CP	7,496,656	2.0%
10,100,000	1/4/2007	SWEDISH EXPORT CRED	10,095,581	2.6%
5,000,000	1/8/2007	BRITISH TELECOM CP	4,994,828	1.3%
5,000,000	1/8/2007	PRUDENTIAL FUND CP	4,994,963	1.3%
10,000,000	1/8/2007	ATT INC CP	9,989,753	2.6%
7,000,000	1/10/2007	KRAFT FOODS INC CP	6,990,655	1.8%
7,500,000	1/10/2007	VIRGINIA PWR & ELEC CP	7,489,988	2.0%
5,000,000	1/11/2007	MICHIGAN CON GAS	4,992,500	1.3%
10,000,000	1/16/2007	KOREA DEV BANK CP	9,978,021	2.6%
8,372,000	1/16/2007	METLIFE FUNDING CP	8,353,756	2.2%
3,084,000	1/19/2007	DTE ENERGY CORP CP	3,075,689	0.8%
8,874,000	1/19/2007	HEWLETT-PACKARD CP	8,850,706	2.3%
4,000,000	1/25/2007	SOUTHWESTERN PUBLIC	3,985,627	1.0%
6,547,000	1/26/2007	SOUTH CAROLINA FUEL	6,523,518	1.7%
7,500,000	1/26/2007	CADBURY SCHWEPPE CP	7,472,031	2.0%
10,000,000	2/2/2007	BELL SOUTH CORP CP	9,953,600	2.6%
1,400,000	2/9/2007	GENERAL ELEC CR CP	1,392,022	0.4%
7,500,000	2/13/2007	UNITED HEALTHCARE CP	7,452,252	1.9%
7,000,000	2/14/2007	DUKE ENERGY CORP CP	6,954,655	1.8%

	Total Commercial paper		$139,037,601	36.3%

Government-Sponsored Enterprises

Face Value	Maturity Date	Description	Market Value	Percent of Partners’ Capital
$10,000,000	1/3/2007	FED HOME DISC NOTE	$9,997,167	2.6%
10,000,000	1/17/2007	FED HOME DISC NOTE	9,977,044	2.6%
10,000,000	1/19/2007	FED HOME DISC NOTE	9,974,650	2.6%
10,000,000	1/24/2007	FED HOME DISC NOTE	9,967,352	2.6%
10,000,000	1/29/2007	FARM CREDIT DISC NOTE	9,960,411	2.6%
13,000,000	2/16/2007	FARM CREDIT DISC NOTE	12,914,702	3.4%
10,000,000	5/1/2007	FARM CREDIT DISC NOTE	9,832,333	2.6%
10,000,000	5/3/2007	FED HOME LOAN FLOATR	10,039,356	2.6%
15,000,000	7/13/2007	FED HOME LOAN FLOATR	15,038,325	3.9%
10,000,000	10/26/2007	FED HOME LOAN FLOATR	10,007,125	2.6%

	Total Government-Sponsored Enterprises		$107,708,465	28.1%

U.S. Government Securities: ***

Face Value		Value	Percent of Partners’ Capital
$58,500,000	U.S. Treasury Bills, January 25, 2007	$58,311,094	15.3%

	Total U.S. Government Securities (cost $58,289,761)	$58,311,094

***	Pledged as collateral for the trading of futures, forward and option contracts.

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2005

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital		Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital
Futures Contracts *
U.S. Futures Positions:
Currencies	$(442,058)	(0.2)%	$134,786	0.1%		$(307,272)	(0.1)%
Energy	82,867	* *	(351,494)	(0.1)%		(268,627)	(0.1)%
Grains	109,812	* *	(537,600)	(0.2)%		(427,788)	(0.2)%
Interest rates	58,095	* *	(192,668)	(0.1)%		(134,573)	(0.1)%
Meats	67,012	* *	940	*	*	67,952	* *
Metals	1,158,952	0.4%	—	*	*	1,158,952	0.4%
Soft commodities	1,974,357	0.7%	(101,017)	*	*	1,873,340	0.6%
Stock indices	(1,154,901)	(0.4)%	5,000	*	*	(1,149,901)	(0.4)%

Total U.S. Futures Positions	1,854,136		(1,042,053)			812,083

Foreign Futures Positions:
Energy	137,381	0.1%	13,770	*	*	151,151	0.1%
Interest rates	1,439,877	0.5%	355,445	0.1%		1,795,322	0.6%
Metals	6,040,628	2.1%	(2,479,122)	(0.9)%		3,561,506	1.2%
Soft commodities	34,454	* *	(10,785)	*	*	23,669	* *
Stock indices	2,433,469	0.8%	(141,720)	*	*	2,291,749	0.8%

Total Foreign Futures Positions	10,085,809		(2,262,412)			7,823,397

Total Futures Contracts	$11,939,945	4.1%	$(3,304,465)	(1.1)%		$8,635,480	3.0%

Forward Contracts *
Currencies	$(3,417,240)	(1.2)%	$9,525	*	*	$(3,407,715)	(1.2)%

Total Futures and Forward Contracts	$8,522,705	2.9%	$(3,294,940)	(1.1)%		$5,227,765	1.8%

*	No individual futures and forward contract position constituted greater than 1 percent of partners’ capital. Accordingly, the number of contracts and expiration dates are not presented.
**	Represents less than 0.1% of partners’ capital.

U.S. Government Securities: ***

Face Value		Value	Percent of Partners’ Capital
$57,500,000	U.S. Treasury Bills, January 26, 2006	$56,339,226	19.4%

	Total U.S. Government Securities (cost $56,346,912)	$56,339,226

***	Pledged as collateral for the trading of futures, forward and option contracts.

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF OPERATIONS

Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Income
Trading gains (losses)
Realized	$37,256,330	$6,429,059	$5,332,965
Change in unrealized	5,033,718	715,870	(1,051,764)

Gains from trading	42,290,048	7,144,929	4,281,201

Interest income	16,093,168	8,436,400	3,005,585

Total income	58,383,216	15,581,329	7,286,786

Expenses
Brokerage commission	27,576,195	23,651,090	16,530,511
Incentive fees	3,823,552	1,643,676	3,764,107
Operating expenses	669,774	643,036	700,616

Total expenses	32,069,521	25,937,802	20,995,234

Net income (loss)	$26,313,695	$(10,356,473)	$(13,708,448)

Net Income (Loss) per General Partner & Class A Unit Limited Partner (based on weighted average number of units outstanding during the year)	$98.75	$(36.11)	$(88.44)

Net Income (Loss) per Class B Unit Limited Partner (based on weighted average number of units outstanding during the year)	$82.71	$(35.34)	$(81.15)

Increase (decrease) in Net Asset Value per General Partner & Class A Unit Limited Partner	$97.03	$(37.96)	$(90.50)

Increase (decrease) in Net Asset Value per Class B Unit Limited Partner	$78.14	$(41.89)	$(90.42)

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

Years Ended December 31, 2006, 2005 and 2004

			Limited Partners		Limited Partners
	General Partner		Class A		Class B
	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Total Amount
Partners’ capital, December 31, 2003	707.62	$844,919	27,275.54	$32,567,704	31,586.19	$34,005,423	$67,418,046
Contributions	1,804.98	2,022,500	39,552.87	45,844,665	195,825.69	200,180,244	248,047,409
Redemptions	—	—	(6,194.40)	(6,567,208)	(4,356.21)	(4,091,833)	(10,659,041)
Offering costs	—	—	—	(103,680)	—	(1,340,255)	(1,443,935)
Net loss	—	(94,705)	—	(4,830,302)	—	(8,783,441)	(13,708,448)

Partners’ capital, December 31, 2004	2,512.60	2,772,714	60,634.01	66,911,179	223,055.67	219,970,138	289,654,031
Contributions	327.36	350,000	8,304.62	8,829,246	69,543.78	65,810,552	74,989,798
Redemptions	—	—	(20,722.57)	(21,908,315)	(43,208.06)	(40,781,188)	(62,689,503)
Offering costs	—	—	—	(106,640)	—	(1,593,394)	(1,700,034)
Net loss	—	(96,541)	—	(2,347,996)	—	(7,911,936)	(10,356,473)

Partners’ capital, December 31, 2005	2,839.96	3,026,173	48,216.06	51,377,474	249,391.39	235,494,172	289,897,819
Contributions	558.77	645,000	7,990.87	9,336,899	110,603.12	111,541,043	121,522,942
Redemptions	—	—	(9,578.72)	(10,782,069)	(43,010.79)	(43,339,995)	(54,122,064)
Offering costs	—	—	—	(84,032)	—	(1,275,365)	(1,359,397)
Net income	—	280,178	—	4,361,597	—	21,671,920	26,313,695

Partners’ capital, December 31, 2006	3,398.73	$3,951,351	46,628.21	$54,209,869	316,983.72	$324,091,775	$382,252,995

Net asset value per unit at December 31, 2003				$1,194.03		$1,076.59

Net asset value per unit at December 31, 2004				$1,103.53		$986.17

Net asset value per unit at December 31, 2005				$1,065.57		$944.28

Net asset value per unit at December 31, 2006				$1,162.60		$1,022.42

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business: Grant Park Futures Fund Limited Partnership (the “Partnership”) was organized as a limited partnership in Illinois in August 1988 and will continue until December 31, 2027, unless sooner terminated as provided for in the Limited Partnership Agreement. As a commodity investment pool, the Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Partnership executes transactions. Additionally, the Partnership is subject to the requirements of futures commission merchants (“FCMs”), interbank and other market makers through which the Partnership trades. Effective June 30, 2003, the Partnership became registered with the Securities and Exchange Commission (“SEC”), accordingly, as a registrant, the Partnership is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934.

The Partnership is a multi-advisor pool that carries out its purpose through trading by independent professional commodity trading advisors retained by Dearborn Capital Management, L.L.C. (the “General Partner”) and the Partnership. Through these trading advisors, the Partnership’s business is to trade, buy, sell, margin or otherwise acquire, hold or dispose of futures and forward contracts for commodities, financial instruments or currencies, any rights pertaining thereto and any options thereon, or on physical commodities. The Partnership may also engage in hedge, arbitrage and cash trading of commodities and futures.

The Partnership has elected not to provide statements of cash flows as permitted by Statement of Financial Accounting Standards No. 102, Statements of Cash Flows — Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.

Classes of Interests: The Partnership has two classes of limited partner interests (the “Interests”), Class A and Class B. Both Class A and Class B Interests are traded pursuant to identical trading programs and differ only in respect to the General Partner’s brokerage commission and organization and offering costs (Note 4).

Significant accounting policies are as follows:

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: Cash and cash equivalents include cash, overnight investments, U.S. treasury bills and short-term investments in interest-bearing demand deposits with banks and cash managers with maturities of three months or less. The Partnership maintains deposits with high quality financial institutions in amounts that are in excess of federally insured limits; however, the Partnership does not believe it is exposed to any significant credit risk.

Revenue recognition: Futures, options on futures, and forward contracts are recorded on a trade date basis and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net unrealized gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with the Financial Accounting Standards Board Interpretation No. 39 — “Offsetting of Amounts Related to Certain Contracts.” Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Market value of exchange-traded contracts is based upon exchange settlement prices.

Market value of non-exchange-traded contracts is based on third party quoted dealer values on the Interbank market. Government-sponsored enterprises and commercial paper are stated at cost plus accrued interest, which approximates market value.

Income taxes: No provision for income taxes has been made in these financial statements as each partner is individually responsible for reporting income or loss based on its respective share of the Partnership’s income and expenses as reported for income tax purposes.

Organization and offering costs: All expenses incurred in connection with the organization and the initial and ongoing public offering of partnership interests are paid by the General Partner and are reimbursed to the General Partner by the Partnership. This reimbursement is made monthly. Class A units bear organization and offering expenses at an annual rate of 20 basis points (0.20 percent) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month-end adjusted net assets. Through August 31, 2005, Class B units incurred these expenses at an annual rate of 90 basis points (0.90 percent). Effective September 1, 2005, the annual rate was decreased to 60 basis points (0.60 percent) of the adjusted net assets of the Class B units, calculated and payable monthly on the basis of month-end adjusted net assets. “Adjusted net assets” is defined as the month-end net assets of the particular class before accruals for fees and expenses and redemptions. In its discretion, the General Partner may require the Partnership to reimburse the General Partner in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by the Partnership will not exceed the overall limit. Amounts reimbursed by the Partnership with respect to the initial and ongoing public offering expenses are charged against partners’ capital at the time of reimbursement or accrual. Any amounts reimbursed by the Partnership with respect to organization expenses are expensed at the time the reimbursement is incurred or accrued. If the Partnership terminates prior to completion of payment of the calculated amounts to the General Partner, the General Partner will not be entitled to any additional payments, and the Partnership will have no further obligation to the General Partner. At December 31, 2006, all organization and offering costs incurred by the General Partner have been reimbursed. The General Partner intends to remit back to the Partnership a portion of the Partnership’s organization and offering expenses to the extent actual expenses incurred were less than the actual amount the Partnership paid the General Partner. At December 31, 2006, included in receivable from General Partner is $500,000 related to the reimbursement of organization and offering expenses of the Partnership.

Foreign Currency Transactions: The Partnership’s functional currency is the U.S. dollar, however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Recent Accounting Pronouncements: In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS 157, among other things, defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS 157 is effective for the Partnership on January 1, 2008. Management is currently evaluating the provisions of SFAS 157 and its potential effect on the financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB 108”), “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements”, providing guidance on quantifying financial statement misstatement and implementation (e.g., restatement or cumulative effect to assets, liabilities and retained earnings) when first applying this guidance. SAB 108 is effective for the Partnership for the year ending December 31, 2006. The adoption of SAB 108 did not have a material effect on the Partnership’s financial statements.

On July 13, 2006, the FASB released FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the fund’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. Adoption of FIN 48 is required for the Partnership on January 1, 2007 and is to be applied to all open tax years as of the effective date. Management does not believe the guidance provided by FIN 48 will have a material effect on its financial statements.

NOTE 2. DEPOSITS WITH BROKERS

The Partnership deposits assets with brokers subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such brokers. The Partnership earns interest income on its assets deposited with the brokers.

NOTE 3. COMMODITY TRADING ADVISORS

The Partnership has entered into advisory contracts with Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Co., Graham Capital Management, L.P., Winton Capital Management Limited, Saxon Investment Corporation and Welton Investment Corporation to act as the Partnership’s commodity trading advisors (the “Advisors”). The Advisors are paid a quarterly management fee ranging from 0 percent to 2 percent per annum of the Partnership’s month-end allocated net assets, which is paid by the General Partner from the brokerage commission (Note 4).

Additionally, the Advisors receive a quarterly incentive fee ranging from 20 percent to 24 percent of the new trading profits on the allocated net assets of the Advisor, which amounted to fees of $3,823,552, $1,643,676, and $3,764,107 for the years ended December 31, 2006, 2005, and 2004, respectively.

NOTE 4. GENERAL PARTNER AND RELATED PARTY TRANSACTIONS

The General Partner shall at all times, so long as it remains a general partner of the Partnership, own Units in the Partnership: (i) in an amount sufficient, in the opinion of counsel for the Partnership, for the Partnership to be taxed as a partnership rather than as an association taxable as a corporation; and (ii) during such time as the Units are registered for sale to the public, in an amount at least equal to the greater of: (a) 1 percent of all capital contributions of all Partners to the Partnership; or (b) $25,000; or such other amount satisfying the requirements then imposed by the North American Securities Administrators Association, Inc.(NASAA) Guidelines. Further, during such time as the Units are registered for sale to the public, the General Partner shall, so long as it remains a general partner of the Partnership, maintain a net worth (as such term may be defined in the NASAA Guidelines) at least equal to the greater of: (i) 5 percent of the total capital contributions of all partners and all limited partnerships to which it is a general partner (including the Partnership) plus 5 percent of the Units being offered for sale in the Partnership; or (ii) $50,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. In no event, however, shall the General Partner be required to maintain a net worth in excess of $1,000,000 or such other maximum amount satisfying the requirements then imposed by the NASAA Guidelines.

Effective June 1, 2003, 10 percent of the General Partner limited partnership interest in the Grant Park Futures Fund Limited Partnership is characterized as a general partnership interest. Notwithstanding, the general partnership interest will continue to pay all fees associated with a limited partnership interest.

Through August 31, 2005, the Partnership paid the General Partner a monthly brokerage commission equal to one twelfth of 7.75 percent (7.75 percent annualized) and effective September 1, 2005, one twelfth of 7.55 percent (7.55 percent annualized) of month-end net assets for Class A units. The Class B units pay the General Partner one twelfth of 8.00 percent (8.00 percent annualized) of month-end net assets. Included in the brokerage commission are amounts paid to the clearing brokers for execution and clearing costs, management fees paid to the Advisors, compensation to the selling agents and an amount to the General Partner for management services rendered.

NOTE 5. OPERATING EXPENSES

Operating expenses of the Partnership are paid for by the General Partner and reimbursed by the Partnership. Through August 31, 2005, operating expenses of the Partnership were limited to 0.35 percent per year of the average month-end net assets of the Partnership. Effective September 1, 2005, these expenses are limited to 0.25 percent per year of the average month-end net assets of the Partnership. To the extent operating expenses are less than 0.25 percent of the Partnership’s average month-end net assets during the year, the difference will be reimbursed pro rata to record-holders as of December 31 of each year. For the year ended December 31, 2006, the operating expenses incurred by the Partnership were less than the percentages outlined above. Accordingly, at December 31, 2006, included in receivable from General Partner is $200,000 related to the reimbursement of operating expenses to the Partnership.

NOTE 6. REDEMPTIONS

Limited Partners have the right to redeem units as of any month-end upon ten (10) days’ prior written notice to the Partnership. The General Partner, however, may permit earlier redemptions in its discretion. There are no redemption fees applicable to Class A Limited Partners or to Class B Limited Partners who redeem their units on or after the one-year anniversary of their subscription. Class B Limited Partners who redeem their units prior to the one-year anniversary of their subscriptions will pay the applicable early redemption fee. Redemptions will be made on the last day of the month for an amount equal to the net asset value per unit, as defined, represented by the units to be redeemed.

In addition, the General Partner may at any time cause the redemption of all or a portion of any Limited Partner’s units upon fifteen (15) days written notice. The General Partner may also immediately redeem any Limited Partner’s units without notice if the General Partner believes that (i) the redemption is necessary to avoid having the assets of the Partnership deemed Plan Assets under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) the Limited Partner made a misrepresentation in connection with its subscription for the units, or (iii) the redemption is necessary to avoid a violation of law by the Partnership or any Partner.

NOTE 7. FINANCIAL HIGHLIGHTS

The following financial highlights reflect activity related to the Partnership. Total return is based on the change in value during the period of a theoretical investment made at the beginning of each calendar month during the year. Individual investor’s ratios may vary from these ratios based on various factors, including and among others, the timing of capital transactions.

	2006	2005	2004
Total return — Class A Units	9.11%	(3.44)%	(7.58)%
Total return — Class B Units	8.28%	(4.25)%	(8.40)%

Ratios as a percentage of average net assets:
Interest income	4.78%	2.90%	1.62%
Expenses	9.52%	8.92%	11.34%
Expenses, net of interest income	4.74%	6.02%	9.72%

The interest income and expense ratios above are computed based upon the weighted average net assets of the limited partners for the years ended December 31, 2006, 2005 and 2004.

The following per unit performance calculations reflect activity related to the Partnership.

	Class A Units	Class B Units
Per Unit Performance (for unit outstanding throughout the entire period):
Net asset value per unit at December 31, 2003	$1,194.03	$1,076.59

Income (loss) from operations
Net realized and change in unrealized gain from trading	12.91	7.98
Expenses net of interest income*	(101.35)	(89.13)

Total income (loss) from operations	(88.44)	(81.15)
Organization and offering costs*	(2.06)	(9.27)

Net asset value per unit at December 31, 2004	1,103.53	986.17

Income (loss) from operations
Net realized and change in unrealized gain from trading	26.04	21.95
Expenses net of interest income*	(62.15)	(57.29)

Total income (loss) from operations	(36.11)	(35.34)
Organization and offering costs*	(1.85)	(6.55)

Net asset value per unit at December 31, 2005	1,065.57	944.28

Income (loss) from operations
Net realized and change in unrealized gain from trading	148.32	131.24
Expenses net of interest income*	(49.57)	(48.53)

Total income (loss) from operations	98.75	82.71

Organization and offering costs*	(1.72)	(4.57)

Net asset value per unit at December 31, 2006	$1,162.60	$1,022.42

*	Expenses net of interest income per unit and organization and offering costs per unit are calculated by dividing the expenses net of interest income and organization and offering costs by the average number of units outstanding during the period. The net realized and change in unrealized gain from trading is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

NOTE 8. TRADING ACTIVITIES AND RELATED RISKS

The Partnership, through its Advisors, engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, and forward contracts (collectively, derivatives). These derivatives include both financial and nonfinancial contracts held as part of a diversified trading strategy. The Partnership is exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts require margin deposits with FCMs. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

Net trading results from derivatives for the years ended December 31, 2006, 2005 and 2004, are reflected in the statements of operations. Such trading results reflect the net gain arising from the Partnership’s speculative trading of futures contracts, options on futures contract, and forward contracts.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Partnership pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Partnership to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Partnership. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a clearinghouse backed by a group of financial institutions; thus, there likely will be greater counterparty credit risk. The Partnership trades only with those counterparties that it believes to be creditworthy. All positions of the Partnership are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Partnership.

The unrealized gain (loss) on open futures and forward contracts is comprised of the following:

	Futures Contracts (exchange-traded)		Forward Contracts (non-exchange-traded)		Total
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Gross unrealized gains	$20,243,989	$16,947,161	$5,208,155	$3,109,103	$25,452,144	$20,056,264
Gross unrealized (losses)	(9,329,879)	(8,311,681)	(5,860,782)	(6,516,818)	(15,190,661)	(14,828,499)

Net unrealized gain (loss)	$10,914,110	$8,635,480	$(652,627)	$(3,407,715)	$10,261,483	$5,227,765

The General Partner has established procedures to actively monitor and minimize market and credit risks. The limited partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

NOTE 9. INDEMNIFICATIONS

In the normal course of business, the Partnership enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. The Partnership expects the risk of any future obligation under these indemnifications to be remote.

NOTE 10. SUBSEQUENT EVENT

From January 1, 2007 to January 31, 2007, there were contributions and redemptions totaling approximately $23,209,000 and $2,335,000, respectively.

Dearborn Capital Management, L.L.C.

Consolidated Statement of Financial Condition

September 30, 2007

(Unaudited)

Assets
Cash and cash equivalents	$185,467,593
Government-sponsored enterprises (cost, plus accrued interest September 30, 2007–$100,493,123)	100,493,123
U.S. Government securities, at fair value	9,996,425
Securities purchased under agreements to resell	9,000,000
Deposits with brokers	57,307,064
Investment in Dearborn Select Master Fund, SPC	94,479,224
Receivables
Interest	1,654,177
Advisory and performance fees	114,565
Other	261,199
Prepaid expenses	310,986
Property and equipment, net of accumulated depreciation of $166,999	851,485
Other	16,540

Total assets	$459,952,381

Liabilities and Members’ Equity
Liabilities
Bank loan	$1,407,000
Note payable	605,467
Pending partner additions	5,849,309
Redemptions payable	3,347,710
Accounts payable, accrued expenses and other liabilities	5,426,066

16,635,552

Minority interest	430,033,723
Members’ equity	13,283,106

Total liabilities and members’ equity	$459,952,381

The accompanying notes are an integral part of this consolidated statement of financial condition.

Dearborn Capital Management, L.L.C.

Notes to Consolidated Statement of Financial Condition (Unaudited)

NOTE 1. NATURE OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Dearborn Capital Management, L.L.C. (the “Company”) was organized as a limited liability company in Illinois in January 1996 and will continue until December 31, 2045, unless sooner terminated as provided for in the Operating Agreement. The Company is registered as a Commodity Pool Operator (“CPO”) and a Commodity Trading Advisor (“CTA”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). The Company conducts an investment management business and acts as the General Partner for Grant Park Futures Fund Limited Partnership (“Grant Park”) and Dearborn Select Fund, Limited Partnership (“Dearborn Select”).

Significant accounting policies are as follows:

Basis of presentation: The consolidated statement of financial condition includes the accounts of the Company, Grant Park, Dearborn Select, DCM Brokers, LLC (“DCM”) and 555-6, LLC (“555-6”). All significant intercompany accounts, balances and transactions have been eliminated in consolidation and the consolidated statement of financial condition was prepared by us without audit according to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles may be omitted pursuant to such rules and regulations. In our opinion, the accompanying interim, unaudited, financial statement contains all adjustments (consisting of normal recurring accruals) necessary and adequate disclosures to present fairly the financial position as of September 30, 2007. Interim results for the nine months may not be indicative of results of the full year.

The Company consolidates entities which are variable interest entities as defined by FASB Interpretation No. 46 (revised December 2003) (“FIN 46 (R)”). In addition, beginning January 1, 2006, the Company consolidates entities, regardless of ownership percentage, in which the Company serves as the general partner and the limited partners do not have substantive kick-out rights or substantive participation rights as required by Emerging Issues Task Force Issue 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” (“EITF 04-5”). As of September 30, 2007, 555-6 is consolidated under FIN 46 (R) and Grant Park and Dearborn Select are consolidated under EITF 04-5.

Prior to FIN 46, a company generally included another entity in the company’s financial statements only if it controlled the entity through ownership of the majority voting interests. FIN 46 changes that by requiring a variable interest entity to be consolidated by a company if that company is the primary beneficiary as evidenced by being subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both.

Effective January 5, 2005, the Company began to consolidate into its financial statements the accounts of 555-6, formerly an unconsolidated entity. 555-6 is an affiliate under common ownership that leases the office space to the Company. Management believes that the change in reporting entity is appropriate since the Company guarantees 555-6’s obligations to a bank.

Financial information of 555-6 at September 30, 2007 consisted of assets (principally property), liabilities and members’ equity of approximately $800,000, $607,000 and $193,000 respectively.

As of January 1, 2006, the Company consolidated its investments in limited partnerships which were previously unconsolidated as a result of the application of EITF 04-5. The consolidation of Grant Park and Dearborn Select, net of intercompany eliminations, in the consolidated balance sheet of the Company as of September 30, 2007, consists of the following:

Cash and cash equivalents	$185,242,886
Government-Sponsored Enterprises	100,493,123
U.S. Government agency securities	9,996,425
Deposits with brokers	57,307,064
Investment in Dearborn Select Master Fund, SPC	94,479,224
Receivables—Interest	1,654,177
Pending partner additions	5,849,309
Redemptions payable	3,347,710
Accounts payable, accrued expenses, and other liabilities	1,534,417
Minority interest	429,840,298

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: Cash and cash equivalents include cash, overnight investments, U.S. treasury bills and short-term investments in interest-bearing demand deposits with banks and cash managers with maturities of three months or less. Grant Park maintains deposits with high quality financial institutions in amounts that are in excess of federally insured limits; however, Grant Park does not believe it is exposed to any significant credit risk.

Property and equipment: Property and equipment, which includes furniture, fixtures, computer equipment and a building, are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful life of the assets, ranging from 3 to 39 years.

Securities purchased under agreements to resell: Securities purchased under agreements to resell are accounted for as collateralized financing transactions and are recorded at the amount at which the securities were acquired plus accrued interest, which approximates fair value. It is the policy of the company to obtain possession of collateral with a market value equal to or in excess of the principal amount loaned.

Revenue recognition: Advisory and management fees accrue monthly based upon a percentage of assets under management. Futures, options on futures, and forward contracts are recorded on a trade date basis and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net unrealized gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with the Financial Accounting Standards Board Interpretation No. 39—“Offsetting of Amounts Related to Certain Contracts.” Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Market value of exchange-traded contracts is based upon exchange settlement prices. Market value of non-exchange-traded contracts is based on third party quoted dealer values on the Interbank market. Government-sponsored enterprises and commercial paper are stated at cost plus accrued interest, which approximates market value.

Income taxes: No provision for income taxes has been made in these financial statements as each member is individually responsible for reporting income or loss based on its respective share of the Company’s income and expenses.

Foreign currency transactions: Grant Park’s functional currency is the U.S. dollar, however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the

U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Recently adopted accounting pronouncements: On July 13, 2006, the FASB released FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. The adoption of FIN 48 was effective for the Company on January 1, 2007, and did not impact our financial position or results of operations.

Recent accounting pronouncements: In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS 157, among other things, defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS 157 is effective for the Company on January 1, 2008. Management is currently evaluating the provisions of SFAS 157 and the potential effect on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 is effective for the Company on January 1, 2008. Management is currently evaluating the provisions of SFAS 159 and its potential effects on its financial statements.

NOTE 2. INVESTMENTS IN PARTNERSHIPS

The Company as General Partner of Grant Park has committed to maintaining an investment in Grant Park equal to at least the greater of (1) 1 percent of all capital contributions of all limited partners in Grant Park or (2) $25,000, during any time that units in Grant Park are publicly offered for sale. Further, during such time as the units of the Partnership are registered for sale to the public, the Company shall, so long as it remains a General Partner of Grant Park, maintain a net worth at least equal to the greater of 5 percent of the total capital contributions of all partners and all limited partnerships to which it is a General Partner (including Grant Park) plus 5 percent of the units being offered for sale in the Partnership or $50,000. In no event shall the Company be required to maintain a net worth in excess of $1,000,000.

The Company as General Partner of Dearborn Select has committed to maintaining an investment in Dearborn Select.

In accordance with EITF 04-5, as described in Note 1, Grant Park and Dearborn Select are consolidated in the accompanying consolidated statement of financial condition.

Investment in Dearborn Select Master Fund: Effective June 1, 2007, the Company as General Partner of Grant Park reallocated the portion of the Grant Park’s net assets allocated to Winton Capital Management Limited (“Winton”) to the Dearborn Select Master Fund, SPC (the “Master Fund”)—Winton Segregated Portfolio—Class GP (the “GP Class”). Master Fund was incorporated under the laws of the Cayman Islands on April 7, 2006 and is a private investment fund organized as a segregated portfolio company with limited liability. The GP Class allocates the assets invested by Grant Park to Winton through one or more managed accounts, to be traded pursuant to Winton’s Diversified Program, the same trading program Winton previously traded for Grant Park. The GP Class entered into an advisory agreement with Winton with respect to the managed account which is substantially similar to Grant Park’s previous trading advisory agreement with Winton. Grant Park owns all of the outstanding Class GP units of the GP Class. There have been no changes to the existing clearing broker arrangements/brokerage charge and no material changes to the other fees and expenses allocated to Grant Park as a result of this reallocation.

As of September 30, 2007, the Grant Park’s interest in the Master Fund constituted 21.8% of Grant Park’s net assets. Summarized information reflecting the total assets, liabilities and capital for the Master Fund is shown in the following table.

September 30, 2007
Total Assets	$95,992,644
Total Liabilities	$1,360,309
Total Capital	$94,632,335

Summarized information reflecting the Grant Park’s investment in, and the operations of, the Master Fund at September 30, 2007, is shown in the following table.

% of Partnership’s Net Assets	Fair Value	Total Income	Expenses		Net Income	Investment Objective	Redemptions Permitted
			Commissions	Other
21.8%	$94,479,224	$7,819,023	$89,049	$2,462,338	$5,267,637	Speculative trading of futures contracts, options on futures contracts, forward contracts, swaps, derivatives and synthetics	Monthly or at such other times as the Directors may agree

NOTE 3. DEPOSITS WITH BROKERS

Grant Park and Dearborn Select deposit assets with brokers subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such brokers. Grant Park and Dearborn Select earn interest income on their assets deposited with the brokers. Included in deposits with brokers are U.S. Treasury bills totaling $40,906,042 that are pledged as collateral to the brokers at September 30, 2007.

NOTE 4. COMMODITY TRADING ADVISORS

Grant Park has entered into advisory contracts with Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Co., Graham Capital Management, L.P. and Welton Investment Corporation to act as Grant Park’s commodity trading advisors (the “Advisors”). The Advisors are paid a quarterly management fee ranging from 1 percent to 2 percent per annum of Grant Park’s month-end allocated net assets.

NOTE 5. BROKERAGE COMMISSION, ORGANIZATION AND OFFERING COSTS AND OPERATING EXPENSES

As the General Partner and Commodity Trading Advisor of Grant Park the Company is entitled to a brokerage commission equal to 7.55 percent per annum for Class A units and 8.0 percent per annum for Class B units. Included in the brokerage commission are amounts paid to the clearing brokers for execution and clearance costs. If such commissions and fees exceed the brokerage commission limit in any one year, the Company will bear the excess amount. In its discretion, the Company may require that Grant Park reimburse the Company. The remaining amount is for commissions to certain selling agents as compensation for selling interests of Grant Park, management fees to Grant Park’s commodity trading advisors, and a management fee retained by the Company.

Organization and offering costs: All expenses incurred in connection with the organization and the initial and ongoing public offering of partnership interests will be paid by the Company on behalf of Grant Park, and reimbursed to the Company by Grant Park. This reimbursement is made monthly. Class A and Class B units bear organization and offering expenses at an annual rate of 20 basis points (0.20 percent) and 60 basis points (0.60 percent), respectively, of the adjusted net assets of the Class A and Class B units, calculated and payable monthly on the basis of month-end adjusted net assets. “Adjusted net assets” is defined as the month-end net assets of the particular class before accruals for fees, expenses and redemptions. In its discretion, the Company may require Grant Park to reimburse the Company in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by Grant Park will not exceed the overall limit.

The reimbursement for organization and offering cost is made on a monthly basis. At September 30, 2007, all organization and offering costs have been reimbursed by Grant Park.

Operating expenses: All ongoing operating expenses, such as legal, audit, administrative costs, expense of preparing and filing required periodic reports with the Securities and Exchange Commission (“SEC”), transfer agent fees, printing and postage will be paid by the Company on behalf of Grant Park and reimbursed to the Company by Grant Park. This reimbursement is made monthly at a rate 0.021 percent, or 0.25 percent annually of the net asset value of Grant Park. The Company bears any of the excess amount. In its discretion, the Company may require Grant Park to reimburse the Company in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by Grant Park will not exceed the overall limit set forth above. To the extent operating expenses are less than 0.25 percent of Grant Park’s average net assets during the year, the difference may be reimbursed pro rata to record-holders as of December 31 of each year. The Company has received reimbursements from Grant Park totaling $766,325 for the year-to-date ended September 30, 2007.

NOTE 6. ADVISORY AND PERFORMANCE FEES RECEIVABLE

The Company has entered into agreements with certain of its trading advisors whereby the Company earns a portion of fees earned by the trading advisors on certain accounts that have been previously introduced by the Company. These accounts introduced do not include Grant Park. At September 30, 2007, the Company has a receivable from certain commodity trading advisors of $60,000 related to the agreements.

The Company is a Co-Investment Advisor to Dearborn Alternative Investment Fund Series 2 (“Dearborn Alternative”). The investment advisors receive an annual advisor and distribution fee equal to 2 percent of Dearborn Alternative’s net assets, payable quarterly in arrears, of which the Company receives 37.5 percent of the fee. At September 30, 2007, the Company has a management fee receivable from Dearborn Alternative of $21,647 and related selling agent fees payable of $13,529, which is included in accounts payable, accrued expenses and other liabilities.

NOTE 7. REDEMPTIONS PAYABLE AND PENDING PARTNER ADDITIONS

At September 30, 2007, redemptions payable and pending partner additions represent capital transactions at Grant Park.

NOTE 8. BANK LOAN AND NOTE PAYABLE

The Company has entered into an agreement with a bank for a credit facility up to a maximum amount of $5 million. Amounts can be borrowed in multiple advances; however, the aggregate amount of such advances cannot exceed the maximum amount. Loan amounts are due on demand, no later than April 30, 2008, and bear interest at the prime rate (7.75 percent at September 30, 2007). Loans are collateralized by certain property of the Company, including receivables, investments and equipment. At September 30, 2007, the Company has an outstanding balance of $1,407,000. This agreement contains financial covenants requiring the maintenance of an amount of tangible net worth and certain financial ratios. The agreement also contains certain non-financial covenants. As of September 30, 2007 the Company is in compliance with its financial covenants.

The note payable represents an obligation to a bank that matures on January 15, 2010 and bears interest at the rate of 6.25 percent. The note is payable in monthly installments, including principal and interest, of $4,750 and is collateralized by certain assets of 555-6 and guaranteed by the Company. Scheduled repayments of notes payable, exclusive of interest, at September 30, 2007 are set forth as follows:

Fiscal year ending December 31:
2007	$4,709
2008	$19,384
2009	$20,758
2010	$560,616

$605,467

NOTE 9. EMPLOYEE BENEFIT PLAN

The Company has established a salary deferral plan under section 401(k) of the Internal Revenue Code. The plan allows eligible employees to defer a portion of their compensation to the plan. Effective January 1, 2007, the Company began to match the employees’ contributions, up to 50 percent of 6 percent of eligible compensation. The plan also provides a component whereby the Company can make a discretionary contribution to the plan.

NOTE 10. TRADING ACTIVITIES AND RELATED RISKS

Grant Park and Dearborn Select engage in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, and forward contracts (collectively, derivatives). These derivatives include both financial and nonfinancial contracts held as part of a diversified trading strategy. Grant Park and Dearborn Select are exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts require margin deposits with Futures Commission Merchants (“FCMs”). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, Grant Park and Dearborn Select are exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, Grant Park and Dearborn Select pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option. Written options expose Grant Park and Dearborn Select to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to Grant Park and Dearborn Select. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a clearing house backed by a group of financial institutions; thus, there likely will be greater counterparty credit risk. Grant Park and Dearborn Select trade only with those counterparties that they believe to be creditworthy. All positions of Grant Park and Dearborn Select are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to Grant Park and Dearborn Select.

The Company is exposed to concentrations of credit risk. The Company maintains cash at a financial institution. The total cash balance maintained at the financial institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 per depositor, per bank. The Company had cash at September 30, 2007, that exceeded the balance insured by the FDIC.

NOTE 11. INDEMNIFICATIONS

In the normal course of business, Grant Park enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. Grant Park’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against Grant Park that have not yet occurred. Grant Park expects the risk of any future obligation under these indemnifications to be remote.

NOTE 12. SUBSEQUENT EVENT

From October 1, 2007 to October 31, 2007, Grant Park had contributions and redemptions totaling approximately $5,874,000 and $0, respectively.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

Dearborn Capital Management, L.L.C.

Chicago, Illinois

We have audited the accompanying consolidated statement of financial condition of Dearborn Capital Management, L.L.C. and Subsidiaries as of December 31, 2006. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated statement of financial condition referred to above presents fairly, in all material respects, the financial position of Dearborn Capital Management, L.L.C. and Subsidiaries as of December 31, 2006, in conformity with U.S. generally accepted accounting principles.

As described in Note 1 to the consolidated financial statements, the Company changed its method of accounting for its investments in limited partnerships.

Chicago, Illinois
January 31, 2007

DEARBORN CAPITAL MANAGEMENT, L.L.C.

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

December 31, 2006

Assets
Cash and cash equivalents	$75,648,857
Commercial paper (cost, plus accrued interest December 31, 2006 — $139,037,601)	139,037,601
Government-Sponsored Enterprises (cost, plus accrued interest December 31, 2006 – $107,708,465)	107,708,465
Securities purchased under agreements to resell	8,400,000
Deposits with brokers	85,993,910
Receivables
Interest	772,889
Advisory and performance fees	78,653
Other	3,557
Prepaid expenses	1,202,434
Property and equipment, net of accumulated depreciation of $111,677	894,931
Other	16,540

Total assets	$419,757,837

Liabilities and Members’ Equity
Liabilities
Bank loan	$2,431,000
Note payable	619,057
Pending partner additions	16,449,404
Redemptions payable	5,189,688
Accounts payable, accrued expenses and other liabilities	3,848,829

28,537,978
Minority interest	380,138,366
Members’ equity	11,081,493

Total liabilities and members’ equity	$419,757,837

The accompanying notes are an integral part of this consolidated statement of financial condition.

DEARBORN CAPITAL MANAGEMENT, L.L.C.

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 1.  NATURE OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Dearborn Capital Management, L.L.C. (the “Company”) was organized as a limited liability company in Illinois in January 1996 and will continue until December 31, 2045, unless sooner terminated as provided for in the Operating Agreement. The Company is registered as a Commodity Pool Operator (“CPO”) and a Commodity Trading Advisor (“CTA”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). The Company conducts an investment management business and acts as the General Partner for Grant Park Futures Fund Limited Partnership (“Grant Park”) and Dearborn Select Fund, Limited Partnership (“Dearborn Select”).

Significant accounting policies are as follows:

Basis of Presentation: The consolidated statement of financial condition includes the accounts of the Company, Grant Park, Dearborn Select and 555-6, LLC (“555-6”). All significant intercompany accounts, balances and transactions have been eliminated in consolidation.

The Company consolidates entities which are variable interest entities as defined by FASB Interpretation No. 46 (revised December 2003) (“FIN 46 (R)”). In addition, beginning January 1, 2006, the Company consolidates entities, regardless of ownership percentage, in which the Company serves as the general partner and the limited partners do not have substantive kick-out rights or substantive participation rights as required by Emerging Issues Task Force Issue 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” (“EITF 04-5”). As of December 31, 2006, 555-6 is consolidated under FIN 46 (R) and Grant Park and Dearborn Select are consolidated under EITF 04-5.

Prior to FIN 46, a company generally included another entity in the company’s financial statements only if it controlled the entity through ownership of the majority voting interests. FIN 46 changes that by requiring a variable interest entity to be consolidated by a company if that company is the primary beneficiary as evidenced by being subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both.

Effective January 5, 2005, the Company began to consolidate into its financial statements the accounts of 555-6, formerly an unconsolidated entity. 555-6 is an affiliate under common ownership that leases the office space to the Company. Management believes that the change in reporting entity is appropriate since the Company guarantees 555-6’s obligations to a bank.

Financial information of 555-6 at December 31, 2006 consisted of assets (principally property), liabilities and members’ equity of approximately $802,000, $621,000 and $181,000 respectively.

DEARBORN CAPITAL MANAGEMENT, L.L.C.

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION — (Continued)

NOTE 1.  NATURE OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES — (Continued)

As of January 1, 2006, the Company consolidated its investments in limited partnerships which were previously unconsolidated as a result of the application of EITF 04-5. The consolidation of Grant Park and Dearborn Select, net of intercompany eliminations, in the consolidated balance sheet of the Company as of December 31, 2006, consists of the following:

Cash and cash equivalents	$75,495,678
Commercial paper	139,037,601
Government-sponsored enterprises	107,708,465
Deposits with brokers	85,993,910
Receivables – Interest	772,889
Pending partner additions	16,449,404
Redemptions payable	5,189,688
Accounts payable, accrued expenses, and other liabilities	1,467,751
Minority interest	379,957,105

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: Cash and cash equivalents include cash, overnight investments, U.S. treasury bills and short-term investments in interest-bearing demand deposits with banks and cash managers with maturities of three months or less. Grant Park maintains deposits with high quality financial institutions in amounts that are in excess of federally insured limits; however, Grant Park does not believe it is exposed to any significant credit risk.

Property and equipment: Property and equipment, which includes furniture, fixtures, computer equipment and a building, are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful life of the assets, ranging from 3 to 39 years.

Securities purchased under agreements to resell: Securities purchased under agreements to resell are accounted for as collateralized financing transactions and are recorded at the amount at which the securities were acquired plus accrued interest, which approximates fair value. It is the policy of the company to obtain possession of collateral with a market value equal to or in excess of the principal amount loaned.

Revenue recognition: Advisory and management fees accrue monthly based upon a percentage of assets under management. Futures, options on futures, and forward contracts are recorded on a trade date basis and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net unrealized gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with the Financial Accounting Standards Board Interpretation No. 39 — “Offsetting of Amounts Related to Certain Contracts.” Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Market value of exchange-traded contracts is based upon exchange settlement prices. Market value of non-exchange-traded contracts is based on third party quoted dealer values on the Interbank market. Government-Sponsored Enterprises and commercial paper are stated at cost plus accrued interest, which approximates market value.

DEARBORN CAPITAL MANAGEMENT, L.L.C.

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION — (Continued)

NOTE 1.  NATURE OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES — (Continued)

Income taxes: No provision for income taxes has been made in these financial statements as each member is individually responsible for reporting income or loss based on its respective share of the Company’s income and expenses.

Foreign Currency Transactions: Grant Park’s functional currency is the U.S. dollar, however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Recent Accounting Pronouncements: In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS 157, among other things, defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS 157 is effective for the Company on January 1, 2008. Management is currently evaluating the provisions of SFAS 157 and the potential effect on its financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB 108”), “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements”, providing guidance on quantifying financial statement misstatement and implementation (e.g., restatement or cumulative effect to assets, liabilities and retained earnings) when first applying this guidance. SAB 108 is effective for the Company for the year ending December 31, 2006. The adoption of SAB 108 did not have a material effect on the Company’s financial statements.

On July 13, 2006, the FASB released FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. Adoption of FIN 48 is required for the Company on January 1, 2007 and is to be applied to all open tax years as of the effective date. Management does not believe the guidance provided by FIN 48 will have a material effect on its financial statements.

NOTE 2.  INVESTMENTS IN PARTNERSHIPS

The Company as General Partner of Grant Park has committed to maintaining an investment in Grant Park equal to at least the greater of (1) 1 percent of all capital contributions of all limited partners in Grant Park or (2) $25,000, during any time that units in Grant Park are publicly offered for sale. Further, during such time as the units of the Partnership are registered for sale to the public, the Company shall, so long as it remains a General Partner of Grant Park, maintain a net worth at least equal to the greater of 5 per cent of the total capital contributions of all partners and all limited partnerships to which it is a General Partner (including Grant Park) plus 5 per cent of the units being offered for sale in the Partnership or $50,000. In no event shall the Company be required to maintain a net worth in excess of $1,000,000.

DEARBORN CAPITAL MANAGEMENT, L.L.C.

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION — (Continued)

The Company as General Partner of Dearborn Select has committed to maintaining an investment in Dearborn Select.

NOTE 3.  DEPOSITS WITH BROKERS

Grant Park and Dearborn Select deposit assets with brokers subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such brokers. Grant Park and Dearborn Select earn interest income on their assets deposited with the brokers.

NOTE 4.  COMMODITY TRADING ADVISORS

Grant Park has entered into advisory contracts with Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Co., Graham Capital Management, L.P., Winton Capital Management Limited, Saxon Investment Corporation and Welton Investment Corporation to act as Grant Park’s commodity trading advisors (the “Advisors”). The Advisors are paid a quarterly management fee ranging from 0 percent to 2 percent per annum of Grant Park’s month-end allocated net assets.

NOTE 5.  BROKERAGE COMMISSION, ORGANIZATION AND OFFERING COSTS AND OPERATING EXPENSES

As the General Partner and Commodity Trading Advisor of Grant Park the Company is entitled to a brokerage commission equal to 7.55 percent per annum for Class A units and 8.0 percent per annum for Class B units. Included in the brokerage commission are amounts paid to the clearing brokers for execution and clearance costs. If such commissions and fees exceed the brokerage commission limit in any one year, the Company will bear the excess amount. In its discretion, the Company may require that Grant Park reimburse the Company. The remaining amount is for commissions to certain selling agents as compensation for selling interests of Grant Park, management fees to Grant Park’s commodity trading advisors, and a management fee retained by the Company.

Organization and Offering Costs: All expenses incurred in connection with the organization and the initial and ongoing public offering of partnership interests will be paid by the Company on behalf of Grant Park, and reimbursed to the Company by Grant Park. This reimbursement is made monthly. Class A and Class B units bear organization and offering expenses at an annual rate of 20 basis points (0.20 percent) and 60 basis points (0.60 percent), respectively, of the adjusted net assets of the Class A and Class B units, calculated and payable monthly on the basis of month-end adjusted net assets. “Adjusted net assets” is defined as the month-end net assets of the particular class before accruals for fees, expenses and redemptions. In its discretion, the Company may require Grant Park to reimburse the Company in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by Grant Park will not exceed the overall limit.

The reimbursement for organization and offering cost is made on a monthly basis. At December 31, 2006, all organization and offering have been reimbursed by Grant Park. The Company has agreed to remit back to Grant Park $500,000 of Grant Park’s organization and offering expenses to the extent actual expenses incurred were less than the actual amount Grant Park paid the Company.

DEARBORN CAPITAL MANAGEMENT, L.L.C.

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION — (Continued)

NOTE 5.  BROKERAGE COMMISSION, ORGANIZATION AND OFFERING COSTS AND OPERATING EXPENSES — (Continued)

Operating Expenses: All ongoing operating expenses, such as legal, audit, administrative costs, expense of preparing and filing required periodic reports with the Securities and Exchange Commission (“SEC”), transfer agent fees, printing and postage will be paid by the Company on behalf of Grant Park and reimbursed to the Company by Grant Park. This reimbursement is made monthly at a rate 0.021 percent, or 0.25 percent annually of the net asset value of Grant Park. The Company bears any of the excess amount. In its discretion, the Company may require Grant Park to reimburse the Company in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by Grant Park will not exceed the overall limit set forth above. To the extent operating expenses are less than 0.25 percent of Grant Park’s average net assets during the year, the difference will be reimbursed pro rata to recordholders as of December 31 of each year. The Company has received reimbursements from Grant Park totaling $750,877 for the year ended December 31, 2006. The Company has agreed to remit back to Grant Park $200,000 of Grant Park’s operating expenses to the extent actual expenses incurred were less than the actual amount Grant Park paid the Company.

NOTE 6.  ADVISORY AND PERFORMANCE FEES RECEIVABLE

The Company has entered into agreements with certain of its trading advisors whereby the Company earns a portion of fees earned by the trading advisors on certain accounts that have been previously introduced by the Company. These accounts introduced do not include Grant Park. At December 31, 2006, the Company has a receivable from certain commodity trading advisors of $25,000 related to the agreements.

The Company is a Co-Investment Advisor to Dearborn Alternative Investment Fund Series 2 (“Dearborn Alternative”). The investment advisors receive an annual advisor and distribution fee equal to 2 percent of Dearborn Alternative’s net assets, payable quarterly in arrears, of which the Company receives 37.5 percent of the fee. At December 31, 2006, the Company has a management fee receivable from Dearborn Alternative of $23,653 and related selling agent fees payable of $14,783, which is included in accounts payable, accrued expenses and other liabilities.

NOTE 7.  REDEMPTIONS PAYABLE AND PENDING PARTNER ADDITIONS

At December 31, 2006, redemptions payable and pending partner additions represent capital transactions at Grant Park.

NOTE 8.  BANK LOAN AND NOTE PAYABLE

The Company has entered into an agreement with a bank for a credit facility up to a maximum amount of $5 million. Amounts can be borrowed in multiple advances; however, the aggregate amount of such advances cannot exceed the maximum amount. Loan amounts are due on demand, no later than April 30, 2007, and bear interest at the prime rate (8.25 percent at December 31, 2006). Loans are collateralized by certain property of the Company, including receivables, investments and equipment. At December 31, 2006, the Company has an outstanding balance of $2,431,000. This agreement contains financial covenants requiring the maintenance of an amount of tangible net worth and certain financial ratios. The agreement also contains certain non-financial covenants. As of December 31, 2006 the Company is in compliance with its financial covenants, and has obtained a waiver of a certain non-financial covenant.

DEARBORN CAPITAL MANAGEMENT, L.L.C.

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION — (Continued)

The note payable represents an obligation to a bank that matures on January 15, 2010 and bears interest at the rate of 6.25 percent. The note is payable in monthly installments, including principal and interest, of $4,750 and is collateralized by certain assets of 555-6 and guaranteed by the Company. Scheduled repayments of notes payable, exclusive of interest, at December 31, 2006 are set forth as follows:

Fiscal year ending December 31:
2007	$18,299
2008	$19,384
2009	$20,758
2010	$560,616

$619,057

NOTE 9.  EMPLOYEE BENEFIT PLAN

The Company has established a salary deferral plan under section 401(k) of the Internal Revenue Code. The plan allows eligible employees to defer a portion of their compensation to the plan. Effective January 1, 2007, the Company will begin to match the employees’ contributions, up to 50 percent of 6 percent of eligible compensation. The plan also provides a component whereby the Company can make a discretionary contribution to the plan.

NOTE 10.  TRADING ACTIVITIES AND RELATED RISKS

Grant Park and Dearborn Select engage in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, and forward contracts (collectively, derivatives). These derivatives include both financial and nonfinancial contracts held as part of a diversified trading strategy. Grant Park and Dearborn Select are exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts require margin deposits with Futures Commission Merchants (“FCMs”). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, Grant Park and Dearborn Select are exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, Grant Park and Dearborn Select pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option. Written options expose Grant Park and Dearborn Select to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

DEARBORN CAPITAL MANAGEMENT, L.L.C.

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION — (Continued)

NOTE 10.  TRADING ACTIVITIES AND RELATED RISKS — (Continued)

In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to Grant Park and Dearborn Select. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a clearing house backed by a group of financial institutions; thus, there likely will be greater counterparty credit risk. Grant Park and Dearborn Select trade only with those counterparties that they believe to be creditworthy. All positions of Grant Park and Dearborn Select are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to Grant Park and Dearborn Select.

The Company is exposed to concentrations of credit risk. The Company maintains cash at a financial institution. The total cash balance maintained at the financial institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 per depositor, per bank. The Company had cash at December 31, 2006, that exceeded the balance insured by the FDIC.

NOTE 11.  INDEMNIFICATIONS

In the normal course of business, Grant Park enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. Grant Park’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against Grant Park that have not yet occurred. Grant Park expects the risk of any future obligation under these indemnifications to be remote.

NOTE 12.  SUBSEQUENT EVENT

From January 1, 2007 to January 31, 2007, Grant Park had contributions and redemptions totaling approximately $23,209,000 and $2,335,000, respectively.

PART TWO: STATEMENT OF ADDITIONAL INFORMATION

GRANT PARK FUTURES FUND

LIMITED PARTNERSHIP

$24,359,291 Class A Limited Partnership Units

$511,425,057 Class B Limited Partnership Units

An investment in the units is speculative. Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 12.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both parts contain important information.

This statement of additional information and accompanying disclosure document are both dated December 3, 2007.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

THE COMMODITY INTEREST MARKETS

The regulation of commodity interest transactions, markets and intermediaries is governed by the Commodity Exchange Act, or CEA. The CEA provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery, options, swaps or spot contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization. Information regarding commodity interest transactions, markets and intermediaries, and their associated regulatory environment, is provided below.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including agricultural products, bond, stock index, interest rate, currency, energy and metal markets. The size and terms of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and quantity between the buyer and seller.

The contractual obligations of a buyer or seller may be satisfied by taking or making physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets and are not standardized contracts. Forward contracts for a given commodity are generally available in any size and maturity and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. The forward markets are largely unregulated. Forward contracts are, in general, not cleared or guaranteed by a third party. Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many over-the-counter market participants in foreign exchange trading have begun to require that their counterparties post margin.

Further, as the result of the Commodity Futures Modernization Act of 2000, or CFMA, which made possible a variety of new futures and derivative exchanges and clearing organizations, over-the-counter derivative instruments such as forward contracts and swap agreements (and options on forwards and physical commodities) may begin to be traded on lightly-regulated exchanges or electronic trading platforms that may, but are not required to, provide for clearing facilities. Exchanges and electronic trading platforms on which over-the-counter instruments may be traded and the regulation and criteria for that trading are more fully described below under “Futures Exchanges and Clearing Organizations.” Nonetheless, absent a clearing facility, Grant Park’s trading in foreign exchange and other forward contracts is exposed to the creditworthiness of the counterparties on the other side of the trade.

Options on Futures Contracts

Options on futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the striking, strike, or exercise price) in the underlying futures contract or underlying interest. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying interest, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying interest.

The seller, or writer, of an option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying interest at the strike price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying interest at the strike price.

A call option is said to be in-the-money if the strike price is below current market levels, and out-of-the-money if the strike price is above current market levels. Conversely, a put option is said to be in-the-money if the strike price is above the current market levels, and out-of-the-money if the strike price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying interest. Some options, however, expire significantly in advance of such date. The purchase price of an option is referred to as its premium, which consists of its intrinsic value plus its time value. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date.

Regardless of how much the market swings, the most an option buyer can lose is the option premium plus transaction expenses. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin in amounts set by exchanges to demonstrate his ability to meet potential contractual obligations.

Options on Forward Contracts or Commodities

Options on forward contracts or commodities operate in a manner similar to options on futures contracts. An option on a forward contract or commodity gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract or commodity. However, similar to forward contracts, options on forward contracts or on commodities are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market. Therefore, options on forward contracts and physical commodities possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.

Swap Contracts

Swap transactions generally involve contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are principal contracts traded off-exchange, although recently, as a result of regulatory changes enacted as part of the CFMA, certain swap contracts are now being traded in electronic trading facilities and cleared through clearing organizations.

Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the party is contractually obligated to make. In some swap transactions the counterparty may require collateral deposits to support the obligation under the swap agreement. If the counterparty to such a swap defaults, the risk of loss consists of the net amount of payments that the party is contractually entitled to receive in addition to any collateral deposits made with the counterparty.

Spot Contracts

Spot contracts are cash market transactions where the buyer and the seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement. Spot contracts are not uniform and not traded on an exchange. An exchange for physical, or EFP, transaction is one type of common transaction involving spot contracts. An EFP is the spot purchase or sale of a commodity in conjunction with an offsetting sale or purchase of a corresponding futures contract involving the same or equivalent commodity, without making an open and competitive trade for the futures contract on the exchange. Exchange rules govern the manner in which EFPs involving futures contracts that are listed on the exchange may be transacted.

Participants

The two broad classes of persons who trade commodities are hedgers and speculators. Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. All trades made by Grant Park will be for speculative rather than for hedging purposes.

Futures Exchanges and Clearing Organizations

Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchanges are subject to the rules of that exchange.

Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange or other electronic trading facility. Once trades made between members of an exchange or electronic trading facility have been confirmed, the clearing organization becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade. Thereafter, each clearing member party to the trade looks only to the clearing organization for performance. A central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their clearing broker and the clearing organization.

U.S. Futures Exchanges

Futures exchanges in the U.S. are subject to varying degrees of regulation by the CFTC based on their designation as one of the following: a designated contract market, a derivatives transaction execution facility, an exempt board of trade or an electronic trading facility.

A designated contract market is the most highly regulated level of futures exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Mercantile Exchange.

A derivatives transaction execution facility, or DTEF, is a type of exchange that is subject to fewer regulatory requirements than a designated contract market but is subject to both commodity interest and participant limitations. DTEFs limit access to eligible traders that qualify as either eligible contract participants or eligible commercial entities for futures and option contracts on commodities that have a nearly inexhaustible deliverable supply, are highly unlikely to be susceptible to the threat of manipulation, or have no cash market, security futures products, and futures and option contracts on commodities that the CFTC may determine, on a case-by-case basis, are highly unlikely to be susceptible to the threat of manipulation. In addition, certain commodity interests excluded or exempt from the CEA, such as swaps, etc. may be traded on a DTEF.

An exempt board of trade is substantially unregulated, subject only to CFTC anti-fraud and anti-manipulation authority. An exempt board of trade is permitted to trade futures contracts and options on futures contracts provided that the underlying commodity is not a security or securities index and has an inexhaustible deliverable supply or no cash market. All traders on an exempt board of trade must qualify as eligible contract participants.

An electronic trading facility, or ETF, is a form of exchange that operates by means of an electronic or telecommunications network and maintains an automated audit trail of bids, offers, and the matching of orders or the execution of transactions on the ETF. The CEA does not apply to, and the CFTC has no jurisdiction over, transactions on an ETF in certain excluded commodities that are entered into between principals that qualify as eligible contract participants, subject only to CFTC anti-fraud and anti-manipulation authority.

The trading advisors intend to monitor the development of and opportunities and risks presented by the less-regulated DTEFs, exempt boards of trade and ETFs and may, in the future, allocate a percentage of Grant Park’s assets to trading in products on these exchanges. Provided Grant Park maintains assets exceeding $5 million, Grant Park would qualify as an eligible contract participant and thus would be able to trade on such exchanges.

Non-U.S. Futures Exchanges

Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the U.S. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the U.S. In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals’ markets, where trades remain the liability of the traders involved, and the exchange or an affiliated clearing organization, if any, does not become substituted for any party. Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions. Further, participants in such markets must often satisfy themselves as to the individual creditworthiness of each entity with which they enter into a trade.

Speculative Position Limits

The CFTC and U.S. designated contract markets have established limits or position accountability rules, referred to as speculative position limits or position limits, on the maximum net long or net short speculative position that any person or group of persons under common trading control (other than a hedger, which Grant Park is not) may hold, own or control in commodity interests. Among the purposes of speculative position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders. The position limits established by the CFTC apply to certain agricultural commodity interests, such as oats, wheat, soybeans and cotton. In addition, U.S. exchanges may set position limits for all commodity interests traded on that exchange. Certain exchanges or clearing organizations also set limits on the total net positions that may be held by a clearing broker. In general, no position limits are in effect in forward or other over-the-counter contract trading or in trading on non-U.S. futures exchanges, although the principals with which Grant Park and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy. For purposes of determining position limits Grant Park’s commodity interest positions will not be attributable to investors in their own commodity interest trading.

Daily Price Limits

Most U.S. futures exchanges (but generally not non-U.S. exchanges or, in the case of forward or over-the-counter contracts, banks or dealers) may limit the amount of fluctuation in some futures contract or options on futures contract prices during a single trading day by regulations. These regulations specify what are referred to as daily price fluctuation limits or more commonly, daily limits. The daily limits establish the maximum amount that the price of a futures or options on futures contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures or options on futures contract, no trades may be made at a price beyond the limit. Positions in the futures or options contract may then be taken or liquidated, if at all, only at inordinate expense or if traders are willing to effect trades at or within the limit during the period for trading on such day.

Regulation

The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

The CFTC has adopted regulations with respect to the activities of commodity pool operators and commodity trading advisors. Under the CEA, a registered commodity pool operator, such as the general partner, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as Grant Park’s trading advisors.

The CEA requires all futures commission merchants, such as Grant Park’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades.

Grant Park’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a reparations complaint with the CFTC for violation of the CEA against a floor broker or a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. The general partner, each trading advisor, the selling agents and the clearing brokers are members of the NFA. As such, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. Grant Park itself is not required to be registered in any capacity with the CFTC or to become a member of the NFA. As the self-regulatory body of the commodity interest industry, the NFA promulgates rules governing the conduct of professionals and disciplines those professionals that do not comply with these rules. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

The regulation of commodity interest trading in the United States and other countries is an evolving area of the law. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

Margin

Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the trader’s performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. The amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract.

Brokerage firms, such as Grant Park’s clearing brokers, carrying accounts for traders in commodity interest contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. The clearing brokers require Grant Park to make margin deposits equal to exchange minimum levels for all commodity interest contracts. This requirement may be altered from time to time in the clearing brokers’ discretion.

Trading in the over-the-counter markets where no clearing facility is provided generally does not require margin but generally does require the extension of credit between counterparties.

When a trader purchases an option, there is no margin requirement, however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the- money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open commodity interest position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to Grant Park’s trading, Grant Park (and not its investors personally) is subject to margin calls.

Many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

HISTORICAL PERSPECTIVE OF THE MANAGED FUTURES INDUSTRY

Since 1980, the world’s futures markets have expanded from consisting primarily of agricultural contracts to include worldwide financial markets such as stock indices, currencies and global interest rates. The pie chart below demonstrates this growth of diversity within the futures industry. In 1980, the agricultural sector dominated the trading volume of the industry. By 2006, the agricultural sector represented approximately only 5% of trading while interest rates, currencies and stock indices represented approximately 89%.

Futures Industry Sectors

1980	2006

Source: Futures Industry Association, Washington, D.C., Futures and Options Global Trading Volume

The above charts were prepared by Dearborn Capital Management, L.L.C.

The managed futures industry is made up of professional money managers known as commodity trading advisors. These commodity trading advisors manage client assets on a discretionary basis using global futures markets as an investment medium. As the chart below illustrates, assets dedicated to managed futures have grown from approximately $300 million in 1980 to $170 billion in 2006.

Growth in the Managed Futures Industry

January 1980 — December 2006

This chart was prepared by Dearborn Capital Management, L.L.C. using data obtained from Barclay Trading Group, Ltd.

POTENTIAL ADVANTAGES OF INVESTMENT

The following section provides a description of the potential advantages of investing in Grant Park Futures Fund.

Value of Diversifying Into Managed Futures

The inclusion of managed futures into a portfolio is based upon the most fundamental of all investment principles: diversification. Dr. Harry Markowitz’s groundbreaking work in portfolio construction concluded that a more efficient portfolio can be created by investing across non-correlated asset classes. This hypothesis became known as Modern Portfolio Theory and earned Dr. Markowitz a Nobel Prize in economics.

In 1980 John Lintner of Harvard University applied this theory to the developing asset class of managed futures. His study determined that “the combined portfolios of stocks (or stocks and bonds) after including judicious investments… in leveraged managed futures accounts show substantially less risk at every possible level of expected return than portfolios of stocks and bonds alone.” While managed futures were intuitively understood to have a low correlation to traditional asset classes, this landmark study confirmed the diversification benefits derived from allocating a portion of a portfolio into this asset class.

True diversification is derived from investing across asset classes that move independently, or are non-correlated, to each other. Managed futures have long been recognized as having a low correlation to traditional asset classes.

Historical Correlation and Comparative Performance

The chart below shows the historical correlation of the monthly returns of the NASDAQ Composite Index, HFRI Fund Weighted Composite Index, Morgan Stanley Capital International Europe, Australasia, Far East (MSCI EAFE) Index, Lehman Brothers Long Government Bond Index and the CASAM CISDM Commodity Trading Advisors Asset Weighted Index with the Standard & Poor’s 500 Total Return Index (S&P 500 Index). The NASDAQ Composite Index, HFRI Fund Weighted Composite Index, MSCI EAFE Index, Lehman Brothers Long Government Bond Index and S&P 500 Index are passive, unmanaged indices of equity or debt securities, as applicable, generally purchased by investors for investment purposes. The CASAM CISDM Commodity Trading Advisors Asset Weighted Index is an index of the performance of public and private commodity pools. All of the above indices are used by the marketplace in varying degrees as performance benchmarks of the various asset classes they represent.

A correlation of 1.0 indicates a perfect positive and direct correlation between the particular index and the S&P 500 Index; a correlation of -1.0 indicates a perfectly negative or inverse correlation between the particular index and the S&P 500 Index. Note that stocks associated with the NASDAQ, HFRI Fund Weighted Composite and MSCI EAFE indices, as well as bonds, have historically had a higher correlation with the S&P 500 Index than managed futures investments, as represented by the CASAM CISDM Commodity Trading Advisors Asset Weighted Index. This low correlation shows that managed futures have a tendency to behave somewhat independently from stocks.

Historical Correlation of Monthly Returns with S&P 500 Stock index

January 1980 — September 2007

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

*Performance data for the HFRI Fund Weighted Composite Index available only from January 1990 through September 2007.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

The Advantages of Non-Correlation

Given that historically, managed futures investments have had very little correlation to the stock and bond markets, Dearborn Capital Management, L.L.C., Grant Park’s sponsor and general partner, believes that the performance of Grant Park should also exhibit a substantial degree of non-correlation with the performance of traditional equity and debt portfolio components, in part because of the ease of selling commodity interests short. This feature of many commodity interest contracts—being able to be long or short a commodity interest position with similar ease—means that profit and loss from commodity interest trading is not dependent upon economic prosperity or stability.

However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and it is entirely possible that Grant Park may not outperform other sectors of an investor’s portfolio, or may produce losses. Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and you should not assume that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

Non-correlated performance should not be confused with negatively correlated performance. Negative correlation occurs when the performance of two asset classes are in opposite direction to each other. Non-correlation means only that Grant Park’s performance will likely have no relation to the performance of equity and debt instruments, reflecting the general partner’s belief that certain factors that affect equity and debt prices may affect Grant Park differently and that certain factors that affect equity and debt prices may not affect Grant Park at all. Grant Park’s net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling cash markets. The general partner does not expect that Grant Park’s performance will be negatively correlated to general debt and equity markets.

The chart below shows the historical correlation of the monthly returns of the CASAM CISDM Commodity Trading Advisors Asset Weighted Index, Lehman Brothers Long Government Bond Index, the MSCI EAFE Index, S&P 500 Index, the HFRI Fund Weighted Composite Index, and the NASDAQ Composite Index with Grant Park.

Historical Correlation of Monthly Returns with Grant Park Futures Fund

January 1989 — September 2007

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

*	Performance data for the HFRI Fund Weighted Composite Index available only from January 1990 through September 2007.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

Advantages of Commodity Pool Investments

Both the commodity interest markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets. For example, each investor in Grant Park should be able to participate in a greater number of commodity interest markets (both U.S. and non-U.S.) and to a greater extent than would be possible if Grant Park’s minimum investment were traded on an individual investor basis.

Profit Potential

Commodity interest contracts can easily be leveraged, which magnifies the potential profit and the potential loss. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.

Interest Income

Unlike some alternative investment funds, Grant Park does not borrow money in order to obtain leverage, so Grant Park does not incur any interest expense. Rather, Grant Park’s margin deposits are maintained in cash equivalents, such as U.S. Treasury bills, and interest is earned on 100% of Grant Park’s available assets, which include unrealized profits credited to Grant Park’s accounts.

Diversification within a Single Investment

Commodity interest contracts allow an investor to diversify risk across market sectors, as well as geographically. For example, an investor can trade interest rates, stock indices, currencies, energy products and metals in numerous countries around the world. This market diversification may reduce the risk of loss. While Grant Park itself trades across a diverse selection of global markets, an investment in Grant Park is not a substitute for overall portfolio diversification.

The pie chart below demonstrates Grant Park’s collective market sectors exposure of all of the Funds trading advisors as of September 30, 2007. This is not a reflection of actual positions held on this date, but rather a reflection of the potential estimated exposure to any one market sector on this date.

Grant Park Futures Fund Sector Exposure

As of September 30, 2007

This chart was prepared by Dearborn Capital Management, L.L.C. See “The Commodity Interest Markets” above for information related to this chart.

Ability to Profit or Lose in a Rising or Falling Market Environment

Grant Park can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make money, whether markets are rising or falling around the world, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while an investor has a short position, the investor will lose money until the short position is exited.

Professional Trading

Grant Park’s trading decisions are made by Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Company, Graham Capital Management, L.P., Winton Capital Management Limited and Welton Investment Corporation, each using its own proprietary trading program. Each of the trading advisors is a full-time commodity trading advisor with an established performance record and a dedicated staff of experienced alternative investment professionals. The general partner may terminate or replace the trading advisors or retain additional trading advisors in its sole discretion.

Convenience

Through Grant Park, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets. In addition, Grant Park provides to or obtains for its investors many services designed to alleviate the administrative details involved in trading commodity interests directly, including maintaining books and records of trading activities, preparing unaudited monthly and audited annual account statements to investors and supplying investors with information necessary for preparing their federal income tax returns.

Liquidity

In most cases, the commodity interest markets on which Grant Park trades have sufficient liquidity. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular market, Grant Park attempts to select markets for investment based upon, among other things, their perceived liquidity. Most exchanges impose limits on the amount that prices in certain futures or options contracts can move in one day. Situations in which markets have moved the limit for several consecutive days have not been common, but do occur.

Investors also may cause Grant Park to redeem all or a portion of their units on a monthly basis.

Limited Liability

Investors’ liability is limited to the amount of their investment in Grant Park. Investors cannot individually be subjected to margin calls and will not be required to contribute additional capital to Grant Park.

Sponsor Experience

Grant Park’s sponsor and general partner, Dearborn Capital Management, L.L.C., and its principals have extensive experience managing and operating Grant Park. Grant Park has been in continuous existence since January 1989. However, past performance is not necessarily indicative of future results.

Low Investment Requirements

Generally, the minimum investment for existing Class A limited partners in Class A units is $15,000 and for new investors in Class B units is $5,000. Typically, the minimum investment in an individually managed futures account would be substantially greater. In fact, some of Grant Park’s current trading advisors have a general account size minimum of at least $1,000,000.

SUPPLEMENTAL PERFORMANCE INFORMATION OF GRANT PARK FUTURES FUND

The tables and accompanying information on the remaining pages that follow present certain supplemental historical performance and statistical information of the Class A units of Grant Park. Most new investors will invest in Class B units, which are assessed an annual rate of 60 basis points (0.60%) of the adjusted net assets of the Class B units in organization and offering expenses, calculated and payable monthly on the basis of month-end adjusted net assets. Class A units are assessed an annual rate of 20 basis points (0.20%) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month-end adjusted net assets. In addition, Class A units pay the general partner a monthly brokerage charge equal to 0.6292%, a rate of 7.55% annually, of the month-end adjusted net assets of the Class A units, whereas Class B unit holders pay a monthly brokerage charge equal to 0.6667%, a rate of 8.0% annually, of the month-end adjusted net assets of the Class B units. Had these additional expenses been reflected, the performance of the Class A units would have been lower. Although the following information has not been audited, the general partner believes this information to be reliable. All performance information for Grant Park is shown net of fees and expenses. You should consult Part One of this prospectus regarding the material terms applicable to an investment in Grant Park, including the associated fees and expenses. Past performance is not necessarily indicative of future results.

SUPPLEMENTAL PERFORMANCE INFORMATION

GRANT PARK FUTURES FUND PERFORMANCE — INCEPTION THROUGH SEPTEMBER 2007

(Unaudited)

Name of the Fund	Grant Park Futures Fund Limited Partnership (Class A units)
Type of Fund	Privately offered (through February 2003); Publicly offered beginning June 30, 2003; Multi-advisor
Inception of Trading	January 1989
Aggregate Gross Subscriptions at 9/30/07	$120,908,995
Net Asset Value at 9/30/07	$68,837,834
Worst Monthly Percentage Draw-Down* (Since inception)	-21.72% 08/89
Worst Peak-to-Valley Draw-Down* (Since inception)	-38.87% 05/89-10/89

		Rate of Return
Month	2007	2006	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994	1993	1992	1991	1990	1989
Jan	1.25%	3.49%	-5.96%	0.38%	2.72%	-0.87%	1.86%	-1.12%	-2.02%	1.96%	6.82%	-1.09%	-10.69%	-13.74%	2.38%	-15.23%	-12.36%	5.20%	0.97%
Feb	-4.18%	-3.28%	3.42%	7.33%	5.77%	-5.95%	0.53%	0.69%	7.95%	2.62%	7.61%	-13.59%	16.37%	-9.39%	18.13%	-5.32%	-13.31%	6.32%	-3.29%
Mar	-4.55%	4.06%	-0.51%	-1.40%	-7.47%	2.26%	6.63%	-1.70%	-5.18%	-1.08%	1.06%	-1.34%	20.67%	23.25%	1.57%	-2.32%	1.75%	22.20%	17.34%
Apr	5.23%	9.46%	-5.05%	-11.66%	2.57%	-3.07%	-4.51%	-3.84%	2.92%	-7.46%	-8.45%	4.97%	10.88%	2.31%	15.69%	-4.13%	-6.52%	31.10%	-9.51%
May	4.60%	-0.81%	3.98%	-4.75%	9.68%	5.17%	-0.47%	1.80%	-5.51%	3.13%	-0.91%	-4.35%	14.93%	14.29%	2.30%	-2.34%	-1.90%	-15.80%	26.07%
Jun	4.16%	-2.85%	1.89%	-4.47%	-1.26%	10.07%	-2.66%	-3.51%	0.22%	-0.37%	0.34%	2.32%	-1.82%	14.25%	-2.34%	8.33%	3.93%	14.00%	-3.31%
Jul	-3.72%	-3.66%	-1.96%	-3.36%	-0.49%	6.63%	0.12%	-1.60%	-2.68%	-0.30%	15.73%	-1.48%	-14.36%	-5.96%	20.56%	16.34%	-10.99%	16.03%	0.70%
Aug	-3.71%	2.20%	1.97%	-0.32%	0.19%	1.57%	2.88%	4.36%	-1.16%	24.62%	-8.17%	-2.53%	-11.29%	-6.26%	0.16%	7.34%	-1.85%	22.83%	-21.72%
Sep	8.78%	-1.10%	-0.04%	1.07%	0.13%	2.87%	3.69%	-2.30%	1.54%	6.23%	2.92%	3.81%	-10.54%	2.76%	-3.99%	-11.40%	6.76%	14.76%	-1.68%
Oct		-0.64%	-3.38%	3.43%	2.52%	-6.04%	5.30%	0.80%	-8.65%	-4.64%	-5.18%	14.82%	-5.40%	-7.54%	-5.39%	-0.72%	0.12%	5.49%	-18.43%
Nov		3.59%	4.16%	8.45%	-0.91%	-2.53%	-7.80%	8.91%	2.10%	-3.21%	0.81%	7.80%	2.77%	15.50%	4.57%	2.41%	-0.21%	2.83%	5.37%
Dec		-0.92%	-1.36%	-0.89%	6.00%	5.58%	2.14%	9.00%	3.05%	2.09%	6.10%	-6.99%	18.69%	-0.17%	13.15%	-5.55%	35.80%	-2.65%	29.00%
Year	7.06%	9.11%	-3.44%	-7.58%	20.03%	15.25%	7.00%	10.97%	-8.24%	22.40%	17.31%	-0.59%	23.04%	24.30%	84.25%	-15.50%	-6.77%	197.04%	8.61%

*	Draw-Down means losses experienced by Grant Park over a specified period.

Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of such draw-down.

Worst Peak-to-Valley Draw-Down is greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which such draw-down occurred.

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

During the period presented through March 31, 2003, Grant Park’s net profits and losses were allocated on a capital account-by-capital account basis. As of April 1, 2003, net profits and losses are allocated on a per-unit basis within each class of units. Investors should note that these two methods of allocation may result in slight differences in how Grant Park’s performance is calculated.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

GRANT PARK FUTURES FUND CLASS B UNITS PERFORMANCE—

AUGUST 2003 THROUGH SEPTEMBER 2007

(Unaudited)

The past performance record of Grant Park’s Class B units is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate.

All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class B units)
Type	Public; Multi-advisor
Inception of Trading	August 2003
Aggregate Gross Subscriptions at 9/30/07	$456,980,631
Net Asset Value at 9/30/07	$363,594,429
Worst Monthly Percentage Draw-Down* (Since 8/03)	-11.72% 04/04
Worst Peak-to-Valley Draw-Down* (Since 8/03)	-23.99% 02/04 - 08/04

	Rate of Return
Month	2007	2006	2005	2004	2003
Jan	1.18%	3.41%	-6.04%	0.31%
Feb	-4.25%	-3.35%	3.34%	7.25%
Mar	-4.62%	3.98%	-0.59%	-1.47%
Apr	5.15%	9.38%	-5.12%	-11.72%
May	4.52%	-0.88%	3.90%	-4.82%
Jun	4.09%	-2.92%	1.81%	-4.55%
Jul	-3.79%	-3.73%	-2.03%	-3.44%
Aug	-3.78%	2.12%	1.89%	-0.40%	0.12%
Sep	8.70%	-1.17%	-0.11%	0.99%	0.06%
Oct		-0.71%	-3.45%	3.35%	2.45%
Nov		3.51%	4.08%	8.37%	-0.98%
Dec		-0.90%	-1.35%	-0.96%	5.93%
Year	6.38%	8.28%	-4.25%	-8.40%	7.66%

*	Draw-Down means losses experienced by Grant Park over a specified period.

Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS NET OF FEES AND EXPENSES

Comparative Performance Statistics

The table below compares various performance statistics for Grant Park, the S&P 500 Index, the MSCI EAFE Index, the NASDAQ Composite Index, and the Lehman Brothers Long Government Bond Index from January 1989, the date of Grant Park’s inception, through September 2007.

SUPPLEMENTAL PERFORMANCE INFORMATION

Comparative Performance Statistics

January 1989 — September 2007

		Grant Park Futures Fund A Units	Grant Park Futures Fund B Units*	S&P 500 Index	MSCI EAFE Index Gross	Nasdaq Index	Lehman Bros. Long Gov’t Bond Index
Rate of Return:	September 2007	8.78%	8.70%	3.74%	5.37%	4.05%	0.38%
	Year to date	7.06%	6.38%	9.13%	13.57%	11.85%	3.85%
Compound Annual Rate of Return	Last 12 Months	9.18%	8.35%	16.44%	25.38%	19.62%	4.45%
	Last 3 Years	7.84%	6.95%	13.14%	23.75%	12.51%	4.71%
	Last 5 Years	3.89%	—	15.45%	24.05%	18.18%	4.61%
	Since Jan. 1989*	15.96%	2.04%	11.93%	6.99%	11.01%	8.96%
Cumulative Returns:	Last 12 Months	9.18%	8.35%	16.44%	25.38%	19.62%	4.45%
	Last 3 Years	25.40%	22.33%	44.81%	89.50%	42.42%	14.79%
	Last 5 Years	21.00%	—	105.13%	193.80%	130.49%	25.25%
	Since Jan. 1989*	1506.29%	8.76%	727.86%	254.71%	609.39%	399.97%
Annualized Standard Deviation of Monthly Returns (Risk):	Last 12 Months	15.36%	15.33%	8.33%	7.75%	8.35%	5.97%
	Last 3 Years	14.08%	14.06%	7.52%	9.45%	11.92%	6.81%
	Last 5 Years	15.28%	—	9.70%	10.71%	15.37%	8.90%
	Since Jan. 1989*	29.92%	14.67%	13.72%	15.91%	23.47%	8.32%
Worst Case Decline:	Last 5 Years	-23.65%	-23.99%	-9.72%	-11.21%	-11.67%	-10.61%
	Duration	2/04 to 8/04	2/04 to 8/04	11/02 - 2/03	11/02 to 3/03	12/04 to 4/05	5/03 to 7/03
	Since Jan. 1989*	-38.87%	-23.99%	-44.73%	-47.47%	-75.04%	-11.80%
	Duration	5/89 to 10/89	2/04 to 8/04	8/00 - 9/02	12/99 to 3/03	2/00 to 9/02	1/94 to 10/94
Correlation with S&P Index:	Last 5 Years	0.26	—	1.00	0.81	0.90	(0.22)
Correlation During S&P 500 Index Positive Months:	Last 5 Years	0.22	—	1.00	0.67	0.84	(0.07)
Correlation During S&P 500 Index Negative Months:	Last 5 Years	(0.21)	—	1.00	0.57	0.79	(0.20)

*	Performance statistics for Grant Park Class B Units are limited as the units began trading on August 1, 2003.

This table was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS NET OF FEES AND EXPENSES

The chart below shows the worst peak-to-valley draw-down for Grant Park and several other indices. Worst peak-to-valley draw-down generally refers to the greatest loss in value of Grant Park or index during consecutive months for the period presented.

SUPPLEMENTAL PERFORMANCE INFORMATION

Worst Peak-to-Valley Draw-Down

January 1989 — September 2007

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

Benchmark Comparison

The chart below shows the actual performance of Grant Park compared with the following market benchmarks: the S&P 500 Index, the NASDAQ Composite Index, the Lehman Long Government Bond Index and the CASAM CISDM Commodity Trading Advisors Asset Weighted Index.

SUPPLEMENTAL PERFORMANCE INFORMATION

Growth of $10,000 Initial Investment

Benchmark Comparison

January 1989 — September 2007

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

Performance History

The following chart illustrates the growth of a $10,000 initial investment in Grant Park on January 1, 1989 at the end of each year through September 2007. As of September 30, 2007, that investment would have grown to $160,628.95, assuming there were no additions or redemptions made over the course of the investment.

SUPPLEMENTAL PERFORMANCE INFORMATION

Performance History of a $10,000 Investment

January 1989 — September 2007

This chart was prepared by Dearborn Capital Management, L.L.C.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

Performance Statistics

The following tables present historical performance information and other related information for Grant Park from January 1, 1989 through September 30, 2007.

SUPPLEMENTAL PERFORMANCE INFORMATION

Performance Statistics

January 1989 — September 2007

Compounded Annual Rates of Return

12-Month	9.18%

36-Month	7.84%

60-Month	3.89%

120-Month	6.91%

Since Inception (January 1989)	15.96%

Other Performance Statistics

	1 Month	12 Month

Average Rate of Return	1.59%	20.90%

Average Gain	7.23%	32.82%

Average Loss	-4.84%	-10.42%

Best Period	35.80%	303.33%

Worst Period	-21.72%	-34.81%

Number of Profitable Months	120
Number of Unprofitable Months	105
Standard Deviation of Monthly Returns	8.64%
Annualized Standard Deviation	29.92%
Annualized Sharpe Ratio (5.00%)	0.48

These tables were prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for definitions relevant to these tables.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

The following table shows the five worst peak-to-valley draw-downs for Grant Park from January 1, 1989 through September 30, 2007. The table also reflects the length of the decline and the time to recover to new highs.

SUPPLEMENTAL PERFORMANCE INFORMATION

Worst Peak-to-Valley Draw-Downs

January 1989 — September 2007

Period	Decline	Length	Recovery
May 1989 - Oct 1989	-38.87%	5 Months	5 Months
Nov 1990 - Aug 1991	-37.34%	9 Months	20 Months
May 1995 - Oct 1995	-36.88%	5 Months	34 Months
Feb 2004 - Aug 2004	-23.65%	6 Months	–
Dec 1993 - Feb 1994	-21.84%	2 Months	3 Months

This table was prepared by Dearborn Capital Management, L.L.C.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

The tables below demonstrate that historically, Grant Park’s returns are not negatively correlated with stocks, but rather non-correlated and therefore perform independently from stocks. These tables compare the performance of Grant Park during the ten best performing quarters of the S&P 500 Index since Grant Park’s inception in January 1989 through September 2007 and simultaneously during the ten worst performing quarters of the S&P 500 Index during the same time period.

SUPPLEMENTAL PERFORMANCE INFORMATION

S&P 500 Index vs. Grant Park

DURING 10 BEST QUARTERS (Jan 1989 — September 2007)				DURING 10 WORST QUARTERS (Jan 1989 — September 2007)

#	Qtr	S&P 500 Index	Grant Park	#	Qtr	S&P 500 Index	Grant Park
			(Unaudited)				(Unaudited)
1	Dec-98	21.29%	(5.77)%	1	Sep-02	(17.28)%	11.41%
2	Jun-97	17.46%	(8.97)%	2	Sep-01	(14.68)%	6.80%
3	Jun-03	15.40%	11.08%	3	Sep-90	(13.75)%	63.55%
4	Dec-99	14.88%	(3.89)%	4	Jun-02	(13.39)%	12.20%
5	Mar-91	14.52%	(22.70)%	5	Mar-01	(11.85)%	9.20%
6	Mar-98	13.95%	3.51%	6	Sep-98	(9.95)%	31.98%
7	Dec-03	12.18%	7.68%	7	Dec-00	(7.82)%	19.66%
8	Sep-89	10.71%	(22.50)%	8	Sep-99	(6.25)%	(2.32)%
9	Dec-01	10.69%	(0.83)%	9	Mar-94	(3.79)%	(3.66)%
10	Mar-95	9.75%	25.41%	10	Mar-03	(3.15)%	0.53%
Average:		14.08%	(1.70)%	Average:		(10.19)%	14.93%

These tables were prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for a description of the S&P 500 Index.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

The table below further demonstrates that, historically, Grant Park’s returns are not negatively correlated with stocks, but rather perform independently from stocks. As shown below, between January 1989 and September 2007, Grant Park and the S&P 500 Index have experienced losses simultaneously during 16% of the time; experienced positive returns simultaneously 35% of the time; and in 49% of the 225 months represented, the performance of Grant Park and the S&P 500 Index has moved in opposite directions.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

The Effect of Adding Grant Park Futures Fund to an Investment Portfolio

Any discussion of return must also be weighed against the risk factors involved. Historically, the non-correlating aspect of managed futures has allowed investors to lower their overall portfolio risk while enhancing return. The charts on the pages that follow demonstrate the effect of allocating increasing percentages of an investment in Grant Park to a hypothetical portfolio of stocks and bonds. The first chart begins with a portfolio consisting of 60% stocks and 40% bonds. An investment in Grant Park is added in increments of 5% while the bond portion is reduced by a like amount. The allocations to stocks remain the same. As the allocation to Grant Park is increased to 10%, returns increased while standard deviation, one measure of risk, decreased. An allocation greater than 10% to Grant Park resulted in increased return but risk increased as well.

Prospective investors must be aware that the hypothetical analysis that follows below is dependent on periods in which Grant Park outperforms other asset classes used in the portfolio. Grant Park may not, however, outperform the other asset classes during any particular time period. The charts below do not constitute a recommendation that anyone invest more than 10% of his or her net worth, exclusive of home, furnishings and automobiles, which is the maximum investment permitted, in Grant Park.

SUPPLEMENTAL PERFORMANCE INFORMATION

The Effect of Adding Grant Park to a Hypothetical Portfolio of Stocks and Bonds

January 1989 — September 2007

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results hypothetically blended assuming a quarterly rebalancing. The stocks are represented by the S&P 500 Index and the bonds are represented by the Lehman Long-Term Treasury Bond Index. Grant Park returns are net of all fees. See the glossary in Appendix E for descriptions of those indices.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

The chart below shows the effect of allocating increasing percentages to Grant Park to a hypothetical portfolio of stocks and bonds. In this example, allocations to Grant Park are added in increments of 5% while the allocation to stocks is reduced by a like amount. The allocations to bonds remain the same.

SUPPLEMENTAL PERFORMANCE INFORMATION

The Effect of Adding Grant Park to a Hypothetical Portfolio of Stocks and Bonds

January 1989 — September 2007

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results hypothetically blended assuming a quarterly rebalancing. The stocks are represented by the S&P 500 Index and the bonds are represented by the Lehman Long-Term Treasury Bond Index. Grant Park returns are net of all fees. See the glossary in Appendix E for descriptions of those indices.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

The chart below shows the effect of allocating increasing percentages to Grant Park to a hypothetical portfolio of stocks and bonds. In this example, allocations to Grant Park are added in increments of 10% while the allocation to stocks and bonds are equally reduced by 5% increments. As the allocation to Grant Park is increased to 10%, returns increased while standard deviation, one measure of risk, decreased. An allocation greater than 10% to Grant Park resulted in increased return but risk increased as well.

SUPPLEMENTAL PERFORMANCE INFORMATION

The Effect of Adding Grant Park to a Hypothetical Portfolio of Stocks and Bonds

January 1989 — September 2007

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results hypothetically blended assuming a quarterly rebalancing. The stocks are represented by the S&P 500 Index and the bonds are represented by the Lehman Long-Term Treasury Bond Index. Grant Park returns are net of all fees. See the glossary in Appendix E for descriptions of those indices.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

The chart below demonstrates the effect on a hypothetical portfolio both with and without an allocation to Grant Park. The first gray shaded line in the chart below represents performance of a portfolio consisting of 100% stocks compared to a portfolio of 90% stocks and 10% allocated to Grant Park, which is represented by the black shaded line in the chart below. The portfolio with a 10% allocation to Grant Park resulted in a 19% better return than the portfolio consisting of stocks alone.

SUPPLEMENTAL PERFORMANCE INFORMATION

Value of Hypothetical $100,000 Portfolio with a 10% Allocation to the

Grant Park Futures Fund A Units vs. a 100% Equity Portfolio

January 1989 — September 2007

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results hypothetically blended and rebalanced quarterly. The stock allocation is represented by the S&P 500 Index. Grant Park returns are net of all fees. See the glossary in Appendix E for a description of the S&P 500 Index.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Grant Park’s assets are currently divided into six separate accounts each traded by a different commodity trading advisor. The allocations shown in the chart below are as of September 30, 2007.

Trading Advisor Allocations

As of September 30, 2007

The information included in the following tables reflects the composite performance of the trading programs used by Grant Park’s current trading advisors to manage its assets. The last column in the second table reflects Grant Park’s actual performance for the Class A units. Grant Park’s allocation to trading advisors has changed and evolved over time, and is subject to further change in the discretion of Grant Park’s general partner. The performance figures that follow are from the trading advisor’s composite performance tables representing the composite performance of all accounts traded under these trading programs. Although the general partner believes the information provided is reliable, it has not independently verified such information and cannot guarantee its accuracy or completeness. Fees, expenses and performance of individual accounts making up the composite track records will differ from that of Grant Park. No representation is made that an investor in Grant Park will or is likely to achieve results comparable to those shown, or will make any profit or will not suffer any loss. For a more complete discussion of the trading advisors and a more complete discussion of Grant Park’s performance and its fee structure, please refer to pages 27 through 46 and pages 82 through 87, respectively, of this prospectus.

SUPPLEMENTAL PERFORMANCE INFORMATION

Trading Advisor Overview

September 30, 2007

	EMC Capital Management (Classic Program)	Rabar Market Research (1) (Diversified)	Eckhardt Trading Company (Higher Leveraged Program)	Graham Capital Management (Global Div Program)	Winton Capital Management (Diversified)	Welton Investment Corporation (Global Directional Portfolio)

Firm Assets Under Mgmt.	Firm Total: $166.1m Classic: $163.6m	$357m	Firm Total: $683.3m Higher Leveraged: $177.8m	Firm Total: $5.5b GDP: $1,018.4m	$10.25b	Firm Total: $332m GDP: $328m

Program Inception	Jan-85	Jan-89	Oct-91	Feb-95	Oct-97	Jun-04

Began Trading for Grant Park	Jan-89	Jan-89	Jun-07	Sept-03	Aug-04	Mar-06

Grant Park Allocation	20%	19%	9%	9%	22%	18%

Margin/Equity	6-23%; Avg. 16%	4-29%; Avg. 14% (1)	5-14%; Avg. 9.84%	10-15%; Avg. 12%	Avg. 7.65%	7.5-22%; Avg. 14%

Roundturns per Million	2600	1000	1350	900 - 1000	2100	1400

Number of Markets Traded	74	97	55	60-70	Over 100	95

Time Horizon	Multiple systems 11-60 days; 30 avg.	Multiple systems 35-65 days; 45 avg.	Multiple systems 7-73 + days	Long-term avg. 4-6 months; Intermediate avg. 10 weeks; Short-term avg. 1 week	Multiple systems ranging from short to long term	Multiple systems ranging from short to long term

Compounded Annual ROR Since Inception	1/85 - 9/07 24.87%	1/89 - 9/07 13.64%	10/91 - 9/07 25.03%	2/95 - 9/07 10.66%	10/97 - 9/07 17.22%	6/04 - 9/07 14.27%

Compounded Annual ROR Last 5 Years (10/02-9/07)	7.03%	6.33%	13.53%	6.10%	18.87%	6/04 - 9/07 14.27%

Worst Drawdown Since Inception	45.16% May-95 to May-96	29.82% May-95 to Oct-95	40.39% Dec-91 to May-92	15.71% Oct-01 to Apr-02	25.73% Oct-01 to Feb-02	11.86% Jul-07 to Sep-07

Worst Drawdown Last 5 Years	27.13% Feb-04 to Sep-04	24.42% Feb-04 to Aug-04	12.78% Feb-04 to Jul-04	13.72% Mar-04 to Jul-04	11.72% Feb-04 to Jun-04	11.86% Jul-07 to Sep-07

Annualized Standard Deviation Since Inception	52.69%	23.34%	32.36%	13.48%	20.33%	15.90%

Annualized Standard Deviation Last 5 Years	20.81%	17.15%	13.67%	11.79%	18.31%	15.90%
(1)	The range and average of margin to equity ratio for Rabar is computed without giving effect to certain foreign currency contracts which are traded in the over the counter foreign exchange markets. Depending upon the margin requirements imposed by the particular clearing firm, inclusion of these markets would likely increase the range and average of the margin to equity ratio, in some cases significantly.

This table and chart was prepared by Dearborn Capital Management, L.L.C.

based on unaudited information provided to Dearborn by each trading advisor.

See the glossary in Appendix E for definitions relevant to this table.

SUPPLEMENTAL PERFORMANCE INFORMATION

Trading Advisor Annual Performance Analysis

September 30, 2007

	EMC Capital Management	Rabar Market Research[1] (Diversified)	Eckhardt Trad ing Company (Higher Leveraged Program)	Graham Capital Management (Global Div Program)	Winton Capital Management (Diversified)	Welton Investment Corporation (Global Directional Portfolio)	Grant Park Futures Fund A Units[2]
1985	51.57%[3]
1986	134.63%
1987	178.12%
1988	124.77%
1989	-4.15%	10.00%[4]					8.61%
1990	188.10%	122.51%					197.04%
1991	3.21%	-5.70%	40.60%[5]				-6.77%
1992	-32.50%	-4.43%	-0.98%				-15.50%
1993	65.29%	49.57%	101.48%				84.25%
1994	-18.25%	33.90%	-17.93%				24.30%
1995	21.86%	12.59%	63.44%	26.83%[6]			23.04%
1996	-2.16%	0.64%	67.60%	14.70%			-0.59%
1997	14.14%	11.38%	61.48%	6.04%	3.68%[7]		17.31%
1998	3.76%	24.29%	35.82%	12.20%	53.26%		22.40%
1999	-11.05%	-9.42%	-3.05%	5.12%	13.24%		-8.24%
2000	17.77%	1.82%	23.74%	15.83%	9.72%		10.97%
2001	14.32%	0.75%	8.69%	7.02%	5.56%		7.00%
2002	-2.57%	24.53%	14.23%	18.41%	12.86%		15.25%
2003	34.80%	24.06%	20.22%	10.80%	25.52%		20.03%
2004	-13.20%	-2.86%	5.65%	8.92%	20.31%	8.98%[8]	-7.58%
2005	9.40%	-5.83%	10.00%	-5.15%	7.66%	16.12%	-3.44%
2006	18.00%	9.05%	1.30%	8.50%	15.83%	16.39%	9.11%
2007 YTD	10.41%	10.83%	21.97%	8.83%	10.59%	5.89%	7.06%
Comp. Annual ROR	24.87%	13.64%	25.03%	10.66%	17.22%	14.27%	15.96%
1	Rabar Market Research’s performance experienced in Grant Park on actual funds was greater than that of their composite track record during this same period, due to the utilization of notional funding by Grant Park.

2	Performance reflected for Grant Park is for Class A units since inception (1/89). Most new investors will invest in Class B units, which carry an additional 96 basis points (0.96%) per year in expenses. Had this additional charge been reflected, performance would have been lower.

3	Inception of trading for EMC Classic Program was 1/85.

4	Inception of trading for Rabar Market Research was 1/89.

5	Inception of trading for Higher Leveraged Program for Eckhardt Trading was 10/91.

6	Inception of trading for Global Diversified Program for Graham Capital Management was 2/95.

7	Inception of trading for Winton Capital Management’s Diversified Program was 10/97.

8	Inception of trading for Welton Investment Corporation’s Global Directional Portfolio was 6/04.

This table was prepared by Dearborn Capital Management, L.L.C. based on unaudited information provided to Dearborn by each trading advisor.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

A PPENDIX A

THIRD AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

This THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, effective as of June 30, 2003, by and among Dearborn Capital Management, L.L.C., an Illinois limited liability company, as the General Partner, the Limited Partners of the Partnership as of the date hereof and those other parties who agree to be bound hereby as Limited Partners in the future, amends and restates in its entirety the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of April 1, 2003.

The above parties formed the Partnership on August 26, 1988 and now desire to continue the business of the Partnership described in Article IV hereof upon the terms and conditions hereinafter set forth.

It is, therefore, agreed as follows:

ARTICLE I

DEFINITIONS.

1.1    Act.    The term “Act” shall refer to the Revised Uniform Limited Partnership Act of the State of Illinois.

1.2    Administrator.    The term “Administrator” shall refer to an official or agency administering the securities laws of a state.

1.3    Affiliate.    The term “Affiliate” with respect to any Person shall refer to: (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person; (iv) any officer, director or partner of such Person; or (v) if such Person is an officer, director or partner, any Person for which such Person acts in such capacity.

1.4    Agreement.    The term “Agreement” shall refer to this Third Amended and Restated Limited Partnership Agreement, as amended, modified or supplemented from time to time.

1.5    Allocated Net Assets.    The term “Allocated Net Assets” shall refer to that portion of the Net Assets of the Partnership allocated to a Trading Advisor by the General Partner and subject to the Trading Advisor’s trading discretion (including any notional funds), together with any appreciation or depreciation in such Allocated Net Assets.

1.6    Capital Contributions.    The term “Capital Contributions” shall refer to the total cash investment in the Partnership by a Partner or by all Partners, as the case may be, unless the context requires otherwise.

1.7    Class.    The term “Class” shall refer to a separate class of the Partnership, the Units of which shall be beneficial interests in the Partnership separately identified with and belonging to such Class.

1.8    Clearing Broker.    The term “Clearing Broker” shall refer to any Person who engages in the business of effecting transactions in Commodity Interests for the accounts of others or for its own accounts and who has been appointed by the General Partner to so act on behalf of the Partnership from time to time. As of the date of this Agreement, the Partnership’s Clearing Brokers are Refco, Inc. and UBS Financial Services Inc.

1.9    Commodity Interests.    The term “Commodity Interests” shall refer to U.S. and foreign futures contracts, forward contracts and all other interests in commodities whether traded on an exchange or over-the-counter (including, without limitation, security futures contracts, foreign currencies, swap contracts, spot contracts, and options contracts on futures contracts, forward contracts and physical commodities).

1.10    General Partner.    The term “General Partner” shall refer to Dearborn Capital Management, L.L.C., but in the event it is no longer acting as General Partner, the term shall mean the party or parties then acting in such capacity.

1.11    Limited Partners.    The term “Limited Partners” shall refer to the Limited Partners of the Partnership as of the effective date hereof and all parties who agree to be bound by this Agreement as Limited Partners following the effective date hereof, including parties admitted as additional or substituted Limited Partners.

1.12    NASAA Guidelines.    The term “NASAA Guidelines” shall refer to the Guidelines for the Registration of Commodity Pool Programs promulgated by the North American Securities Administrators Association, Inc., as amended, modified or supplemented from time to time.

1.13    Net Asset Value.    The terms “Net Asset Value” or “Net Assets” as of any date with respect to any Class shall refer to: (i) the total assets of the Partnership constituting such Class as of such date including all cash and cash equivalents, plus the market value of all open Commodity Interest positions and U.S. Treasury bills; minus (ii) any brokerage commissions attributable to such Class that are payable directly by the Partnership (or which would be payable directly by the Partnership) if all open Commodity Interest positions were closed as of the date the calculation is being made; and minus (iii) all other accrued liabilities of the Partnership as of such date attributable to such Class determined in accordance with generally accepted accounting principles. The market value of a Commodity Interest shall be that price quoted on the exchange on which each such Commodity Interest is traded as of the close of each trading day, or if any such Commodity Interest is not so traded, the fair market value of each Commodity Interest, as determined by the General Partner. Each Class shall share in the assets, expenses and liabilities of the Partnership on a pro rata basis with all other Classes, except to the extent otherwise specifically provided in this Agreement or to the extent that the General Partner determines, in good faith, that any expense or liability of the Partnership (or a portion thereof) should be attributable only to a particular Class or Classes (including, without limitation, expenses incurred in connection with the organization and offering of Units of a Class or Classes). Any such determination shall be final and binding as to all Limited Partners. The terms “Net Asset Value” or “Net Assets” as of any date with respect to the Partnership as a whole shall refer to the sum of the Net Asset Values or Net Assets of all Classes as of such date. Without limitation to the foregoing, Net Assets shall include any unrealized profits or losses on open positions attributable to such Net Assets and any accrued fees or expenses (including fees based on a percentage of Net Assets) attributable to such Net Assets.

1.14    Net Asset Value per Unit.    The term “Net Asset Value per Unit” with respect to Units of any Class shall refer to the Net Asset Value of such Class divided by the number of Units in such Class outstanding.

1.15    New Trading Profits on the Allocated Net Assets of each Trading Advisor.    The term “New Trading Profits on the Allocated Net Assets of each Trading Advisor” shall mean the sum of (A) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period on such Allocated Net Assets, plus (B) the net of any unrealized profits and losses on open positions as of the end of such period (after deduction for any accrued brokerage commissions payable directly by the Partnership) on such Allocated Net Assets, minus (C) (i) the net of any unrealized profits or losses on open positions as of the end of the preceding period (after deduction for any accrued brokerage commissions payable directly by the Partnership) on such Allocated Net Assets, (ii) all expenses (except the incentive fee payable to such Trading Advisor for the current period and applicable state taxes) attributable to such Allocated Net Assets, incurred or accrued during such period, including without limitation, any management fees paid to the General Partner and such Trading Advisor, any brokerage fee expressed as a percentage of Net Assets, and the Partnership’s other ongoing expenses, and (iii) cumulative net realized or unrealized trading losses on such Allocated Net Assets (reduced by a proportionate share of realized and unrealized trading losses on such Allocated Net Assets attributable to redeemed Units or reallocated amounts as of any redemption or reallocation date), if any, carried forward from all preceding periods since the last period for which an incentive fee was payable to the Trading Advisor. Notwithstanding the foregoing, the General Partner may, in its sole discretion, adjust the computation of New Trading Profits on the Allocated Net Assets with respect to any Trading Advisor to exclude or include certain expenses (or a portion thereof) for purposes of calculating such Trading Advisor’s incentive fee. The terms of such adjusted computation shall be set forth in the Advisory Contract by and among the Partnership, the General Partner and such Trading Advisor.

1.16    Net Worth.    The term “Net Worth” shall refer to the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

1.17    Organization and Offering Expenses.    The term “Organization and Offering Expenses” shall refer to all expenses incurred by the Partnership in connection with and in preparing any Class of Units for registration and subsequently offering and distributing such Units to the public, including but not limited to, total Selling Agent, underwriting and brokerage discounts and commissions, expenses for printing, engraving, mailing, salaries of the General Partner’s employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of such Units under federal and state law, including taxes and fees, accountants’ and attorneys’ fees, to the extent applicable.

1.18    Partners.    The term “Partners” shall refer to the General Partner and all Limited Partners, as constituted from time to time, where no distinction is required by the context in which the term is used.

1.19    Partnership.    The term “Partnership” shall refer to the limited partnership continued pursuant to this Agreement by the parties hereto, as said partnership may from time to time be constituted.

1.20    Person.    The term “Person” shall refer to any natural person, partnership, corporation, association or other legal entity.

1.21    Pit Brokerage Fees.    The term “Pit Brokerage Fees” shall include floor brokerage, clearing fees, National Futures Association fees and exchange fees.

1.22    Prospectus.    The term “Prospectus” shall refer to either the Confidential Private Offering Circular adopted by the General Partner in connection with the private offering of Units, or in the event of a public offering of Units, the final prospectus and disclosure document of the Partnership, contained in any Registration Statement that is filed with the Securities and Exchange Commission (“SEC”) and declared effective thereby, as the same at any time and from time to time may be amended or supplemented after the effective date(s) of such Registration Statement(s).

1.23    Pyramiding.    The term “Pyramiding” shall refer to a method of using all or a part of an unrealized profit in a Commodity Interest contract position to provide margin for any additional Commodity Interest contracts of the same or related commodities.

1.24    Registration Statement.    “Registration Statement” shall refer to a registration statement on Form S-1, as amended, that the General Partner may file for the Partnership with the SEC for the registration and public offering of the Units, as the same may at any time and from time to time be further amended or supplemented.

1.25    Selling Agent.    The term “Selling Agent” shall refer to any broker-dealer that is engaged by the General Partner from time to time to offer and sell the Units to prospective Limited Partners. As of the date of this Agreement, the Partnership’s primary Selling Agents are UBS Financial Services Inc., A.G. Edwards & Sons, Inc. and Fahnestock & Co. Inc. The General Partner may replace the above named primary Selling Agents or engage additional Selling Agents in its sole discretion.

1.26    Sponsor.    The term “Sponsor” shall refer to any Person directly or indirectly instrumental in organizing the Partnership or any Person who will manage or participate in the management of the Partnership, including any Clearing Broker who pays any portion of the Organization and Offering Expenses of the Partnership, and the General Partner and any other Person who regularly performs or selects the Persons who performs service for the Partnership. The term “Sponsor” does not include wholly independent third parties such as any attorneys, accountants, Selling Agents and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term “Sponsor” shall be deemed to include its Affiliates. As of the date of this Agreement, the Partnership’s sole Sponsor is Dearborn Capital Management, L.L.C.

1.27    Trading Advisor.    The term “Trading Advisor” shall refer to any Person who for consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of Commodity Interests and who has been appointed by the General Partner to so act on behalf of the Partnership from time to time. As of the date of this Agreement, the Partnership’s Trading Advisors are EMC Capital Management, Inc., Rabar Market Research, Inc., Eckhardt Trading Company and Graham Capital Management, L.P.

1.28    Units.    The term “Units” shall refer to the ownership interests in the Partnership acquired upon the making of a Capital Contribution by the General Partner or a Limited Partner. Ownership of Units by a Partner constitutes an ownership interest of such Partner in the Partnership, including the right of such Partner to any and all benefits to which a Partner may be entitled under this Agreement and the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement with which such Partner is required to comply. The General Partner’s ownership of the Partnership shall be represented by “General Partnership Units,” and a Limited Partner’s ownership of the Partnership shall be represented by “Limited Partnership Units,” which Limited Partnership Units shall comprise one or more Classes as provided for herein. From time to time, the General Partner also may subscribe for Limited Partnership Units of a Class or Classes upon such terms as are applicable to such Class(es) generally. When used in this Agreement, the term “Unit” shall include both Limited Partnership Units and General Partnership Units, pari passu, unless the context requires otherwise. The Units may, but need not, be evidenced by certificates.

1.29    Unit Ownership Percentage.    The term “Unit Ownership Percentage” with respect to each Partner holding Units of a Class as of any date, shall refer to the number of Units owned by such Partner of such Class, divided by the number of Units of such Class outstanding as of such date. The sum of the Unit Ownership Percentages as to each Class shall equal 100%.

1.30    Valuation Date.    The term “Valuation Date” shall refer to the close of business on the last business day of each calendar month (or portion thereof) of Partnership operations or such other day as determined by the General Partner in its sole discretion and on which day the Net Asset Value of each Class is determined. The time on any such day when the close of business shall occur shall be determined in the sole discretion of the General Partner.

ARTICLE II

CONTINUATION AND OFFERING.

2.1    Continuation of Partnership.    The parties hereby agree to continue a limited partnership under the provisions of the Act and the rights and liabilities of the Partners shall be as provided in that Act except as herein otherwise expressly provided.

2.2    Offering of Units.    There is no maximum on the amount of Units being offered, but the General Partner reserves the right to institute a maximum in the future. The minimum Capital Contribution required to subscribe for Limited Partnership Units of any Class together with other related terms of offering shall be determined by the General Partner in its sole and absolute discretion, and shall be set forth in the Prospectus.

ARTICLE III

NAME AND PRINCIPAL PLACE OF BUSINESS.

3.1    Name.    The business of the Partnership shall be conducted under the name of Grant Park Futures Fund Limited Partnership, or such other name as the General Partner may determine.

3.2    Principal Place of Business.    The principal place of business of the Partnership shall be 550 West Jackson Boulevard, Suite 1300, Chicago, Illinois 60661, or such other place as the General Partner may determine.

ARTICLE IV

PURPOSE.

The purpose of the Partnership shall be to seek profit from investing in, trading, buying, selling or otherwise acquiring, holding or disposing of: (i) Commodity Interests and all rights or interests in or pertaining thereto, and engaging in any other activities relating thereto; and (ii) any other investment products or opportunities, investments, strategies, ventures or transactions deemed appropriate in the sole determination of the General Partner including, without limitation, derivatives, currencies, short sales and all rights or interests in or pertaining thereto, and engaging in any other activities relating thereto.

ARTICLE V

TERM.

The term of the Partnership commenced on August 26, 1988 and shall end on December 31, 2027, unless sooner dissolved as hereinafter provided.

ARTICLE VI

CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS.

6.1    General Partner Capital Contribution; Net Worth of General Partner.    The General Partner shall at all times, so long as it remains a general partner of the Partnership, own Units in the Partnership: (i) in an amount sufficient, in the opinion of counsel for the Partnership, for the Partnership to be taxed as a partnership rather than as an association taxable as a corporation; and (ii) during such time as the Units are registered for sale to the public, in an amount at least equal to the greater of: (a) 1% of all Capital Contributions of all Partners to the Partnership; or (b) $25,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. Further, during such time as the Units are registered for sale to the public, the General Partner shall, so long as it remains a general partner of the Partnership, maintain a Net Worth at least equal to the greater of: (i) 5% of the total Capital Contributions of all partners and all limited partnerships to which it is a general partner (including the Partnership) plus 5% of the Units being offered for sale in the Partnership; or (ii) $50,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. In no event, however, shall the General Partner be required to maintain a Net Worth in excess of $1,000,000, or such other maximum amount satisfying the requirements then imposed by the NASAA Guidelines.

6.2    Establishment of Initial Classes; Nature of Classes.    The General Partner shall have the power and authority, without Limited Partner approval, to issue Units in one or more Classes from time to time as it deems necessary or desirable. The General Partner shall have exclusive power without the requirement of Limited Partner approval to establish and designate such separate and distinct Classes, as provided in Section 6.3, and to fix and determine the relative rights and preferences as between the Units of the separate Classes relative to any matter including, without limitation, fees, minimum Capital Contributions, payment of expenses and rights of redemption. Without limiting the authority of the General Partner set forth in this Section 6.2 to establish and designate any further Classes, the General Partner hereby establishes and designates two (2) initial Classes of Limited Partnership Units, Class A Limited Partnership Units and Class B Limited Partnership Units, having the relative rights and prefer-

ences set forth in the Prospectus and this Agreement. For the avoidance of doubt, the creation of separate Classes of Units shall be for accounting purposes only, and is not intended to separate or segregate the assets and liabilities of one Class from all other Classes for legal or any other purposes. Further, for the avoidance of doubt, the General Partnership Units shall be accounted for separately from all other Units and shall be considered the functional equivalent of a separate “class” of Units for all purposes hereunder. Such General Partnership Units shall share in the profits, losses and expenses of the Partnership on a pro rata basis, excluding any management fees, incentive fees and certain other expenses (or a portion thereof) as determined by the General Partner in its sole discretion.

6.3    Establishment of Additional Classes.    The establishment and designation of any Classes of Units other than those specifically named in Section 6.2 above shall be effective upon the execution by the General Partner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Class, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Class previously established and designated, the General Partner may by an instrument executed by it abolish that Class and the establishment and designation thereof. Each instrument referred to in this Section 6.3 shall have the status of an amendment to this Agreement.

6.4    Division or Combination of Units.    From time to time, the General Partner may divide or combine the Units of any Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Class. The General Partner may issue Units of any Class for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit distribution or split-up), all without action or approval of the Limited Partners. The General Partner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Class into one or more Classes that may be established and designated from time to time. The General Partner may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Class reacquired by the Partnership. The Units may be divided into fractional Units. Notwithstanding the foregoing, the Units of any Class will be offered at such times as are set forth in the Prospectus at the then applicable Net Asset Value per Unit of such Class.

6.5    Procedures for Becoming Limited Partner.    A party shall become a Limited Partner at such time as:

(a)    It has made a Capital Contribution of the Partnership for deposit in the Partnership’s account established for that purpose, and such Capital Contribution has been accepted by the General Partner;

(b)    It has executed and delivered to the General Partner a Subscription Agreement in form and substance acceptable to the General Partner and designating the Class of Units to be subscribed therefor; and

(c)    The General Partner has designated such Person as a Limited Partner holding Units of the applicable Class on the books and records of the Partnership.

6.6    Capital Accounts.    A capital account shall be established for each Partner. The initial balance of each Partner’s capital account shall be the amount of his initial Capital Contribution to the Partnership. Thereafter, each Partner’s capital account shall be: (i) increased by all net profits allocated to the Partner pursuant to Section 7.1 below and all subsequent Capital Contributions to the Partnership by such Partner; and (ii) decreased by (a) all net losses and items of expense allocated to the Partner pursuant to Section 7.1 below, (b) all distributions made to the Partner pursuant to Article VIII below and (c) all redemptions or withdrawals made by such Partner.

6.7    Units Fully Paid and Nonassessable.    Once a Capital Contribution is made and accepted by the General Partner, a Partner’s Units shall be fully paid and nonassessable.

6.8    Investment by General Partner and Affiliates.    The General Partner, its principals, certain employees of the General Partner and its Affiliates may make contributions for Units of such Class or Classes as the General Partner may in its sole discretion determine.

6.9    Admission of Additional Limited Partners.    The General Partner shall have complete discretionary authority regarding the admission of additional Limited Partners and the number which may be admitted, provided that no offer to additional investors shall be made if it would violate federal or state securities laws, the Commodity Exchange Act, as amended, or any other applicable laws.

6.10    No Right to Demand Return of Contribution.    Except as specifically provided in Article XIII of this Agreement, no Limited Partner shall have the right to demand the return of his contribution at any time or to reduce his contribution to the Partnership.

ARTICLE VII

ALLOCATION OF NET PROFITS AND NET LOSSES.

7.1    Determination of Net Asset Value.    The Net Asset Value of any Class shall be determined for each Valuation Date before any management fees and incentive fees payable with respect to Units of such Class as of such date. All net profits, net losses and items of expense attributable to a Class, before payment of any management or incentive fees as of the end of such period shall then be credited or charged to the capital accounts of the Partners holding Units in such Class in proportion to their respective Unit Ownership Percentages. Any management fees and incentive fees with respect to each Partner holding Units of a Class for such period shall then be charged to the capital account of such Partner in proportion to his Unit Ownership Percentage. The amount of any distribution to a Partner and any amount paid to a Partner in redemption shall be charged to that Partner’s capital account. The General Partner shall calculate the approximate Net Asset Value per Unit of each Class on a daily basis and furnish such information upon request to a Limited Partner.

7.2    Allocations of Profit and Loss.    As of the end of each fiscal year, the Partnership’s profit or loss attributable to a Class shall be allocated among the Partners holding Units of such Class pursuant to the following subparagraphs for federal income tax purposes. Such allocation of profits and losses shall be in proportion to such Partners’ respective Unit Ownership Percentages from net short-term capital gain or loss, net long-term capital gain or loss and net ordinary income or loss realized by the Partnership and attributable to such Class as follows:

(a)    First, the General Partner may, in its sole and absolute discretion, make special allocations of income and gain or expense and loss to any Partner or former Partner who received one or more payments in withdrawal from its capital account pursuant to Article XIII hereof during the fiscal year to reflect equitably amounts credited or debited to its capital account pursuant to Sections 6.6 and 7.1 hereof for each fiscal year and all prior fiscal years as compared to the aggregate taxable income or loss allocated to the Partner or former Partner in all prior fiscal years.

(b)    Second, the remainder of the taxable income or loss of the Partnership attributable to such Class for the fiscal year, if any, and each item of Partnership income, gain, loss, expense, or credit attributable to such Class included therein, shall be allocated among the Partners holding Units of such Class, and former Partners who held Units at any time during such fiscal year of such Class, in such amounts and in such proportions as will, as determined in the sole and absolute discretion of the General Partner, reflect equitably amounts credited or debited to each such Partner’s and former Partner’s capital account for the fiscal year and all prior fiscal years as compared to the aggregate taxable income or loss that has been allocated to such Partner and former Partner during the fiscal year (including allocations for the fiscal year under subsection (a) hereof) and all prior fiscal years.

(c)    The character of any item of income, gain, expense or loss allocated pursuant to this Section 7.2 shall be made solely in the discretion of the General Partner.

(d)    All amounts withheld from Partnership revenues or distributions by the Partnership pursuant to the Internal Revenue Code (“Code”) or any provision of any state or local tax law shall be treated for all purposes as distributions to those Partners who receive tax credits with respect to withheld amounts or for whose account such amounts are withheld. In any case where a tax, fee or other assessment is levied upon the Partnership, the amount of which is determined in whole or in part by the status or identity of the Partners, the General Partner may allocate the expense and deduct from such Partners’ capital accounts their distributable share of such taxes, fees and assessments.

(e)    Notwithstanding the foregoing, the General Partner, in its sole discretion, may allocate the Partnership’s items of income, gain, expense, or loss attributable to a Class in a manner other than that provided in this Section 7.2, provided such allocation is made in accordance with Section 704(b) of the Code. Any allocation made pursuant to this subsection (e) will replace any allocation of profit or loss otherwise provided for herein and neither the amendment of this Agreement nor the consent of the Limited Partners shall be required to effect any allocation made pursuant hereto.

ARTICLE VIII

DISTRIBUTIONS.

8.1    Distributions Generally.    The Partnership shall have the right to make distributions of Partnership profits at any time to the Limited Partners, but such distributions shall be in the sole and absolute discretion of the General Partner. It is not anticipated that the General Partner will make any such distributions unless the profits of the Partnership are substantial. Any such distributions shall be made pro rata among each Class of Limited Partnership Units and in proportion to the Unit Ownership Percentages of Limited Partners holding Limited Partnership Units of each such Class.

8.2    Timing of Distributions.    Distributions pursuant to this Article VIII shall be charged against the respective capital accounts of the Limited Partners as of the date of the distribution.

8.3    Return of Distributions.    If any amounts have been distributed to the Limited Partners (whether pursuant to this Article VIII or in accordance with redemptions by the Limited Partners pursuant to Section 13.1 below), attributable to repayment, in whole or in part, of Capital Contributions to the Partnership, whether prior to or subsequent to the dissolution of the Partnership, and subsequent to any such distributions there shall be unpaid debts or obligations of the Partnership that arose before such distribution, then each of the Limited Partners shall be obligated to repay to the Partnership such distributed amounts, with interest, as may be required to discharge any such unpaid debts or obligations upon demand by the General Partner.

8.4    No Guarantee of Return of Capital Contribution.    No provision in the Agreement shall be construed as guaranteeing the return, either by the General Partner personally or by the Partnership, of part or all of the Capital Contributions made to the Partnership by any of the Limited Partners.

8.5    Tax Withholding.    All amounts withheld from Partnership revenue or distributions by or for the Partnership pursuant to the Internal Revenue Code, of 1986, as the same shall be amended from time to time (the “Code”), or any provision of any state or local tax law shall be treated for all purposes of this Agreement as distributions to those Partners who receive tax credits with respect to such withheld amounts. In any case where a tax, fee or other assessment is levied upon the Partnership, the amount of which is levied in whole or in part by the status or identity of the Partners, the General Partner shall allocate the expense and withhold from the distributions to each Partner their respective attributable share of such taxes, fees and assessments.

ARTICLE IX

THE GENERAL PARTNER.

9.1    Authority of General Partner.    The General Partner shall have the exclusive right and power to manage and operate the business of the Partnership and to do all things necessary to carry on the business of the Partnership for the purpose described in Article IV of this Agreement. Except as otherwise specifically provided in this Agreement, the General Partner shall have all of the rights, powers and authority of a general partner of a limited partnership under the Act. Without limiting the foregoing or any other provision of this Agreement, the General Partner, in its sole and absolute discretion, shall have the power on behalf of the Partnership to:

(a)    Employ agents, attorneys, accountants, custodians, consultants or such other Persons, firms or corporations from time to time on such terms as the General Partner deems appropriate and to delegate to them any powers of the General Partner;

(b)    Retain itself, Affiliates, the Trading Advisors, the Clearing Brokers or others as commodity pool operator, commodity trading advisor, clearing and executing broker and/or investment manager;

(c)    Invest Partnership property in interest-bearing accounts or depositories or in U.S. government debt securities;

(d)    Effect private or public offerings of Units now or in the future, cause the Partnership to file a Registration Statement and such amendments as the General Partner deems advisable with the SEC for the registration and public offering of Units, and seek to qualify the Units for sale in various jurisdictions as the General Partner deems advisable; and

(e)    Cause the Partnership to enter into selling agreements with one or more Selling Agents on such terms as the General Partner deems appropriate.

9.2    General Partner Obligations.    The General Partner shall be liable for all obligations of the Partnership in excess of the Partnership’s total assets, except to the extent that the Partnership obtains financing where the creditor has recourse only against the property that secures such financing or other property of the Partnership.

9.3    Devotion of Time.    The General Partner and its principals shall devote so much of their time to the business of the Partnership as they determine is reasonably required to operate and manage the Partnership in an efficient manner, but shall not be required to devote their entire time to Partnership business.

9.4    Standard of Care.    In carrying out its duties and exercising its powers hereunder, the General Partner shall exercise good faith and shall act at all times in the best interests of the Limited Partners. Neither the General Partner nor its directors, officers, employees or its agents shall be liable to the Partnership or the Limited Partners for any act or omission performed or omitted in good faith pursuant to the authority granted to them by this Agreement.

9.5    Third Party Dealings.    Persons dealing with the Partnership are entitled to rely conclusively upon the certificate furnished by the General Partner that it is acting according to powers, rights and authority granted by this Agreement.

9.6    Retention of Clearing Brokers.    The General Partner, on behalf of the Partnership, shall retain the Clearing Brokers and hereby is authorized to enter into a Clearing Agreement on behalf of the Partnership with each such Clearing Broker. The General Partner is further authorized to retain different or additional Clearing Brokers in the future and to engage (or cause or permit the Trading Advisors to engage) floor brokers, executing brokers or dealers to assist in the execution of the Partnership’s Commodity Interest transactions. The General Partner further is authorized to cause the Partnership to pay to the Clearing Brokers brokerage commissions at the rates and on the terms provided for in the Clearing Agreements, it being understood that a portion of such commissions may be paid to the Selling Agents or, in some cases, the General Partner, as may be described in the Prospectus. In addition, the General Partner is authorized to assess against the Net Assets of the Partnership (or any Class therein) a brokerage fee or other fee, either expressed as a percentage of the Net Asset Value of the Partnership (or any Class therein), as a specified dollar amount per transaction undertaken on behalf of the Partnership, or in any other manner as determined by the General Partner in its sole discretion, as may be described in the Prospectus. The General Partner is authorized to pay all or a portion of any such fees collected from the Partnership to the Clearing Brokers, the Trading Advisors, the Selling Agents, custodians, consultants or such other Persons, firms or corporations as compensation for services performed (or to be performed) on behalf of the Partnership, and the General Partner is authorized to retain the balance of any such fees as remuneration for its services undertaken on behalf of the Partnership, as may be described in the Prospectus. The foregoing brokerage commissions and fees may be increased in the future, provided, however, that during such time as the Units are registered for sale to the public, written notice thereof is given to the Limited Partners pursuant to Section 15.8.

9.7    Retention of Trading Advisors.    The General Partner shall retain Trading Advisors to make all trading decisions regarding the Partnership and shall delegate complete trading discretion with respect to the Partnership to such Trading Advisors; provided, however, the General Partner shall have the right to reverse any trading decisions of the Trading Advisors which, in the opinion of the General Partner, are in violation of the trading policies of the Partnership as described in the Prospectus. The Trading Advisors shall initially be granted trading discretion over their respective Allocated Net Assets of the Partnership. The General Partner may from time to time, in its sole discretion, appoint additional or substitute Trading Advisors, dismiss the Trading Advisors (or any of them), and in each case reallocate Partnership assets among the remaining Trading Advisors. There is no assurance that new or addi-

tional advisors may be engaged on the same terms as are currently in place and such engagement may occur without prior notice to the Limited Partners. The General Partner also may allocate notional funds (as such may be described in the Advisory Contracts) to the Trading Advisors. For the avoidance of doubt, each Trading Advisor shall be granted trading discretion over a portion of the Partnership’s Net Assets as a whole.

9.8    Advisory Contracts.    The General Partner hereby is authorized to enter into the Advisory Contracts, described in the Prospectus, by and among the Partnership, the General Partner and each Trading Advisor. The General Partner further is authorized to either cause the Partnership to pay each Trading Advisor, in connection with the trading advice rendered to the Partnership, a management or consulting fee or the General Partner may compensate the Trading Advisors out of the fees collected by the General Partner from the Partnership as described in Section 9.6 hereof, as may be described in the Prospectus. Moreover, the General Partner is authorized to cause the Partnership to pay each Trading Advisor an incentive fee calculated as a percentage of New Trading Profits on the Allocated Net Assets allocated to such Trading Advisor, as may be described in the Prospectus. The method of calculating the applicable fees or other compensation payable to any Trading Advisor shall be set forth in the Advisory Contract and further described in the Prospectus.

9.9    General Partner Management Fee.    In consideration for its services hereunder, the General Partner is authorized to cause the Partnership to pay to it a management fee equal to a percentage of the Net Assets of each Class of Limited Partnership Units, as may be described in the Prospectus. In addition, the General Partner is authorized to retain the balance of the fees collected from the Partnership, as described in Section 9.6 hereof, that are not paid out to the Clearing Brokers, Trading Advisors, Selling Agents or the Partnership’s other service providers, as remuneration for its services hereunder, as may be described in the Prospectus.

9.10    Organization and Offering Expenses; Operating Expenses; Restrictions on Loans.

(a)    The General Partner shall advance the Organization and Offering Expenses incurred in any initial and continuous public offerings of the Class A Units and the Class B Units, and no such expenses shall be deducted from the proceeds of such offerings. Subject to the limitation described below, at the General Partner’s discretion and upon presentation by the General Partner of invoices to the Partnership, the Partnership shall reimburse such amounts advanced by the General Partner after the closing of the initial offering and monthly during the continuous offering up to the total amount of the Organization and Offering Expenses incurred, and such reimbursed amounts shall be borne 10% by the Class A Units and 90% by the Class B Units. The General Partner shall have discretion to adopt reasonable procedures to implement the amortization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In no event, however, shall the General Partner be entitled to invoice the Partnership, and to receive reimbursement therefrom, in any calendar year in an amount greater than 0.0833% (1.0% per annum) of the Net Asset Value of the Partnership per month in such year (the “maximum annual reimbursement amount”), with the Class A Units and the Class B Units bearing such proportional amounts of such maximum annual reimbursement amount as are set forth above. The General Partner may, in its sole discretion, in any subsequent calendar year invoice the Partnership for amounts advanced that exceeded the maximum annual reimbursement amount in any prior year and cause the Partnership to reimburse it for such amounts, subject always to total reimbursement by the Partnership in any calendar year of no more than the maximum annual reimbursement amount. In the event the Partnership terminates prior to completion of the reimbursement, the General Partner will not be entitled to receive addi-

tional reimbursement and the Partnership will have no obligation to make further reimbursement payments to the General Partner. In no event shall the Organization and Offering Expenses paid by the Partnership exceed limits set by the NASAA Guidelines during such time as the Units are registered for sale to the public.

(b)    The Partnership shall pay its ongoing operating expenses and any extraordinary expenses, as described in the Prospectus. The General Partner will not cause the Partnership to pay any of the General Partner’s indirect expenses (other than Organization and Offering Expenses) incurred in connection with its administration of the Partnership, including but not limited to, salaries, rent, travel expenses or other items generally considered “overhead.”

(c)    With respect to loans made to the Partnership by the General Partner, if any, the General Partner may not receive interest in excess of its interest costs, nor may the General Partner receive interest in excess of amounts that would be charged the Partnership (without reference to the General Partner’s financial abilities or guarantees, if any) by unrelated banks on comparable loans for the same purpose and the General Partner shall not receive points or other financing charges regardless of the amount.

9.11    NASAA Guidelines.

(a)    Notwithstanding the foregoing, during such time as the Units are registered for sale to the public, compensation payable by the Fund to any party, including without limitation the General Partner, any Trading Advisor or any Clearing Broker, shall not exceed the limitations imposed by the NASAA Guidelines, as such are interpreted and applied by the General Partner in its good faith determination. In the event the compensation exceeds the NASAA Guidelines during such period, the General Partner shall promptly reimburse the Partnership for such excess. As of the date hereof, the NASAA Guidelines impose the following limitations on fees: (i) management fees, advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, when added to the customary and routine administrative expenses, shall not exceed 6% annually of the commodity pool’s net asset value; (ii) the aggregate incentive fees shall not exceed 15% of new trading profits experienced by the commodity pool; (iii) the sponsor or advisor to the commodity pool will be entitled to an additional 2% incentive fee for each 1% by which the fees and expenses set forth in (i) above is reduced below 6%; and (iv) commodity brokerage rates will be presumptively reasonable if they satisfy either 80% of the published retail rate plus Pit Brokerage Fees or 14% annually of average net assets (excluding assets not directly related to trading activity, if any), including Pit Brokerage Fees.

(b)    During such time as the Units are registered for sale to the public and to the extent required by the NASAA Guidelines: (i) no loans may be made by the Partnership to the General Partner or any other Person; (ii) the Partnership’s assets shall not be commingled with the assets of any other Person (assets used to satisfy margin requirements will not be considered commingled for this purpose); (iii) no rebates or give ups may be received by the General Partner nor may the General Partner participate in any reciprocal business arrangements which could circumvent the NASAA Guidelines; (iv) no Trading Advisor shall receive a fee from the Partnership based on Partnership Net Assets if the Trading Advisor shares, directly or indirectly, in any brokerage commissions incurred by the Partnership; (v) the duration of any contract between the Partnership and the General Partner or any Trading Advisor shall not exceed one (1) year (although such contracts may be automatically renewable for successive one (1) year periods until terminated) and must be terminable without penalty upon no less than sixty (60) days’ prior written notice; (vi) any other proposed or contemplated agreement, arrangement or transaction may be restricted in the discretion of an Administrator if it would be considered unfair to the Limited Partners; (vii) the Partnership shall not engage in Pyramiding; and (viii) at no time will a Trading Advisor be an Affiliate of a Clearing Broker nor at any time will a Trading Advisor be an Affiliate of the General Partner.

9.12    Advisory Fees Upon Redemption.    In the event Limited Partnership Units of a Class are redeemed at any date other than the end of a month, any management fees payable to the General Partner and the incentive fees payable to the Trading Advisor with respect to the Limited Partnership Units of such Class will be prorated and adjusted accordingly. If any fee is paid to the Trading Advisors in connection with investment advice rendered to the Partnership and the Partnership thereafter suffers trading losses, the Trading Advisors shall not forfeit the amount previously held.

9.13    Tax Matters Partner.    The General Partner shall be the “tax matters partner” as described in Sections 6221-6233 of the Code. The General Partner may enter into any settlement agreement pursuant to the Code. All costs and expenses incurred in connection with or as a result of an audit of the Partnership shall be borne by the Partnership.

9.14    General Partner Withdrawal.    The General Partner shall not withdraw from the Partnership without giving Limited Partners no less than one hundred twenty (120) days’ prior written notice. In the event the General Partner withdraws as general partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. In the event of removal or withdrawal of the General Partner, the General Partner shall be entitled to redemption of its Units at the applicable Net Asset Value per Unit on the next Valuation Date following such removal or withdrawal.

ARTICLE X

INDEMNIFICATION.

10.1    Indemnification of General Partner.    The Partnership will indemnify and hold harmless the General Partner and its members, directors, officers, employees and agents (each, a “General Partner Party”) from and against any loss, expense or other liability (including reasonable attorneys’ fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of the Partnership, provided that: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership; (ii) the General Partner Party was acting on behalf of or performing services for the Partnership; and (iii) such loss or liability was not the result of negligence or misconduct by the General Partner Party. Any indemnification of a General Partner Party is recoverable only from the assets of the Partnership and not from the Limited Partners. Notwithstanding the foregoing, the Partnership shall not indemnify a General Partner Party for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless one of the following conditions have been met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to such General Partner Party; or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such General Partner Party; or (iii) a court of competent jurisdiction approves a settlement of claims against such General Partner Party and finds that indemnification to such General Partner Party of the settlement amount and any related costs should be made, provided that the court considering the request for indemnification has been advised of the position of the SEC and any relevant Administrator with respect to such indemnification. The Partnership shall not incur the cost of that portion of any insurance which insures the General Partner against any liability the in-

demnification of which is herein prohibited. The advancement of Partnership funds to the General Partner or its Affiliates for legal expenses and other costs incurred as a result of any legal action shall be permissible, but only if: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the General Partner or its Affiliates undertake to repay the advanced funds of the Partnership, together with the applicable legal rate of interest thereon, in cases in which such Person is not entitled to indemnification in this Section 10.1.

10.2    Indemnification of Third Parties.    In its discretion, the General Partner is authorized to cause the Partnership to indemnify and hold harmless the Trading Advisors, the Clearing Brokers, the Selling Agents and other third parties against losses, expenses or liabilities (including without limitation, reasonable attorneys’ fees and expenses) incurred in connection with such Persons’ performance of services for or on behalf of the Partnership, to the extent permitted by applicable law, on such commercially reasonable terms as may be agreed upon by the General Partner and such Persons. In no event, however, shall any undertaking by the Partnership to indemnify any Selling Agent or other third party be contrary to the limitations on indemnification set forth in the NASAA Guidelines.

10.3    Effect on Limited Partners.    No indemnity by the Partnership will increase the liability of any Limited Partner beyond the amount of his Capital Contribution and profits, if any, in the Partnership.

ARTICLE XI

LIMITED PARTNERS.

11.1    No Role in Partnership Business.    No Limited Partner, as such, shall take any part in the conduct or control of the Partnership’s business nor have any right or authority to act for or on behalf of the Partnership.

11.2    Limitation of Liability.    No Limited Partner, as such, shall be liable for any debts or obligations of the Partnership in excess of his Capital Contributions to the Partnership, plus his share of accumulated and undistributed net profits of the Partnership and interest thereon. No Limited Partner shall be permitted or required to contract away the fiduciary obligation owed to the Limited Partners by the General Partner.

11.3    Voting Rights.

(a)    Limited Partners shall have no voting rights except as set forth in this Agreement.

(b)    Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then outstanding that are entitled to vote on the matter to be presented, delivered in person or by certified mail that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each eligible Limited Partner of record mailed within fifteen (15) days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice and such notice shall specify the date, a reasonable place and time and the purpose of such meeting.

(c)    At any meeting called pursuant to Section 11.3(b), upon the affirmative vote (which may be in person or proxy or otherwise deemed received pursuant to Section 17.4) of the Limited Partners owning more than 50% of the Units then outstanding that are entitled to vote on the matter to be presented (excluding Units owned by the General Partner and its Affiliates), the following actions may be taken without the consent of the General Partner: (i) the amendment of this Agreement to the extent permitted by Article XVII; (ii) the removal of the General Partner; (iii) the election of a substitute General Partner or General Partners upon the removal or withdrawal of the existing General Partner, provided that the substitute General Partner or General Partners shall continue the business of the Partnership without dissolution; and (iv) the termination of any contracts between the Partnership and the General Partner (excluding, for the avoidance of doubt, this Agreement) or any Trading Advisor upon no less than sixty (60) days’ notice without penalty; and (v) the liquidation of the Partnership.

(d)    In the event that the matter to be voted on affects only one Class of Units, then only Limited Partners holding Units of such Class shall be entitled to vote on such matter, with such matter being approved by a vote of Limited Partners owning more than 50% of the outstanding Units of such Class (excluding Units owned by the General Partner and its Affiliates).

(e)    Any material changes to the Partnership’s fundamental investment objectives or policies, as determined by the General Partner in good faith, shall require the prior written approval of Limited Partners holding more than 50% of the Partnership’s outstanding Units (excluding Units owned by the General Partner and its Affiliates).

(f)    Without the consent of the Limited Partners owning more than 50% of the Units then outstanding that are entitled to vote on the matter to be presented (excluding Units owned by the General Partner and its Affiliates), the General Partner may not: (i) amend this Agreement except as provided for in Section 17.3; (ii) appoint a new General Partner or General Partners; or (iii) liquidate the Partnership. Notwithstanding anything else in this Agreement to the contrary, any amendment to this Agreement which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner shall be conditioned upon the consent of the General Partner.

11.4    Dissolution.    The Partnership shall not be dissolved by the incompetency, bankruptcy or death of any Limited Partner or by a change in any Limited Partner’s relative capital interest in the Partnership, whether by assignment or otherwise. If any such event effects a dissolution of the Partnership by operation of law, then upon its occurrence a new Partnership automatically shall be in effect among the remaining Limited Partners, and such successor Partnership shall succeed to all the property, assets and business, subject to all liabilities and contracts, of the prior Partnership and shall be controlled by the terms of this Agreement.

11.5    Consent to Further Action.    Each Limited Partner (or any permitted assignee thereof) hereby agrees that the General Partner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Partnership without any further act, approval or vote of the Limited Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation.

ARTICLE XII

SUBSTITUTE OR ADDITIONAL LIMITED PARTNERS.

12.1    Admission, Transfer and Assignment.

(a)    Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Partnership in violation of any applicable federal or state securities laws or without given written notice to the General Partner at least thirty (30) days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by a Limited Partner of Units or of any part of his right, title and interest in the capital or profits of the Partnership shall be effective against the Partnership or the General Partner until; (i) the General Partner receives the written notice of the assignment, unless such notice is waived by the General Partner in its sole discretion; (ii) the proposed assignee completes any required subscription documentation or other documentation; and (iii) the General Partner consents to such proposed assignments, transfer or disposition. No such assignee, except with the consent of the General Partner, which consent may be withheld under the circumstances provided below, may become a substituted Limited Partner, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from the Partnership except by redemption as provided in Article XIII hereof. The General Partner may withhold consent only to prevent or minimize potential adverse legal or tax consequences to the Partnership or in the event the proposed assignee does not independently satisfy the standards for admission as a Limited Partner set forth in the subscription documentation, as determined by the General Partner in its reasonable discretion. Upon advice of legal counsel, the General Partner shall eliminate or modify any restrictions on substitution or assignment at such time as the restriction is no longer necessary. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Partnership or the General Partner until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition, or as otherwise provided by the General Partner. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

(b)    Any assignee or proposed assignee of a Limited Partner shall pay or obligate itself to pay all reasonable legal fees and other expenses incurred by the Partnership or General Partner in connection with such assignment as the General Partner may determine.

12.2    Withdrawal from Partnership.    No Limited Partner at any time shall be entitled to elect to withdraw from the Partnership except to the extent provided in Article XIII below. If a Limited Partner shall die, be adjudicated insane or incompetent, or be dissolved, prior to dissolution of the Partnership, the Limited Partner’s legal representative shall be deemed to be an assignee of, and with the prior written consent of the General Partner may be substituted for, such Limited Partner. The legal representative of any such Limited Partner shall have no right to elect to receive the value of such Limited Partner’s interest in the Partnership as a creditor of the Partnership in lieu of the rights of the Limited Partner to profits, losses and distributions provided by this Agreement.

ARTICLE XIII

REDEMPTION OF UNITS.

13.1    Monthly Redemptions.    Limited Partners may require the Partnership to redeem Units for an amount equal to all or a portion of the Net Assets represented by such Units, as of the close of business on the last business day of any calendar month if the Partnership has received written notice of such desired redemption at least ten (10) days prior to the last business day of the month-end as of which the redemption is to occur, or as may otherwise be provided for in the Prospectus. The General Partner will notify a redeeming Limited Partner in writing within ten (10) days after the proposed redemption date regarding whether the redemption has been, or will be, effected on the requested redemption date. Except as described below, the redemption amount will be paid by the fifteenth business day of the month following the redemption date. The General Partner will redeem Units at the Net Asset Value per Unit on the requested redemption date unless the number of redemptions would be detrimental to the tax status of the Partnership, in which case, the General Partner shall select by lot that number of redemptions as will, in its judgment, not impair the Partnership’s tax status. The right to obtain redemption is also contingent upon the Partnership’s having property sufficient to discharge its liabilities on the redemption date and may be delayed if the General Partner determines that earlier liquidation of Commodity Interest positions to meet redemption payments would be detrimental to the Partnership or nonredeeming Limited Partners. Redemption charges for redemption of Units of any Class, if any, shall be as set forth in the Prospectus; provided, however, that: (i) no redemption charge shall be assessed against holders of the Class A Units; and (ii) during such time as the Units are registered for sale to the public, all redemption charges shall comply with any restrictions on redemption charges imposed by the NASAA Guidelines. Redemptions from investors purchasing Units will be made on a first-in-first-out basis. The General Partner may cause the Partnership to redeem its capital at any time.

13.2    Redemption Requests.    In order to effect a redemption, a Limited Partner must furnish the General Partner with a written request for redemption. The terms of the request for redemption must include: (i) the Units and the date for which redemption is requested; (ii) an acknowledgment of the basis upon which valuation of Units being redeemed will be made; and (iii) a representation by the Limited Partner that he is the lawful owner of the Units being redeemed and that the Units have not been encumbered in any fashion.

13.3    Required Redemption.    The General Partner may, at any time, in its sole discretion, require any Unit holder to withdraw entirely from the Partnership, or to withdraw a portion of his Partner capital account, by giving not less than fifteen (15) days’ advance written notice to the Unit holder thus designated. In addition, the General Partner without notice may require at any time, or retroactively, withdrawal of all or any portion of the capital account of any Limited Partner: (i) that the General Partner determines is a benefit plan investor (within the meaning of Department of Labor Regulations § 2510.3-101(f)(2)) in order for the assets of the Partnership not to be treated as plan assets under ERISA; (ii) which made a misrepresentation to the General Partner in connection with its purchase of Units; or (iii) if such Limited Partner’s ownership of Units would result in the violation of any law or regulation applicable to the Partnership or a Partner. The Unit holder thus designated shall withdraw from the Partnership or withdraw that portion of his Partner capital account specified in such notice, as the case may be, as of the close of business on such date as determined by the General Partner. The Unit holder thus designated shall be deemed to have withdrawn from the Partnership or to have made a partial withdrawal from his Partner capital account, as the case may be, without further action on the part of said Unit holder and the provisions of Section 13.1 shall apply. The Unit holder thus designated shall withdraw from the Partnership or withdraw that portion of his Partner capital account specified in such notice, as the case may be, as of the close of business on such date as determined by the General Partner. The Unit holder thus designated shall be deemed to have withdrawn from the Partnership or to have made a partial withdrawal from his Partner capital account, as the case may be, without further action on the part of said Unit holder and the provisions of Section 13.1 shall apply.

13.4    Special Redemption.    The General Partner may, in its sole discretion and upon notice to the Limited Partners, declare a special redemption date on which Limited Partners may redeem their Units at the Net Asset Value per Unit, provided that the Limited Partner submits a request for redemption in a form acceptable to the General Partner. During such time as the Units are registered for sale to the public, the General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in Net Asset Value per Unit as of the close of business on any business day to less than 50% of the Net Asset Value per Unit on the last valuation date. The Partnership shall suspend trading during such special redemption period.

ARTICLE XIV

COMPETING OR RELATED BUSINESSES.

14.1    Other Activities of General Partner and Limited Partners.    Except as provided in Section 14.2, the General Partner (and its principals and Affiliates) and the Limited Partners may acquire Commodity Interests and other investments for their own account or engage in the business of investing, trading, buying and selling Commodity Interests or other investments on behalf of other partnerships, joint ventures, corporations or other business ventures formed by them or in which they may have an interest, including, without limitation, business ventures similar to, related to or in direct or indirect competition with any business of the Partnership. Neither the Partnership nor any other Partner shall have any right by virtue of this Agreement in or to such other business ventures or income, profits or fees derived from any of the foregoing.

14.2    Compliance with Position Limits.    Each Partner herein represents, covenants and agrees with the Partnership that he shall not hold positions in commodity futures contracts in excess of any applicable position limits imposed from time to time by the Commodity Futures Trading Commission (“CFTC”), any other regulatory body or any commodity exchange on which the Partnership may trade in commodity futures contracts. Such limitation shall apply to the Partner individually and to any other Person controlled by or trading pursuant to a common pattern with any of the Partners or any other Person whose holdings may be attributed to any Partner by the CFTC, any other regulatory body or any such exchange. If position limits are exceeded by reason of trading by or attributed to any Partner, in the opinion of the CFTC, any other regulatory body, any exchange or the General Partner, such Partner (and not the Partnership) shall immediately reduce positions attributed to him (other than positions held by the Partnership) to comply with such position limit.

ARTICLE XV

FISCAL YEAR, BOOKS OF ACCOUNT, ACCOUNTING AND OTHER REPORTS,

TAX RETURNS AND BANKING.

15.1    Fiscal Year.    The fiscal year of the Partnership shall be the calendar year.

15.2    Books and Records.    The General Partner shall maintain, or cause to be maintained, for a period of no less than five (5) years from the date each such record is generated and in accordance with CFTC Reg. §1.31 and §4.23, full and accurate books for the Partnership at the Partnership’s principal place of business reflecting all receipts and expenditures, assets and liabilities, income and losses and all other records necessary for recording the Partnership’s business and transactions, including those sufficient to record the allocations and distributions provided for in Articles VII and VIII. Notwithstanding the foregoing, records relating to the suitability of a Limited Partner purchasing Units through the General Partner directly (as opposed to through a Selling Agent) shall be maintained by the General Partner for no less than six (6) years from the date such records are generated. Each Limited Partner shall have the right to inspect such books and records during reasonable business hours upon reasonable written notice to the General Partner. A Limited Partner may inspect or (at such Limited Partner’s expense) obtain a list of the names and addresses of all Limited Partners, provided that such Limited Partner first provides to the General Partner adequate written assurances that such information is reasonably related to such Limited Partner’s interest as a Limited Partner and will not be used for commercial purposes.

15.3    Independent Auditor.    The records and books of account of the Partnership may be audited by independent certified public accountants selected by the General Partner at any time that the General Partner may deem it necessary or desirable.

15.4    Partnership Tax Returns.    The General Partner shall prepare or cause to be prepared all tax returns required of the Partnership and may make any available or necessary elections.

15.5    Annual Report.    As soon as reasonably practicable after the end of each fiscal year, but in no event later than ninety (90) days after such period, the General Partner shall furnish each Limited Partner with an “Annual Report,” as required by CFTC Reg. §4.22(c), and a tax statement showing the amounts of any income, gains and losses allocated to the Limited Partner and the amount of any distributions made to the Limited Partner pursuant to this Agreement.

15.6    Monthly Account Statement.    The General Partner also shall furnish each Limited Partner with a monthly “Account Statement,” as required by CFTC Reg. §4.22(a), within thirty (30) calendar days following the last day of the prior monthly period; provided, however, that such statement for the last month of the Partnership’s fiscal year need not be distributed in the event an annual report required by Section 15.5 is to be distributed to each Limited Partner within forty-five (45) calendar days after the end of the Partnership’s fiscal year. The General Partner will comply with the reporting requirements of CFTC Reg. §4.22 with respect to the Partnership.

15.7    Fund Depositories.    All funds of the Partnership shall be deposited in a separate customer account or accounts or such other appropriate depositories as shall be determined by the General Partner.

15.8    Notice to Limited Partners.    During such time as the Units are registered for sale to the public, notice will be mailed to each Limited Partner, together with a description of Limited Partners’ redemption and voting rights and a description of any material effect the applicable following event may have on Limited Partners, within seven (7) business days of any of the following events:

(a)    a decrease in the Net Asset Value per Unit of such Limited Partners’ Units to 50% or less of the Net Asset Value per Unit most recently reported;

(b)    any material change in any Advisory Contract with a Trading Advisor, including any change to Trading Advisors or any modification in connection with the method of calculating the incentive fee, as determined by the General Partner in good faith; and

(c)    any material change in the amount of any brokerage commissions or brokerage fees paid by the Partnership, or any other material change affecting the compensation of any party, as determined by the General Partner in good faith.

ARTICLE XVI

DISSOLUTION AND LIQUIDATION.

16.1    Dissolution.

(a)    The Partnership shall be dissolved prior to the expiration of the term provided in Article V upon the happening of any of the following events;

(b)    A decision of Limited Partners holding more than 50% of the Partnership’s outstanding Units (excluding Units owned by the General Partner and its Affiliates) to liquidate the Partnership;

(c)    The withdrawal or dissolution of the General Partner, and the failure of the Limited Partners to elect a substitute General Partner to continue the Partnership; or

(d)    The assignment for the benefit of creditors or adjudication of bankruptcy of the General Partner or appointment of a receiver for or seizure by a judgment creditor of the General Partner’s interest in the Partnership.

16.2    Liquidation.    There shall be no liquidation and termination of the Partnership unless dissolution has occurred pursuant to Section 16.1 or unless dissolution has occurred at the end of the term provided in Article V. In the event of any such dissolution, the General Partner first shall contribute to the Partnership an amount equal to the debit balance, if any, in the capital account for the General Partner and then shall proceed to wind up the affairs of the Partnership and liquidate its investments. The General Partner shall have full right and unlimited discretion to determine the time, manner, and terms of any sale of Partnership property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions. The proceeds of such liquidation shall be applied and distributed in the following order of priority:

(a)    To the payment of debts and liabilities of the Partnership (other than any loans or advances that may have been made by any of the Limited Partners to the Partnership) and the expenses of the liquidation;

(b)    To the creation of any reserves that the General Partner may consider reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership; provided, however, that if and when a contingency ceases to exist, the monies, if any, then in reserve attributable to such contingency shall be distributed in the manner hereinafter provided;

(c)    To the repayment of any loans or advances that may have been made by any of the Partners to the Partnership, or pro rata among them if the amount available for repayment is insufficient; and

(d)    Amongst the Classes pro rata and to all Partners of a Class in accordance with their respective Unit Ownership Percentages with respect to such Class.

Solely for purposes of this Section 16.2, in the event that the General Partner is unable to wind up the affairs of the Partnership and liquidate its assets, such Person as may be designated by the Limited Partners holding more than 50% of all Limited Partnership Units of the Partnership then issued and outstanding (excluding Units owned by the General Partner and its Affiliates) shall carry out such duties in accordance with the provisions of this Article XVI.

16.3    Sale of Assets.    The Limited Partners shall have no right to demand property other than cash in return for their contributions to the capital of the Partnership. Upon dissolution, any physical assets of the Partnership shall be sold at public or private sale at such price and upon such terms as the General Partner may consider advisable. Any Partner may purchase the assets of the Partnership at any such sale.

16.4    Return of Capital Contributions.    The General Partner shall not be personally responsible or liable for the return of all or any part of the Capital Contributions of the Limited Partners, and any such return shall be made solely from Partnership assets.

16.5    Liquidation Statement.    Each of the Limited Partners shall be furnished with a statement, prepared or caused to be prepared by the General Partner, reflecting the assets and liabilities of the Partnership as of the date of complete liquidation. Upon the completion of distributions pursuant to the preceding subsections of this Article XVI, the Limited Partners shall cease to be such; and the General Partner shall cause any Certificate of Limited Partnership to be cancelled.

ARTICLE XVII

AMENDMENTS.

17.1    Procedure for Amendments Generally.    Except as otherwise provided in this Article XVII, amendments to this Agreement may only be made with the consent of holders of more than 50% of the Limited Partnership Units of the Partnership then outstanding (excluding Units owned by the General Partner and its Affiliates) except that (a) without the consent of all Partners, no amendment shall amend this Article XVII, and (b) no amendment may change the requisite percentage of Units held by Limited Partners which are needed to give any consent or approval under this Agreement without the consent of at least such requisite percentage.

17.2    Amendments Requiring Limited Partner Consent.    No amendment shall: (i) reduce the participation of a Limited Partner in net profits and losses or distributions of the Partnership; (ii) change the Partnership to a general partnership; (iii) reduce the liabilities, obligations or responsibilities of the General Partner; or (iv) increase the obligations or liabilities of a Limited Partner without the written consent of such Partner. Any Limited Partner that does not consent to such a proposed amendment affecting such Limited Partner may withdraw from the Partnership prior to the effectiveness of the amendment.

17.3    Amendments Without Limited Partner Consent.    The General Partner may, in its discretion, without the consent of the Limited Partners, modify or amend any provision of this Agreement for any of the following purposes: (i) for the purpose of adding to this Agreement any further covenants, restrictions, undertakings or other provisions for the protection of the Limited Partners; (ii) to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions contained herein or otherwise to more accurately reflect the intent of the General Partner in connection with the operations of the Partnership or the computation and determination of allocations hereunder; (iii) to cause the allocations contained herein to comply with Section 704 of the Code or any other statutory provisions or regulations relating to such allocations; (iv) to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (v) to ensure that the Partnership is not required to register as an “investment company” under the Investment Company Act of 1940; (vi) to ensure that the Partnership is not treated as a “publicly-traded partnership” under Section 7704 of the Code; (vii) to ensure that the Partnership is not considered to hold “plan assets” within the meaning of the Employee Retirement Income Security Act of 1974; (viii) to ensure that the Partnership is not in violation of any applicable law or regulation, including to bring the Partnership into compliance with the securities or Blue Sky laws of the SEC or any other federal agency or any state in which Units have been or will be sold; (ix) to make any other change not materially adverse to the interests of the Limited Partners; or (x) if the General Partner is expressly authorized to amend this Agreement as provided herein.

17.4    Methods of Limited Partner Consent.    In any matter regarding any Partnership action in which the consent of a Limited Partner is required, such consent shall be deemed given if either: (i) such Limited Partner affirmatively grants such consent in writing; or (ii) the Limited Partner has been furnished with a written notice of the matter(s) for which consent is requested and the Limited Partner shall have failed to respond to such notice within the time period designated for such in the notice.

ARTICLE XVIII

POWER OF ATTORNEY.

18.1    Power of Attorney Generally.    Each Limited Partner, by becoming a Limited Partner, constitutes and appoints the General Partner its true and lawful attorney-in-fact and agent in his name, place and stead to make, execute, sign, acknowledge, file and record from time to time with respect to the Partnership:

(a)    Any documents and instruments that the General Partner deems appropriate to reflect any amendment, change or modification of the Partnership, in accordance with the terms of this Agreement;

(b)    Any certificates, documents or instruments that the General Partner deems necessary or appropriate to effect the dissolution of the Partnership; and

(c)    All such other certificates, documents and instruments that may be required by the laws of the State of Illinois, the United States of America, or any other jurisdiction in which the Partnership may do business to effectuate, implement, continue and defend the valid and subsisting existence of the Partnership.

18.2    General Partner Action.    The General Partner shall take no action as such attorney that would in any way increase the liability of any Limited Partner beyond the liability expressly set forth in this Agreement.

18.3    Survival of Power of Attorney.    The power of attorney granted by each Limited Partner to the General Partner shall be a power coupled with an interest, shall be irrevocable and shall survive the death, incompetence or dissolution of such Limited Partner and the delivery of an assignment by a Limited Partner of his Units, except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any certificate, instrument or document necessary to effect such substitution.

18.4    Exercise of Power of Attorney.    The power of attorney granted herein shall be exercisable by the General Partner for each Limited Partner by a facsimile signature or by listing all the Limited Partners executing any instrument with a single signature of the General Partner.

ARTICLE XIX

NOTICES.

Any notice given pursuant to this Agreement may be served personally on the Partner to be notified or may be mailed, postage prepaid, registered with return receipt requested, addressed as follows, or at such other address as a Partner may from time to time designate in writing:

To the General Partner: At the address set forth in Section 3.2 hereof.

To any Limited Partner: At the address as last provided to the General Partner in writing.

ARTICLE XX

PARTITION.

The Partner agrees that the Partnership properties are not suitable for partition. Accordingly, each of the Partners irrevocably waives any and all rights that he may have to maintain any action for partition of any of the Partnership’s property.

ARTICLE XXI

ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement among the parties.

ARTICLE XXII

GOVERNING LAW.

This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law, except for matters arising under federal or state securities laws (exclusive of Illinois securities laws). Any and all litigation arising out of this Agreement shall be conducted only in courts located in the State of Illinois.

ARTICLE XXIII

BINDING EFFECT.

All the terms and conditions of this Agreement shall be binding upon the Partners and their legal representatives, heirs, successors and assigns of the Partners except as otherwise expressly provided in this Agreement.

ARTICLE XXIV

PRONOUNS.

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter genders.

ARTICLE XXV

CAPTIONS.

Captions and section headings contained in this Agreement are inserted for convenience only and in no way define, limit or extend the scope or intent of any provision of this Agreement.

ARTICLE XXVI

COUNTERPARTS.

This Agreement, and any amendment thereto, may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In addition, this Agreement, and any amendment thereto, may contain more than one counterpart of the signature page, and all such counterpart signature pages shall have the same force and effect as though all parties had signed a single signature page.

ARTICLE XXVII

COPY ON FILE.

Each Partner agrees that one original of this Agreement, or set of original counterparts, shall be held at the principal place of business of the Partnership and that there shall be distributed to each Partner a composite conformed copy of this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

GENERAL PARTNER: DEARBORN CAPITAL MANAGEMENT, L.L.C.

By:	Dearborn Capital Management, Ltd.,
its Managing Member

By:

David M. Kavanagh, its President

LIMITED PARTNERS:

A PPENDIX B

The top of this Subscription Agreement and the front of the prospectus are dated December 3, 2007. This material will expire no later than 9 months following that date. It may expire prior to the end of that 9-month period. Before using these documents you should confirm with your home office or Dearborn Capital Management, LLC that the document date is current (dial toll-free at 1-800-217-7955 or e-mail at funds@dearborncapital.com). Subscriptions using expired documents CANNOT be accepted.

Grant Park Futures Fund Limited Partnership

Instructions to Subscription Agreement and Power of Attorney

Dated: December 3, 2007

Any person considering subscribing for the units should carefully read and review a current prospectus.  The prospectus should be accompanied by the most recent monthly report of the Fund.

1.	(a) Check the box indicating Class A or B units. (b) Enter the total dollar amount to be invested and check the box if the Selling Firm Brokerage Account is to be debited for investment. (c) Check the box if this is an addition to an existing account and list Partner # in Section 1.

2.	Enter the investor’s Selling Firm Brokerage Account number on line 2.

3.	Enter the Social Security Number OR Taxpayer ID Number, as applicable, on line 3 and check the appropriate box to indicate ownership type. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered as well as the Social Security Number of the investor. Section 4 must be completed for all account types marked with an (*) in Section 3.

4.	Before any of the account types marked with an (*) in Section 3 can be established, Section 4 must be completed. Each subscribing investor must initial next to each paragraph on line 4.

5.	Enter the name of the investor on line 5. For UGMA/UTMA (Minor), enter the Minor name on line 5, followed by “Minor”, and enter the custodian name on line 6. For Corporations, Partnerships, and Estates, enter the entity name on line 5 and the Trustee(s) name(s) on line 6.

6.	Enter the legal address (which is the residence or domicile address used for tax purposes) of the investor on line 7 (no post office boxes). Line 7 must be completed.

7.	If the mailing address is different from the legal address, enter on line 8.

8.	If an IRA account, enter Custodian’s name and address on line 9.

9.	Grant Park Futures Fund Monthly Investor Statements are available on-line. Please check the box in line 10 if you wish to access the statement on-line and do not wish to receive a paper statement.

10.	Each investors must sign and date line 11. If it is a joint account, both investors must sign. In the case of IRA’s, the Custodian’s signature, as well as the investor’s signature, is required.

11.	The Financial Advisor must sign and date in Section 12. Some broker/dealers may also require the signature of an office manager.

12.	The Selling Firm name, Financial Advisor Name, Financial Advisor Code, Branch Code, Branch Address, Advisor E-mail and Advisor phone must be entered in Section 13.

The Client should return this Subscription Agreement and payment to his or her Financial Advisor’s office address.

Subscription agreements, payment, and any other required documents should be sent by the Financial Advisor to either:

1)	the Fund Administration office of the selling firm, if firm procedures require, or

2)	to the custodial firm if one is required (sending document early in the month is best if it is to reach the general partner before month end), or

3)	to Dearborn Capital Management/Grant Park Futures Fund, 555 W. Jackson Blvd., Suite 600, Chicago, IL, 60661.

If payment is being made by wire transfer, the Financial Advisor should contact either his or her firm’s Fund Administration Department or Dearborn’s Operations Department for instructions. Payments and Subscription documents must be received by the general partner AT LEAST FIVE BUSINESS DAYS prior to the end of the month. However, the selling firm’s Fund Administration Department may have an earlier cut-off for subscriptions.

If Financial Advisors have specific questions about the subscription process, please call the general partner’s Back Office at 800-217-7955, or your Fund Administration Department.

Dated: December 3, 2007

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

LIMITED PARTNERSHIP UNITS

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

c/o Dearborn Capital Management, L.L.C.

555 West Jackson Boulevard, Suite 600

Chicago, Illinois 60661

Dear Sir or Madam:

1. Subscription for Units. I hereby subscribe for the dollar amount of Limited Partnership Units (“units”) in Grant Park Futures Fund Limited Partnership (“Grant Park”) as set forth in this Subscription Agreement and Power of Attorney, at the net asset value per unit as set forth in the prospectus of Grant Park dated December 3, 2007 (the “prospectus”). I have (i) enclosed a check payable to “Grant Park Futures Fund Limited Partnership — Subscription Account,” in the full amount of my subscription, (ii) authorized a wire transfer to Grant Park’s account (as set forth in this Subscription Agreement and Power of Attorney) in the full amount of my subscription, or (iii) authorized my selling agent to debit my securities brokerage account in the full amount of my subscription. Dearborn Capital Management, L.L.C. (the “General Partner”), in its sole and absolute discretion, may accept or reject this subscription in whole or in part. Once submitted, all subscriptions are irrevocable.

2. Representations and Warranties of Subscriber. I have received the prospectus, the Third Amended and Restated Limited Partnership Agreement (each as supplemented by sticker supplements, if any) and the most recent monthly report of Grant Park for the class of units in which I am investing. I acknowledge that I am making the representations and warranties set forth in Appendix C to the prospectus, including the applicable requirements relating to net worth and annual income. If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney on behalf of the subscriber is duly authorized to execute such signature page. By signing the Subscription Agreement and Power of Attorney, I am not waiving any rights under the federal or state securities laws.

3. Power of Attorney. In connection with my purchase of units, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful attorney-in-fact, with full power of substitution, in my name, place and stead, (i) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of Grant Park, and (ii) to make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments that may be considered necessary or desirable by the General Partner to carry out fully the provisions of Grant Park’s Third Amended and Restated Limited Partnership Agreement, including, without limitation, the execution of said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my units.

4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after this Subscription Agreement and Power of Attorney has been submitted and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in Grant Park. I hereby acknowledge and agree that this Subscription Agreement and Power of Attorney shall be governed by and shall be interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflicts of laws, except for matters arising under federal or state securities laws (exclusive of Illinois securities laws).

PLEASE CAREFULLY READ AND COMPLETE THE REVERSE SIDE.

Dated: December 3, 2007

GRANT PARK FUTURES FUND

LIMITED PARTNERSHIP

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

IMPORTANT: READ INSTRUCTIONS AND REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney and by either (i) enclosing a check payable to “Grant Park Futures Fund Limited Partnership - Subscription Account,” (ii) authorizing a wire transfer in the investor’s name to Grant Park’s subscription account at Lake Forest Bank & Trust Company, Account No. 0000379735, ABA #071925334 or (iii) authorizing the Selling Agent to debit investor’s securities brokerage account in the amount set forth below, hereby subscribes for the purchase of units in Grant Park Futures Fund Limited Partnership (the “Fund”) at the net asset value per unit. The named investor further acknowledges receipt of the prospectus of Grant Park dated December 3, 2007 (supplemented by sticker supplements, if any), including Grant Park’s Third Amended and Restated Limited Partnership Agreement, the Subscription Agreement and Power of Attorney, the terms of which govern the investment in the units being subscribed for hereby. Section 4 must be completed for all account types marked with an (*) in Section 3.

1)	(a) Class of units:	☐ Class A Class A minimum for new investors: $200,000 for all account types. Subsequent investments must be at least $15,000 ($4,000 for employee benefit plans and IRAs).
☐ Class B Class B minimum for new investors: $5,000 ($1,000 for employee benefit plans and IRAs). Subsequent investments must be at least $1,000 for all account types.
	(b) Investment Amount: $__________________________________	☐ If payment is made by debit to investor’s securities brokerage account, check box
(c) ☐ Check here if this is an addition to an existing account. Limited Partner # ________________________ (Grant Park Limited Partner # appears on your monthly statement.)
2)	Selling Firm Brokerage Account #_____________________________________
(must be completed)

3)	Social Security Number _______ – _______ – _______ OR Tax ID Number__________ – _________________ Taxable Investors (check one):
☐	Individual Ownership	☐	Tenants in Common	☐	Estate*	☐	UGMA/UTM (Minor)
☐	Partnership*	☐	Joint Tenants with Right of Survivorship	☐	Trust*	☐	Other (specify)
☐	Corporation*	☐	Tenants in Entirety	☐	Community Property
Non-Taxable Investors (check one):
☐	IRA	☐	Roth IRA	☐	Pension*	☐	Defined Benefit*
☐	IRA Rollover	☐	SEP	☐	Profit Sharing*	☐	Other (specify)
(*Each line of section 4 should be initialed by each account owner for the account types indicated with “*” above)

4)	_______ _______ Initial(s)	The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase units in the Fund has the power, under its applicable charter or organizational documents, to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a limited partnership; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap and security futures contracts).
	_______ _______ Initial(s)	The undersigned investor(s) acknowledges that the Fund’s general partner, Dearborn Capital Management, L.L.C., has not been provided the investor’s charter or organizational documents as part of the Subscription documents, and that, accordingly, neither the Fund nor the general partner will make a review or interpretation of such documents.

5)	Account Title
6)
Individual(s) authorized to act on behalf of investor(s) (For Estates, Partnerships, Trusts, Corporations, Etc.)
7)	Resident Address
		Street (P.O. Box not acceptable)	City	State	Zip Code
8)	Mailing Address (if different)
		Street (P.O. Box not acceptable)	City	State	Zip Code
9)	Custodian Name and Legal Address
		Street (P.O. Box not acceptable)	City	State	Zip Code

10)	INVESTOR(S) MUST SIGN ☐ Please check box if you want to receive your monthly fund statement on-line. If you do not check this box, you will receive such statements via U.S. Postal Service.
11)
	X		X
		Signature of Investor Date		Signature of Joint Investor (if applicable) Date
	X		X
		Additional Signatures (if applicable) Date		Signature of Custodian (if applicable) Date

UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐

Under penalties of perjury, by signature above, I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust. If either (a) or (b) are true this form must be accompanied by Form W-8BEN.

12) FINANCIAL ADVISOR MUST SIGN

The undersigned Financial Advisor (“F.A.”) hereby certifies that: (1) he/she holds the appropriate securities licenses required by his/her Firm in order to offer and sell units in the Fund; (2) the F.A. has informed the person(s) named above of all pertinent facts relating to the liquidity and marketability of the units as set forth in the prospectus; (3) the F.A. has delivered to the person(s) named above a copy of the current prospectus on or before the date of this certification; and (4) the F.A. has reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such person(s’) age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments and any other information known by the F.A.) that; (a) the purchase of units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the applicable minimum income and net worth standard; (c) such person(s) can reasonably benefit from the investment based on such person’s(s’) overall investment objectives and portfolio structure; (d) such person(s) can bear the economic risks of the investment; and (e) such person(s) appears(s) to have an understanding of the fundamental risks of the investment (including than an investor may lose its entire investment), the restrictions on the liquidity and transferability of the units, and the general background and qualifications of the general partner and the trading advisors.

The Financial Advisor MUST sign below in order to substantiate compliance with FINRA Rule 2810.

X		X
	Financial Advisor Signature Date		Office Manager (if required by Selling Firm procedures) Date

13)	Selling Firm:	Branch Code:	F.A. Code:
(Please print clearly for proper credit. If you are a member of an advisor group please include the correct group names and number.)

F.A./Group Name:		F.A. Phone:
F.A. E-Mail:	F.A. E-Mail:	F.A. Fax:
Branch Address:
Street (P.O. Box not acceptable)	City	State Zip Code

A PPENDIX C

SUBSCRIPTION REQUIREMENTS

Notice: An investment in Grant Park is speculative and involves a high degree of risk. Please refer to the section of the prospectus entitled “Risk Factors” for a complete description of the material risks of an investment in Grant Park.

I.	SUBSCRIPTION PROCEDURES

To subscribe for limited partnership units in the Grant Park Futures Fund Limited Partnership (“Grant Park”), you must:

•

execute and deliver to the selling agent who solicited your subscription the subscription agreement and power of attorney, and any other documents needed (for example, fund, pension, corporate authorizations, as applicable); and

•

unless you intend to make payment by debiting your brokerage account with your selling agent, deliver to your selling agent a check in the full amount of the subscription payable to “Grant Park Futures Fund Limited Partnership, Subscription Account,” or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney.

The minimum investment in Class A units for existing Class A limited partners and their affiliates is $15,000, except for existing Class A limited partners that are eligible employee benefit plans and/or individual retirement accounts for which the minimum investment is $4,000. The minimum initial investment or investment commitment in Class A units for new investors is $200,000. Subsequent investments in Class A units for all Class A limited partners must be at least $15,000 or, in the case of additional investments in Class A units by employee benefit plans or individual retirement accounts, $4,000.

The minimum initial investment in Class B units is $5,000, except for eligible employee benefit plans and/or individual retirement accounts for which the minimum initial investment is $1,000. Subsequent investments in Class B units for all limited partners must be at least $1,000.

Any of these minimums may be waived by the general partner in its sole discretion. You will be required to reimburse Grant Park and Dearborn Capital Management, L.L.C., the general partner of Grant Park, for any expense or loss incurred as a result of the cancellation of your subscription for units due to your failure to deliver good funds in the amount of the subscription price.

By executing and delivering the subscription agreement and power of attorney, you irrevocably subscribe for Class A units or Class B units, as specified, at a price equal to the net asset value per unit of the class subscribed for as of the close of business on the last business day of the month in which your subscription is accepted, provided your subscription is received at least five business days prior to the month end. The general partner may accept or reject your subscription, in whole or in part, in its sole discretion. If your subscription is accepted, you agree to contribute your subscription to Grant Park and to be bound by the terms of the limited partnership agreement (a form of which is attached as Appendix A to Grant Park’s prospectus). By executing and delivering the subscription agreement and power of attorney, you will be deemed to have executed the limited partnership agreement.

II.	Representations and Warranties

As an inducement to the general partner to accept your subscription, you, by executing and delivering your subscription agreement and power of attorney, represent and warrant to Grant Park, the general partner, the clearing brokers and the selling agent who solicited your subscription as follows, as applicable:

1.	You are of legal age to execute the subscription agreement and power of attorney and are legally competent to do so. You acknowledge that you have received a copy of the prospectus, including the limited partnership agreement contained therein (as supplemented by sticker supplements, if any).

2.	All information that you have furnished to the general partner or that is set forth in the subscription agreement and power of attorney submitted by you is correct and complete as of the date of the subscription agreement and power of attorney, and if there should be any change in such information acceptance of your subscription, you will immediately furnish the revised or corrected information to the general partner.

3.	Unless paragraph 4 or 5 below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

4.	The subscription, if made as custodian for a minor, is a gift that you have made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

5.	If you are subscribing in a representative capacity, you have full power and authority to purchase the units and enter into and be bound by the subscription agreement and power of attorney on behalf of the entity for which you are purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the subscription agreement and power of attorney and become a limited partner pursuant to the limited partnership agreement.

6.	You either are not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”) or, if you are required to be so registered and to have such membership, are duly registered with the CFTC and are a member in good standing of the NFA.

7.	If you are acting on behalf of an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), the individual signing the subscription agreement and power of attorney on your behalf hereby further represents and warrants as, or on behalf of, the plan responsible for purchasing units (the “Plan Fiduciary”) that:

(a)	the Plan Fiduciary has considered an investment in Grant Park for such plan in light of the risks relating thereto;

(b)	the Plan Fiduciary has determined that, in view of such considerations, the investment in Grant Park is consistent with the Plan Fiduciary’s responsibilities under ERISA;

(c)	the plan’s investment in Grant Park does not violate and is not otherwise inconsistent with the terms of any legal document constituting the plan or any agreement thereunder;

(d)	the plan’s investment in Grant Park has been duly authorized and approved by all necessary parties;

(e)	none of the general partner, any trading advisor, any clearing brokers, any selling agent, or any of their respective affiliates, agents or employees (1) has investment discretion with respect to the investment of assets of the plan used to purchase units, (2) has authority or responsibility to or regularly gives investment advice with respect to the assets of the plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan and that such advice will be based on the particular investment needs of the plan, or (3) is an employer maintaining or contributing to the plan; and

(f)	the Plan Fiduciary (1) is authorized to make, and is responsible for, the decision to invest in Grant Park, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that plan investments be diversified so as to minimize the risks of large losses, (2) is independent of the general partner, the trading advisors, the clearing brokers, any selling agent and each of their respective affiliates, and (3) is qualified to make such investment decision.

You will, at the request of the general partner, furnish the general partner with such information as the general partner may reasonably require to establish that the purchase of the units by the plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

8.	If you are acting on behalf of a trust (the “Subscriber Trust”), the individual signing the subscription agreement and power of attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

9.	You have a net worth of at least $250,000, exclusive of home, furnishings and automobiles, or an annual gross income of at least $70,000 and a net worth, similarly calculated, of at least $70,000. If you are a resident of any of the following states, you must also meet the requirements set forth below for that state. Furthermore, in no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Grant Park. Net worth in all cases is exclusive of home, furnishings and automobiles. If you are a resident of the State of Kansas, it is recommended that you invest no more than 10% of your liquid net worth (i.e. that portion of your total net worth (total assets minus total liabilities) which is comprised of cash, cash equivalents and readily marketable securities) in units of Grant Park and other similar investments.

Alaska, Mississippi, Oklahoma, Oregon or South Dakota	Net worth of at least $225,000 or a net worth of at least $60,000 and an annual gross income of $60,000.

Arizona	Net worth of at least $225,000 or a net worth of at least $75,000 and an annual gross income of at least $75,000.

California	Net worth of at least $150,000 or net worth of at least $75,000 and an annual gross income of at least $50,000.

Iowa

Net worth (individually or joint with spouse) in excess of $1,000,000; or annual taxable income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years (Investors purchasing Class A units only). Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000 (Investors purchasing Class B units only).

Kansas

Kansas investors should limit their aggregate investment in units of Grant Park and other similar investments to not more than 10% of their liquid net worth. Liquid net worth is that portion of an investor’s total net worth (total assets minus total liabilities) which is comprised of cash, cash equivalents and readily marketable securities.

Maine	Net worth of at least $225,000, or net worth of $100,000 and an annual gross income of $100,000.

Massachusetts, Michigan, Missouri, Nebraska, North Carolina or Texas	Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

New Hampshire	Net worth of at least $250,000 or a net worth of at least $125,000 and an annual taxable income of at least $50,000.

Ohio

Net worth of at least $250,000 or a net worth of at least $70,000 and an annual income of at least $70,000; Ohio investors should limit their investment in units of Grant Park and securities of other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

Pennsylvania	Net worth of at least $175,000 or a net worth of at least $100,000 and annual taxable income of $50,000.

Tennessee	Net worth of at least $250,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

10.	You understand that the investment is not liquid, except in accordance with the redemption provisions of the limited partnership agreement, as amended from time to time.

11.	You acknowledge that due to anti-money laundering requirements operating in the United States, as well as Grant Park’s own internal anti-money laundering policies, Grant Park, the general partner and/or your selling agent may require further identification of you and the source of your subscription funds before your subscription agreement and power of attorney can be processed, subscription monies accepted, or request for redemption processed. Grant Park, the general partner, your selling agent and each of their respective principals, members, shareholders, directors, officers, and employees shall be held harmless and indemnified against any losses, expenses or liabilities arising as a result of a failure to process your subscription agreement and power of attorney or any request for redemption if you have not satisfactorily provided any information that has been required by an indemnified party. You further acknowledge that all subscription payments delivered to Grant Park must originate directly from a bank or brokerage account in your name. You represent and warrant that you are not involved in any anti-money laundering scheme and that acceptance by the general partner of your subscription agreement and power of attorney to subscribe for units in Grant Park, together with acceptance of the appropriate remittance, will not breach any applicable laws, rules and regulations designed to avoid money laundering, including the provisions of the Bank Secrecy Act of 1970, as amended. Specifically, you represent and warrant that all evidence of identity provided is genuine and all related information furnished, and to be furnished in the future, is accurate.

(a)	You represent and warrant that you are subscribing for units for your own account and own risk, and, unless you advise the general partner and your selling agent to the contrary in writings and identify with specificity supplementally each beneficial owner on whose behalf you are acting, you represent that you are not acting as a nominee for any other person or entity, and no other person or entity will have a beneficial or economic interest in your units. You also represent that you do not have the present intention or obligation to sell, distribute or transfer the units, directly or indirectly, to any other person or entity or to any nominee account.

(b)

If you are (i) acting as trustee, agent, representative or disclosed nominee for another person or entity, or (ii) an entity investing on behalf of underlying investors, other than a publicly traded company listed on an organized exchange (or a subsidiary or a pension fund of such a company) based in a Financial Action Task Force (“FATF”) Compliant Jurisdiction (the persons, entities and underlying investors referred to in (i) and (ii) being referred to collectively as the “Beneficial Owners”), you represent and warrant that:

(A)	You understand and acknowledge the representations, warranties and agreements made in this paragraph 11 are made by you (i) with respect to you, and (ii) with respect to the Beneficial Owners;

(B)	You have all requisite power and authority from the Beneficial Owners to execute and perform the obligations under the subscription agreement and power of attorney;

(C)	You have adopted and implemented anti-money laundering policies, procedures and controls that comply with, and will continue to comply in all respects with, the requirements of applicable anti-money laundering laws and regulations; and

(D)	You have established the identity of or have access to all Beneficial Owners, hold evidence of or have access to such identities, and (i) will make such information available to the general partner and /or your selling agent upon request, or (ii) will provide a certificate signed by you or by a senior officer of you with respect to your compliance with the anti-money laundering policies, procedures and controls, and, in either case, have procedures in place to ensure that no Beneficial Owner is a Prohibited Investor.

(c)	You represent and warrant that, to the best of your knowledge and belief, neither you, any Beneficial Owners nor any person controlling, controlled by, or under common control with any such Beneficial Owners, nor any person having a beneficial or economic interest in any such Beneficial Owners, is a Prohibited Investor or, unless disclosed to the general partner and your selling agent in writing, a Senior Foreign Political Figure or a member of the Immediate Family or a Close Associate of a Senior Foreign Political Figure, and you are not investing and will not invest in Grant Park on behalf or for the benefit of any Prohibited Investor. You agree promptly to notify the general partner and your selling agent of any change in information affecting the representations and warranties in this paragraph II.

(d)	You represent and warrant that the funds being used to make this investment are not derived from any unlawful or criminal activities.

(e)	For purposes of this paragraph II, the following terms shall have the following meanings:

•

Close Associate of a Senior Foreign Political Figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

•	FATF-Compliant Jurisdiction is a jurisdiction that (i) is a member in good standing of FATF and (ii) has undergone two rounds of FATF mutual evaluations.*

•	FATF means the Financial Action Task Force on Money Laundering.

•

Foreign Bank means an organization that (i) is organized under the laws of a non-U.S. country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a non-U.S. bank.

•

Foreign Shell Bank means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate. Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

•	Immediate Family of a Senior Foreign Political Figure typically includes such person’s parents, siblings, spouse, children and in-laws.

•

Non-Cooperative Jurisdiction means any non-U.S. country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.**

•

Physical Presence means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

•

Prohibited Investor means (i) a person or entity whose name appears on the various lists issued and maintained by the U.S. Office of Foreign Assets Control (“OFAC”), including the List of Specially Designated Nationals and Blocked Persons, the Specially Designated Terrorists List and the Specially Designated Narcotics Traffickers List;*** (ii) a Foreign Shell Bank; or (iii) a person or entity who is a citizen or resident of, or which is located in, or whose subscription funds are transferred from or through, a Foreign Bank in a Non-Cooperative Jurisdiction or Sanctioned Regime.

•

Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

•

Sanctioned Regimes means targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers in respect of which OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals.****

•

Senior Foreign Political Figure means a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

*	For a current list of FATF-compliant jurisdictions refer to the Financial Action Task Force website, http://www1.oecd.org/fatf/NCCT_en.htm

**	The list of Non-Cooperative Countries and Territories is amended periodically. For a current list of Non-Cooperative Countries and Territories, refer to the Financial Action Task Force website, http://www1.oecd.org/fatf/NCCT_en.htm

***	The OFAC lists may be found at the OFAC website: http://www.treas.gov/ofac

****	As of the date of the prospectus, OFAC has imposed sanctions upon the following regimes: the Balkans, Belarus, Burma (Myanmar), Cote d’Ivoire (Ivory Coast), Cuba, Democratic Republic of the Congo, Iran, Iraq, Former Liberian Regime of Charles Taylor, North Korea, Sudan, Syria and Zimbabwe.

A PPENDIX D

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

REQUEST FOR REDEMPTION

1)	Limited Partner Number: and Selling Firm Brokerage Account Number:

2)	Social Security Number - - OR Tax ID Number -

3)	Redemption Type:	☐ Full Redemption ☐ Partial Redemption*: $ OR Units
(*Specify partial dollar amount or partial number of units to be redeemed.)

4)	Account Title:	5) Selling Firm:

6)	FA Name: 7) FA Code: 8) FA Phone:

9)	Branch Address:
		Street	City State	Zip Code
**ALL REDEMPTION PROCEEDS WILL BE REMITTED TO THE INVESTOR’S BROKERAGE ACCOUNT IN THE NAME OF THE INVESTOR AT THE SELLING FIRM UNLESS OTHERWISE INDICATED BELOW. ALL REDEMPTION PROCEEDS IN AN IRA ACCOUNT WILL BE REMITTED TO THE CUSTODIAN OF RECORD.

10)	Check One:

☐ Please remit the proceeds of this redemption to the Selling Firm Brokerage Account indicated above.
☐ Please return the proceeds of this redemption to the address below.*

*Mailing Address:
			City State	Zip Code

11)	I hereby request the redemption specified above to occur at the month end of ___________________, __________________ as set forth in the Third

(Month) (Year)

Amended and Restated Limited Partnership Agreement of Grant Park Futures Fund Limited Partnership (“Grant Park”). (Specify the month-end in which you want the redemption to occur. If no month is specified, it will be assumed that the limited partner wishes that the redemption to occur as of the next available Redemption Date.)

I understand that a limited partner may cause any of its units to be redeemed by Grant Park for an amount equal to the net asset value per applicable unit as of the close of business on the last business day of any calendar month (the “Redemption Date”) if at least 10 days prior to the Redemption Date, or at an earlier date if required by its selling agent, Dearborn Capital Management, L.L.C. (the “General Partner”) receives a written request for redemption indicating the number or dollar amount of units the limited partner wishes to redeem. I understand that Class A limited partners will not pay a fee in order to cause Grant Park to redeem all or any part of their investment, other than incentive fees and other accrued expenses, as described in the prospectus. I also understand that Class B limited partners will pay no redemption fees, except that Class B limited partners who redeem units prior to the one year anniversary of their subscription for the redeemed units will pay the General Partner an early redemption fee. This early redemption fee will be based on the net asset value of the redeemed units as of the close of business on the Redemption Date and will be calculated as follows: 3.5% of the net asset value of the redeemed units on or before the third month-end; 2.625% of the net asset value of the redeemed units on or before the sixth month-end; 1.75% of the net asset value of the redeemed units on or before the ninth month-end; and 0.875% of the net asset value of the redeemed units after the ninth month-end and before the one-year anniversary.

I understand that the units will be redeemed on a “first-in, first-out” basis, such that the redeemed units will be deemed to have been acquired on the redeeming limited partner’s earliest subscription date for which units have not yet been redeemed. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the units to which this Request for Redemption relates, with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Limited Partners Only

Under penalties of perjury, by signature below, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of Section 3406(a)(1)(c) of the Internal Revenue Code.

Non-United States Limited Partners Only

Under penalties of perjury, by signature below, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor that is not an individual), the investor is not a United States corporation, partnership, estate or trust.

12)	INVESTOR(S) MUST SIGN SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED.

X		X
	Signature of Investor Date		Signature of Joint Investor (if applicable) Date

X		X
	Additional Signatures (if applicable) Date		Signature of Custodian (if applicable) Date

Please return completed original no later than 10 business days prior to month end (or at an earlier date if required by your Selling Agent) to:

Grant Park Futures Fund, LP c/o

Dearborn Capital Management, LLC

555 West Jackson Blvd, Suite 600

Chicago, IL 60661

D-1

A PPENDIX E

GLOSSARY

The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

Administrator. An official or agency administering the securities laws of a state.

Affiliate. An affiliate of a person is (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person, (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person, (c) any person, directly or indirectly, controlling, controlled by or under common control of such person, (d) any officer, director or partner of such person, or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

Allocated Net Assets. The portion of Grant Park’s net assets allocated to a trading advisor and subject to that trading advisor’s investment discretion (including any notional funds), together with any appreciation or depreciation in such assets adjusted proportionally for new capital contributions, redemptions or capital distributions, if any.

CEA. Commodity Exchange Act, as amended.

CFMA. Commodity Futures Modernization Act of 2000.

CFTC. Commodity Futures Trading Commission. An independent regulatory commission of the U.S. government empowered to regulate futures transactions and other commodity interest transactions under the CEA.

CASAM CISDM Commodity Trading Advisor Asset Weighted Index. A dollar weighted index named after the University of Massachusetts Center for International Securities and Derivatives Markets that includes the performance of commodity trading advisors that have the objective of speculative trading profits. The CASAM CISDM Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The CASAM CISDM Index is not the same as an investment in Grant Park, as it is more broadly diversified across a much greater number of trading programs. Furthermore, Grant Park may perform quite differently than the CASAM CISDM Index, just as, for example, an individual stock may perform quite differently from the S&P 500 Index.

Clearing Broker. Any person who engages in the business of effecting commodity interest transactions for the accounts of others or for its own account and who has been appointed by the general partner to act as a clearing broker on behalf of Grant Park. Currently, Grant Park’s clearing brokers are MF Global Inc. and UBS Financial Services Inc.

Commodity. Refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments that have been selected as appropriate vehicles for trading on various national and international exchanges or markets located in principal marketing and commercial areas.

Commodity Interest. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or other contract or transaction described in this prospectus the value of which is tied to an underlying commodity.

Daily Price Fluctuation Limit. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract or options on futures contract that can occur on an exchange on a given day in relation to the previous day’s settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed outside the U.S.

Delivery. The process of satisfying a futures contract, option on a commodity or a forward contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

Draw-down. Losses experienced by the composite record over a specified period. Draw-downs are measured on the basis of month-end net asset values only.

EFP. Exchange for physical. An EFP transaction involves the spot purchase or sale of a commodity in conjunction with the offsetting sale or purchase of a corresponding futures contract involving the same or equivalent commodity, without making an open competitive trade on an exchange as permitted by exchange rules.

ERISA. Employee Retirement Income Security Act of 1974, as amended.

ERISA Plan. Employee benefit plan governed by ERISA.

FCM. Futures commission merchant.

Forward Contract. A contract relating to the purchase and sale of a commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange, and in that it is not uniform and contains terms and conditions specifically negotiated by the parties.

Futures Contract. A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or for cash settlement. Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time. It is important to note that trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price, or by offsetting the contractual obligation with a countervailing contract on the same or a linked exchange prior to delivery.

HFRI Fund Weighted Composite Index. The Hedge Fund Research Institute’s Hedge Fund Weighed Composite Index is an internationally-recognized benchmark comprised of over 2,000 funds from the internal HFR Database. HFRI Fund Weighted Composite Index is an equal-weighted return of all funds in the HFR Monthly Indices, excluding HFRI Fund of Funds Index. This is a broad-based index comprising a wide variety of hedge fund strategies. Any specific hedge fund may perform quite differently than the index. This index differs from Grant Park significantly in that it encompasses such a wide variety of trading styles and market sectors.

IRA. Individual Retirement Account.

Lehman Brothers Long Government Bond Index. Index consists of various government bonds with maturities of 10 years or greater. Total return comprises price appreciation/depreciation and income as a percentage of the original investment. The index is rebalanced monthly by market capitalization.

Long Contract. A contract to accept delivery of (i.e., to buy) a specified amount of a commodity at a future date at a specified price.

Margin. Good faith deposits with a clearing broker to assure fulfillment of a purchase or sale of a futures contract or, in certain cases, forward or option contract. Commodity interest margins do not usually involve the payment of interest. Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader’s account may decline before the trader must deliver additional margin.

Margin Call. A demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular exchange or a clearing broker.

Morgan Stanley Capital International Europe, Australasia, Far East Index (MSCI EAFE Index). A capitalization-weighted index that is designed to measure the investment returns of developed economies outside of North America. The index includes publicly traded stocks from 21 countries that are divided into industry groups, with representative stocks selected from each industry group. Cross-ownership is tracked to ensure that the market weight given each company is accurate.

NASAA. North American Securities Administrators Association, Inc.

NASAA Guidelines. The Guidelines for the Registration of Commodity Pool Programs imposed by NASAA.

NASDAQ Composite Index. An index that measures all NASDAQ domestic and non-U.S. based common stocks listed on the NASDAQ Stock Market (currently over 3,000 companies). The index is market-value weighted. This means that each company’s stock affects the index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the index.

NAV. Net asset value. Net asset value as of a specified time with respect to any class of units or of Grant Park as a whole equals the value of the net assets attributable to such class or of Grant Park, as applicable, as of that time.

NFA. National Futures Association. A self-regulatory organization for commodity interest professionals.

Net Assets. The total assets attributable to any class of units or of Grant Park, as applicable, including all cash, plus Treasury securities at accrued interest and the market value of all open commodity interest positions attributable to such class or of Grant Park, less all liabilities attributable to such class or of Grant Park, determined in accordance with generally accepted accounting principles (GAAP).

Net Asset Value per Unit. Net asset value of a class of units divided by the aggregate number of units of such class outstanding.

Net Worth. The excess of total assets over total liabilities as determined in accordance with GAAP. Net worth is determined exclusive of home, home furnishings and automobiles.

New Trading Profits. The excess, if any, of the value of the trading advisor’s allocated net assets as of the end of a quarter over the value of the trading advisor’s allocated net assets as of the end of the most recent prior quarter in which an incentive fee was paid to the trading advisor.

Notional Funds. The difference between the nominal size of an account as agreed between a trading advisor and the client and the actual amount of cash funds held in the client’s account at the clearing broker. Notional funds has the same meaning as notional equity.

Open Position. A contractual commitment arising under a commodity interest contract that has not been extinguished by an offsetting trade or by delivery.

Option. A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity, futures contract or forward contract underlying the option.

Organization and Offering Expenses. All expenses incurred by Grant Park in connection with and in preparing any class of units for registration and subsequently offering and distributing the units to the public, including, but not limited to, total selling agent, underwriting and brokerage discounts and commissions (including fees of the selling agent’s or underwriter’s attorneys), expenses for printing, engraving, mailing, salaries of the general partner’s employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the units under federal and state law, including taxes and fees, accountants’ and attorneys’ fees, to the extent applicable.

Person. Any natural person, partnership, corporation, association or other legal entity.

Pit Brokerage Fees. Includes floor brokerage, clearing fees, NFA fees and exchange fees.

Pyramiding. A method of using all or a part of an unrealized profit in a commodity interest contract position to provide margin for any additional commodity interest contracts of the same or related commodities.

Round-turn Transaction. The process of opening an investment in a commodity interest by taking a position together with the process of closing out that investment by undertaking an offsetting transaction.

Round-turns per Million. Measures the frequency with which a trading advisor initiates and subsequently closes out a market position on an average million-dollar account.

SEC. Securities and Exchange Commission.

Selling Agent. Any broker-dealer that is engaged by the general partner to offer and sell the units to prospective investors. Currently, Grant Park’s lead selling agents are UBS Financial Services Inc., A.G. Edwards & Sons, Inc., and Oppenheimer & Co. Inc. The general partner may engage additional selling agents.

Settlement Price. The closing price for futures contracts in a particular commodity established by the clearing organization or exchange after the close of each day’s trading.

Short Contract. A contract to make delivery of (i.e., to sell) a specified amount of a commodity at a future date at a specified price.

Speculative Position Limit. The maximum number of speculative futures or option contracts in any one commodity (on one contract market), imposed by the CFTC or a U.S. futures exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

Sponsor. Any person directly or indirectly instrumental in organizing Grant Park or any person who will manage or participate in the management of Grant Park, including any clearing broker who pays any portion of the organization and offering expenses of Grant Park, and the general partner and any other person who regularly performs or selects the persons who performs service for Grant Park. The term “sponsor” does not include wholly independent third parties such as any attorneys, accountants, selling agents and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term “sponsor” shall be deemed to include its affiliates. Grant Park’s sole sponsor is Dearborn Capital Management, L.L.C.

Spot Contract. A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity, usually with a two-day settlement. Spot contracts are not uniform and are not exchange traded.

Spread or Straddle. A trading strategy involving the simultaneous buying and selling of contracts on the same commodity interest but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

Standard & Poor’s 500 Total Return Index (S&P 500 Index). A weighted index consisting of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity and stability. The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy. The Total Return calculation includes the price-plus-gross cash dividend return.

Standard Deviation. Standard deviation measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Sharpe Ratio. A return/risk measure developed by William Sharpe. Return (numerator) is defined as the incremental average return of an investment over the risk free rate. Risk (denominator) is defined as the standard deviation of the investment returns.

Swap Contract. A transaction that generally involves contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts generally are not uniform and not exchange traded.

Time Horizon. Refers to the average trading length of a market position held in the trading advisor’s system.

Trading Advisor. Any person who for consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of commodity interests and who has been appointed to act as a trading advisor for Grant Park. Currently, Grant Park’s trading advisors are Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Company, Graham Capital Management, L.P., Winton Capital Management Limited, and Welton Investment Corporation.

Unrealized Profit or Loss. The profit or loss that would be realized on an open position if it were closed out at the current settlement price.

Valuation Date. The date as of which the net assets of any class of units or of Grant Park are determined.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The general partner will continue to advance Grant Park’s organization and offering expenses, as described in the prospectus, for which it will be reimbursed by Grant Park in monthly installments throughout the offering period at a rate of up to 1.0% per annum of the average month-end net assets of Grant Park. Offering expenses related to the initial offering and the continuing offering prior to the date of the prospectus included in this Registration Statement have been incurred. Such expenses are not reflected in the figures below. Grant Park has borne, and will continue to bear, all ongoing operating expenses subject to a maximum charge for such expenses of 0.25% of the average net assets of Grant Park per year. The following is an estimate of the offering expenses for the next twelve-month period:

Amount
Blue Sky expenses	$100,000
Accountants’ fees and expenses	100,000
Legal fees and expenses	150,000
Printing expenses	50,000
Miscellaneous expenses	25,000

Total	$425,000

Item 14.	Indemnification of Directors and Officers

Article X of the registrant’s Third Amended and Restated Limited Partnership Agreement (attached as Appendix A to the prospectus which forms a part of this Registration Statement) provides that the registrant will indemnify and hold harmless the general partner and its members, directors, officers, employees and agents from and against any loss, expense or other liability (including reasonable attorneys’ fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of the registrant, provided that: (1) the general partner has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the registrant, (2) the general partner was acting on behalf of, or performing services for, the registrant, and (3) the loss or liability was not the result of negligence or misconduct by the general partner or its affiliates. Grant Park may only advance funds to the general partner and/or its members, directors, officers, employees and agents under this indemnity if (a) the legal action relates to acts or omissions relating to the performance of duties or services on behalf of Grant Park, (b) the legal action is initiated by someone other than a limited partner, or if initiated by a limited partner, the court approves the advance, and (c) the general partner and/or its members, directors, officers, employees and agents, as the case may be, agree to reimburse Grant Park for the amount of the advance plus interest if the legal action is subsequently deemed not to give rise to indemnification. Any indemnification of the general partner is recoverable only from the assets of the registrant and not from the limited partners. Nevertheless, the registrant shall not indemnify the general partner for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless the indemnification complies with the requirements for indemnification set forth in the NASAA Guidelines.

No indemnity by the registrant will increase the liability of any limited partner beyond the amount of the limited partner’s capital contribution and profits, if any, in the registrant.

Item 15.	Recent Sales of Unregistered Securities

Not applicable.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

1.1	Form of Selling Agreement among the registrant, Dearborn Capital Management, L.L.C. and the lead selling agents.(3)

1.2	Form of Additional Selling Agent Agreement among the registrant, Dearborn Capital Management, L.L.C. and the additional selling agents.(3)

3.1	Third Amended and Restated Limited Partnership Agreement of the registrant (attached to the prospectus as Appendix A).

3.2	Certificate of Limited Partnership of the registrant.(3)

5.1	Opinion of Vedder, Price, Kaufman & Kammholz, P.C. relating to the legality of the units.(2)

8.1	Opinion of Vedder, Price, Kaufman & Kammholz, P.C. with respect to federal income tax consequences.(2)

10.1	First Amended and Restated Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and Rabar Market Research, Inc.(3)

10.2	First Amended and Restated Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and EMC Capital Management, Inc.(3)

10.3	First Amended and Restated Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and Eckhardt Trading Company.(3)

10.4	Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and Graham Capital Management, L.P.(3)

10.5	Commodity Advisory Agreement among Dearborn Select Master Fund, SPC acting for the account of Winton Segregated Portfolio — Class GP, Dearborn Capital Management, L.L.C. and Winton Capital Management Limited.(4)

10.6	Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and Welton Investment Corporation.(5)

10.7	Subscription Agreement and Power of Attorney (attached to the prospectus as Appendix B).

10.8	Request for Redemption Form (attached to the prospectus as Appendix D).

23.1	Consent of Vedder, Price, Kaufman & Kammholz, P.C. (included in Exhibits 5.1 and 8.1).

23.2	Consent of McGladrey & Pullen LLP.(1)

(1)	Filed herewith.
(2)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-119338) and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-104317) and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2005 and incorporated herein by reference.

(b)	Financial Statement Schedules

Financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17.	Undertakings

(a)	The registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 30th day of November, 2007.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

By: Dearborn Capital Management, L.L.C. its general partner

By:	/s/ David M. Kavanagh
David M. Kavanagh President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in their capacities as officers of Dearborn Capital Management, L.L.C., the general partner of the registrant on November 30, 2007.

Signature	Title

/s/ David M. Kavanagh David M. Kavanagh	President (principal executive officer)

/s/ Maureen O’Rourke Maureen O’Rourke	Chief Financial Officer (principal financial and accounting officer)

/s/ Efim Tkatchew Efim Tkatchew	Chief Operating Officer

S-1

EXHIBIT INDEX

Exhibit	Description
1.1	Form of Selling Agreement among the registrant, Dearborn Capital Management, L.L.C. and the lead selling agents.(3)

1.2	Form of Additional Selling Agent Agreement among the registrant, Dearborn Capital Management, L.L.C. and the additional selling agents.(3)

3.1	Third Amended and Restated Limited Partnership Agreement of the registrant (attached to the prospectus as Appendix A).

3.2	Certificate of Limited Partnership of the registrant.(3)

5.1	Opinion of Vedder, Price, Kaufman & Kammholz, P.C. relating to the legality of the units.(2)

8.1	Opinion of Vedder, Price, Kaufman & Kammholz, P.C. with respect to federal income tax consequences.(2)

10.1	First Amended and Restated Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and Rabar Market Research, Inc.(3)

10.2	First Amended and Restated Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and EMC Capital Management, Inc.(3)

10.3	First Amended and Restated Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and Eckhardt Trading Company.(3)

10.4	Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and Graham Capital Management, L.P.(3)

10.5	Commodity Advisory Agreement among Dearborn Select Master Fund, SPC acting for the account of Winton Segregated Portfolio — Class GP, Dearborn Capital Management, L.L.C. and Winton Capital Management Limited.(4)

10.6	Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and Welton Investment Corporation.(5)

10.7	Subscription Agreement and Power of Attorney (attached to the prospectus as Appendix B).

10.8	Request for Redemption Form (attached to the prospectus as Appendix D).

23.1	Consent of Vedder, Price, Kaufman & Kammholz, P.C. (included in Exhibits 5.1 and 8.1).

23.2	Consent of McGladrey & Pullen LLP.(1)

(1)	Filed herewith.
(2)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-119338) and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-104317) and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference.
(5)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2005 and incorporated herein by reference.